As filed with the U.S. Securities and Exchange Commission on June 8, 2026

Registration No. 333-296211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOMA Royalty Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	2834	52-2154066
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310

Emeryville, CA 94608

(510) 204-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Owen Hughes

President, Secretary and Treasurer

XOMA Royalty Holdings Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

(510) 204-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, CA 94111 (415) 393-8373	Jeffrey Trigilio Chief Financial Officer XOMA Royalty Corporation 2200 Powell Street, Suite 310 Emeryville, CA 94608 (510) 204-7200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in the accompanying proxy statement/prospectus is not complete and may be changed. A registration statement relating to the securities described in the accompanying proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The accompanying proxy statement/prospectus does not constitute an offer to sell or the solicitation of any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED JUNE 8, 2026

MERGER AND REORGANIZATION PROPOSALS—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

On April 27, 2026, XOMA Royalty Corporation, a Nevada corporation (the “Company” or “XOMA Royalty”), Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), and Flex Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 to the Agreement and Plan of Merger on May 16, 2026, by and among XOMA Royalty, Parent, Merger Sub and XOMA Royalty Holdings Corporation, a Nevada corporation and wholly owned subsidiary of XOMA Royalty (“HoldCo”), as it may be amended from time to time (as amended, the “Merger Agreement”). Pursuant to the terms and subject to the conditions of the Merger Agreement, including, without limitation, effecting the Holding Company Reorganization (as defined below), Merger Sub will merge with and into HoldCo (the “Merger”), with HoldCo surviving the Merger as a wholly owned subsidiary of Parent. Following the Holding Company Reorganization, unless the context otherwise requires, all references in this letter to the “Company” or “XOMA Royalty” refer to HoldCo. Following the Holding Company Reorganization, HoldCo will assume all obligations of the Company under the Merger Agreement.

Pursuant to the Merger Agreement, at the time the Merger becomes effective (the “Effective Time”), each share of common stock, par value $0.0075 per share (the “common stock”), of the Company (the “Shares”) issued and outstanding immediately prior to the Effective Time (other than certain Shares to be cancelled pursuant to the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement)) will be automatically converted into the right to receive (i) $39.00 per Share in cash, without interest, and subject to deduction for any required withholding tax, plus (ii) one contingent value right (a “CVR”) representing a contractual right to receive contingent cash payments, if any, derived from the net proceeds of a pending litigation against Janssen Biotech, Inc. (the “Janssen Litigation”), which payments, if any, will be made by a newly formed Delaware statutory liquidating trust (the “CVR Trust”) out of distributions, if any, made by XOMA Royalty LLC to the CVR Trust (clauses (i) and (ii) collectively, the “Merger Consideration”). The CVRs are highly contingent, non-transferable except in limited circumstances, will not be listed or traded, may have no value and may never result in any payment. For a more detailed description of the CVRs, the Janssen Litigation, related risks and U.S. federal income tax consequences, see sections titled “Contingent Value Rights,” “Risk Factors—Risks Related to the CVRs” and “U.S. Federal Income Tax Consequences of the Merger” beginning on pages 92, 23 and 104, respectively, of the accompanying proxy statement/prospectus.

In addition, pursuant to the Merger Agreement, prior to the Effective Time, each 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share (the “Series A Preferred Stock”) and 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share (the “Series B Preferred Stock”, together with the Series A Preferred Stock, the “Perpetual Preferred Stock” and collectively with the Series X Preferred Stock, par value $0.05 per share, the “Company Preferred Stock”), shall be redeemed in accordance with the terms of the applicable certificate of designation governing such Perpetual Preferred Stock, including payment of all accrued and unpaid dividends thereon through the date of such redemption.

The Merger Agreement also specifies the treatment of the Company’s outstanding equity awards and warrants in connection with the Merger.

Prior to the Effective Time, XOMA Royalty will effect a holding company reorganization (the “Holding Company Reorganization”) pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”), including Chapter 92A thereof, pursuant to the Agreement and Plan of Merger, to be entered into by and among XOMA Royalty, HoldCo and XRH Merger Sub, Corp., a Nevada corporation and a wholly owned subsidiary of HoldCo (“HoldCo Merger Sub”) (the “HoldCo Reorganization Merger Agreement”), whereby (i) HoldCo Merger Sub will merge with and into XOMA Royalty, with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo and HoldCo becoming the holding company of XOMA Royalty, (ii) each Share issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of common stock of HoldCo, having the same rights, powers and preferences as such Share, (iii) each share of Company Preferred Stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of a corresponding series of preferred stock of HoldCo, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as such share of Company Preferred Stock, and (iv) each Company equity-based award outstanding immediately prior to the effectiveness of the Holding Company Reorganization will be automatically converted into a corresponding award with respect to shares of HoldCo common stock on the same terms and conditions.

XOMA Royalty common stock is listed on The Nasdaq Global Market under the symbol “XOMA,” the Series A Preferred Stock is listed on The Nasdaq Global Market under the symbol “XOMAP,” and XOMA Royalty’s depositary shares, each representing a 1/1000th fractional interest in a share of the Series B Preferred Stock, are listed on the Nasdaq Global Market under the symbol “XOMAO.”

XOMA Royalty will hold a special meeting of its stockholders in connection with the Merger and the Holding Company Reorganization (the “Special Meeting”).

At the Special Meeting, XOMA Royalty stockholders will be asked to consider and vote on (1) a proposal to approve the Merger Agreement (the “Merger Agreement Proposal”), (2) a proposal to approve the Holding Company Reorganization, including the HoldCo Reorganization Merger Agreement (the “Holding Company Reorganization Proposal”), (3) a non-binding, advisory proposal to approve the compensation that may be paid or become payable by XOMA Royalty to its named executive officers in connection with the Merger Agreement and the transactions contemplated therein (the “Compensation Proposal”), and (4) a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or the Holding Company Reorganization Proposal. The XOMA Royalty board of directors recommends that XOMA Royalty stockholders vote “FOR” each of the proposals to be considered at the Special Meeting.

The Merger Agreement requires, as a condition to closing of the Merger and the other transactions contemplated by the Merger Agreement, that XOMA Royalty stockholders approve the Merger Agreement Proposal and the Holding Company Reorganization Proposal. Your vote on these matters, as well as other proposals, is very important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting electronically, please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by voting online as described in the instructions included with your proxy card.

The accompanying proxy statement/prospectus provides you with important information about the Special Meeting, the Merger, the Holding Company Reorganization, and each of the proposals. We encourage you to read the entire document carefully, in particular the “Risk Factors” section beginning on page 18 of the accompanying proxy statement/prospectus for a discussion of risks relevant to the Merger and the Holding Company Reorganization.

We look forward to the successful completion of the Merger and the Holding Company Reorganization.

Sincerely,

/s/ Owen Hughes
Owen Hughes Chief Executive Officer XOMA Royalty Corporation

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger or the Holding Company Reorganization or determined if the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated as of, and is first being mailed to the stockholders of XOMA Royalty on or about June 10, 2026.

2200 Powell Street, Suite 310

Emeryville, CA 94608

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF XOMA ROYALTY CORPORATION

TO BE HELD ON JULY 13, 2026

To the Stockholders of XOMA Royalty Corporation:

NOTICE IS HEREBY GIVEN that XOMA Royalty Corporation (the “Company” or “XOMA Royalty”) will hold a virtual special meeting of its stockholders (the “Special Meeting”) at the Special Meeting website, at www.virtualshareholdermeeting.com/XOMA2026SM, on July 13, 2026, beginning at 9:00 a.m., Pacific Time, for the purpose of considering and voting on the following proposals:

(1) to approve the Agreement and Plan of Merger, dated April 27, 2026, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated May 16, 2026 (as it may be amended from time to time), by and among XOMA Royalty, Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), Flex Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”) and XOMA Royalty Holdings Corporation, a Nevada corporation and wholly owned subsidiary of XOMA Royalty (“HoldCo”), a copy of which is included as Annex A to the accompanying proxy statement/prospectus (as amended, the “Merger Agreement”), pursuant to which, and upon the terms and subject to the conditions thereof, including without limitation, effecting the Holding Company Reorganization (as defined below) and pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”), including Chapter 92A thereof, Merger Sub will merge with and into HoldCo (the “Merger”), with HoldCo surviving the Merger as a wholly owned subsidiary of Parent (the “Merger Agreement Proposal”);

(2) to approve an Agreement and Plan of Merger to be entered into by and among XOMA Royalty, HoldCo and XRH Merger Sub, Corp., a Nevada corporation and a wholly owned subsidiary of HoldCo (“HoldCo Merger Sub”) (the “HoldCo Reorganization Merger Agreement”), a copy of which is included as Annex B to the accompanying proxy statement/prospectus, pursuant to which, prior to the Effective Time and upon the terms and subject to the conditions thereof, XOMA Royalty will effect a holding company reorganization (the “Holding Company Reorganization”) pursuant to the applicable provisions of the NRS, including Chapter 92A thereof, whereby (i) HoldCo Merger Sub will merge with and into XOMA Royalty, with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo and HoldCo becoming the holding company of XOMA Royalty, (ii) each share of XOMA Royalty common stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of common stock of HoldCo, having the same rights, powers and preferences as such share, (iii) each share of XOMA Royalty preferred stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of a corresponding series of preferred stock of HoldCo, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as such share of XOMA Royalty preferred stock, and (iv) each Company equity-based award outstanding immediately prior to the effectiveness of the Holding Company Reorganization will be automatically converted into a corresponding award with respect to shares of HoldCo common stock, on the same terms and conditions, pursuant to the HoldCo Reorganization Merger Agreement (the “Holding Company Reorganization Proposal”);

(3) to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by XOMA Royalty to its named executive officers in connection with the Merger Agreement and the transactions contemplated therein (the “Compensation Proposal”); and

(4) to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or the Holding Company Reorganization Proposal (the “Adjournment Proposal”).

XOMA Royalty will transact no other business at the Special Meeting. The accompanying proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A and the HoldCo Reorganization Merger Agreement attached thereto as Annex B, contains further information with respect to these matters.

Only holders of record of XOMA Royalty common stock at the close of business on June 5, 2026 (the “record date”) are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

The XOMA Royalty board of directors (the “XOMA Royalty Board”) has approved and declared advisable (i) the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger Agreement Proposal, on the terms and subject to the conditions set forth in the Merger Agreement and (ii) the HoldCo Reorganization Merger Agreement, the Holding Company Reorganization and the other transactions contemplated therein, including the Holding Company Reorganization Proposal, on the terms and subject to the conditions set forth in the HoldCo Reorganization Merger Agreement. The XOMA Royalty Board recommends that XOMA Royalty stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Holding Company Reorganization Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of XOMA Royalty common stock you own. The Merger Agreement requires, as a condition to closing of the Merger and the other transactions contemplated by the Merger Agreement, that XOMA Royalty stockholders approve the Merger Agreement Proposal and the Holding Company Reorganization Proposal. Assuming a quorum is present, the approval of the Merger Agreement Proposal and the Holding Company Reorganization Proposal each require the affirmative vote of the holders of a majority of the outstanding voting power of the XOMA Royalty stockholders at the Special Meeting on the Merger Agreement Proposal and the Holding Company Reorganization Proposal, respectively.

A summary of the dissenter’s rights available to XOMA Royalty stockholders with respect to the Merger Agreement is described in the section of the accompanying proxy statement/prospectus entitled “The Merger Agreement—Dissenting Shares” and NRS 92A.300 through 92A.500, inclusive (the “Nevada Dissenter’s Rights Statutes”), a copy of which is attached to this proxy statement/prospectus as Annex G. Please note that if you wish to preserve your ability to exercise dissenter’s rights if the Merger is effectuated, you must (i) not vote (and not cause or permit your shares to be voted) in favor of the Merger Agreement Proposal, (ii) deliver written notice to XOMA Royalty indicating your intent to assert dissenter’s rights and demand payment for your shares prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting, and (iii) otherwise comply with the requirements of the Nevada Dissenter’s Rights Statutes. See the section of the accompanying proxy statement/prospectus entitled “The Merger Agreement—Dissenter’s Rights.”

A complete list of XOMA Royalty stockholders as of the record date will be open to the examination of any XOMA Royalty stockholder at XOMA Royalty’s principal executive offices at 2200 Powell Street, Suite 310, Emeryville, California 94608 for a period of 10 days prior to the Special Meeting. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the proxy card that you received, or on the materials provided by your bank or broker.

Whether or not you plan to attend the Special Meeting electronically, XOMA Royalty urges you to please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope, call the toll-free telephone number or vote online as described in the instructions included with the proxy card, so that your shares may be represented and voted at the Special Meeting. To participate electronically in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Special Meeting, you may visit www.virtualshareholdermeeting.com/XOMA2026SM and enter the 16-digit control number included in the voting instruction form provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction form provided by your bank or brokerage firm. If you have any questions about the Merger or the Holding Company Reorganization or how to vote or direct a vote in respect of your shares of XOMA Royalty common stock, you may contact our proxy solicitor, Sodali & Co, at (203) 658-9400 or by email at XOMA@info.sodali.com.

By Order of the Board of Directors of XOMA Royalty Corporation

/s/ Owen Hughes
Owen Hughes Chief Executive Officer Emeryville, California June 8, 2026

Your vote is important. XOMA Royalty stockholders are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or to submit a proxy to vote your shares electronically through the Internet or by telephone.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about XOMA Royalty Corporation (the “Company” or “XOMA Royalty”) from other documents that XOMA Royalty has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus. This information is available for you free of charge to review through the SEC’s website at www.sec.gov.

Any stockholder may request a copy of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning XOMA Royalty, without charge, by written request directed to the Company or its proxy solicitor at the following contacts:

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

Attention: Secretary

Sodali & Co

430 Park Ave, 14th Floor

New York, NY 10022

Email: XOMA@info.sodali.com

In order for you to receive timely delivery of the documents in advance of the special meeting of XOMA Royalty stockholders to be held on July 13, 2026 (the “Special Meeting”), you must request the information no later than seven calendar days prior to the Special Meeting.

The contents of the websites of the SEC, XOMA Royalty or any other entity are not incorporated by reference into this proxy statement/prospectus. The information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites is being provided only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by XOMA Royalty Holdings Corporation, a Nevada corporation and wholly owned subsidiary of XOMA Royalty (“HoldCo”), constitutes a prospectus of HoldCo under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock, shares of preferred stock and equity-based awards of HoldCo to be issued to XOMA Royalty common stockholders, preferred stockholders and equity-based award holders, respectively, pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”), including Chapter 92A thereof (the “Holding Company Reorganization”). This document also constitutes a proxy statement of XOMA Royalty under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes the notice of meeting with respect to the Special Meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. XOMA Royalty has not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated June 8, 2026, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.

Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to XOMA Royalty stockholders nor the issuance by HoldCo of shares of its common stock, shares of its preferred stock or equity-based awards pursuant to the Holding Company Reorganization will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of XOMA Royalty may have regarding the Merger and the Holding Company Reorganization (collectively, the “Transactions”) and the other matters being considered at the Special Meeting, and brief answers to those questions. You are urged to carefully read this proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus in their entirety because this section may not provide all the information that is important to you regarding these matters. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. You may obtain the information incorporated by reference in this proxy statement/prospectus, without charge, by following the instructions under the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:

You are receiving this proxy statement/prospectus because Parent has agreed to acquire XOMA Royalty through a merger, whereby, following the Holding Company Reorganization (as described below), Flex Merger Sub, Inc., a wholly owned subsidiary of Parent, will merge with and into HoldCo, with HoldCo surviving the Merger as a wholly owned subsidiary of Parent. The Agreement and Plan of Merger, dated as of April 27, 2026, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 16, 2026 (as it may be amended from time to time) (as amended, the “Merger Agreement”), governs the terms of the Merger, and is attached to this proxy statement/prospectus as Annex A.

In order to complete the Merger, among other things, XOMA Royalty stockholders must approve, in accordance with the NRS: (i) the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Agreement Proposal”) and (ii) the HoldCo Reorganization Merger Agreement, including the Holding Company Reorganization, and the other transactions contemplated by the HoldCo Reorganization Merger Agreement (the “Holding Company Reorganization Proposal”). Approval of the Holding Company Reorganization Proposal is conditioned upon, and will be deemed satisfied only if, the Merger Agreement Proposal is also approved by the requisite vote of the holders of XOMA Royalty common stock.

XOMA Royalty is holding the Special Meeting to obtain approval of the Merger Agreement Proposal and the Holding Company Reorganization Proposal. XOMA Royalty stockholders will also be asked to (i) approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by XOMA Royalty to its named executive officers in connection with the Merger Agreement and the transactions contemplated therein (the “Compensation Proposal”) and (ii) approve the proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or the Holding Company Reorganization Proposal (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares that you own. The approvals of the Merger Agreement Proposal and the Holding Company Reorganization Proposal are conditions to the obligations of XOMA Royalty to complete the Merger. The approvals of the Compensation Proposal and the Adjournment Proposal are not conditions to the obligations of XOMA Royalty to complete the Merger.

Q:	How do I attend the Special Meeting?

A:

The meeting will be held virtually on July 13, 2026 at 9:00 a.m. Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/XOMA2026SM. You are entitled to attend the Special Meeting if you were a XOMA Royalty stockholder as of the close of business on June 5, 2026 (the “record date”), or hold a valid proxy for the meeting. To be admitted to the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Special Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact the bank, broker or other institution where you hold your account well in advance of the meeting (preferably at least five days before the Special Meeting) to obtain a “legal proxy” in order to be able to virtually attend, participate in or vote at the Special Meeting.

We encourage you to access the Special Meeting before it begins. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting, including to vote, ask questions and view the list of registered XOMA Royalty stockholders as of the record date during the meeting. Information on how to vote before and during the Special Meeting is discussed below.

If you choose to vote your shares electronically at the Special Meeting, please follow the instructions in the below section titled “The Special Meeting—Attending the Special Meeting” of this proxy statement/prospectus.

Even if you plan to virtually attend the Special Meeting, XOMA Royalty recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting.

Q:	Does my vote matter?

A:

Yes, your vote is very important, regardless of the number of shares that you own. The Merger cannot be completed unless XOMA Royalty stockholders approve both the Merger Agreement and the Holding Company Reorganization.

The XOMA Royalty Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Holding Company Reorganization Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	What will I receive if the Merger is completed?

A:

If the Merger is completed, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than certain shares to be cancelled pursuant to the Merger Agreement and Dissenting Shares) will be automatically converted into the right to receive (i) $39.00 per share in cash, without interest and subject to deduction for any required withholding taxes, plus (ii) one contingent value right (a “CVR”) that is a contractual right to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust to the holder out of distributions, if any, made by XOMA Royalty LLC (as defined below) (clauses (i) and (ii) collectively, the “Merger Consideration”). As referred to in this proxy statement/prospectus, the Effective Time means the date and time when the Articles of Merger effectuating the Merger have been filed with the Nevada Secretary of State, or such later date and time as may be agreed by the Company and Parent and specified in the Articles of Merger.

For more information regarding the Merger Consideration to be received by the Company equityholders if the Merger is completed, see the section titled “The Merger Agreement—Merger Consideration” of this proxy statement/prospectus.

Q:	What is the Holding Company Reorganization?

A:

In connection with the Merger Agreement and the transactions contemplated therein, XOMA Royalty will effect a holding company reorganization (the “Holding Company Reorganization”) pursuant to the HoldCo Reorganization Merger Agreement and the applicable provisions of the NRS, including Chapter 92A thereof. In the Holding Company Reorganization:

•

HoldCo Merger Sub, a newly formed Nevada corporation and direct, wholly owned subsidiary of HoldCo, will merge with and into XOMA Royalty, with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo;

•	Upon the merger of HoldCo Merger Sub into XOMA Royalty, HoldCo will become the public parent of XOMA Royalty;

•

Each share of XOMA Royalty common stock issued and outstanding immediately prior to the effective time of the Holding Company Reorganization will be automatically converted into one share of HoldCo common stock having the same rights, powers, and preferences as XOMA Royalty common stock;

•

HoldCo’s articles of incorporation and bylaws will be substantively identical to those of XOMA Royalty immediately prior to the Holding Company Reorganization, and HoldCo’s directors will be the same individuals who served as directors of XOMA Royalty immediately prior to the Holding Company Reorganization; and

•	Immediately following the Holding Company Reorganization, XOMA Royalty will convert into a Delaware limited liability company (“XOMA Royalty LLC”).

For more information regarding the Holding Company Reorganization, see the section titled “The Holding Company Reorganization” of this proxy statement/prospectus.

Q:	What are the CVRs?

A:

Each CVR represents a contractual right to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust to the holder out of distributions, if any, made by XOMA Royalty LLC. The CVRs are subject to significant risks and limitations, including that they may have no value, will not be transferable except in limited circumstances and will not be listed or traded. For a complete description of the CVRs, including the CVR Agreement, payment mechanics, transfer restrictions and related risks, see the sections titled “Contingent Value Rights” and “Risk Factors—Risks Related to the CVRs” of this proxy statement/prospectus.

Q:	What is the Janssen Litigation?

A:

The “Janssen Litigation” refers to the action filed on August 8, 2025, captioned XOMA (US) LLC and XOMA Royalty Corporation v. Janssen Biotech, Inc. and Johnson & Johnson Innovative Medicine, Case No. 2:25-CV-04484-JHS, pending in the United States District Court for the Eastern District of Pennsylvania, and any related claims, counterclaims, demands, proceedings, settlements and rights of recovery arising out of or relating to the same dispute. XOMA Royalty’s claims arise from a series of license agreements among XOMA Royalty, MorphoSys AG (acquired by Novartis in 2024) and Janssen Biotech, Inc. relating to XOMA Royalty’s patented Bacterial Cell Expression Technology (“BCE Technology”). XOMA Royalty alleges that Janssen used XOMA Royalty’s BCE Technology in the discovery, development and ultimate commercialization of the pharmaceutical product Tremfya® (guselkumab) but never sought or obtained a commercial license from XOMA Royalty for such use and has never paid XOMA Royalty any royalties in connection with the sale of Tremfya®. The complaint asserts a breach of contract claim against Janssen and, in the alternative, an unjust enrichment claim. For a complete description of the Janssen Litigation, including current status and post-Closing governance and prosecution arrangements, see the sections titled “Contingent Value Rights—The Janssen Litigation,” “Contingent Value Rights—Governance of the Janssen Litigation” and “Risk Factors—Risks Related to the CVRs” of this proxy statement/prospectus.

Q:	How will my Company preferred stock be treated in the Merger?

A:

Prior to the Effective Time, each 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share (the “Series A Preferred Stock”) and each 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share (the “Series B Preferred Stock”, together with the Series A Preferred Stock, the “Perpetual Preferred Stock” and collectively with the Series X Preferred Stock, par value $0.05 per share

(the “Series X Preferred Stock”), the “Company Preferred Stock”) will be redeemed in accordance with the terms of the applicable certificate of designation governing such Perpetual Preferred Stock, including payment of all accrued and unpaid dividends thereon through the date of such redemption.

Q:	Will equity awards be affected by the Merger?

A:	Yes. At the Effective Time:

•

Each outstanding option to purchase Company common stock (each a “Company Option”) with an exercise price per share that is less than the Merger Consideration (with the fair market value of a CVR determined as of the Closing Date) (a “Terminating Company Stock Option”) will automatically become fully vested, cancelled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required tax withholding) equal to the product of (a) the excess of the $39.00 per share cash consideration over the exercise price per share under such Terminating Company Stock Option and (b) the number of shares subject to such Terminating Company Stock Option, and (ii) one CVR for each share subject to such Terminating Company Stock Option (all Company Stock Options that do not constitute a Terminating Company Stock Option will be automatically cancelled and no consideration shall be delivered in exchange therefor);

•

each outstanding restricted stock unit of the Company (each a “Company RSU”) (including any performance stock unit of the Company (each a “Company PSU”) for which the performance requirement has been achieved) (other than Company RSUs granted to the Company’s non-employee directors on May 21, 2026) (a “Terminating Company RSU”) will automatically become fully vested, cancelled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required tax withholding) equal to the product of (a) the number of shares subject to such Terminating Company RSU and (b) the $39.00 per share cash consideration, and (ii) one CVR for each share subject to such Terminating Company RSU; and

•

each outstanding Company PSU for which the performance requirement has not been achieved (a “Converted PSU”) will be automatically converted into a restricted stock unit award covering a number of shares equal to either: (x) for Company PSUs granted on or after March 1, 2026, the excess of (A) the target number of shares subject to the Company PSU over (B) the number of shares subject to the Company PSU for which the performance requirement was achieved prior to the Effective Time, or (y) for Company PSUs granted prior to March 1, 2026, the excess of (A) the number of shares subject to the Company PSU that would have been earned based on the applicable performance achievement levels relative to the $39.00 per share cash consideration over (B) the number of shares subject to the Company PSU for which the performance requirement was achieved prior to the Effective Time. Each Converted PSU will then be automatically cancelled and converted into the right to receive (a) a cash payment (without interest and subject to deduction for any required tax withholding) equal to the $39.00 per share cash consideration multiplied by the number of shares subject to the Converted PSU, and (b) one CVR for each share subject to the Converted PSU. Any portion of a Company PSU that is not a Terminating Company RSU and does not become a Converted PSU (an “Untriggered PSU”) will be automatically cancelled at the Effective Time and the holder will receive one CVR for each share subject to such Untriggered PSU.

This is only a summary of the treatment of XOMA Royalty equity awards. For a complete description, including the treatment of Company Options, Company RSUs, Company PSUs, Untriggered PSUs and Company Warrants, see the section titled “The Merger Agreement—Treatment of Company Equity Awards and Company Warrants” in this proxy statement/prospectus.

Q:	What will happen to the XOMA Royalty Employee Stock Purchase Plan?

A:	No new offerings will commence under the XOMA Royalty ESPP, no new elections can be made to participate in the current offering under the XOMA Royalty ESPP, and no current participant may increase his or her rate of payroll contributions under any XOMA Royalty ESPP. The XOMA Royalty ESPP will terminate prior to the Effective Time and any ongoing offering will be shortened to the extent necessary to ensure that purchases under the offering are made at least five business days prior to the Effective Time.

Q:	Will Company Warrants be affected by the Merger?

A:

At the Effective Time, each outstanding Company Warrant with an exercise price per share less than the $39.00 per share cash consideration (an “In the Money Company Warrant”) will automatically be deemed exercised on a cashless basis immediately prior to the Effective Time. The shares issued upon such cashless exercise will be treated as outstanding shares of XOMA Royalty common stock and converted into the right to receive the Merger Consideration. Each outstanding Company Warrant with an exercise price per share equal to or greater than the $39.00 per share cash consideration (an “Out of the Money Company Warrant”) will automatically be deemed exercised and converted into the right to receive one CVR for each share subject to such warrant.

For a more complete description of the treatment of Company Warrants, including the treatment of In the Money Company Warrants and Out of the Money Company Warrants, see the section titled “The Merger Agreement—Treatment of Company Equity Awards and Company Warrants” in this proxy statement/prospectus.

Q:	Who is entitled to vote at the Special Meeting?

A:

The record date is June 5, 2026. All holders of record of shares of XOMA Royalty common stock who at the close of business on the record date are entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be virtual and you may vote your shares in advance of the Special Meeting. See the below section titled “The Special Meeting—Methods of Voting” of this proxy statement/prospectus for instructions on how to vote your shares without attending the Special Meeting.

Q:	What is a proxy?

A:

A stockholder’s legal designation of another person to vote such stockholder’s shares of common stock at a Special Meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of XOMA Royalty common stock is referred to as a proxy card.

Q:	How many votes do I have for the Special Meeting?

A:

Each XOMA Royalty stockholder is entitled to one vote for each share of XOMA Royalty common stock held of record as of the close of business on the record date on each proposal presented at the Special Meeting. As of the close of business on the record date, there were 17,678,742 outstanding shares of XOMA Royalty common stock.

Q:	What is the quorum requirement?

A:

A quorum of stockholders is required to hold a valid meeting. The holders of a majority in voting power of the shares of XOMA Royalty common stock issued and entitled to vote thereat, present virtually or represented by proxy (regardless of whether the proxy has authority to vote on any matter) at the commencement of the meeting, shall constitute a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chair of the meeting or holders of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote may adjourn the meeting to another date.

Q:	What stockholder vote is required for the approval of each proposal at the Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal at the Special Meeting?

A:

Proposal No. 1: Merger Agreement Proposal. The approval of the Merger Agreement Proposal by XOMA Royalty stockholders requires the affirmative vote of the holders of a majority of the outstanding voting power of the XOMA Royalty stockholders; as such, abstentions and broker non-votes, if any, will have the effect of votes against the Merger Agreement Proposal.

Proposal No. 2: Holding Company Reorganization Proposal. The approval of the Holding Company Reorganization Proposal requires the affirmative vote of the holders of a majority of the outstanding voting power of the XOMA Royalty stockholders; as such, abstentions and broker non-votes, if any, will have the effect of votes against the Holding Company Reorganization Proposal.

Proposal No. 3: Compensation Proposal. The approval of the Compensation Proposal requires the affirmative vote of the majority of the votes cast on such proposal; as such, abstentions and broker non-votes, if any, will have no effect on the outcome of the Compensation Proposal.

Proposal No. 4: Adjournment Proposal. The Special Meeting may be adjourned to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal and the Holding Company Reorganization Proposal, with the affirmative vote of the majority of the votes cast on such proposal; as such, abstentions and broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal.

Q:	How does the XOMA Royalty Board recommend that I vote at the Special Meeting?

A:

The XOMA Royalty Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Holding Company Reorganization Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

In considering the recommendations of the XOMA Royalty Board, XOMA Royalty stockholders should be aware that XOMA Royalty directors and executive officers have interests in the Merger that are different from, or in addition to, their interests as XOMA Royalty stockholders. These interests may include, among others, accelerated vesting of outstanding equity awards and payment of severance benefits. For a more complete description of these interests, see the information provided in the section titled “The Merger—Interests of XOMA Royalty’s Directors and Executive Officers in the Merger” of this proxy statement/prospectus.

Q:	Are there any XOMA Royalty stockholders who have already committed to voting in favor of any of the proposals?

A:

Yes. Contemporaneously with the execution of the Merger Agreement, Parent entered into Voting and Support Agreements (the “Support Agreements”) with XOMA Royalty officers, directors and certain funds affiliated with BVF Partners (together with affiliated entities) (“BVF” and together with such officers and directors, the “Supporting Stockholders”) who held, as of the record date, more than 44.3% of the voting shares of XOMA Royalty.

Pursuant to the Support Agreements, each Supporting Stockholder has agreed, among other things, to vote its shares of XOMA Royalty common stock in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement, and in the case of BVF, to promptly following the date of the Merger Agreement convert all of their shares of Series X Preferred Stock to Shares in order to permit them to vote the Shares issuable upon conversion in favor of the Company Stockholder Approval. On May 14, 2026, all outstanding shares of Series X Preferred Stock were converted into Shares in accordance with the terms of the Certificate of Designation of Series X Convertible Preferred Stock.

A copy of the form of Support Agreement is attached as Annex C to this proxy statement/prospectus. For a more complete summary of the Support Agreements, see the section titled “The Ancillary Agreements—Support Agreements” of this proxy statement/prospectus.

Q:	How may I vote my shares?

A:	Stockholder of record: shares registered in your name

If you are a XOMA Royalty stockholder of record, you may vote online at the Special Meeting, vote by proxy over the internet, or you may also vote by proxy over the telephone or by completing and returning the proxy card.

To vote using the proxy card, simply complete, sign and date the proxy card, and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, your shares will be voted as you direct in the proxy card.

To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the Company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on July 12, 2026 to be counted (for shares held in a 401(k) Plan, your vote must be received by 11:59 p.m. Eastern Time on July 10, 2026 to be counted).

To vote through the internet prior to the Special Meeting, you may vote at www.proxyvote.com by following the instructions on the website. You will be asked to provide the Company number and control number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on July 12, 2026 to be counted (for shares held in a 401(k) Plan, your vote must be received by 11:59 p.m. Eastern Time on July 10, 2026 to be counted).

To vote through the internet during the Special Meeting, please follow the instructions at www.virtualshareholdermeeting.com/XOMA2026SM. You will need to enter the 16-digit control number included on your proxy card.

Beneficial owner: shares registered in the name of a broker or bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than from XOMA Royalty. Simply follow the voting instructions from that organization to ensure that your vote is counted.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.

Additional information on attending the Special Meeting can be found in the section titled “The Special Meeting” on page 30 of this proxy statement/prospectus.

Q:	What if I have technical difficulties or trouble accessing the virtual meeting website?

A:

If you encounter any difficulties accessing the virtual Special Meeting webcast during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting website log-in page.

Q:	What if I cannot virtually attend the Special Meeting?

A:

You may vote your shares electronically before the meeting by internet, by proxy card or voting instruction form, or by telephone as described above. You do not need to access the Special Meeting webcast to vote if you submitted your vote in advance of the Special Meeting.

Additional information on voting procedures can be found under the section titled “The Special Meeting” on page 30 of this proxy statement/prospectus.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name?”

A:

If your shares of XOMA Royalty common stock are registered directly in your name with Equiniti Trust Company, LLC, XOMA Royalty’s transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, or to grant a proxy for your vote, directly to XOMA Royalty or to a third party to vote, at the Special Meeting.

If your shares of XOMA Royalty common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or other nominee is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee will provide you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the Special Meeting. If your shares are not registered in your own name and you would like to vote your shares at the Special Meeting, you may visit www.virtualshareholdermeeting.com/XOMA2026SM and enter the 16-digit control number included in the voting instruction form provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

Q:	What does it mean if I receive more than one proxy card or voting instructions?

A:

If you receive more than one proxy card or voting instructions, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card or voting instructions and cast your vote with respect to each proxy card or voting instructions to ensure that all of your shares are voted.

Q:	If a stockholder gives a proxy, how are the shares of XOMA Royalty common stock voted?

A:

Regardless of the method by which you choose to vote, the individuals named on the enclosed proxy card will vote your shares of XOMA Royalty common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of XOMA Royalty common stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:	What if I sign and return a proxy card or otherwise vote but do not make specific choices?

A:	Stockholder of record: shares registered in your name

If you sign and return your proxy card with no further instruction and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted in accordance with the XOMA Royalty Board’s recommendations on all proposals.

Beneficial owner: shares registered in the name of a broker or bank

If you are the beneficial owner and do not direct your broker, bank or other agent how to vote your shares, your broker, bank or other agent will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, bank or other agent is not entitled to vote your shares with respect to “non-routine” proposals, which can result in a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other agent how to vote your shares on all proposals to ensure that your vote is counted.

Q:	Can I revoke my proxy?

A:	Stockholder of record: shares registered in your name

Yes. You can revoke your proxy at any time before the closing of the polls at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may send a timely written notice of such revocation to the Secretary of the Company at the Company’s principal executive office: 2200 Powell Street, Suite 310, Emeryville, California 94608.

•	You may attend the Special Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

Your last timely submitted vote is the one that will be counted.

Beneficial owner: shares registered in the name of a broker or bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.

For more information, see the section titled “The Special Meeting—Revocability of Proxies” of this proxy statement/prospectus.

Q:	How can I find out the results of the voting at the Special Meeting?

A:

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting.

Q:	If I do not favor the Merger, what are my rights, including dissenter’s rights under Nevada law?

A:

Subject to certain statutory limitations and conditions, XOMA Royalty stockholders are entitled under the NRS to dissent from the Merger and to demand payment for the “fair value” of their shares (as defined in NRS 92A.320) rather than receiving the Merger Consideration, if they properly preserve and exercise such dissenter’s rights under the Nevada Dissenter’s Rights Statutes, a copy of which is attached to this proxy statement/prospectus as Annex G.

Please note that if you wish to preserve your ability to exercise dissenter’s rights if the Merger is effectuated, you must (i) not vote in favor of the Merger Agreement Proposal, (ii) deliver written notice to XOMA Royalty indicating your intent to assert dissenter’s rights and demand payment for your shares prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting, and (iii) otherwise comply with the requirements of the Nevada Dissenter’s Rights Statutes. For more information, see the section titled “The Merger Agreement—Dissenter’s Rights” of this proxy statement/prospectus.

If they are not in favor of the Merger, XOMA Royalty stockholders may vote against the Merger Agreement Proposal. Information about how XOMA Royalty stockholders may vote on the proposals being considered in connection with the Merger can be found under the section titled “The Special Meeting” of this proxy statement/prospectus.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the Merger Agreement Proposal and the Holding Company Reorganization Proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in the section titled “Risk Factors” of this proxy statement/prospectus. You also should read and carefully consider the risk factors of XOMA

Royalty contained in the documents that are incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

XOMA Royalty has engaged Sodali & Co, to assist in the solicitation of proxies for the Special Meeting. XOMA Royalty estimates that it will pay Sodali & Co a fee of approximately $10,000, plus reimbursement of reasonable expenses. XOMA Royalty has agreed to indemnify Sodali & Co against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). XOMA Royalty also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of XOMA Royalty common stock. XOMA Royalty directors, officers and employees also may solicit proxies, by telephone, by mail, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What are the U.S. federal income tax consequences of the Merger to XOMA Royalty stockholders?

A:

The exchange of Company Shares for cash and CVRs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a Holder (as defined below) recognizes, and the timing and character of a portion of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. For a more complete discussion, see “U.S. Federal Income Tax Consequences of the Merger” in this proxy statement/prospectus. Each Holder is urged to consult its tax advisor as to the U.S. federal income tax consequences to it of the Merger.

Q:	When is the Merger expected to be completed?

A:

Subject to the satisfaction or waiver of the closing conditions described under the section titled “The Merger Agreement—Conditions to the Completion of the Merger” of this proxy statement/prospectus, including the adoption of the Merger Agreement and approval of the Holding Company Reorganization by XOMA Royalty stockholders, the Merger is expected to be completed in the third quarter of 2026. However, XOMA Royalty cannot predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion of the Merger is subject to conditions and factors outside the control of XOMA Royalty.

Q:	What are the conditions to the completion of the Merger?

A:	The Merger and the CVR Payment (as defined below) are subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others:

•	the approval by XOMA Royalty stockholders of the Merger Agreement;

•

the absence of any adverse law or order enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that enjoins, restrains, prevents or prohibits or makes illegal the consummation of the Merger;

•	the expiration or termination of the applicable waiting period (and any extensions thereof) under the HSR Act; and

•	the completion of the Holding Company Reorganization.

The obligation of XOMA Royalty to consummate the Merger is also conditioned on, among other things:

•

the representations and warranties of the other parties being true and correct as of the date of the Merger Agreement and as of the Closing Date of the Merger, subject to certain materiality exceptions; and

•	the performance in all material respects by the other parties of their obligations under the Merger Agreement that are required to be performed on or prior to the date of the closing of the Merger.

No assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, even if all required consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Merger could cause XOMA Royalty not to realize some or all of the benefits that XOMA Royalty expects to achieve if the Merger is successfully completed within its expected timeframe. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see the sections titled “The Merger Agreement—Conditions to the Completion of the Merger” and “The Merger Agreement—Regulatory Approvals; Consents” of this proxy statement/prospectus.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, XOMA Royalty stockholders will not receive any Merger Consideration for their shares of XOMA Royalty common stock in connection with the Merger. Instead, XOMA Royalty will remain an independent public company and XOMA Royalty common stock will continue to be traded on The Nasdaq Global Market. If the Merger Agreement is terminated under certain specified circumstances, XOMA Royalty will be required to pay a termination fee of $40.0 million. See the section titled “The Merger Agreement—Termination Fee” of this proxy statement/prospectus for a more detailed discussion of the termination fees.

Q:	How will I receive the HoldCo common stock and preferred stock to which I am entitled in the Holding Company Reorganization?

A:

Because the Holding Company Reorganization will immediately be followed by the Merger, your HoldCo common stock and preferred stock will immediately convert into the right to receive the Merger Consideration. No shares of HoldCo common stock or preferred stock are expected to be delivered to stockholders after the Holding Company Reorganization.

Q:	What should I do now?

A:

You should read this proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope(s) or submit your voting instructions over the Internet, or by telephone, as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	How can I find more information about XOMA Royalty?

A:

You can find more information about XOMA Royalty by reading this proxy statement/prospectus and from various sources described under “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

Q:	Whom do I call if I have questions about the Special Meeting or the Merger?

A:	If you have questions about the Special Meeting, or the Merger, or desire additional copies of this proxy statement/prospectus or additional proxies, you may contact:

Sodali & Co

430 Park Ave, 14th Floor

New York, NY 10022

Email: XOMA@info.sodali.com

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this proxy statement/prospectus. This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that may be important to you as a XOMA Royalty stockholder. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read carefully this entire proxy statement/prospectus, its annexes and the other documents to which you are referred. Items in this summary include a page reference directing you to a more complete description of those items. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus.

The Parties to the Merger (Page 28)

XOMA Royalty Corporation

XOMA Royalty is a royalty aggregator that plays a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA Royalty does this by providing capital in exchange for the economic rights to future milestone and royalty payments associated with clinical candidates and approved products. In return the drug developer or marketer receives non-dilutive, non-recourse funding. XOMA Royalty seeks to generate stockholder value by maintaining a diversified portfolio to mitigate single-asset, binary risk and by operating under a capital efficient and low corporate cost structure.

XOMA Royalty has a sizable portfolio of economic rights to future potential milestone and royalty payments associated with over 120 commercial products and pre-commercial therapeutic candidates. In 2017, XOMA Royalty transformed its business model to become a royalty aggregator. XOMA Royalty subsequently advanced its portfolio by building upon XOMA Royalty’s existing out-licensing agreements for proprietary products and platforms through the acquisition of rights to future milestones, royalties and commercial payments. Currently, XOMA Royalty’s portfolio is anchored by royalty streams and milestone payments derived from seven commercial-stage assets. In 2025, XOMA Royalty received $33.6 million in commercial payments and $16.9 million from milestone payments and other fees, for total cash receipts of $50.5 million.

XOMA Royalty’s principal executive office is located at 2200 Powell Street, Suite 310, Emeryville, California 94608. Its telephone number is (510) 204-7200.

XOMA Royalty Holdings Corporation

HoldCo, a newly formed, direct, wholly owned subsidiary of XOMA Royalty, is a Nevada corporation that was formed on May 15, 2026, for the sole purpose of effecting the Holding Company Reorganization and the Merger. HoldCo has not conducted any activities other than those incidental to its formation and the matters contemplated by the Holding Company Reorganization and the Merger.

Ligand Pharmaceuticals Incorporated

Parent is a leading royalty aggregator, partnering with biopharmaceutical companies to finance and advance late-stage clinical development programs. Parent’s primary business is investing in and structuring royalty interests in mid- to late-stage development and commercial biopharmaceutical products, allowing it to generate long-duration, non-dilutive cash flows supported by a lean corporate cost structure. Capital deployment and technology licensing are the primary drivers of its long-term growth.

Parent owns and manages one of the largest and most diversified portfolios of biopharmaceutical royalties in the industry, with economic interests in more than 100 development and commercial-stage assets. Parent funds high-value programs in exchange for long-term economic interests, aligning capital with clinical and commercial success. Parent’s royalty portfolio is designed to deliver consistent and predictable revenue streams across a broad range of therapeutic assets. Parent also licenses its proprietary technologies, Captisol® and NITRICIL™, to support drug development and formulation across its global partner network.

Parent’s principal executive office is located at 555 Heritage Drive, Suite 200, Jupiter, Florida 33458. Its telephone number is (858) 550-7500.

Flex Merger Sub, Inc.

Merger Sub, a newly formed, direct, wholly owned subsidiary of Parent, is a Nevada corporation that was formed on April 20, 2026, for the sole purpose of effecting the Merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

The Special Meeting (Page 30)

The Special Meeting will be held virtually on July 13, 2026, at 9:00 a.m., Pacific Time, at the Special Meeting website, www.virtualshareholdermeeting.com/XOMA2026SM. The purposes of the Special Meeting are as follows:

•	Proposal No. 1: Merger Agreement Proposal. To consider and vote on the Merger Agreement Proposal;

•	Proposal No. 2: Holding Company Reorganization Proposal. To consider and vote on the Holding Company Reorganization Proposal;

•	Proposal No. 3: Compensation Proposal. To consider and vote on the Compensation Proposal; and

•	Proposal No. 4: Adjournment Proposal. To consider and vote on the Adjournment Proposal.

Completion of the Merger is conditioned on approval of the Merger Agreement Proposal and the Holding Company Reorganization Proposal by XOMA Royalty stockholders. Approvals of the Compensation Proposal and the Adjournment Proposal are not conditions to the obligation to complete the Merger. Approval of the Holding Company Reorganization Proposal is conditioned upon, and will be deemed satisfied only if, the Merger Agreement Proposal is also approved by the requisite vote of the holders of XOMA Royalty common stock.

Only holders of record of issued and outstanding shares of XOMA Royalty common stock as of the close of business on June 5, 2026, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any adjournments and postponements thereof. XOMA Royalty stockholders may cast one vote for each share of common stock held as of the record date.

Assuming a quorum is present at the Special Meeting, approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding voting power of the shares of XOMA Royalty common stock entitled to vote on the Merger Agreement Proposal. Abstentions or broker non-votes, if any, will have the effect of a vote against the Merger Agreement Proposal.

Assuming a quorum is present at the Special Meeting, approval of the Holding Company Reorganization Proposal requires the affirmative vote of the holders of a majority of the outstanding voting power of the shares of XOMA Royalty common stock entitled to vote on the Holding Company Reorganization Proposal. Abstentions or broker non-votes, if any, will have the effect of a vote against the Holding Company Reorganization Proposal.

Assuming a quorum is present at the Special Meeting, approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on the Compensation

Proposal. Abstentions or broker non-votes, if any, will have no effect on the outcome of the Compensation Proposal.

Assuming a quorum is present at the Special Meeting, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on the Adjournment Proposal. Abstentions or broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal.

The Merger and the Merger Agreement (Pages 41 and 71)

The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger.

Pursuant to the terms of the Merger Agreement, and following the Holding Company Reorganization, Merger Sub will merge with and into HoldCo (the “Merger”), with HoldCo as the surviving corporation (the “Surviving Corporation”), continuing as a wholly owned subsidiary of Parent. The parties have amended the Merger Agreement to add HoldCo as a party thereto in order to give effect to the Holding Company Reorganization immediately prior to the Effective Time such that Merger Sub will merge with and into HoldCo at the Effective Time.

Merger Consideration (Page 72)

At the Effective Time, by virtue of the Merger and without any further action on the part of XOMA Royalty, Parent, Merger Sub, or any stockholder of XOMA Royalty, each share of common stock, par value $0.0075 per share, of XOMA Royalty (the “Shares”), that is issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled as described below and Dissenting Shares) will be converted into the right to receive (i) $39.00 per Share in cash, without interest and subject to deduction for any required withholding tax (the “Closing Amount”), plus (ii) one contingent value right (a “CVR”), representing a contractual right to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust out of distributions, if any, made by XOMA Royalty LLC (clauses (i) and (ii) collectively, the “Merger Consideration”). At the Effective Time, all shares issued and outstanding will automatically be cancelled and will cease to exist, and will thereafter only represent the right to receive the Merger Consideration, without interest.

Prior to the Effective Time, XOMA Royalty will redeem all outstanding shares of Perpetual Preferred Stock (consisting of Series A Cumulative Perpetual Preferred Stock and Series B Cumulative Perpetual Preferred Stock) (the “Perpetual Preferred Redemption”), in accordance with the terms of the applicable certificate of designation governing such Perpetual Preferred Stock, including payment of all accrued and unpaid dividends thereon through the date of such redemption. From and after the consummation of the Perpetual Preferred Redemption, each share of Perpetual Preferred Stock so redeemed will be cancelled and will cease to exist, and no further consideration will be payable in respect thereof under the Merger Agreement.

Each share held in the treasury of XOMA Royalty or owned, directly or indirectly, by Parent, Merger Sub, XOMA Royalty or any wholly owned subsidiary of XOMA Royalty immediately prior to the Effective Time will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

Contingent Value Rights

As part of the Merger Consideration, XOMA Royalty stockholders will receive one CVR for each share of XOMA Royalty common stock. Each CVR represents a contractual right to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust out of distributions, if any, made by XOMA Royalty LLC. The CVRs are highly contingent, will not be transferable except in limited circumstances, will not be listed or traded, may have no value and may never result in any payment. For a more complete description of the CVRs, see the section titled “Contingent Value Rights” in this proxy statement/prospectus. For related risks, see the section titled “Risk Factors—Risks Related to the CVRs” in this proxy statement/prospectus.

Treatment of Company Equity Awards and Company Warrants (Page 73)

Outstanding Company Options, Company RSUs, Company PSUs and Company Warrants will be treated as described in the Merger Agreement, including, in certain cases, cancellation in exchange for cash and/or CVRs. For a detailed description of the treatment of XOMA Royalty equity awards and Company Warrants in the Merger, see the section titled “The Merger Agreement—Treatment of Company Equity Awards and Company Warrants” in this proxy statement/prospectus.

Recommendation of the XOMA Royalty Board of Directors; XOMA Royalty’s Reasons for the Merger (Page 51)

The XOMA Royalty Board recommends that XOMA Royalty stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Holding Company Reorganization Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations, the XOMA Royalty Board, as described in the section titled “The Merger—Background of the Merger,” held a substantial number of meetings, consulted with XOMA Royalty’s senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information.

For a description of the factors considered by the XOMA Royalty Board in reaching this decision, and additional information on the recommendation of the XOMA Royalty Board, see the section titled “The Merger—Recommendation of the XOMA Royalty Board of Directors; XOMA Royalty’s Reasons for the Merger” of this proxy statement/prospectus.

Opinion of Leerink Partners, XOMA Royalty’s Lead Financial Advisor (Page 56 and Annex D)

The Company retained Leerink Partners as its lead financial advisor in connection with the transactions contemplated by the Merger Agreement. On April 26, 2026, Leerink Partners rendered to the XOMA Royalty Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated the same date that, as of such date and based upon and subject to the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Closing Amount proposed to be paid to the holders of Shares (other than Excluded Shares) pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Leerink Partners, dated April 26, 2026, which describes the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, is attached to this proxy statement/prospectus as Annex D and is incorporated herein by reference. Leerink Partners’ financial advisory services and opinion were provided for the information and assistance of the XOMA Royalty Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of the XOMA Royalty Board’s consideration of the Transaction. The opinion of Leerink Partners addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Shares (other than Excluded Shares) of the Closing Amount proposed to be paid to such holders pursuant to the terms of the Merger Agreement. The opinion of Leerink Partners did not address any other term or aspect of the Transaction, or the CVRs, and does not constitute a recommendation to any stockholder of the Company as to whether or how such stockholder should vote or otherwise act with respect to the Merger or any other matter.

The full text of Leerink Partners’ written opinion should be read carefully in its entirety for a description of the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion. For a description of the opinion of Leerink Partners, see the section titled “The Merger—Opinion of Leerink Partners, XOMA Royalty’s Lead Financial Advisor” of this proxy statement/prospectus.

Interests of XOMA Royalty’s Directors and Executive Officers in the Merger (Page 61)

For a more complete description of the interests of XOMA Royalty’s directors and executive officers in the Merger, see the section titled “The Merger—Interests of XOMA Royalty’s Directors and Executive Officers in the Merger” in this proxy statement/prospectus.

Other Material Terms of the Merger Agreement and Related Agreements (Pages 71 and 102)

For a more complete description of the conditions to closing, regulatory approvals, financing cooperation covenants, non-solicitation provisions, termination rights and termination fee, see the section titled “The Merger Agreement” in this proxy statement/prospectus. For a more complete description of the Support Agreements, see the section titled “The Ancillary Agreements—Support Agreements” in this proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences (Page 104)

The exchange of Company Shares for cash and CVRs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a Holder recognizes, and the timing and character of a portion of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. For a more complete discussion, see “U.S. Federal Income Tax Consequences of the Merger” in this proxy statement/prospectus. Each Holder is urged to consult its tax advisor as to the U.S. federal income tax consequences to it of the Merger.

Comparison of Stockholders’ Rights (Page 110)

Upon completion of the Holding Company Reorganization, XOMA Royalty stockholders receiving shares of HoldCo common stock and preferred stock will become HoldCo stockholders, and their rights will be governed by the NRS and the governing corporate documents of HoldCo in effect at the effective time of the Holding Company Reorganization. XOMA Royalty stockholders will have substantially the same rights once they become HoldCo stockholders, as described in more detail under the section titled “Comparison of Stockholders’ Rights” of this proxy statement/prospectus.

Delisting and Deregistration of XOMA Royalty Common Stock (Page 70)

If the Merger is completed, XOMA Royalty common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and XOMA Royalty will no longer be required to file periodic reports with the SEC with respect to XOMA Royalty common stock.

XOMA Royalty has agreed to cooperate with Parent to use its reasonable best efforts to delist the XOMA Royalty common stock from the Nasdaq and to terminate XOMA Royalty’s registration under the Exchange Act after the Effective Time.

Risk Factors (Page 18)

In evaluating the Merger Agreement, the Merger or the Holding Company Reorganization, you should carefully read this proxy statement/prospectus and give special consideration to the factors discussed in the section titled “Risk Factors” of this proxy statement/prospectus.

Dissenter’s Rights

Holders of shares of XOMA Royalty common stock are entitled to dissenter’s rights under the NRS and to demand payment for the fair value of their shares in connection with the Merger Agreement Proposal if they properly preserve and exercise their dissenter’s rights under the Nevada Dissenter’s Rights Statutes, a copy of which is attached to this proxy statement/prospectus as Annex G.

Please note that if you wish to preserve your ability to exercise dissenter’s rights if the Merger is effectuated, you must (i) not vote in favor of the Merger Agreement Proposal, (ii) deliver written notice to XOMA Royalty indicating your intent to assert dissenter’s rights and demand payment for your shares prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting, and (iii) otherwise comply with the requirements of the Nevada Dissenter’s Rights Statutes.

For a summary of the dissenter’s rights available to XOMA Royalty stockholders in connection with the Merger, see the section titled “The Merger Agreement—Dissenter’s Rights” of this proxy statement/prospectus.

RISK FACTORS

In deciding whether to vote for the adoption of the Merger Agreement, the Holding Company Reorganization or the Compensation Proposal, you are urged to carefully consider all of the information included or incorporated by reference in this proxy statement/prospectus, which is listed in the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus. You should also read and consider the risks associated with the businesses of XOMA Royalty. The risks associated with the business of XOMA Royalty can be found in XOMA Royalty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such risks may be updated or supplemented in XOMA Royalty’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof), each of which are incorporated by reference into this proxy statement/prospectus. In addition, you are urged to carefully consider the following material risks relating to the Merger, the Holding Company Reorganization and the business of XOMA Royalty.

Risks Related to the Merger

If the Merger is consummated, XOMA Royalty stockholders will forego all future appreciation in XOMA Royalty’s business and will receive only 75% of the economic benefit of any recovery from the Janssen Litigation.

If the Merger is consummated, XOMA Royalty stockholders will receive the Merger Consideration, consisting of $39.00 in cash plus one CVR per share, and will cease to have any equity interest in XOMA Royalty or its business. The $39.00 cash component is fixed and will not be adjusted for any increase in the value of XOMA Royalty common stock, any improvement in XOMA Royalty’s business, assets, prospects, financial condition or operating results, or any favorable developments in the milestone and royalty portfolio, in each case occurring between the date of the Merger Agreement and the closing of the Merger or thereafter. Stockholders will not participate in any value that XOMA Royalty might have generated had it remained an independent public company, including value attributable to future acquisitions of royalty and milestone rights, organic growth in the existing portfolio, or any re-rating of XOMA Royalty common stock by the market.

In addition, although the CVRs are designed to deliver to former XOMA Royalty stockholders the economic benefit of any recovery from the Janssen Litigation (indirectly through the CVR Trust and XOMA Royalty LLC), holders of CVRs will receive only a portion of the economic benefit of that recovery. The amount, if any, received per CVR may be materially less than the per-share economic value that XOMA Royalty stockholders would have realized had XOMA Royalty pursued the Janssen Litigation as an independent public company and distributed the entire net proceeds to its stockholders.

The CVRs are also subject to the additional limitations, risks and contingencies described under “—Risks Related to the CVRs” below, including that the Janssen Litigation may result in no recovery at all, that any recovery may be substantially reduced by litigation costs, taxes and other expenses, and that the timing of any payment on the CVRs is uncertain and may be significantly delayed.

There can be no assurance that the aggregate value of the Merger Consideration, including any amounts ultimately paid on the CVRs, will equal or exceed the value that XOMA Royalty stockholders would have realized had XOMA Royalty remained an independent public company.

The completion of the Merger is subject to certain conditions, including stockholder and regulatory approvals as well as other uncertainties, and there can be no assurances as to whether and when they may be completed.

Completion of the Merger is subject to various closing conditions, including, among other things, the receipt of applicable stockholder and regulatory approvals. Further, if the Merger has not been consummated on or before the Termination Date (as defined in the Merger Agreement), then the Merger Agreement may be terminated by either party. There is no assurance that receipt of applicable stockholder and regulatory approvals will occur, or that all of the other closing conditions will be satisfied (or waived, to the extent permitted by applicable law), or that the Merger will be completed on the terms reflected in the Merger Agreement, within the expected timeframe or at all.

The governmental authorities from which authorizations under the HSR Act are required have broad discretion in administering the governing laws and regulations, and may take into account various facts and circumstances in their consideration of the Merger, including other potential transactions in our industry or other industries. These governmental authorities may initiate proceedings seeking to prevent, or otherwise seek to prevent, the Merger. As a condition to authorization of the Merger or related transactions, these governmental authorities also may seek to impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of the Surviving Corporation’s business after completion of the Merger.

XOMA Royalty can provide no assurance that all required approvals will be obtained or that all closing conditions will otherwise be satisfied (or waived, if applicable) in a timely manner or at all, and, if all required consents and approvals are obtained and all closing conditions are timely satisfied (or waived, if applicable), XOMA Royalty can provide no assurance as to the terms, conditions and timing of such consents and approvals or the timing of the completion of the Merger. Many of the conditions to completion of the Merger are not within XOMA Royalty’s control, and XOMA Royalty cannot predict when or if these conditions will be satisfied (or waived, if applicable). Any delay in completing the Merger could cause XOMA Royalty not to realize some or all of the benefits that XOMA Royalty expects to achieve if the Merger is successfully completed within its expected timeframe. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see the section titled “The Merger Agreement—Conditions to the Completion of the Merger” of this proxy statement/prospectus.

Failure to complete the Merger could negatively impact XOMA Royalty’s stock price and future business and financial results.

If the Merger is not completed for any reason, XOMA Royalty will remain an independent public company. XOMA Royalty’s ongoing business may be materially and adversely affected and XOMA Royalty would be subject to a number of risks, including the following:

•

XOMA Royalty may experience negative reactions from the financial markets, including negative impacts on trading prices of XOMA Royalty’s common stock, and from XOMA Royalty’s milestone and royalty partners, licensees, suppliers, stockholders and employees;

•

certain executive officers or directors of XOMA Royalty may seek other employment opportunities, and the departure of any of XOMA Royalty’s executive officers and the possibility that XOMA Royalty would be unable to recruit and hire an executive could impact negatively XOMA Royalty’s business and operating results;

•	XOMA Royalty would not realize any of the anticipated benefits of having completed the Merger;

•

XOMA Royalty may be required to pay Parent a termination fee of $40.0 million if the Merger Agreement is terminated under specified circumstances, including if (i) the Merger Agreement is terminated because stockholder approval is not obtained or the transaction has not closed by the Termination Date, in each case after an acquisition proposal has been made or publicly disclosed and not publicly withdrawn, and within 12 months thereafter XOMA Royalty enters into or consummates a qualifying acquisition proposal, (ii) XOMA Royalty terminates the Merger Agreement to enter into a superior proposal, or (iii) Parent terminates the Merger Agreement following an Adverse Recommendation Change (as defined in the Merger Agreement); and

•	matters relating to the Merger (including integration planning) will require substantial commitments of time and resources by XOMA Royalty’s management and the expenditure of significant funds, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to XOMA Royalty as an independent company.

Even if successfully completed, there are certain risks to XOMA Royalty’s stockholders from the consummation of the Merger, including: the amount of cash to be paid per share of XOMA Royalty’s common stock under the Merger Agreement is fixed and will not be adjusted for changes in XOMA Royalty’s business, assets, liabilities, prospects, outlook, financial condition or operating results or in the event of any change in the market price of, analyst estimates of, or projections relating to, XOMA Royalty’s common stock; receipt of the Merger Consideration is taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes; and if the Merger is completed, XOMA Royalty’s stockholders will forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent company.

XOMA Royalty stockholders might not approve the Merger.

Although XOMA Royalty believes that the Merger is in the best interests of XOMA Royalty and its stockholders, XOMA Royalty may not be able to obtain the requisite stockholder approval for the Merger. Failure to obtain the required stockholder approval may result in the Merger not being completed. In addition, if the Merger Agreement is terminated under certain circumstances, XOMA Royalty may be required to pay Parent a termination fee. See the section titled “The Merger Agreement—Termination of the Merger Agreement” of this proxy statement/prospectus.

While the Merger is pending, XOMA Royalty is subject to business uncertainties and contractual restrictions that could materially adversely affect XOMA Royalty’s operating results, financial position and/or cash flows or result in a loss of employees or milestone and royalty partners, licensees or suppliers.

The Merger Agreement includes restrictions on the conduct of XOMA Royalty’s business until the earlier of the completion of the Merger or termination of the Merger Agreement. For example, unless XOMA Royalty obtains Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), XOMA Royalty may not, subject to certain exceptions and aggregate limitations, incur additional indebtedness, issue additional shares of its common stock, repurchase its common stock, pay dividends (except for dividends on the Perpetual Preferred), acquire assets, securities or property, dispose of businesses or assets, enter into, terminate or amend material contracts or make certain additional capital expenditures. XOMA Royalty may find that these and other contractual restrictions in the Merger Agreement delay or prevent XOMA Royalty from responding, or limit its ability to respond, effectively to competitive pressures, industry developments and future business opportunities that may arise during such period, even if XOMA Royalty’s management believes they may be advisable. The pendency of the Merger may also divert management’s attention and XOMA Royalty’s resources from ongoing business and operations.

XOMA Royalty’s employees, milestone and royalty partners, licensees or suppliers may experience uncertainties about the effects of the Merger. It is possible that some milestone and royalty partners, licensees, suppliers and other parties with whom XOMA Royalty has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationship with XOMA Royalty as a result of the pending Merger. Similarly, current and prospective employees may experience uncertainty about their future roles with XOMA Royalty following completion of the Merger, which may materially adversely affect XOMA Royalty’s ability to attract and retain key employees. If any of these effects were to occur, it could materially and adversely impact XOMA Royalty’s operating results, financial position and/or cash flows and/or XOMA Royalty’s stock price. See the section titled “The Merger Agreement—XOMA Royalty Conduct of Business” of this proxy statement/prospectus.

XOMA Royalty’s directors and executive officers have interests in the proposed transaction that may be different from, or in addition to, the interests of XOMA Royalty’s stockholders generally.

XOMA Royalty’s directors and executive officers have interests in the proposed transaction that may be different from, or in addition to, the interests of XOMA Royalty’s stockholders generally. The interests of XOMA Royalty’s directors and executive officers include, among others, severance rights, vesting acceleration for equity awards, and rights to continuing indemnification and directors’ and officers’ liability insurance. The XOMA Royalty Board was aware of and carefully considered the interests of XOMA Royalty’s respective directors and officers, among other matters, in evaluating the terms and structure, and overseeing the negotiation of the proposed transaction, in approving the Merger Agreement, the Merger and the other transactions contemplated thereby.

XOMA Royalty stockholders should be aware of these interests when they consider the recommendation of the XOMA Royalty Board that they adopt the Merger Agreement. The interests of XOMA Royalty’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of XOMA Royalty’s Directors and Executive Officers in the Merger” of this proxy statement/prospectus.

XOMA Royalty may waive one or more of the closing conditions without re-soliciting stockholder approval.

To the extent permitted by law, XOMA Royalty may determine to waive, in whole or part, one or more of the conditions to its obligations to consummate the Merger. XOMA Royalty currently expects to evaluate the materiality of any waiver and its effect on XOMA Royalty’s stockholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus or any re- solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the Merger or as to re-soliciting stockholder approval or amending this proxy statement/prospectus as a result of a waiver will be made by XOMA Royalty, at the time of such waiver based on the facts and circumstances as they exist at that time.

XOMA Royalty will incur substantial transaction fees and costs in connection with the proposed transaction.

XOMA Royalty has incurred and expects to incur several non-recurring transaction-related costs associated with completing the proposed transaction and achieving desired benefits of the proposed transaction. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, retention, severance, change in control and other costs, filing fees and printing costs. The costs described above and any unanticipated costs and expenses, many of which will be borne by XOMA Royalty even if the proposed transaction is not completed, could have an adverse effect on XOMA Royalty’s financial condition and operating results.

XOMA Royalty stockholders who are entitled to and wish to exercise dissenter’s rights under Nevada law must follow the procedures set forth in the Nevada Dissenter’s Rights Statutes.

Under the Nevada Dissenter’s Rights Statutes, the holders of shares of XOMA Royalty common stock who do not vote in favor of the Merger Agreement Proposal have the right to dissent from the Merger and demand payment of the “fair value” of their shares, as defined in NRS 92A.320 and as determined by a court in a judicial proceeding, rather than receiving the Merger Consideration. Such judicial determination of “fair value” could result in a fair value per share that is greater than, equal to, or less than the $39.00 cash component of the Merger Consideration (excluding any value attributable to the CVRs). The dissenter’s rights process can be lengthy and expensive. In addition, dissenting stockholders will not receive CVRs, and therefore will not participate in any potential recovery from the Janssen Litigation.

Although the Support Agreements include an irrevocable waiver of dissenter’s rights by the stockholders party thereto, other XOMA Royalty stockholders are not bound by such waiver and may exercise dissenter’s rights. Stockholders considering whether to exercise dissenter’s rights should carefully review the requirements of NRS 92A.300 through 92A.500, attached hereto as Annex G, as any failure to strictly comply with these statutory procedures will result in a loss of dissenter’s rights. See the section titled “The Merger Agreement—Dissenter’s Rights” of this proxy statement/prospectus.

Holders of XOMA Royalty Warrants with exercise prices exceeding the Merger Consideration will receive only CVRs of uncertain value, and the cashless exercise mechanics may result in holders of In the Money Company Warrants receiving fewer shares than expected.

Under the Merger Agreement, each In the Money Company Warrant will automatically be deemed exercised on a cashless basis immediately prior to, and contingent upon, the Effective Time. The number of shares issuable upon such cashless exercise will be determined in accordance with the cashless exercise formula set forth in the applicable warrant. As a result, the number of shares (and thus the Merger Consideration) received by holders of In the Money Company Warrants upon such cashless exercise will be less than the total number of shares subject to such warrants, and the actual value received will depend on the exercise price of the applicable warrant.

Each Out of the Money Company Warrant will be converted solely into the right to receive one CVR per share subject to such warrant. Accordingly, holders of Out of the Money Company Warrants will not receive any cash consideration and will receive only CVRs, the value of which is entirely contingent on the outcome of the Janssen Litigation and may ultimately be zero. See the section titled “Risk Factors—Risks Related to the CVRs” below.

The Merger Agreement contains provisions that limit XOMA Royalty’s ability to pursue alternatives to the proposed transaction, may discourage certain other companies from making a favorable alternative transaction proposal and, in specified circumstances, could require XOMA Royalty to pay Parent a termination fee.

Under the Merger Agreement, XOMA Royalty is subject to certain restrictions on its ability to solicit alternative business combination proposals from third parties, engage in discussion or negotiations with respect to such proposals or provide information in connection with such proposals, subject to certain customary exceptions. XOMA Royalty may terminate the Merger Agreement and enter into an agreement providing for a superior proposal only if specified conditions have been satisfied, and such a termination would result in XOMA Royalty being required to pay Parent a termination fee equal to $40.0 million. If the Merger Agreement is terminated and XOMA Royalty determines to seek another business combination, XOMA Royalty may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the proposed transaction. While XOMA Royalty believes these provisions and agreements are reasonable and customary and are not preclusive of other offers, these provisions could discourage a third party that may have an interest in acquiring all or a significant part of XOMA Royalty from considering or proposing such acquisition, even if such third party were prepared to pay consideration with a higher value than the Merger Consideration. These provisions might also result in a potential third-party acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

The Leerink Partners opinion rendered to the XOMA Royalty Board does not and will not reflect changes in circumstances between the signing of the Merger Agreement and the closing of the Merger.

The XOMA Royalty Board has not obtained an opinion from its financial advisor as of the date of this proxy statement/prospectus since the opinion provided on April 26, 2026, nor does it expect to receive an updated, revised or reaffirmed opinion prior to the completion of the Merger. Changes in the business, operations and prospects of XOMA Royalty, general market and economic conditions and other factors that may be beyond the control of XOMA Royalty, and on which the Leerink Partners opinion was based, may significantly alter the value of XOMA Royalty or the price of XOMA Royalty’s common stock by the time the Merger is completed. The Leerink Partners opinion does not speak as of the time the Merger will be completed or as of any date other than the date of such opinion. Because Leerink Partners will not be updating the Leerink Partners opinion, such opinion will not address the fairness of the Closing Amount from a financial point of view at the time the Merger is completed. For a description of the opinion that the XOMA Royalty Board received from Leerink Partners, see the section titled “The Merger—Opinion of Leerink Partners, XOMA Royalty’s Lead Financial Advisor.”

If the Merger is not consummated, we may need to raise additional capital to continue our operations and execute our operating plans.

If the Merger is not consummated, XOMA Royalty may need to raise additional capital or XOMA Royalty may need to delay, scale back or eliminate some planned operations, any of which would have a significant negative impact on XOMA Royalty’s prospects and financial condition, as well as the trading price of XOMA Royalty’s common stock. There can be no assurance that XOMA Royalty can raise capital when needed or on terms favorable to XOMA Royalty and its stockholders. Macroeconomic conditions and heightened geopolitical uncertainties may adversely affect general commercial activity and the U.S. and global economies and financial markets, which increases uncertainty around XOMA Royalty’s ability to access the capital markets when needed and on acceptable terms. Moreover, if XOMA Royalty is unable to obtain additional funds on a timely basis, there will be an increased risk of insolvency and up to a total loss of investment by XOMA Royalty’s stockholders.

Lawsuits may be filed against XOMA Royalty and/or Parent challenging the transactions contemplated by the Merger Agreement. An adverse ruling in any such lawsuit may delay or prevent the proposed Merger from being completed.

Lawsuits arising out of or relating to the Merger Agreement and/or the proposed Merger may be filed in the future. One of the conditions to completion of the Merger is the absence of any injunction or other order being in effect that prohibits completion of the Merger. Accordingly, if a plaintiff is successful in obtaining an injunction, then such order may prevent the proposed Merger from being completed, or from being completed within the expected timeframe. In addition, if the Merger is not consummated for any reason, litigation could be filed related to the failure to consummate the Merger.

Regardless of the outcome of any litigation related to the Merger (or the failure of its consummation), such litigation may be time-consuming and expensive, may distract XOMA Royalty’s management from running the day-to-day operations of XOMA Royalty’s business, and may result in negative publicity or an unfavorable impression of XOMA Royalty, any of which could adversely affect the price of XOMA Royalty’s common stock, impair XOMA Royalty’s ability to recruit or retain employees, damage our relationships with XOMA Royalty’s milestone and royalty partners, licensees, suppliers, and other business partners, or otherwise materially harm XOMA Royalty’s operations and financial performance.

Risks Related to the CVRs

The CVRs may have no value, and you may receive no payment in respect of your CVRs.

The Janssen Litigation is the sole source of payments to XOMA Royalty LLC, which in turn is the sole source of distributions to the CVR Trust for payment on the CVRs. If XOMA Royalty LLC does not recover any amounts in connection with the Janssen Litigation, or if the recovery, net of expenses, taxes, third-party litigation funding obligations and reserves, is insufficient to result in any payment to CVR holders, the CVRs will expire with no value, and you will receive no payment in respect of your CVRs. There can be no assurance that any recovery will be obtained in the Janssen Litigation or that, if obtained, any net amounts will be available for distribution to CVR holders.

The Janssen Litigation is at an early stage, and the outcome is highly uncertain.

The Janssen Litigation is at an early stage of the litigation process. The United States District Court for the Eastern District of Pennsylvania denied Janssen’s motion to dismiss the complaint on December 30, 2025. Initial discovery in the action has commenced; however, the parties have not yet exchanged documents, taken depositions or obtained expert reports, and the action remains at an early stage. Substantial proceedings, including discovery, expert reports, summary judgment motions, trial and any appeals, remain to be conducted.

The outcome of the Janssen Litigation is inherently uncertain. The court’s denial of a motion to dismiss does not mean that XOMA Royalty’s claims will succeed or that XOMA Royalty will recover any amount. Janssen has asserted several defenses that the court did not adjudicate at the motion to dismiss stage, which remain pending and could ultimately defeat XOMA Royalty’s claims in their entirety. Janssen has also disputed XOMA Royalty’s interpretation of the relevant contracts, and the resolution of those disputed contractual interpretations may turn on factual development through discovery, expert testimony and trial. XOMA Royalty may also be unable to prove the amount of damages it claims, even if liability is established.

The Janssen Litigation may take many years to resolve, and payments on the CVRs may be substantially delayed, even if the claims are successful.

Complex commercial litigation of this type typically takes many years to resolve, and may take longer in light of the complexity of the contractual and factual issues, the possibility of interlocutory appeals, and the prospect of post-trial motions and appellate review following any judgment. Even if XOMA Royalty obtains a favorable result at trial, that result may be subject to appeal, which may further delay any recovery. Any settlement may also be conditioned on confidentiality, structured payments or other terms that affect the timing and amount of distributions to CVR holders. CVR holders may not receive any payments in respect of their CVRs for an extended period of time, if at all.

Payments on the CVRs will be net of expenses and may be substantially less than the gross amount recovered.

If XOMA Royalty LLC obtains any recovery in the Janssen Litigation, the amount available for distribution to the CVR Trust for payment to the CVR holders will be reduced by attorneys’ fees and other litigation expenses, any third-party litigation funding obligations, taxes due, reserves for accrued and contingent liabilities, and other fees and expenses. XOMA Royalty LLC may also retain a third-party litigation funder, the terms of which will be determined by the XOMA Royalty LLC board of directors in its sole discretion. Amounts repayable to any third-party litigation funder will be paid out of any recovery before distributions are made to the CVR Trust for payment to the CVR holders. The net amount available for distribution to the CVR Trust for payment to the CVR holders may be substantially less than the gross amount recovered, and may be zero even if a meaningful gross recovery is obtained.

The CVRs are not transferable, will not be listed on any exchange, and there will be no market for the CVRs.

The CVRs are not transferable, except in limited circumstances permitted by the CVR Agreement, including transfers by will or intestacy, by operation of law, and certain transfers without consideration to family members or trusts. As a result, there will be no public or other trading market for the CVRs. CVR holders will have no ability to monetize their CVRs prior to receipt of any payments thereon (if any), and will bear the risk of any reduction in the value of the CVRs without the ability to dispose of their CVRs. The CVRs will not be evidenced by any certificate or other instrument and will not be registered under the Securities Act or any state securities laws.

The CVRs do not represent an equity or ownership interest, and you will have no voting or other rights of an equity holder.

The CVRs are contractual rights only and do not represent any equity, ownership or other interest in XOMA Royalty LLC, the CVR Trust, HoldCo, Parent or any of their respective affiliates. CVR holders will have no voting, dividend or other rights typically associated with equity ownership. CVR holders will have no right to receive financial statements or other reports, no right to inspect books and records, no right to attend meetings, no right to direct or participate in the management of XOMA Royalty LLC or the CVR Trust, and no right to dividends or distributions other than the contingent payments expressly provided for in the CVR Agreement. No interest will accrue or be payable on any amounts that may become payable in respect of the CVRs.

XOMA Royalty LLC will control the prosecution, settlement and resolution of the Janssen Litigation, and CVR holders will have no consent or other right with respect to those decisions.

XOMA Royalty LLC will have sole and exclusive control over the prosecution, defense, settlement, monetization and resolution of the Janssen Litigation. All decisions regarding the Janssen Litigation, including the engagement and direction of counsel and experts, the conduct of discovery, the assertion or waiver of privileges, settlement strategy, the timing and form of any settlement, and the decision to abandon or release any claims, will be made by the XOMA Royalty LLC board of directors in its sole and exclusive discretion. CVR holders will have no consent, approval, direction, veto or other right with respect to any of these decisions. The XOMA Royalty LLC board of directors may take, or refrain from taking, actions that adversely affect the value of the CVRs, including by settling the Janssen Litigation for an amount less than what could be obtained through continued prosecution, by abandoning claims for strategic or cost reasons, or by establishing reserves that materially reduce the amount available for distribution to the CVR Trust for payment to the CVR holders.

The tax treatment of the CVRs is uncertain, and you may incur tax liability without receiving any corresponding cash distribution.

Because of the highly uncertain potential future payments under the CVR, the U.S. federal income tax consequences of the receipt of CVRs in the Merger and of any payments on the CVRs are uncertain. As described “U.S. Federal Income Tax Consequences of the Merger—Tax Treatment of the Merger, Receipt of the CVRs and Payments on the CVRs,” it is possible that a broker or other intermediary may report payment of the CVRs to a Holder as a “closed transaction” for U.S. federal income tax purposes, in which case such Holder would recognize gain or loss with respect to the CVRs in the year of the Merger, notwithstanding that no cash payment has been received. Moreover, a CVR holder will be treated for U.S. federal and applicable state and local income tax purposes as the owner of a pro rata share of the CVR Trust’s assets and will be treated as receiving any amounts received by the CVR Trust when those amounts are received by the CVR Trust (and as making any payments of expenses when the CVR Trust makes those payments). Accordingly, a CVR Holder may be required to take into account in computing its U.S. federal or other applicable taxable income, a share of items of income, gain, loss, deduction and credit of the CVR Trust and, indirectly, of XOMA Royalty LLC for each taxable year, regardless of whether any cash distribution is made to CVR holders in that year. CVR holders may therefore incur U.S. federal income tax liability without receiving any corresponding cash distribution and may be required to provide tax forms, certifications or other information in connection with tax reporting and withholding. For a more detailed discussion, see the section titled “U.S. Federal Income Tax Consequences of the Merger” in this proxy statement/prospectus. Each Holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the receipt, ownership of, and payment with respect to the CVRs.

Risks Relating to XOMA Royalty’s Business

XOMA Royalty’s business will continue to be subject to the risks described in the sections titled “Risk Factors” in XOMA Royalty’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and in other documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the documents to which XOMA Royalty and HoldCo refer you to in this registration statement, as well as oral statements made or to be made by XOMA Royalty and HoldCo, include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of XOMA Royalty and HoldCo. Statements in or incorporated by reference into this registration statement regarding XOMA Royalty, HoldCo, or the Merger and the Holding Company Reorganization (collectively, the “Transactions”), that are forward-looking, including statements regarding the anticipated benefits of the Merger, the impact of the Merger on XOMA Royalty’s employees, business and future financial and operating results, the ability of the parties to complete the Merger considering the various closing conditions, including the Holding Company Reorganization, and the closing date for the Merger, are based on XOMA Royalty’s management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond XOMA Royalty’s control. These factors and risks include, but are not limited to:

•	the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect XOMA Royalty’s business and the price of its securities;

•	uncertainties as to the timing of the consummation of the Transactions;

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the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including stockholder approval by XOMA Royalty stockholders, and the potential failure to satisfy the other conditions to the consummation of the Merger, including potential failure to effect the Holding Company Reorganization;

•	that the Transactions may involve unexpected costs, liabilities or delays;

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the effect of the announcement, pendency or completion of the Merger on XOMA Royalty’s ability to attract, motivate, retain and hire key personnel and maintain relationships with licensees, royalty counterparties and others with whom XOMA Royalty does business, or on XOMA Royalty’s operating results and business generally;

•	that the Merger and the Holding Company Reorganization may divert management’s attention from XOMA Royalty’s ongoing business operations;

•	the risk of any legal proceedings related to the Transactions or otherwise, or the impact of the Transactions thereupon, including resulting expense or delay;

•	that XOMA Royalty may be adversely affected by other economic, business and/or competitive factors;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require XOMA Royalty to pay a termination fee;

•	the risk that restrictions during the pendency of the Merger may impact XOMA Royalty’s ability to pursue certain business opportunities or strategic transactions;

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the risk that XOMA Royalty may be unable to obtain governmental and regulatory approvals required for the Transactions, or that required governmental and regulatory approvals may delay the consummation of the Transactions or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause XOMA Royalty or Parent to abandon the Merger;

•	the risk that the anticipated benefits of the Merger may otherwise not be fully realized or may take longer to realize than expected;

•	the impact of legislative, regulatory, economic, competitive and technological changes;

•	the effect of the announcement, pendency or completion of the Merger on the market price of XOMA Royalty common stock;

•	the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities;

•	risks that costs and charges associated with the Transactions may be greater than anticipated or incurred in different periods than anticipated;

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the risk that the Holding Company Reorganization may negatively impact XOMA Royalty’s business operations and reputation with or ability to serve counterparties, may take longer to realize than expected or may result in the liquidation or dissolution of XOMA Royalty if the Merger is not completed;

•	the risk that the CVRs may have little or no value and risks relating to the Janssen Litigation; and

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the risk that the Janssen Litigation may not result in a favorable outcome, may take longer to resolve than expected, or may result in recoveries that are substantially less than anticipated, and that litigation costs may materially reduce the amounts available to CVR holders.

In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; XOMA Royalty’s ability to obtain the approval of the proposed transaction by its stockholders and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the proposed transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and retention as a result of the announcement and pendency of the proposed transaction; and the diversion of management time in connection with the proposed transaction.

For further discussion of these and other risks, contingencies and uncertainties applicable to XOMA Royalty and HoldCo, see the section titled “Risk Factors” of this proxy statement/prospectus and in XOMA Royalty’s other filings with the SEC incorporated by reference into this proxy statement/prospectus. See also the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus for more information about the SEC filings incorporated by reference into this proxy statement/prospectus.

All subsequent written or oral forward-looking statements attributable to XOMA Royalty and HoldCo or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The forward-looking statements included in this proxy statement/prospectus are made only as of the date of this proxy statement/prospectus. Neither XOMA Royalty nor HoldCo is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

THE PARTIES TO THE MERGER

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

XOMA Royalty is a royalty aggregator that plays a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA Royalty does this by providing capital in exchange for the economic rights to future milestone and royalty payments associated with clinical candidates and approved products. In return the drug developer or marketer receives non-dilutive, non-recourse funding. XOMA Royalty seeks to generate stockholder value by maintaining a diversified portfolio to mitigate single-asset, binary risk and by operating under a capital efficient and low corporate cost structure.

XOMA Royalty has a sizable portfolio of economic rights to future potential milestone and royalty payments associated with over 120 commercial products and pre-commercial therapeutic candidates. In 2017, XOMA Royalty transformed its business model to become a royalty aggregator. XOMA Royalty subsequently advanced its portfolio by building upon XOMA Royalty’s existing out-licensing agreements for proprietary products and platforms through the acquisition of rights to future milestones, royalties and commercial payments. Currently, XOMA Royalty’s portfolio is anchored by royalty streams and milestone payments derived from seven commercial-stage assets. In 2025, XOMA Royalty received $33.6 million in commercial payments and $16.9 million from milestone payments and other fees, for total cash receipts of $50.5 million.

XOMA Royalty common stock is listed on The Nasdaq Global Market under the ticker symbol “XOMA.”

For more information about XOMA Royalty, please visit XOMA Royalty’s website at www.xoma.com. The information contained on XOMA Royalty’s website or accessible through it (other than the documents specifically incorporated by reference herein) does not constitute a part of this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about XOMA Royalty is included in the documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus.

XOMA Royalty Holdings Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

HoldCo, a newly formed, direct, wholly owned subsidiary of XOMA Royalty, is a Nevada corporation that was formed on May 15, 2026, for the sole purpose of effecting the Holding Company Reorganization and the Merger. HoldCo has not conducted any activities other than those incidental to its formation and the matters contemplated by the Holding Company Reorganization and the Merger. Pursuant to the Holding Company Reorganization, HoldCo Merger Sub will merge with and into XOMA Royalty, with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo and HoldCo becoming the holding company of XOMA Royalty. Under the Merger Agreement, Merger Sub will merge with and into HoldCo as of the Effective Time, and HoldCo will continue as the surviving corporation and a wholly owned subsidiary of Parent.

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200

Jupiter, Florida 33458

(858) 550-7500

Parent is a leading royalty aggregator, partnering with biopharmaceutical companies to finance and advance late-stage clinical development programs. Parent’s primary business is investing in and structuring royalty interests in mid- to late-stage development and commercial biopharmaceutical products, allowing it to generate long-duration, non-dilutive cash flows supported by a lean corporate cost structure. Capital deployment and technology licensing are the primary drivers of its long-term growth.

Parent owns and manages one of the largest and most diversified portfolios of biopharmaceutical royalties in the industry, with economic interests in more than 100 development and commercial-stage assets. Parent funds high-value programs in exchange for long-term economic interests, aligning capital with clinical and commercial success. Parent’s royalty portfolio is designed to deliver consistent and predictable revenue streams across a broad range of therapeutic assets. Parent also licenses its proprietary technologies, Captisol® and NITRICIL™, to support drug development and formulation across its global partner network.

Flex Merger Sub, Inc.

555 Heritage Drive, Suite 200

Jupiter, Florida 33458

(858) 550-7500

Merger Sub, a newly formed, direct, wholly owned subsidiary of Parent, is a Nevada corporation that was formed on April 20, 2026, for the sole purpose of effecting the Merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. Under the Merger Agreement, Merger Sub will merge with and into HoldCo as of the Effective Time, and HoldCo will continue as the surviving corporation and a wholly owned subsidiary of Parent.

THE SPECIAL MEETING

This proxy statement/prospectus is being mailed on or about June 10, 2026 to holders of record of XOMA Royalty common stock as of the close of business on June 5, 2026 and constitutes notice of the Special Meeting in conformity with the requirements of the NRS and the bylaws of XOMA Royalty (the “XOMA Royalty Bylaws”).

This proxy statement/prospectus is being provided to XOMA Royalty stockholders as part of a solicitation of proxies by the XOMA Royalty Board for use at the Special Meeting and at any adjournments or postponements of the Special Meeting. XOMA Royalty stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place of the Special Meeting

The Special Meeting is scheduled to be held virtually at the Special Meeting website, www.virtualshareholdermeeting.com/XOMA2026SM, on July 13, 2026, beginning at 9:00 a.m., Pacific Time, unless adjourned or postponed to a later date and/or time.

Matters to be Considered at the Special Meeting

The purposes of the Special Meeting are as follows, each as further described in this proxy statement/prospectus:

•	Proposal No. 1: Merger Agreement Proposal. To consider and vote on the Merger Agreement Proposal;

•	Proposal No. 2: Holding Company Reorganization Proposal. To consider and vote on the Holding Company Reorganization Proposal;

•	Proposal No. 3: Compensation Proposal. To consider and vote on the Compensation Proposal; and

•	Proposal No. 4: Adjournment Proposal. To consider and vote on the Adjournment Proposal.

Recommendation of the XOMA Royalty Board of Directors

The XOMA Royalty Board recommends that XOMA Royalty stockholders vote:

•	Proposal No. 1: “FOR” the Merger Agreement Proposal;

•	Proposal No. 2: “FOR” the Holding Company Reorganization Proposal;

•	Proposal No. 3: “FOR” the Compensation Proposal; and

•	Proposal No. 4: “FOR” the Adjournment Proposal.

After careful consideration, the XOMA Royalty Board (1) adopted and approved the Merger Agreement and the consummation of the transactions upon the terms and conditions set forth in the Merger Agreement, (2) determined that it is in the best interests of XOMA Royalty and its stockholders to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, (3) directed that the Merger Agreement Proposal and the Holding Company Reorganization Proposal be submitted to the stockholders of XOMA Royalty for adoption, (4) recommended that the stockholders of XOMA Royalty approve the Merger Agreement Proposal and the Holding Company Reorganization Proposal and (5) declared that the Merger Agreement Proposal and the Holding Company Reorganization Proposal are advisable.

See also the section titled “The Merger—Recommendation of the XOMA Royalty Board of Directors; XOMA Royalty’s Reasons for the Merger” of this proxy statement/prospectus.

Record Date for the Special Meeting and Voting Rights

The record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof is June 5, 2026. As of the close of business on the record date, there were 17,678,742 shares of XOMA Royalty common stock issued and outstanding. Each XOMA Royalty stockholder will have one vote for each share of XOMA Royalty common stock such holder held at the close of business on the record date on each matter properly brought before the Special Meeting. Only XOMA Royalty stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

Quorum; Abstentions and Broker Non-Votes

A quorum of stockholders is necessary to conduct the Special Meeting. The holders of a majority in voting power of the shares of XOMA Royalty common stock issued and entitled to vote thereat, present virtually or represented by proxy at the commencement of the meeting, shall constitute a quorum. On the record date, there were 17,678,742 shares of XOMA Royalty common stock outstanding and entitled to vote. Thus, the holders of 8,839,372 shares must be present or represented by proxy at the Special Meeting to establish a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the Special Meeting is expected to be adjourned in accordance with the XOMA Royalty Bylaws until a quorum is met.

If additional votes must be solicited to adopt the Merger Agreement Proposal or the Holding Company Reorganization Proposal, it is expected that the meeting will be adjourned to solicit additional proxies.

Stockholder of record: shares registered in your name

If you sign and return your proxy card with no further instruction and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted in accordance with the Board’s recommendations on all proposals.

Beneficial owner: shares registered in the name of a broker or bank

If you are the beneficial owner and do not direct your broker, bank or other agent how to vote your shares, your broker, bank or other agent will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, bank or other agent is not entitled to vote your shares with respect to “non-routine” proposals, which can result in a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other agent how to vote your shares on all proposals to ensure that your vote is counted.

Required Votes; Vote of XOMA Royalty’s Directors and Executive Officers

Proposal		Votes Necessary
Proposal No. 1	Merger Agreement Proposal

Approval requires the affirmative vote of the holders of a majority of the outstanding voting power of the XOMA Royalty stockholders.

Abstentions or broker non-votes, if any, will have the same effect as a vote against the Merger Agreement Proposal.

Proposal		Votes Necessary

Proposal No. 2	Holding Company Reorganization Proposal

Approval requires the affirmative vote of the holders of a majority of the outstanding voting power of the XOMA Royalty stockholders.

Abstentions or broker non-votes, if any, will have the same effect as a vote against the Holding Company Reorganization Proposal.

Proposal No. 3	Compensation Proposal	Approval requires the affirmative vote of the majority of the votes cast. Abstentions or broker non-votes, if any, will have no effect on the outcome of the Compensation Proposal.

Proposal No. 4	Adjournment Proposal	Approval requires the affirmative vote of the majority of the votes cast. Abstentions or broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal.

As of the close of business on the record date, (i) the directors and executive officers of XOMA Royalty beneficially owned and were entitled to vote approximately 239,461 shares of XOMA Royalty common stock, representing approximately 1.3% of the shares of XOMA Royalty common stock outstanding on that date and (ii) certain funds affiliated with BVF Partners (together with affiliated entities) that were parties to a Support Agreement beneficially owned and were entitled to vote approximately 7,593,303 shares of XOMA Royalty common stock, representing approximately 43.0% of the shares of XOMA Royalty common stock outstanding on that date. The Supporting Stockholders have entered into Support Agreements obligating them to vote their shares “FOR” the Merger Agreement Proposal, “FOR” the Holding Company Reorganization Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. See also the sections titled “The Ancillary Agreements—Support Agreements” and “Security Ownership of Certain Beneficial Owners and Management of XOMA Royalty” of this proxy statement/prospectus.

Methods of Voting

If you are a stockholder of record as of the record date, you may vote by proxy through the Internet, by telephone, or by mail, or by voting electronically at the Special Meeting. For shares held through a bank, broker or other nominee in “street name” instead of as a registered holder, you may vote by submitting your voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated below. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

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By Internet: If you are a stockholder of record, you can submit a proxy to vote at www.virtualshareholdermeeting.com/XOMA2026SM and follow the instructions, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card or your voting instruction form.

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By Telephone: If you are a stockholder of record, you can submit a proxy to vote using a touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card or your voting instruction form.

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By Mail: If you are a stockholder of record, you may complete, sign, date and return by mail the proxy card or voting instruction form sent to you in the envelope provided to you with your proxy materials or voting instruction form.

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At the meeting: If you are a stockholder of record, you may vote electronically at the Special Meeting until the closing of the polls by logging into the meeting as a stockholder and clicking the “Vote Here”

button. You will need the 16-digit control number included with your proxy materials. For more information on how to attend electronically, see the section titled “—Attending the Special Meeting” of this proxy statement/prospectus.

Record stockholders who attend the Special Meeting may vote their shares live electronically even if they previously have voted their shares.

If you are a stockholder of record, proxies submitted over the Internet, by telephone or by mail as described above should be received by 11:59 p.m., Eastern Time, on July 12, 2026. To reduce administrative costs and help the environment by conserving natural resources, XOMA Royalty asks that you submit a proxy to vote through the Internet, which is available 24 hours a day.

Notwithstanding the above, if your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions you receive from your bank, broker or other nominee on how to vote your shares.

No matters other than the proposals listed above will be brought before the Special Meeting and the XOMA Royalty Bylaws provide that the only business that may be conducted at the Special Meeting are those proposals brought before the meeting pursuant to this proxy statement/prospectus.

Shares Held by Parties to the Voting Agreements

Each of the members of the XOMA Royalty Board, XOMA Royalty’s executive officers and certain funds affiliated with BVF Partners (together with affiliated entities), in their capacities as stockholders of XOMA Royalty, entered into voting and support agreements (collectively, the “Support Agreements”), pursuant to which they agreed (i) to vote their shares of XOMA Royalty common stock in favor of the adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement, and (ii) against (x) any action or agreement that would reasonably be expected to result in a breach of XOMA Royalty’s obligations under the Merger Agreement and (y) any competing acquisition proposal. For further information, please see the section entitled “The Ancillary Agreements—Support Agreements” of this proxy statement/prospectus.

As of the close of business on the record date, there were 17,678,742 shares of XOMA Royalty common stock entitled to vote at the Special Meeting. As of the close of business on the record date, (i) the directors and executive officers of XOMA Royalty beneficially owned and were entitled to vote approximately 239,461 shares of XOMA Royalty common stock, representing approximately 1.3% of the shares of XOMA Royalty common stock outstanding on that date and (ii) certain funds affiliated with BVF Partners (together with affiliated entities) that were parties to a Support Agreement beneficially owned and were entitled to vote approximately 7,593,303 shares of XOMA Royalty common stock, representing approximately 43.0% of the shares of XOMA Royalty common stock outstanding on that date.

Revocability of Proxies

Any stockholder giving a proxy has the right to revoke it before the proxy is voted at the Special Meeting by doing any of the following:

•

delivering a written notice of revocation or a duly executed proxy bearing a later date prior to the Special Meeting, which should be delivered to the Secretary of XOMA Royalty at XOMA Royalty’s principal executive offices, if you voted by mail;

•	submitting a timely and valid later proxy to vote online at www.virtualshareholdermeeting.com/XOMA2026SM;

•	calling 1-800-690-6903 and following the recorded instructions; or

•	attending the Special Meeting and voting electronically. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Execution or revocation of a proxy will not in any way affect the stockholder’s right to attend the Special Meeting and vote live electronically at the Special Meeting.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

Attn: Secretary

If your shares are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

Proxy Solicitation Costs

XOMA Royalty is soliciting proxies to provide an opportunity to all XOMA Royalty stockholders to vote on agenda items, whether or not the stockholders are able to attend the Special Meeting or an adjournment or postponement thereof. XOMA Royalty will bear the cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, XOMA Royalty will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of XOMA Royalty common stock held of record by such nominee holders. XOMA Royalty may be required to reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

XOMA Royalty has retained Sodali & Co to assist in the solicitation process. XOMA Royalty estimates that it will pay Sodali & Co a fee of approximately $10,000, plus reimbursement of reasonable expenses. XOMA Royalty also has agreed to indemnify Sodali & Co against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). Proxies may be solicited on behalf of XOMA Royalty or by XOMA Royalty directors, officers and other employees by mail, telephone, electronic means (including by facsimile, via the Internet or by other means of electronic communication) or in person. Directors, officers and employees of XOMA Royalty will not be paid any additional amounts for their services or solicitation in this regard.

Attending the Special Meeting

You are entitled to attend the Special Meeting only if you are a stockholder of record of XOMA Royalty at the close of business on June 5, 2026 (the record date for the Special Meeting) or you hold your shares of XOMA Royalty beneficially in the name of a broker, bank or other nominee as of the record date, or you hold a valid proxy for the Special Meeting.

To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for check-in procedures. If you hold your shares through a bank or broker, instructions on how to attend the meeting should also be provided on the voting instruction form provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the record date.

If you plan to attend the Special Meeting and vote electronically, XOMA Royalty still encourages you to submit a proxy to vote in advance by the Internet, by telephone or by mail so that your vote will be counted even if you later decide not to attend the Special Meeting. Submitting your proxy by the Internet, by telephone or by mail will not limit your right to vote at the Special Meeting if you later decide to attend electronically.

Householding

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact XOMA Royalty’s Secretary at 2200 Powell Street, Suite 310, Emeryville, California 94608, (510) 204-7200.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact XOMA Royalty’s Secretary at the above address or phone number.

Tabulation of Votes

The XOMA Royalty Board will appoint an independent inspector of election for the Special Meeting. The inspector of election will, among other matters, determine the number of shares of XOMA Royalty common stock represented virtually or by proxy at the Special Meeting to confirm the existence of a quorum, determine the validity of all proxies and votes and certify the results of voting on all proposals submitted to XOMA Royalty stockholders.

Adjournments

If a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or the Holding Company Reorganization Proposal, then XOMA Royalty stockholders may be asked to vote on the Adjournment Proposal.

At any subsequent reconvening of the Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting or in the event that a new record date has been fixed for the meeting.

Dissenter’s Rights

Dissenter’s rights are statutory rights under the NRS that, if applicable, enable stockholders of a corporation to dissent from an extraordinary transaction, such as a merger, and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such stockholders in connection with the transaction. Under the NRS, stockholders generally do not have dissenter’s rights if the shares of stock they hold are either listed on a national securities exchange or traded in an organized market and held of record by more than 2,000 holders with a market value of at least $20 million (exclusive of subsidiaries, executives, directors and beneficial stockholders owning more than 10% thereof). Notwithstanding the foregoing, dissenter’s rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) cash, (b) shares of stock or other securities of another entity, including CVRs, that will either be listed on a national securities exchange or traded in an organized market and held of record by more than 2,000 holders with a market value of at least $20 million (exclusive of subsidiaries, executives, directors and beneficial stockholders owning more than 10% thereof) at the time of the merger, or (c) any combination of (a) and (b). Because holders of XOMA Royalty common stock will receive cash and one CVR that is not listed on a national securities exchange or traded in an organized market as part of the merger consideration under the Merger Agreement, they are entitled to dissenter’s rights under the NRS in connection with the Merger Agreement Proposal.

Because XOMA Royalty stockholders are not required by the terms of the Holding Company Reorganization to accept for their shares of XOMA Royalty common stock anything other than shares of HoldCo common stock, holders of XOMA Royalty common stock are not entitled to dissenter’s rights in connection with the Holding Company Reorganization.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the Special Meeting or the Merger, please contact Sodali & Co, the proxy solicitor for XOMA Royalty:

Sodali & Co

430 Park Ave, 14th Floor

New York, NY 10022

Email: XOMA@info.sodali.com

XOMA ROYALTY STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT, THE MERGER AND THE HOLDING COMPANY REORGANIZATION. IN PARTICULAR, XOMA ROYALTY STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

PROPOSAL NO. 1: THE MERGER AGREEMENT PROPOSAL

XOMA Royalty stockholders are being asked to consider and vote on a proposal to approve the Merger Agreement (the “Merger Agreement Proposal”). The Merger Agreement provides that, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into HoldCo, with HoldCo surviving the Merger as a wholly owned subsidiary of Parent. As consideration for the Merger, at the Effective Time, each share of HoldCo common stock outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be automatically converted into the right to receive (i) $39.00 per share in cash, without interest and subject to applicable withholding taxes, plus (ii) one CVR that is a contractual right to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust out of distributions, if any, made by XOMA Royalty LLC, in each case as further described in this proxy statement/prospectus. Each share of HoldCo Series X Convertible Preferred Stock outstanding immediately prior to the Effective Time, if any, will be converted into the right to receive the Merger Consideration with respect to the aggregate number of shares of HoldCo common stock into which such share was convertible immediately prior to the Effective Time. Each share of HoldCo Series A Preferred Stock and HoldCo Series B Preferred Stock will be redeemed in accordance with the terms of the applicable certificate of designation, including payment of all accrued and unpaid dividends thereon through the redemption date.

A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference. XOMA Royalty stockholders are urged to read the Merger Agreement carefully and in its entirety. For a summary of the Merger Agreement, the Merger and the Merger Consideration (including the CVRs), and a discussion of the related risks, see the sections captioned “The Merger,” “The Merger Agreement,” “Contingent Value Rights” and “Risk Factors” beginning on pages 41, 71, 92 and 18, respectively, of this proxy statement/prospectus. For a discussion of the U.S. federal income tax consequences of the Merger, see “U.S. Federal Income Tax Consequences of the Merger” beginning on page 104 of this proxy statement/prospectus.

The Merger Agreement provides that, as a condition to the consummation of the Merger, XOMA Royalty stockholders must approve both the Merger Agreement Proposal and the Holding Company Reorganization Proposal at the Special Meeting. The approval of the Merger Agreement Proposal is therefore necessary in order for the Merger to be completed. If XOMA Royalty stockholders do not approve the Merger Agreement Proposal, the Merger will not be completed.

The XOMA Royalty Board, after careful consideration, (i) determined that it is in the best interests of XOMA Royalty and its stockholders to enter into the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) adopted and approved, and declared advisable, the Merger Agreement and the transactions contemplated thereby on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) resolved to recommend the approval of the Merger Agreement by XOMA Royalty stockholders.

THE XOMA ROYALTY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MERGER AGREEMENT PROPOSAL (PROPOSAL NO. 1).

PROPOSAL NO. 2: THE HOLDING COMPANY REORGANIZATION PROPOSAL

XOMA Royalty stockholders are being asked to consider and vote on a proposal to approve the Holding Company Reorganization, including the HoldCo Reorganization Merger Agreement (the “Holding Company Reorganization Proposal”). The Holding Company Reorganization is a step in the structure required to consummate the Merger. In the Holding Company Reorganization, HoldCo Merger Sub will merge with and into XOMA Royalty, with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo and HoldCo becoming the holding company of XOMA Royalty.

In connection with the Holding Company Reorganization, (i) each share of XOMA Royalty common stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of HoldCo common stock, having the same rights, powers and preferences as the corresponding share of XOMA Royalty common stock; (ii) each share (if any) of Series A Preferred Stock, Series B Preferred Stock and Series X Preferred Stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of a corresponding series of HoldCo preferred stock, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as the corresponding share of Company Preferred Stock; and (iii) each Company equity-based award outstanding immediately prior to the effectiveness of the Holding Company Reorganization will be automatically converted into a corresponding award with respect to HoldCo common stock (or, as applicable, HoldCo preferred stock), on the same terms and conditions. Following the Holding Company Reorganization, HoldCo will assume all obligations of XOMA Royalty under the Merger Agreement, and Merger Sub will merge with and into HoldCo at the Effective Time, with HoldCo continuing as the surviving entity and becoming a wholly owned subsidiary of Parent.

The articles of incorporation and bylaws of HoldCo will be, immediately following the Holding Company Reorganization, substantially identical in all material respects to the existing articles of incorporation and bylaws of XOMA Royalty, except for changes necessary or appropriate to reflect the holding company structure and matters incidental thereto. For a more detailed description of the Holding Company Reorganization, the rights of HoldCo stockholders, and the material differences between the rights of XOMA Royalty stockholders and HoldCo stockholders, see the sections captioned “The Holding Company Reorganization” and “Comparison of Stockholders’ Rights” beginning on pages 100 and 110, respectively, of this proxy statement/prospectus. For a discussion of the U.S. federal income tax consequences of the Holding Company Reorganization, see “U.S. Federal Income Tax Consequences of the Merger” beginning on page 104. XOMA Royalty stockholders are encouraged to read the full text of the HoldCo Reorganization Merger Agreement, which is attached as Annex B hereto.

The Merger Agreement provides that, as a condition to the consummation of the Merger, XOMA Royalty stockholders must approve both the Merger Agreement Proposal and the Holding Company Reorganization Proposal at the Special Meeting. The approval of the Holding Company Reorganization Proposal is therefore necessary in order for the Merger to be completed. If XOMA Royalty stockholders do not approve the Holding Company Reorganization Proposal, the Merger will not be completed. Approval of the Holding Company Reorganization Proposal is conditioned upon, and will be deemed satisfied only if, the Merger Agreement Proposal is also approved by the requisite vote of the holders of XOMA Royalty common stock.

The XOMA Royalty Board, after careful consideration, determined that it is advisable and in the best interests of XOMA Royalty and its stockholders to effect the Holding Company Reorganization, all as contemplated by (i) the HoldCo Reorganization Merger Agreement and (ii) the Merger Agreement, and resolved to recommend the approval of the Holding Company Reorganization by XOMA Royalty stockholders.

It is a condition to the consummation of the Merger that XOMA Royalty stockholders approve the Holding Company Reorganization Proposal.

THE XOMA ROYALTY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE HOLDING COMPANY REORGANIZATION PROPOSAL (PROPOSAL NO. 2).

PROPOSAL NO. 3: THE COMPENSATION PROPOSAL

XOMA Royalty stockholders are being asked to consider and vote, on a non-binding, advisory basis, to approve the compensation that may be paid or become payable by XOMA Royalty to its named executive officers in connection with the Merger Agreement and the transactions contemplated therein (the “Compensation Proposal”). This proposal is being submitted to XOMA Royalty stockholders pursuant to Section 14A(b)(1) of the Exchange Act, which requires XOMA Royalty to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to its named executive officers in connection with the Merger.

The compensation that may be paid or become payable by XOMA Royalty to its named executive officers in connection with the Merger Agreement, and the transactions contemplated therein, is described in the section captioned “The Merger—Quantification of Payments and Benefits to XOMA Royalty Named Executive Officers” beginning on page 66 of this proxy statement/prospectus and the accompanying golden parachute compensation table and footnotes. The various plans and arrangements pursuant to which the compensation described in such section may be paid or become payable form part of XOMA Royalty’s overall compensation program for its named executive officers, as previously disclosed in XOMA Royalty’s prior filings with the SEC, and the XOMA Royalty Board determined that such plans and arrangements were necessary and appropriate to attract and retain its named executive officers.

Certain payments under the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote on the Compensation Proposal, if the Merger Agreement Proposal and the Holding Company Reorganization Proposal are approved and the Merger is consummated, the compensation that may be paid or become payable to XOMA Royalty’s named executive officers in connection with the Merger will be eligible to be paid in accordance with the terms and conditions of the underlying plans and agreements and the Merger Agreement.

Approval of the Compensation Proposal is not a condition to the consummation of the Merger.

THE XOMA ROYALTY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION PROPOSAL (PROPOSAL NO. 3).

PROPOSAL NO. 4: THE ADJOURNMENT PROPOSAL

XOMA Royalty stockholders are being asked to consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or the Holding Company Reorganization Proposal (the “Adjournment Proposal”). If XOMA Royalty stockholders approve the Adjournment Proposal, XOMA Royalty could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against approval of the Merger Agreement Proposal or the Holding Company Reorganization Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if XOMA Royalty had received proxies representing a sufficient number of votes against approval of the Merger Agreement Proposal or the Holding Company Reorganization Proposal such that either proposal would be defeated, XOMA Royalty could adjourn the Special Meeting without a vote on the Merger Agreement Proposal or the Holding Company Reorganization Proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of the Merger Agreement Proposal and the Holding Company Reorganization Proposal. Additionally, XOMA Royalty may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairperson of the Special Meeting.

XOMA Royalty does not anticipate calling a vote on the Adjournment Proposal if the Merger Agreement Proposal and the Holding Company Reorganization Proposal are approved at the Special Meeting. Approval of the Adjournment Proposal is not a condition to the consummation of the Merger.

THE XOMA ROYALTY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL NO. 4).

THE MERGER

The following is a description of material aspects of the Merger. While XOMA Royalty believes that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire proxy statement/prospectus, including the text of the Merger Agreement attached to this proxy statement/prospectus as Annex A, for a more complete understanding of the Merger. In addition, important business and financial information about each of XOMA Royalty is included in or incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus.

General

XOMA Royalty Corporation, a Nevada corporation (the “Company” or “XOMA Royalty”), Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), and Flex Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of April 27, 2026, as amended by Amendment No. 1 to the Agreement and Plan of Merger on May 16, 2026, by and among XOMA Royalty, Parent, Merger Sub and XOMA Royalty Holdings Corporation, a Nevada corporation and wholly owned subsidiary of XOMA Royalty (“HoldCo”), as it may be amended from time to time (as amended, the “Merger Agreement”). Pursuant to the terms and subject to the conditions thereof, including, without limitation, effecting the Holding Company Reorganization (as defined below), of the Merger Agreement, Merger Sub will merge with and into HoldCo (the “Merger”), with HoldCo surviving the Merger as a wholly owned subsidiary of Parent. Following the Holding Company Reorganization, unless the context otherwise requires, all references in this section to the “Company” or “XOMA Royalty” refer to HoldCo. Following the Holding Company Reorganization, HoldCo will assume all obligations of the Company under the Merger Agreement.

Merger Consideration

At the Effective Time, each eligible share of XOMA Royalty common stock will be converted into the right to receive $39.00 in cash, without interest and subject to applicable withholding taxes, plus one CVR. The treatment of Company Preferred Stock, Company equity awards and Company Warrants is described under the sections titled “The Merger Agreement—Merger Consideration” and “The Merger Agreement—Treatment of Company Equity Awards and Company Warrants” in this proxy statement/prospectus. For a detailed description of the CVRs, see the section titled “Contingent Value Rights” in this proxy statement/prospectus.

Completion and Effectiveness of the Merger

The closing of the Merger (the “Closing”), will take place on the third business day after the satisfaction or waiver of all conditions for completion of the Merger set forth in the Merger Agreement (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions), or at such other time, place and/or date as Parent and XOMA Royalty may otherwise mutually agree in writing. The date on which the Closing actually takes place is referred to herein as the “Closing Date”.

On the date of the Closing, HoldCo and Merger Sub will file articles of merger (“Articles of Merger”) with the Nevada Secretary of State as provided under the NRS. The Merger will become effective at the time of the filing of the Articles of Merger with the Nevada Secretary of State or at such later time as may be designated jointly by Parent and HoldCo and specified in the Articles of Merger. The time at which the Merger becomes effective is referred to as the “Effective Time”.

Parent and XOMA Royalty are working to complete the Merger prior to 11:59 p.m., Eastern Time, on January 26, 2027 (the “Termination Date”). It is possible that factors outside the control of both parties could result in the Merger being completed at a different time, or not at all.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the XOMA Royalty Board or representatives of XOMA Royalty, Parent and/or other parties.

XOMA Royalty is a royalty aggregator that plays a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA Royalty does this by providing capital in exchange for the economic rights to future milestone and royalty payments associated with clinical candidates and approved products. In return, the drug developer or marketer receives non-dilutive, non-recourse funding. XOMA Royalty seeks to generate stockholder value by maintaining a diversified portfolio to mitigate single-asset binary risk and by operating under a capital-efficient and low corporate cost structure.

XOMA Royalty was incorporated in Delaware in 1981. In 2017, XOMA Royalty undertook to transform its business model to become a royalty aggregator. XOMA Royalty subsequently advanced its portfolio by building upon its existing out-licensing agreements for proprietary products and platforms through the acquisition of rights to future milestones, royalties and commercial payments. Effective July 2024, XOMA Royalty changed its name from XOMA Corporation to XOMA Royalty Corporation. In May 2025, XOMA Royalty reincorporated from Delaware to Nevada.

As of the period of time that is relevant to the events described below, XOMA Royalty had a sizable portfolio of economic rights to future potential milestone and royalty payments associated with over 120 commercial and pre-commercial therapeutic candidates. The portfolio was anchored by royalty streams and milestone payments derived from seven commercial-stage assets. XOMA Royalty’s royalty aggregator business was primarily focused on early to mid-stage clinical assets, primarily in Phase 1 and 2 development, which XOMA Royalty believed had significant commercial sales potential and that were licensed to well-funded sponsors or developers with established expertise in developing and commercializing drugs. XOMA Royalty also acquired milestone and royalty revenue streams on late-stage clinical assets and commercial assets that were designed to address unmet markets or had a therapeutic advantage over other treatment options, and had long duration of market exclusivity.

XOMA Royalty’s strategy was to expand its portfolio by acquiring additional milestone and royalty revenue streams associated with product candidates from third parties. XOMA Royalty believed expanding its portfolio through these acquisitions allowed for further diversification across therapeutic areas and development stages, thereby mitigating single-asset binary exposure. Additionally, beginning with the acquisition of Kinnate Biopharma Inc. in 2024, XOMA Royalty acquired or served as the structuring agent for nine acquisitions of publicly traded and private biotech companies, which added a combination of cash and cash equivalents, material tax benefits, new therapeutic candidates capable of being licensed out for additional royalties and milestones, and/or economic interests in programs being developed by other pharmaceutical companies.

Unlike drug development companies within the broader life sciences sector, which may attract acquisition interest from a wide range of strategic and financial buyers, the royalty aggregator sector is a relatively narrow and specialized sector within the biopharmaceutical industry. As a result, the universe of potential strategic acquirors with the financial capacity, operational expertise and existing infrastructure to acquire and integrate a royalty aggregator business of XOMA Royalty’s scale is correspondingly limited. The XOMA Royalty Board and its advisors were mindful of this dynamic throughout the process described below.

On a periodic basis, Owen Hughes, Chief Executive Officer of the Company, and Brad Sitko, Chief Investment Officer of the Company, together with other members of XOMA Royalty’s senior management team, engaged in discussions with potential counterparties and financial sponsors regarding potential strategic transactions, financing opportunities, and other business development initiatives to enhance stockholder value. From time to time, these discussions have included XOMA Royalty’s strategy as a standalone company and potential opportunities for business combinations, partnerships, licensing arrangements, collaborations, significant single party financings and other strategic transactions.

On February 5, 2024, XOMA Royalty and Parent entered into a Mutual Confidentiality Agreement to facilitate discussions regarding potential business and collaborative opportunities between the parties, which did not contain standstill provisions.

Subsequent to a XOMA Royalty Board meeting held on October 14, 2025, XOMA Royalty engaged Leerink Partners LLC (“Leerink Partners”) as its financial advisor, and on January 17, 2026, XOMA Royalty engaged H.C. Wainwright & Co., LLC (“Wainwright”) as an additional financial advisor to provide further perspective on the strategic alternatives available to XOMA Royalty. XOMA Royalty’s management and the XOMA Royalty Board regularly consulted with Leerink Partners and Wainwright in the ordinary course of business regarding potential strategic opportunities.

In September and October 2025, representatives of XOMA Royalty discussed with representatives of a healthcare-focused investment firm, referred to herein as “Party E,” a potential loan with or minority investment into XOMA Royalty.

On September 10, 2025, during an in-person meeting with a representative of Wainwright in New York, Mr. Hughes requested that Wainwright approach Todd Davis, the Chief Executive Officer of Parent, regarding XOMA Royalty’s interest in discussing the potential to enter into a form of corporate transaction with Parent. On the same day, the representative of Wainwright discussed in-person with Mr. Davis the potential for a business combination of XOMA Royalty and Parent.

On October 23, 2025, Mr. Hughes and Mr. Sitko met with Mr. Davis and another representative of Parent in Boston to discuss recent business trends.

In addition to its discussions with Parent during this period, XOMA Royalty’s management engaged in discussions with several other parties regarding potential transactions or financing opportunities.

On November 24, 2025, Brad Sitko, Chief Investment Officer of XOMA Royalty, had a telephone conference with a representative of a financial sponsor focused on infrastructure and real assets, referred to herein as “Party C,” to review key updates in the XOMA Royalty business and discuss potential financing opportunities.

On December 3, 2025, Mr. Hughes and Mr. Sitko met with representatives of a global private equity firm, referred to herein as “Party B,” to discuss an overview of XOMA Royalty, key assets in the XOMA Royalty portfolio, XOMA Royalty’s positioning in the royalty aggregator space and business accomplishments in 2025.

During the period from late 2025 through early 2026, several publicly disclosed developments affecting programs in XOMA Royalty’s portfolio impacted the trading price of XOMA Royalty common stock, including (i) the December 11, 2025 announcement by Rezolute, Inc., a development partner of XOMA Royalty, that its Phase 3 sunRIZE clinical trial evaluating ersodetug for the treatment of congenital hyperinsulinism did not meet its primary or key secondary endpoints, (ii) the February 11, 2026, disclosure by Johnson & Johnson in its Annual Report on Form 10-K for the fiscal year ended December 29, 2025 regarding royalty proceedings related to TREMFYA® (guselkumab), a product with respect to which XOMA Royalty had initiated litigation against Janssen Biotech, Inc. asserting claims for breach of contract and unjust enrichment arising from Janssen’s alleged unauthorized use of XOMA Royalty’s intellectual property and (iii) the February 23, 2026 announcement by Gossamer Bio, Inc. that its Phase 3 PROSERA study evaluating seralutinib for the treatment of pulmonary arterial hypertension did not meet its primary endpoint. The XOMA Royalty Board and XOMA Royalty’s management were aware of these developments and considered their impact on the value of XOMA Royalty’s portfolio and the trading price of XOMA Royalty common stock in the context of the strategic process described herein.

On December 16, 2025, Parent submitted an initial non-binding proposal for the acquisition of 100% of the capital stock of XOMA Royalty for $24.10 per share upfront in cash, plus $4.05 per share in Parent common stock, plus $4.15 per share in contingent consideration payable upon the achievement of $150 million in annual global royalty receipts in any one calendar year between January 1, 2027 and December 31, 2030, representing total consideration of $32.30 per share (the “December 16th Parent Proposal”). The December 16th Parent Proposal was contingent upon XOMA Royalty’s completion of a contemplated royalty swap transaction with Takeda Pharmaceutical Company Limited prior to entering into a definitive agreement. Parent indicated that it would finance the acquisition with a combination of cash on hand and new and/or existing debt, and that its obligation to consummate the acquisition would not be subject to any financing contingency. Parent identified Stifel, Nicolaus & Company, Incorporated (“Stifel”) as its financial advisor and Paul Hastings LLP (“Paul Hastings”) as its legal counsel for the transaction.

On December 16, 2025, XOMA Royalty’s management discussed the December 16th Parent Proposal with certain members of the XOMA Royalty Board.

On December 17, 2025, Mr. Hughes provided feedback to Mr. Davis that the December 16th Parent Proposal was deficient in a number of ways, including with respect to price, structure and implied timing of the contingent consideration.

Also on December 17, 2025, Mr. Hughes and Mr. Sitko met with representatives of Party B to discuss key business development updates, further overview of the XOMA Royalty portfolio and potential financing opportunities.

On December 18, 2025, a representative of Leerink Partners spoke with a representative of Stifel to address questions and reinforce Mr. Hughes’ message that the December 16th Parent Proposal was deficient in a number of ways, including with respect to price, structure and implied timing of the contingent consideration.

On December 22, 2025, XOMA Royalty entered into a confidentiality agreement, which contained standstill provisions without a “don’t ask, don’t waive” provision, with a publicly traded biopharmaceutical company, referred to herein as “Party D,” to facilitate discussions regarding a potential transaction.

On December 30, 2025, Mr. Hughes and Mr. Sitko met with representatives of Party D to discuss an overview of XOMA Royalty, key assets in the XOMA Royalty portfolio, XOMA Royalty’s positioning in the royalty aggregator space and business accomplishments in 2025.

On January 1, 2026, Mr. Davis contacted Mr. Hughes to suggest the companies meet at the JPM Healthcare Conference in San Francisco to discuss a potential transaction. Mr. Hughes declined to meet with Parent given the deficiencies in the December 16th Parent Proposal.

On January 6, 2026, diligence calls were held between Party D and XOMA Royalty related to historical acquisitions and tax matters.

On January 7, 2026, Parent submitted a revised non-binding proposal for the acquisition of 100% of the capital stock of XOMA Royalty for $30.50 per share upfront in cash, plus $2.00 per share in contingent consideration upon achievement of $60 million in annual global royalty receipts in any full calendar year by the end of 2027, plus $2.00 per share in contingent consideration upon achievement of $150 million in annual global royalty receipts in any full calendar year by the end of 2030, representing total consideration of $34.50 per share (the “January 7th Parent Proposal”). Parent requested a 30-day period of exclusivity to complete confirmatory due diligence and negotiate definitive agreements. Over the ensuing days, XOMA Royalty’s management discussed the January 7th Parent Proposal with certain members of the XOMA Royalty Board.

On January 9, 2026, Mr. Hughes provided feedback to Mr. Davis that the January 7th Parent Proposal was deficient in a number of ways, including with respect to price.

On January 9, 2026, a representative of Leerink Partners discussed with a representative of Stifel to reinforce the feedback that the January 7th Parent Proposal was deficient.

On January 13, 2026, two representatives of Wainwright met in-person with the CEO and a Senior Managing Director of a healthcare-focused investment firm, referred to herein as “Party A”, whereby Party A indicated its interest in holding a phone call or meeting with Mr. Hughes while the parties were in San Francisco.

On January 13, 2026, Mr. Hughes met with the Chief Executive Officer and Chief Investment Officer of Party D.

On January 16, 2026, Mr. Hughes reached out to Party A to discuss potential interest in XOMA Royalty.

On January 22, 2026, Parent submitted a further revised non-binding proposal for the acquisition of 100% of the capital stock of XOMA Royalty for $32.00 per share upfront in cash, plus $7.00 per share in contingent consideration upon achievement of $175 million in annual global royalty receipts in any full calendar year by the end of 2030, representing total consideration of up to $39.00 per share (the “January 22nd Parent Proposal”). Parent again requested a 30-day period of exclusivity.

Also on January 22, 2026, XOMA Royalty and Party A entered into a mutual confidentiality agreement, which contained standstill provisions without a “don’t ask, don’t waive” provision.

On January 27, 2026, the XOMA Royalty Board held a meeting at which members of senior management and representatives of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), XOMA Royalty’s outside legal counsel, Leerink Partners and Wainwright were present. At this meeting, Mr. Hughes stated that the purpose of the meeting was to discuss the non-binding acquisition proposals submitted by Parent. Mr. Hughes noted that he had previously discussed the proposals with each of the XOMA Royalty Board members. Representatives of Leerink Partners then reviewed the history of the proposals from Parent, including the implied equity value for XOMA Royalty under each bid and the proposed contingent value right component of the proposal. A discussion followed regarding the XOMA Royalty Board’s desire to maximize long-term value for XOMA Royalty and its stockholders, whether through remaining independent or selling XOMA Royalty at an appropriate price that fully values XOMA Royalty. Representatives of Leerink Partners then discussed management’s preliminary revenue forecast, including the assumptions and probabilities of success underlying the revenue forecast, and its preliminary financial analysis of XOMA Royalty based upon management’s forecasts. Following this discussion, the XOMA Royalty Board determined that Parent’s proposals, including the January 22nd Parent Proposal, failed to adequately value XOMA Royalty. Accordingly, the XOMA Royalty Board directed management and representatives of Leerink Partners to communicate this determination to Parent and to continue to explore all options to maximize stockholder value.

On January 29, 2026, a representative of Leerink Partners spoke with a representative of Stifel, and XOMA Royalty’s management spoke with Parent’s management, to provide feedback from the XOMA Royalty Board meeting regarding the January 22nd Parent Proposal.

On January 30, 2026, XOMA Royalty had a meeting with representatives of Party A to discuss key clinical and commercial assumptions related to mid-stage, late-stage and commercial assets in XOMA Royalty’s portfolio.

During the period between the January 27, 2026 Board meeting and the April 3, 2026 Board meeting, Mr. Hughes kept the members of the XOMA Royalty Board apprised of developments with respect to discussions with Parent and the other parties on an ongoing basis, including through periodic individual updates to the directors.

On February 4, 2026, XOMA Royalty and Party B entered into a mutual confidentiality agreement, which did not contain standstill provisions.

On February 6, 2026, a representative of Stifel contacted a representative of Leerink Partners to suggest a principal-to-principal meeting, including a representative of XOMA Royalty’s largest stockholder, to discuss the framework of a potential transaction that could be of interest to XOMA Royalty. Mr. Hughes discussed with XOMA Royalty’s advisors, including Gibson Dunn, and determined that he would not meet with Parent at this time.

On February 17, 2026, Mr. Hughes and Mr. Sitko had a discussion with Party B related to their interest in exploring a potential financing transaction.

On February 18, 2026, the Chief Executive Officer of Party A contacted Mr. Hughes to suggest a meeting between Mr. Hughes and a representative of Party A to discuss a potential transaction.

On February 24, 2026, Mr. Hughes and Mr. Sitko met with representatives of Party B to discuss key assets in the XOMA Royalty portfolio, capital needs to execute the strategy and positioning in the royalty aggregator space.

On March 2, 2026, Mr. Hughes, Mr. Sitko and Jeff Trigilio, Chief Financial Officer of XOMA Royalty, had an in-person meeting with representatives of Party C to review key aspects of the XOMA Royalty business and understand key potential financing or transaction structures, including a change of control transaction.

Also on March 2, 2026, Mr. Hughes and Mr. Sitko met with representatives of Party A in Boston. During this meeting, Party A indicated that it was working toward a change of control proposal that would likely imply a per share value in the high $30s. Party A further indicated that the key components of its due diligence would focus on the Company’s cash position, tax assets and the ongoing Janssen Litigation.

On March 4, 2026, Mr. Hughes and Mr. Davis and another representative of Parent had an in-person meeting where Mr. Hughes provided an update on XOMA Royalty’s business.

On March 11, 2026, Mr. Hughes, Mr. Sitko and Mr. Trigilio met with Party A in Miami. Party A informed the representatives of XOMA Royalty that it was exploring how the tax assets and Janssen Litigation could be valued or separated and reaffirmed it was working toward a change of control proposal that implied a per share value in the high $30s.

Also on March 11, 2026, Mr. Hughes and Mr. Sitko met with a representative of Party B who expressed interest in submitting a proposal for an investment of likely $150 million, including both primary shares and secondary shares from existing stockholders.

On March 12, 2026, Mr. Sitko and a representative of Wainwright met with the Chief Financial Officer of Parent in Miami and discussed the strategic merits of a potential transaction, such as potential operating, financial and tax attributes.

On March 14, 2026, Mr. Hughes and Mr. Sitko had a call with representatives of Party B, which indicated that Party B continued to progress with respect to its evaluation of the proposed structure of a potential transaction.

On March 16, 2026, Mr. Hughes, Mr. Sitko and Mr. Trigilio had an in-person meeting with Party A to review key aspects of the XOMA Royalty business, understand key potential transactions and explore capital needs to continue to execute the strategy.

Also on March 16, 2026, XOMA Royalty and Party C entered into a mutual confidentiality agreement, which contained standstill provisions without a “don’t ask, don’t waive” provision.

On March 17, 2026, Party B submitted a non-binding proposal for an investment in XOMA Royalty of up to $200 million total, structured as a $75 million primary investment into XOMA Royalty and $75–125 million secondary equity purchase from existing XOMA Royalty stockholders.

On March 25, 2026, Party C was provided access to a confidential data room.

Also on March 25, 2026, Party A submitted a non-binding proposal for the acquisition of 100% of the outstanding shares of XOMA Royalty capital stock for $34.00 per share in cash at closing, plus a contingent value right entitling holders to receive a pro rata share of 25% of the litigation proceeds from the Janssen Litigation (whether by way of settlement or a final, non-appealable judgment) received by XOMA Royalty in excess of $100 million, plus amounts spent by the Company in connection with the litigation subsequent to March 31, 2026 (the “March 25th Party A Proposal”). The March 25th Party A Proposal was based on XOMA Royalty’s current balance sheet and assumed that at signing, the Company would have at least $80 million of unrestricted cash and approximately 18.5 million common shares outstanding on a fully-diluted basis. Party A stated that it was confident in its ability to move quickly and sign a definitive transaction agreement within 30 days of executing a letter of intent. Party A indicated that its proposal would be fully financed at the time of signing and would not be subject to any financing contingency.

On March 26, 2026, Party A contacted Mr. Hughes to discuss the March 25th Party A Proposal. Mr. Hughes noted that Party A had indicated it would likely submit a proposal with per share consideration “in the high $30s,” and that the current proposal was disappointing in that context. Party A suggested to Mr. Hughes that Party A could reconsider the March 25th Party A Proposal and that there was likely additional flexibility with respect to the financial terms of the March 25th Party A Proposal.

Also on March 26, 2026, a representative of Leerink Partners spoke with a representative of Citigroup Global Markets, Incorporated (“Citi”), co-advisor to Parent, and indicated that XOMA Royalty had received another acquisition proposal and that Parent should submit a revised proposal by April 1, 2026 if it wished to have its proposal considered by the XOMA Royalty Board.

On March 31, 2026, a representative of Leerink Partners discussed with the advisor of Party A’s board of directors the March 25th Party A Proposal.

On April 1, 2026, Party A submitted a revised non-binding proposal for the acquisition of 100% of the capital stock of XOMA Royalty for $34.00 per share in cash at closing, plus a contingent value right entitling holders to receive a pro rata share of 55% of the litigation proceeds from the Janssen Litigation received in excess of $100 million plus amounts spent in connection with the litigation subsequent to March 31, 2026 (the “April 1st Party A Proposal”). All other terms remained consistent with the March 25th Party A Proposal.

Also on April 1, 2026, Parent submitted a revised non-binding proposal for the acquisition of 100% of the capital stock of XOMA Royalty for $37.50 per share upfront in cash plus contingent consideration of one non-transferable contingent value right per share providing holders with an opportunity to receive 67% of the net proceeds received from the ongoing Janssen Litigation (the “April 1st Parent Proposal”). The amount of net proceeds would equal the amount received from Janssen minus all litigation-related expenses incurred by Parent. Parent requested a 15-day period of exclusivity.

On April 2, 2026, following feedback from Leerink Partners that the balance sheet assumptions in the April 1st Parent Proposal were incorrect, Parent submitted a revised proposal reducing the upfront cash consideration from $37.50 to $37.00 per share, with all other terms remaining the same.

On April 3, 2026, the XOMA Royalty Board held a meeting at which members of senior management and representatives of Gibson Dunn, Leerink Partners and Wainwright were present. At this meeting, Mr. Hughes reported on XOMA Royalty’s recent and ongoing strategic discussions, including four potential paths that

XOMA Royalty could take from this current inflection point, namely: (a) doing nothing, (b) pursuing a royalty-backed loan with Party E, (c) pursuing a strategic partnership with Party B, or (d) being acquired by Parent or Party A. Mr. Hughes led a discussion regarding the economics and advantages and disadvantages of the various options, including the mechanics of separating the Janssen Litigation and the potential costs and financing alternatives with respect to the litigation expenses, as well as the anticipated tax consequences. Representatives of Leerink Partners discussed its preliminary financial analysis of XOMA Royalty based on management’s forecasts and then reviewed the offers from Parent and Party A. The XOMA Royalty Board next discussed proposed next steps for engaging with Party A and Parent, including with respect to obtaining best and final offers from each party and the advantages and disadvantages of reaching out to additional parties beyond the prior extensive outreach that had been conducted.

On April 4, 2026, Leerink Partners instructed both Party A and Parent to submit best and final proposals by April 15, 2026.

On April 7, 2026, Parent and Party A were each granted access to XOMA Royalty’s virtual data room. Also on April 7, 2026, Party D requested additional information related to XOMA Royalty’s portfolio.

On April 8, 2026, at the Company’s request, Leerink Partners shared a draft merger agreement (as prepared by Gibson Dunn) with both Party A and Parent. Also on April 8, 2026, diligence calls were held between Party A and XOMA Royalty related to tax matters.

Also on April 8, 2026, Mr. Hughes, Mr. Sitko and Mr. Trigilio met with a representative of Party C and its advisor, TD Cowen, to discuss key assets in the XOMA Royalty portfolio, capital needs to execute the strategy, and differentiated positioning in the royalty aggregator space. Party C requested to explore a joint transaction with Party D to provide a more comprehensive proposal.

On April 10, 2026, Mr. Hughes, Mr. Sitko and Mr. Trigilio met with a representative of Party C and its advisor, TD Cowen, to discuss potential transaction structure and the ongoing process.

On April 13, 2026, Parent and XOMA Royalty held diligence calls.

On April 15, 2026, Parent submitted its best and final proposal for the acquisition of 100% of the capital stock of XOMA Royalty for $40.00 per share in cash plus contingent consideration of one non-transferable contingent value right per share tied to the Janssen Litigation proceeds (the “April 15th Parent Proposal”). Parent offered three alternative structures for the treatment of the Janssen Litigation in the CVR: (a) carving out the Janssen Litigation claims from XOMA Royalty prior to closing, with former XOMA Royalty shareholders retaining 100% of any future cost or value (with no contingent value right issued by Parent in this scenario); (b) following closing, each contingent value right providing holders with an opportunity to receive, on a per share basis, 80% of the net proceeds from the litigation after repayment of external litigation funding sources, with the litigation directed by former XOMA Royalty personnel and funded by third-party financing; or (c) following closing, Parent fully funding and retaining control over the litigation, with each contingent value right providing holders with an opportunity to receive, on a per share basis, 50% of the net proceeds after repayment of expenses. Parent also submitted a mark-up of the definitive merger agreement and an exclusivity agreement, and indicated it was prepared to sign and announce a transaction on April 20, 2026. Parent noted it had completed its due diligence except for review of unredacted copies of agreements underpinning Phase 2 through commercial royalty assets, sealed filings related to the Janssen Litigation, and finalization of the contingent value right structure and agreement.

Also on April 15, 2026, Party A submitted a revised proposal that transitioned from an acquisition structure to an investment structure, proposing to invest $250 million in XOMA Royalty, with the ability to invest up to an additional $150 million that could be used to facilitate a recapitalization or to make additional royalty purchases (the “April 15th Party A Proposal”). Party A indicated it was largely done with diligence and was confident it could complete diligence and sign in less than three weeks.

On April 16, 2026, Mr. Hughes, Mr. Sitko and Mr. Trigilio had a meeting with representatives of Party C and TD Cowen, after which Party C submitted a non-binding proposal for the acquisition of XOMA Royalty’s late-stage portfolio for $675 million or, alternatively, a royalty bond financing of $575 million (the “Party C Proposal”), which did not include a joint transaction with Party D, as Party C and Party D were not able to mutually agree on a joint transaction structure.

Also on April 16, 2026, the XOMA Royalty Board held a meeting at which members of senior management and representatives of Gibson Dunn and Leerink Partners were present. At this meeting, Mr. Hughes reported on XOMA Royalty’s recent and ongoing strategic discussions, including (a) the April 15th Parent Proposal, (b) a verbal indication received from Party B, wherein Party B communicated that they could accomplish a similar transaction to the proposal from Parent, but that it would take several weeks of diligence and their ultimate execution was uncertain, (c) the Party C Proposal, and (d) the April 15th Party A Proposal, which was less favorable than the April 1st Party A Proposal. A discussion ensued, including the dynamics of potentially accepting an offer at a modest premium and the rationale for why the XOMA Royalty Board may choose to do so. Representatives of Leerink Partners discussed Leerink Partners’ preliminary financial analysis of XOMA Royalty based on management’s forecasts and reviewed the key terms of the various offers received in comparison to each other and the series of purchase price improvements that the Company had been able to achieve since the commencement of the process. Representatives of Leerink Partners also reviewed the bidding structure that led to these offers, including the request that bidders make their best and final offers, noting that Parent had designated its offer as its best and final offer, and the transaction structures being proposed by Parent. Mr. Hughes reviewed certain logistical next steps with respect to the separation of the Janssen Litigation, including the mechanics of the contingent value rights spin. Representatives of Gibson Dunn reviewed the key terms of the revised draft merger agreement received from Parent. The XOMA Royalty Board then discussed the considerations in offering exclusivity to Parent and the terms on which XOMA Royalty may be willing to grant this accommodation. Following discussion, the XOMA Royalty Board authorized management to provide Parent with a period of exclusive negotiations through April 22, 2026 to finalize diligence and the merger and contingent value rights agreements.

On April 16, 2026, Mr. Hughes called Mr. Davis to provide the XOMA Royalty Board’s response, and Leerink Partners contacted Stifel to provide the XOMA Royalty Board’s response.

On April 17, 2026, XOMA Royalty and Parent executed an exclusivity agreement. Party A’s data room access was terminated. Also on April 17, 2026, Mr. Hughes discussed with Mr. Davis a change in the allocation of the Janssen Litigation claims from 80% of the net proceeds to 90% of the net proceeds. In addition, on April 17, 2026, negotiations between XOMA Royalty’s management and all parties other than Parent ceased.

On April 18, 2026, Gibson Dunn sent materials to Paul Hastings regarding a contingent value right carve-out structure and a revised merger agreement.

On April 19, 2026, Paul Hastings, Gibson Dunn, Parent and XOMA Royalty held an all-hands call.

On April 20, 2026, Paul Hastings sent a revised merger agreement to Gibson Dunn.

On April 21, 2026, Paul Hastings, Gibson Dunn, Parent and XOMA Royalty held another all-hands call.

On April 22, 2026, a royalty agreements diligence call was held between Parent and XOMA Royalty.

Also on April 22, 2026, the XOMA Royalty Board held a meeting at which members of senior management and representatives of Gibson Dunn, Leerink Partners and Wainwright were present. At this meeting, Mr. Hughes reported on the status of XOMA Royalty’s engagement with Parent and the anticipated timing to a potentially approvable transaction. Representatives of Gibson Dunn reviewed the key terms of the merger agreement and the contingent value rights agreement and the open items with respect therein, as well as the treatment of the equity awards under such agreements. Representatives of Leerink Partners reviewed Leerink Partners’ preliminary financial analysis of the April 15th Parent Proposal, as well as the series of purchase price improvements that XOMA Royalty had been able to achieve since the commencement of the process.

Also on April 22, 2026, Parent raised a diligence concern relating to certain aspects of XOMA Royalty’s portfolio. Subsequently, Mr. Davis orally delivered a revised proposal of $36.00 per share to Mr. Hughes, Mr. Sitko and Mr. Trigilio, representing a $4.00 per share reduction from the April 15th Parent Proposal. XOMA Royalty’s management, together with its financial and legal advisors, consulted with the XOMA Royalty Board regarding the revised proposal and recommended that the XOMA Royalty Board reject the revised proposal. Following discussion, the XOMA Royalty Board directed management to terminate discussions with Parent. Data room access was terminated and XOMA Royalty sent a letter notifying Parent that the period of exclusive negotiations had terminated and would not be extended.

On April 24, 2026, a representative of Stifel reached out to a representative of Leerink Partners to ask for data room access to be restored and for the parties to discuss a potential path forward. Following consultation with management and legal advisors, a representative of Leerink Partners responded with three conditions: (i) Parent would confirm a per share price acceptable to the XOMA Royalty Board by mid-day on Saturday, April 25, 2026; (ii) Parent would confirm there were no remaining open issues in the merger agreement or ancillary transaction documents; and (iii) Parent would commit to executing definitive agreements and announcing the transaction by Monday, April 27, 2026 before the opening of trading.

On April 25, 2026, a representative of Stifel contacted a representative of Leerink Partners with Parent’s final proposal (the “April 25th Parent Proposal”), which was responsive to the conditions set forth by Leerink Partners on April 24, 2026 and which provided as follows: (1) Parent was prepared to offer $39.00 per share to acquire XOMA Royalty; (2) Parent would require 25% of the net litigation proceeds under the contingent value right to be retained by Parent; (3) Parent did not believe there were remaining open issues in the legal agreements; and (4) Parent would be prepared to announce a transaction on the above terms by Monday, April 27, 2026 before the opening of trading on Nasdaq. Later in the day, access to the data room was restored to Parent and its advisors. Also on April 25, 2026, Paul Hastings, Gibson Dunn, Parent and XOMA Royalty held an all-hands call.

On April 26, 2026, the XOMA Royalty Board held a meeting at which members of senior management and representatives of Gibson Dunn, Leerink Partners and Wainwright were present. At this meeting, Mr. Hughes reported on the April 25th Parent Proposal. Mr. Hughes explained the economic impact (after-tax) to XOMA Royalty’s stockholders of the revised purchase price, which had been reduced from $40.00 per share to $39.00 per share, and the related change in the allocation of the Janssen Litigation claims from a 90/10 split to a 75/25 split, with the 75% portion being spun out through a contingent value right spin structure, which would allow XOMA Royalty to continue to control the litigation post-closing. Representatives of Gibson Dunn reviewed the updated revised draft merger agreement, including the structure of the merger and changes from the version presented at the prior meeting of the XOMA Royalty Board held on April 22, 2026. Representatives of Leerink Partners discussed Leerink Partners’ analysis of the financial terms of the proposed Merger, following which Leerink Partners rendered to the XOMA Royalty Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 26, 2026, that, as of such date and based upon and subject to the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the closing consideration of $39.00 proposed to be paid to holders of Shares pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders. A representative of Leerink Partners also provided a relationship disclosure regarding XOMA Royalty and Parent. The XOMA Royalty Board then met in executive session, with representatives of Gibson Dunn present. The XOMA Royalty Board discussed the April 25th Parent Proposal and the Leerink Partners fairness opinion. A discussion ensued regarding the April 25th Parent Proposal, other proposals solicited by XOMA Royalty and stand-alone business prospects, after which, based on factors cited in the section titled “The Merger—Recommendation of the XOMA Royalty Board of Directors; XOMA Royalty’s Reasons for the Merger,” upon motion duly made, seconded and unanimously carried, the XOMA Royalty Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of XOMA Royalty and its stockholders, (ii) approved and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, and (iii) and resolved to recommend that XOMA Royalty’s stockholders approve the Merger Agreement and the transactions contemplated thereby.

On April 27, 2026, XOMA Royalty, Parent and Merger Sub executed the Merger Agreement.

Before the opening of trading on Nasdaq on April 27, 2026, XOMA Royalty and Parent issued a joint press release to announce the execution of the Merger Agreement, and each of XOMA Royalty and Parent filed a Current Report on Form 8-K, each of which included the Merger Agreement.

Recommendation of the XOMA Royalty Board of Directors; XOMA Royalty’s Reasons for the Merger

At its meeting held on April 26, 2026, the XOMA Royalty Board:

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determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of XOMA Royalty and its stockholders;

•	adopted, approved and declared advisable the Merger Agreement, the other Transaction documents to which XOMA Royalty is a party and the transactions contemplated thereby, including the Merger; and

•	resolved to recommend that XOMA Royalty stockholders approve the Merger Agreement and the transactions contemplated thereby (the “XOMA Board Recommendation”).

Accordingly, the XOMA Royalty Board recommends that XOMA Royalty stockholders vote “FOR” the Merger Agreement Proposal and the transactions contemplated by the Merger Agreement.

In its determinations and in reaching its recommendations, the XOMA Royalty Board, as described in the section titled “—Background of the Merger,” held a substantial number of meetings, consulted with XOMA Royalty’s senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information, including but not limited to the following factors (not necessarily presented in order of relative importance) that weighed in favor of the Merger.

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Merger Consideration and Premium. The XOMA Royalty Board considered the Merger Consideration of $39.00 per share in cash, as well as the CVR structure pursuant to which stockholders would receive one non-transferable CVR per share entitling its holder to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust out of distributions, if any, made by XOMA Royalty LLC. The XOMA Royalty Board considered that the Merger Consideration provides certainty of value and immediate liquidity to XOMA Royalty stockholders, while the CVRs provide XOMA Royalty stockholders with the opportunity to participate in additional upside from the outcome of the Janssen Litigation. The XOMA Royalty Board also considered that the Closing Amount of $39.00 per share represents: (i) an approximately 29% premium to XOMA Royalty’s closing share price of $30.20 on March 25, 2026, which was the last trading day prior to Leerink Partners being instructed to contact additional parties that had expressed interest in an acquisition of the Company; (ii) an approximately 68% premium to XOMA Royalty’s closing share price of $23.27 on February 11, 2026, which was the last trading day prior to the post-market disclosure of the Janssen Litigation in an SEC filing on February 11, 2026; (iii) an approximately 23% premium to XOMA Royalty’s 60-calendar day volume-weighted average share price of $31.61; and (iv) an approximately 41% premium to XOMA Royalty’s 90-calendar day volume-weighted average share price of $27.66, in each case as of April 24, 2026.

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CVRs. The XOMA Royalty Board considered the CVR structure, pursuant to which XOMA Royalty stockholders would receive CVRs entitling its holder to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust out of distributions, if any, made by XOMA Royalty LLC. The XOMA Royalty Board considered that the CVR structure would permit stockholders to retain the potential for meaningful upside participation in the outcome of the Janssen Litigation, while also providing certainty of value through the $39.00 per share Closing Amount payable at the Effective Time (see the section titled

“Contingent Value Rights” in this proxy statement/prospectus). In addition, see the section titled “U.S. Federal Income Tax Consequences of the Merger—U.S. Holders—Tax Treatment of the Merger, Receipt of the CVRs and Payments on the CVRs” in this proxy statement/prospectus.

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Competitive Process and Thorough Market Check. The XOMA Royalty Board considered the thorough process conducted by XOMA Royalty and its financial advisors over the course of several months, during which XOMA Royalty engaged with multiple parties regarding potential strategic alternatives, including change of control transactions, minority investments, royalty-backed financings and acquisitions of portfolio assets. The XOMA Royalty Board considered the fact that this process resulted in proposals from four distinct parties, and that the Merger Consideration represented the most favorable proposal received by XOMA Royalty following multiple rounds of bidding and negotiation.

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Likelihood of Consummating an Alternative Transaction. The XOMA Royalty Board considered the likelihood of consummating an alternative sale transaction or entering into strategic relationships with other third parties, including the following: (i) Party A’s final proposal had transitioned from an acquisition to a minority investment structure, which was less favorable than the Merger; (ii) Party B had communicated that it could potentially accomplish a transaction similar to the Parent proposal but that it would require several additional weeks of diligence and its ultimate execution was uncertain; (iii) Party C’s proposal was limited to an acquisition of certain portfolio assets or a royalty-backed financing, neither of which provided the same certainty of value to all stockholders as the Merger; and (iv) the other potential counterparties contacted during the process had not submitted actionable proposals.

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Stand-Alone Business Prospects. The XOMA Royalty Board considered the business, operations, financial condition, competitive position and prospects of XOMA Royalty, including the risks and uncertainties relating to XOMA Royalty’s business, including ongoing financing needs to execute on the stand-alone business plan, concentration risk, the speculative nature of development-stage assets, and current economic, industry and market conditions affecting XOMA Royalty.

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Series of Purchase Price Improvements. The XOMA Royalty Board considered the series of purchase price improvements that XOMA Royalty had been able to achieve since the commencement of the process, from Parent’s initial proposal of $24.10 per share upfront in cash, plus $4.05 per share in Parent common stock (plus $4.15 per share in contingent consideration payable upon the achievement of $150 million in annual global royalty receipts in any calendar year between January 1, 2027 and December 31, 2030) in December 2025 to the final Merger Consideration of $39.00 per share in cash plus the CVR, reflecting management’s and the financial advisors’ successful execution of the negotiation strategy.

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Financial Analysis and Fairness Opinion. The XOMA Royalty Board considered the financial analyses presented by Leerink Partners and the oral opinion of Leerink Partners, which was subsequently confirmed by delivery of a written opinion dated April 26, 2026 that, as of such date and based upon and subject to the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Closing Amount proposed to be paid to holders of shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (see the section titled “—Opinion of Leerink Partners, XOMA Royalty’s Lead Financial Advisor”). The XOMA Royalty Board further noted that the Leerink Partners opinion did not value the Janssen Litigation claims, of which 75% of the net proceeds (if any) are being paid out to XOMA Royalty stockholders through CVRs.

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Terms and Conditions of the Merger Agreement. The determination that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, taken as a whole, are reasonable, including but not limited to consideration of the following factors:

•	the representations, warranties and covenants provided by Parent;

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the restrictions on XOMA Royalty’s ability to solicit, engage in negotiations or discussions concerning or enter into agreements relating to competing acquisition proposals, subject to the ability of the XOMA Royalty Board, under certain circumstances, to consider certain competing acquisition proposals and to change the XOMA Board Recommendation;

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the commitment on the part of Parent to complete the Merger and the limited nature and absence of, in the belief of the XOMA Royalty Board, any closing conditions under the Merger Agreement that are unlikely to be satisfied and the likelihood that the Merger will be completed on a timely basis;

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the increased likelihood of obtaining the required Company Stockholder Approval (as defined in the Merger Agreement) due, in part, to the Support Agreement with BVF, pursuant to which BVF Partners and certain affiliated funds entered into voting agreements in support of the Merger;

•

the fact that Parent’s obligation to consummate the Merger is not subject to any financing contingency and that Parent currently has sufficient cash, available lines of credit or other sources of immediately available funds to consummate the transactions contemplated by the Merger Agreement;

•	the regulatory approvals required for the Merger, including under the HSR Act, and the likelihood of obtaining such approvals in a timely manner;

•	the treatment of XOMA Royalty’s equity awards, warrants, and preferred stock under the Merger Agreement; and

•	the fact that XOMA Royalty stockholders will have an opportunity to vote on the approval of the Merger Agreement and the transactions contemplated thereby.

•	Board’s Fiduciary Duties. The XOMA Royalty Board considered its fiduciary duties to XOMA Royalty and its stockholders under Nevada law.

The XOMA Royalty Board weighed the above factors against a number of potentially negative factors in its deliberations, including but not limited to the following factors (not necessarily presented in order of relative importance):

•

the fact that the Merger Consideration is fixed at $39.00 per share in cash and will not be adjusted for changes in XOMA Royalty’s business, assets, liabilities, prospects, outlook, financial condition or operating results or in the event of any change in the market price of, analyst estimates of, or projections relating to, XOMA Royalty’s common stock, and that if the Merger is completed, XOMA Royalty’s stockholders will forego the opportunity to realize the potential long-term value of the successful execution of XOMA Royalty’s current strategy as an independent company;

•	the possibility that the Merger may not be completed or that completion may be delayed for reasons beyond the control of XOMA Royalty or Parent;

•	the restrictions on XOMA Royalty’s ability to solicit, engage in negotiations or discussions concerning or enter into agreements relating to competing acquisition proposals;

•

the contractual restrictions on the conduct of XOMA Royalty’s business between the signing of the Merger Agreement and the Effective Time, which although believed to be reasonable and not unduly burdensome, may delay or prevent XOMA Royalty from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of XOMA Royalty;

•	the substantial costs incurred and to be incurred in connection with the Merger, including those that could be incurred regardless of whether the Merger is consummated;

•	the fact that XOMA Royalty may be required to pay Parent a termination fee under certain circumstances;

•	the fact that receipt of the Merger Consideration is taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

•	the possibility that the CVRs may expire with no value, as the Janssen Litigation is at an early stage and there is no assurance that the Janssen Litigation will yield any recovery; and

•

the risks of the type and nature described in the section titled “Risk Factors” and the matters described in the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus.

The XOMA Royalty Board considered all of these factors and, on balance, concluded that the potential benefits of the Merger outweighed the risks and uncertainties of the Merger. Accordingly, the XOMA Royalty Board approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

In addition, the XOMA Royalty Board was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of XOMA Royalty stockholders generally, as described in the section entitled “—Interests of XOMA Royalty’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors that the XOMA Royalty Board considered is not intended to be exhaustive, but rather is meant to include the material factors that the XOMA Royalty Board considered. The XOMA Royalty Board collectively reached the conclusion to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in light of the various factors described above and other factors that the members of the XOMA Royalty Board believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the XOMA Royalty Board considered in connection with its evaluation of the Merger, the XOMA Royalty Board did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the XOMA Royalty Board. In considering the factors discussed above, individual directors may have given different weights to different factors.

Certain Unaudited Prospective Financial Information

XOMA Royalty does not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, XOMA Royalty’s management, in connection with the proposed Merger and its consideration and evaluation of the Merger, prepared and provided to the XOMA Royalty Board and Leerink Partners, XOMA Royalty’s financial advisor, certain unaudited prospective financial information (the “XOMA Royalty Management Projections” or the “Internal Data”). The XOMA Royalty Management Projections were prepared for use on a standalone basis and do not give effect to the Merger, including any changes that may be implemented after the consummation of the Merger, including the costs incurred in connection with the Merger or any synergies or dis-synergies. The XOMA Royalty Management Projections also do not account for any proceeds that may be received by the Company or its stockholders through the CVRs to be distributed in connection with the CVR Spin.

The XOMA Royalty Management Projections are included in this proxy statement/prospectus solely to give XOMA Royalty stockholders access to the financial projections that were made available to the XOMA Royalty Board and Leerink Partners in connection with their respective evaluations of the Merger, and are not included in this proxy statement/prospectus in order to induce any XOMA Royalty stockholder to vote in favor of the Merger Agreement Proposal or any of the other proposals to be voted on at the Special Meeting.

The XOMA Royalty Management Projections were not prepared with a view toward public disclosure or with a view toward compliance with GAAP, published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants (“AICPA”) for preparation and presentation of prospective financial information. Neither XOMA Royalty’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the XOMA Royalty Management Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the XOMA Royalty Management Projections.

The XOMA Royalty Management Projections reflect estimates and assumptions made by XOMA Royalty management with respect to, among other things, risk-based adjustments reflecting the royalty, milestone and other payments XOMA Royalty may receive; the achievement of regulatory and developmental milestones and product sales by XOMA Royalty’s licensees and royalty agreement counterparties and their licensees; potential product sales or competition, patent expirations, exclusivity terms, or license terms or terminations for the products underlying XOMA Royalty’s portfolio; assumptions with respect to operating expenses, tax rate, and change in net working capital; the impact of U.S. federal net operating loss carryforwards; and general business, economic, regulatory and other market and financial conditions of future events, all of which are difficult to predict and many of which are outside of XOMA Royalty’s control.

The XOMA Royalty Management Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. XOMA Royalty makes no representation to any person regarding the ultimate performance of XOMA Royalty compared to the information contained in the XOMA Royalty Management Projections. XOMA Royalty cautions stockholders that the XOMA Royalty Management Projections are forward-looking statements that are inherently subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict, and many of which are beyond XOMA Royalty’s control. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The XOMA Royalty Management Projections cover multiple years, and such information by its nature becomes subject to greater uncertainty with each successive year. The assumptions and estimates underlying the XOMA Royalty Management Projections may not be realized and are inherently subject to significant business, economic, competitive, industry, regulatory, market, legal and financial uncertainties and contingencies, many of which are beyond XOMA Royalty’s control. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or planned products or services, may have changed since the date the XOMA Royalty Management Projections were prepared. In addition, the XOMA Royalty Management Projections may be affected by XOMA Royalty’s ability to achieve strategic goals, objectives and targets over the applicable periods.

The inclusion of the XOMA Royalty Management Projections in this proxy statement/prospectus should not be regarded as an indication that XOMA Royalty, XOMA Royalty’s advisors, or any other person considered, or now considers, such projections to be a guarantee regarding future performance or a prediction of future events, and the XOMA Royalty Management Projections should not be relied upon as such. None of XOMA Royalty, XOMA Royalty’s advisors or any of their respective affiliates, officers, directors, partners, advisors or representatives can give any assurance that actual results will not differ from the XOMA Royalty Management Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the XOMA Royalty Management Projections to reflect circumstances existing after the date such projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the XOMA Royalty Management Projections are shown to be in error. XOMA Royalty does not intend to make publicly available any update or other revision to the XOMA Royalty Management Projections, except to the extent required by applicable law. None of XOMA Royalty, XOMA Royalty’s advisors or any other person has made or makes any representation to any stockholder of XOMA Royalty or other person regarding the ultimate performance of XOMA Royalty compared to the information contained in the XOMA Royalty Management Projections.

The XOMA Royalty Management Projections contain non-GAAP financial measures. XOMA Royalty’s management believed these non-GAAP financial measures were useful because they were used in its internal planning process and provided an additional metric by which XOMA Royalty’s financial performance could be evaluated. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures used by XOMA Royalty may not be comparable to similarly titled measures used by other companies.

In light of the foregoing factors and the uncertainties inherent in the XOMA Royalty Management Projections, XOMA Royalty stockholders are cautioned not to place undue, if any, reliance on the XOMA Royalty Management Projections. See also “Cautionary Statement Regarding Forward-Looking Statements.”

The following table sets forth the XOMA Royalty Management Projections provided to the XOMA Royalty Board in connection with its evaluation of the Merger, which were approved by the XOMA Royalty Board for use by Leerink Partners in its financial analyses in connection with rendering its fairness opinion to the XOMA Royalty Board.

XOMA Royalty Management Projections(1)

	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Revenue	$75	$83	$113	$109	$145	$172	$189	$193	$208	$206
Operating Income(2)	$50	$57	$86	$80	$115	$141	$157	$159	$173	$168
Unlevered Free Cash Flow(3)	$38	$55	$80	$78	$103	$128	$145	$136	$133	$133

	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E	2045E
Revenue	$175	$162	$142	$111	$91	$61	$46	$33	$23	$13
Operating Income(2)	$158	$146	$128	$100	$82	$55	$41	$30	$21	$12
Unlevered Free Cash Flow(3)	$129	$117	$103	$82	$66	$47	$34	$25	$18	$11

(1)	Risk-adjusted based on the Company’s management estimates of probabilities of success.
(2)	Operating Income is calculated as Revenue, less (i) stock-based compensation treated as a cash expense, less (ii) other operating expenses.
(3)

Unlevered Free Cash Flow is a non-GAAP financial measure calculated as Operating Income (as defined above), less (i) estimated taxes (if profitable and including the impact of NOL usage), less (ii) increases in net working capital.

Opinion of Leerink Partners, XOMA Royalty’s Lead Financial Advisor

Introduction

The Company retained Leerink Partners as its lead financial advisor in connection with the transactions contemplated by the Merger Agreement (which we refer to in this section as the “Transaction”). In connection with this engagement, the XOMA Royalty Board requested that Leerink Partners evaluate the fairness, from a financial point of view, to the holders of Shares (other than the holders of Excluded Shares) of the Closing Consideration proposed to be paid to such holders pursuant to the terms of the Merger Agreement. For purposes of this section, “Excluded Shares” means Shares held in the treasury of HoldCo or owned, directly or indirectly, by Parent, Merger Sub, HoldCo or any wholly owned Subsidiary of HoldCo immediately prior to the Effective Time, and Shares, if any, outstanding immediately prior to the Effective Time that are held by any person who is entitled to assert any right of dissent or make any demand for appraisal of such Shares pursuant to applicable Nevada law and who complies in all respects with applicable Nevada law.

On April 26, 2026, Leerink Partners rendered to the XOMA Royalty Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated the same date that, as of such date and based upon and subject to the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Closing Amount proposed to be paid to the holders of Shares (other than Excluded Shares) pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Leerink Partners, dated April 26, 2026, which describes the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, is attached to this proxy statement/prospectus as Annex D and is incorporated herein by reference. The summary of the written opinion of Leerink Partners set forth below is qualified in its entirety by the full text of the written opinion attached hereto as Annex D. Leerink Partners’ financial advisory services and opinion were provided for the information and assistance of the XOMA Royalty Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of the XOMA Royalty Board’s consideration of the Transaction. The opinion of Leerink Partners addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Shares (other than Excluded Shares) of the Closing Amount proposed to be paid to such holders pursuant to the terms of the Merger Agreement. The opinion of Leerink Partners did not address any other term or aspect of the Transaction, or the CVRs, and does not constitute a recommendation to any stockholder of the Company as to whether or how such stockholder should vote or otherwise act with respect to the Merger or any other matter.

The full text of Leerink Partners’ written opinion should be read carefully in its entirety for a description of the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion.

In connection with rendering the opinion described below and performing its related financial analyses, Leerink Partners reviewed, among other things:

•	a draft dated April 26, 2026 of the Merger Agreement, as provided to Leerink Partners by the Company;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed by the Company with the SEC;

•	certain Current Reports on Form 8-K, as filed by the Company with, or furnished by the Company to, the SEC;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•

certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company, as furnished to, and approved for use by, Leerink Partners for purposes of its analysis, which are referred to in this summary of the Leerink Partners opinion as the “Internal Data” (for additional information, see “—Certain Unaudited Prospective Financial Information”).

Leerink Partners also conducted discussions with members of the senior management and representatives of the Company regarding the Internal Data. In addition, Leerink Partners reviewed publicly available financial and stock market data for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Leerink Partners deemed relevant. Leerink Partners also conducted such other financial studies and analyses and took into account such other information as Leerink Partners deemed appropriate.

Leerink Partners assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Leerink Partners for purposes of its opinion and, with the Company’s consent, Leerink Partners relied upon such information as being complete and accurate. In that regard, Leerink Partners assumed, at the Company’s direction, that the Internal Data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Leerink Partners relied, at the Company’s direction, on the Internal Data for purposes of Leerink Partners’ analysis and opinion. Leerink Partners expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Company’s direction, Leerink Partners did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Leerink Partners furnished with any such evaluation or appraisal, and Leerink Partners was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Furthermore, for purposes of its opinion, at the Company’s direction, Leerink Partners ascribed no value to the CVRs issuable pursuant to the Merger Agreement.

Leerink Partners assumed, at the Company’s direction, that the final executed Merger Agreement would not differ in any respect material to Leerink Partners’ analysis or opinion from the last draft of the Merger Agreement reviewed by Leerink Partners. Leerink Partners also assumed, at the Company’s direction, that the representations and warranties made by the Company and Parent and Merger Sub in the Merger Agreement were and would continue to be true and correct in all respects material to Leerink Partners’ analysis. Furthermore, Leerink Partners assumed, at the Company’s direction, that the Transaction would be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Leerink Partners’ analysis or opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change would be imposed, the effect of which would be material to Leerink Partners’ analysis or opinion. Leerink Partners did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Leerink Partners is not a legal, regulatory, tax or accounting advisor, and Leerink Partners expressed no opinion as to any legal, regulatory, tax or accounting matters.

The opinion of Leerink Partners expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. The opinion of Leerink Partners was limited to and addressed only the fairness, from a financial point of view, as of the date of the written opinion of Leerink Partners, to the holders of the Shares (other than Excluded Shares) of the Closing Amount proposed to be paid to such holders pursuant to the terms of the Merger Agreement. Leerink Partners was not asked to, and Leerink Partners did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement, the Holding Company Reorganization, the CVRs, or any other term or aspect of the Transaction, including, without limitation, the structure or form of the Transaction, the form or any other terms of the CVRs, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of such transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Leerink Partners expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Transaction, whether relative to the Closing Amount proposed to be paid to the holders of Shares pursuant to the terms of the Merger Agreement or otherwise. The opinion of Leerink Partners was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Leerink Partners as of, the date of its written opinion, and Leerink Partners does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of such written opinion. The opinion of Leerink Partners does not constitute a recommendation to any stockholder of the Company as to whether or how such stockholder should vote or otherwise act with respect to the Transaction or any other matter. Leerink Partners’

financial advisory services and its opinion were provided for the information and assistance of the XOMA Royalty Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction.

The issuance of Leerink Partners’ opinion was approved by the Leerink Partners LLC Fairness Opinion Review Committee.

Summary of Financial Analyses by Leerink Partners LLC

The summary below of the financial analyses prepared by Leerink Partners and reviewed with the XOMA Royalty Board is not a complete description of the opinion of Leerink Partners or the underlying analyses, or of the factors considered in connection with the opinion of Leerink Partners delivered on April 26, 2026. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Leerink Partners arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Leerink Partners believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and the opinion of Leerink Partners. The order of the analyses described below does not represent the relative importance or weight given to those analyses by Leerink Partners.

In its analyses, Leerink Partners considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company. An evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the results of any particular analysis.

The estimates contained in the analyses of Leerink Partners and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, the analyses of Leerink Partners are inherently subject to substantial uncertainty.

Leerink Partners was not requested to, and did not, recommend or determine the specific consideration payable in the Transaction. The type and amount of consideration payable was determined through negotiations between the Company and Parent and the Company’s decision to enter into the Merger Agreement was solely that of the XOMA Royalty Board. The opinion of Leerink Partners was only one of many factors considered by the XOMA Royalty Board in its evaluation of the Transaction and should not be viewed as determinative of the views of the XOMA Royalty Board or the Company’s management with respect to the Transaction, the Closing Amount or any other aspect of the Transaction.

The following is a summary of the material financial analyses reviewed with the XOMA Royalty Board and performed by Leerink Partners in connection with its opinion, which was delivered orally to the XOMA Royalty Board on April 26, 2026 and subsequently confirmed in the written opinion of Leerink Partners, dated April 26, 2026. Although the written opinion of Leerink Partners attached hereto as Annex D and the summary set forth below do not purport to describe all work performed and information considered by Leerink Partners, all material studies and analyses performed by Leerink Partners are described herein. Future results may be different from those described and such differences may be material. For purposes of the analyses described below, Leerink Partners was directed by the Company to rely upon the Internal Data.

Discounted Cash Flow Analysis

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Leerink Partners performed a discounted cash flow analysis of the Company based on the forecasted, risk-adjusted, after-tax unlevered free cash flows of the Company over the period beginning on April 1, 2026 and ending on December 31, 2045, which were set forth in the Internal Data as described in the section entitled “—Certain Unaudited Prospective Financial Information.” Leerink Partners adjusted for tax savings from usage of the Company’s estimated U.S. federal net operating loss carryforwards as directed by the Company’s management. These amounts were then discounted to present value using a discount rate range of 10.00% to 12.00%, which Leerink Partners determined based upon its professional expertise and judgment, and a mid-year discounting convention to discount the Company’s forecasted, risk-adjusted, after-tax unlevered free cash flows as projected by Company management to March 31, 2026. This analysis took into account an assumed net debt position as of March 31, 2026, provided by Company management, of approximately $92 million. Leerink Partners then divided the results of the foregoing calculations by the fully-diluted Shares outstanding (determined using the treasury stock method and taking into account outstanding shares of Series X Preferred Stock, outstanding in-the-money Company Stock Options, Company RSUs, Company PSUs and Company Warrants), as of April 23, 2026, as set forth in the Internal Data.

This analysis resulted in an implied per Share equity value range of approximately $32.73 to $37.26 (rounded to the nearest $0.01). Leerink Partners then compared the range to the Closing Amount of $39.00 per Share.

Other Factors Observed by Leerink Partners LLC

Leerink Partners noted for the XOMA Royalty Board certain additional factors that were not considered part of its financial analyses but were noted solely for reference and informational purposes:

•

Enterprise Value-to-Revenue (EV/R) Multiple. Leerink Partners reviewed the enterprise value-to-2026 estimated revenue multiples for a selected group of publicly traded companies that Leerink Partners deemed comparable, based on its experience and professional judgment, to the Company. Based on this review, Leerink Partners observed a 25th to 75th percentile range of enterprise value-to-2026 estimated revenue multiples of approximately 5.8x to 11.4x, which Leerink Partners then applied to the Company’s forecasted, risk-adjusted 2026 revenue of approximately $75 million, as provided by Company management. This analysis resulted in an implied per-share equity value reference range of approximately $18.77 to $40.26.

•

Analyst Price Targets Analysis. Leerink Partners reviewed stock price targets for the Shares in publicly available Wall Street research analyst reports as of April 24, 2026, which indicated low and high price targets for the Company ranging from $50.00 to $97.00 per Share.

•

Historical Stock Price Trading Analysis. Leerink Partners reviewed historical trading prices of the Shares during the 52-week period ended April 24, 2026, which reflected low to high closing prices for the Shares during such period of $22.89 to $40.13 per Share.

Miscellaneous

Leerink Partners is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. Leerink Partners has in the past provided certain investment banking services to the Company and its affiliates and Parent and its affiliates unrelated to the Transaction. In the past two years, Leerink Partners has served as sales agent under the Company’s at-the-market sales agreement since October 2025 and received fees less than $10,000 thereunder, and, with respect to Parent, as a joint bookrunner in connection with its Rule 144A offering of Convertible Senior Notes in August 2025, for which Leerink Partners received fees of $1,100,000, and as sales agent under its at-the-market sales agreement entered into in March 2026, for which Leerink Partners has not received any fees. In the ordinary course of business, Leerink Partners and its affiliates may, in the future, provide investment banking services to the Company, Parent or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of Leerink Partners’ trading and brokerage activities, Leerink Partners has in the past held and may in the future hold positions, for Leerink Partners’ own account or the accounts of its customers, in equity, debt or other securities of the Company, Parent or their respective affiliates. Consistent with applicable legal and regulatory requirements, Leerink Partners has adopted policies and procedures to establish and maintain the independence of its research department and personnel. As a result, Leerink Partners’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, Parent and the Transaction and other participants in the Transaction that differ from the views of Leerink Partners’ investment banking personnel.

The XOMA Royalty Board selected Leerink Partners as a financial advisor in connection with the Transaction based on Leerink Partners’ longstanding relationship and familiarity with the Company and its business, as well as Leerink Partners’ experience and expertise in the pharmaceutical industry. Leerink Partners is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Leerink Partners’ services as a financial advisor to the Company, the Company has agreed to pay Leerink Partners an aggregate fee estimated as of the announcement of the Merger Agreement to be approximately $18.4 million, $1.0 million of which became payable upon the rendering of Leerink Partners’ opinion, and the remainder of which is payable contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of Leerink Partners’ expenses arising, and to indemnify Leerink Partners against certain liabilities that may arise, out of Leerink Partners’ engagement.

Information regarding the terms of Leerink Partners’ engagement as the Company’s financial advisor is also set forth below under the caption entitled “—Background of the Merger.”

Interests of XOMA Royalty’s Directors and Executive Officers in the Merger

In considering the recommendations of the XOMA Royalty Board, XOMA Royalty stockholders should be aware that XOMA Royalty directors and executive officers may have interests in the Merger, including financial interests, which may be different from, or in addition to, the interests of XOMA Royalty stockholders generally. These interests are described in more detail below and, with respect to XOMA Royalty’s named executive officers, are quantified under “—Quantification of Payments and Benefits to XOMA Royalty Named Executive Officers,” of this proxy statement/prospectus. The XOMA Royalty Board was aware of and considered these interests, among other matters, in reaching its determination that the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of XOMA Royalty and its stockholders, approving and declaring advisable the Merger Agreement and the transactions contemplated thereby, and recommending that XOMA Royalty stockholders approve the Merger Agreement Proposal. See “—Background of the Merger” and “—Recommendation of the XOMA Royalty Board of Directors; XOMA Royalty’s Reasons for the Merger.”

Executive Officers

For purposes of this disclosure, XOMA Royalty’s current “named executive officers” are:

•	Owen Hughes, Chief Executive Officer; and

•	Bradley Sitko, Chief Investment Officer.

Also, for the purpose of this disclosure, XOMA Royalty’s executive officers include the named executive officers identified above as well as Maricel Montano, Chief Legal Officer, and Jeffrey Trigilio, Chief Financial Officer, and XOMA Royalty’s directors include Jack L. Wyszomierski, Heather L. Franklin, Natasha Hernday, Barbara Kosacz, Joseph M. Limber and Matthew Perry.

Certain other individuals who served since the beginning of XOMA Royalty’s last fiscal year would be considered named executive officers, executive officers or non-employee directors for purposes of this disclosure, but as former employees or directors of XOMA Royalty, they are not entitled to the payments and benefits described below for the named executive officers, executive officers and non-employee directors in connection with the Merger, excluding Thomas M. Burns, who remains entitled to receive certain payments in connection with the Merger pursuant to the separation and consulting agreement entered into by and between XOMA Royalty and Mr. Burns as disclosed in the section titled, “—Quantification of Payments and Benefits to XOMA Royalty Named Executive Officers.” None of such former named executive officers, executive officers or directors (excluding Mr. Burns) are receiving any compensation in connection with the Merger in such capacities. Accordingly, such former named executive officers, executive officers and non-employee directors are not included in this disclosure (excluding Mr. Burns).

Treatment of Company Equity Awards

The tables below summarize the number of Company Options, Company RSUs, and Company PSUs held by XOMA Royalty executive officers and directors as of May 18, 2026, and the estimated aggregate value of such XOMA Royalty equity awards, calculated as $41.23 per share, based on the Closing Price of $39.00 and the implied CVR value of $2.23 per share. The implied CVR value is calculated based the excess of the average closing market price of XOMA Royalty common stock over the first five (5) business days following the public announcement of the merger on April 27, 2026 over $39.00.

Company Options

Each Company Option, whether unvested or vested immediately prior to the Closing, that has an exercise price per share of XOMA Royalty common stock that is less than the value of the Merger Consideration (with the fair market value of a CVR determined as of the Closing Date) (each, a “Terminating Company Stock Option”) that is then-outstanding will become fully vested, cancelled, and converted into the right to receive (A) an amount in cash (without interest, and subject to deduction for required tax withholding) equal to the product of (i) the excess of $39.00 over the exercise price per share of XOMA Royalty common stock subject to such Terminating Company Stock Option and (ii) the number of shares of XOMA Royalty common stock subject to such Terminating Company Stock Option (such amount, the “Terminating Company Stock Option Cash Consideration”), and (B) one CVR for each share of XOMA Royalty common stock subject to such Terminating Company Stock Option.

Name	Number of Vested Terminating Company Stock Options (#)	Estimated Value of Vested Terminating Company Stock Options ($)(1)	Number of Unvested Terminating Company Stock Options (#)	Estimated Value of Unvested Terminating Company Stock Options ($)(1)
Executive Officers
Owen Hughes	175,000	$3,099,250	—	—
Bradley Sitko	458,333	$7,982,080	91,667	$1,596,420
Jeffrey Trigilio	—	—	—	—
Maricel Montano	—	—	—	—

Name	Number of Vested Terminating Company Stock Options (#)	Estimated Value of Vested Terminating Company Stock Options ($)(1)	Number of Unvested Terminating Company Stock Options (#)	Estimated Value of Unvested Terminating Company Stock Options ($)(1)

Directors
Jack L. Wyszomierski	54,801	$1,242,432	—	—
Heather L. Franklin	47,008	$759,161	—	—
Natasha Hernday	43,196	$844,934	—	—
Barbara Kosacz	69,125	$1,544,281	—	—
Joseph M. Limber	73,672	$1,550,447	828	$13,339
Matthew Perry	59,657	$1,449,699	—	—

(1)

Values shown include the implied value of a CVR of $2.23 per share based on the average closing market price of XOMA Royalty common stock over the first five (5) business days following the public announcement of the merger on April 27, 2026, over $39.00. The actual value of the Terminating Company Stock Options will be determined based on the fair market value of a CVR calculated as of the Closing Date.

Name	Number of Vested Terminating Company Stock Options (#)	Number of Unvested Terminating Company Stock Options (#)	Exercise Price ($)
Executive Officers
Owen Hughes	100,000	—	$18.66
	75,000	—	$30.00
Bradley Sitko	250,000	50,000	$18.66
	208,333	41,667	$30.00
Jeffrey Trigilio	—	—	—
	—	—	—
Maricel Montano	—	—	—

Directors		—
Jack L. Wyszomierski	8,000	—	$4.03
	2,366	—	$19.40
	5,052	—	$25.16
	8,167	—	$15.59
	6,152	—	$21.27
	5,101	—	$31.04
	8,996	—	$17.86
	10,967	—	$21.39
Heather L. Franklin	17,282	—	$31.39
	8,996	—	$17.86
	10,967	—	$21.39
	9,763	—	$24.71
Natasha Hernday	13,251	—	$19.76
	5,101	—	$31.04
	8,996	—	$17.86
	10,967	—	$21.39
	4,881	—	$24.71
Barbara Kosacz	19,979	—	$12.65
	8,167	—	$15.59
	6,152	—	$21.27
	5,101	—	$31.04
	8,996	—	$17.86

Name	Number of Vested Terminating Company Stock Options (#)	Number of Unvested Terminating Company Stock Options (#)	Exercise Price ($)
	10,967	—	$21.39
	9,763	—	$24.71
Joseph M. Limber	8,000	—	$4.03
	2,366	—	$19.40
	5,052	—	$25.16
	8,167	—	$15.59
	6,152	—	$21.27
	5,101	—	$31.04
	8,996	—	$17.86
	10,967	—	$21.39
	9,763	—	$24.71
	9,108	828	$25.12
Matthew Perry	15,222	—	$4.67
	5,052	—	$25.16
	8,167	—	$15.59
	6,152	—	$21.27
	5,101	—	$31.04
	8,996	—	$17.86
	10,967	—	$21.39

Company RSUs and Company PSUs

Each Company RSU (other than Company RSUs held by the Company’s non-employee directors) including each Company PSU that as of immediately prior to the Closing has achieved the “Performance-Requirement” (as the term “Performance-Requirement” is defined and set forth in the applicable award agreement governing such Company PSU) (each, a “Terminating Company RSU”) that is then-outstanding will automatically become fully vested, cancelled and converted into the right to receive (A) an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the number of shares of XOMA Royalty common stock subject to such Terminating Company RSU and (ii) the Closing Price of $39.00 (such amount, the “Terminating Company RSU Cash Consideration”), and (B) one CVR for each share of XOMA Royalty common stock subject to such Terminating Company RSU.

Each Company PSU that as of immediately prior to the Closing is not treated as a Terminating Company RSU as described above will be automatically converted into and substituted with a restricted stock unit award (each, a “Converted PSU”) with respect to a number of shares of XOMA Royalty common stock equal to either (x) for each Company PSU granted on or after March 1, 2026, the excess of (A) 100% of the “Target Shares” (as the term “Target Shares” is defined and set forth in the applicable award agreement governing such Company PSU) underlying such Company PSU over (B) the number of “Target Shares” as to which, as of immediately prior to the Closing, the “Performance-Requirement” has been achieved, or (y) for each Company PSU granted prior to March 1, 2026, the excess of (A) the percentage of the “Target Shares” underlying such Company PSU as to which the “Performance-Requirement” would be satisfied if the “Closing Price” (as defined in the applicable award agreement governing such Company PSU) were equal to $39.00 per share over (B) the number of “Target Shares” as of immediately prior to the Closing, the “Performance-Requirement” has been achieved. All Company PSUs granted prior to March 1, 2026 will be deemed to have achieved any “Performance-Requirement” that is equal to or less than $39.00 per share. Each Converted PSU will be cancelled and converted into the right to receive (A) an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the number of shares of XOMA Royalty common stock subject to such Converted PSU and (ii) the Closing Price of $39.00 (such amount, the “Converted PSU Cash Consideration”), and (B) one CVR for each share of XOMA Royalty common stock subject to such Converted PSU.

Each Company PSU that does not constitute a Terminating Company RSU or become converted into a Converted PSU (each, an “Untriggered PSU”) that is outstanding as of immediately prior to the Closing (including pursuant to any extension approved by the XOMA Royalty Board or any committee thereof) will be cancelled in exchange for one CVR with respect to each share of XOMA Royalty common stock subject to such Untriggered PSU.

Name	Number of Company RSUs (#)	Estimated Value of Company RSUs ($)(1)	Number of Shares of Company PSUs (#)(2)	Estimated Value of Shares of Company PSUs ($)(1)	Number of Untriggered PSUs (#)(3)	Estimated Value of Untriggered PSUs ($)(1)
Executive Officers
Owen Hughes	82,428	$3,398,506	220,222	$9,079,753	28,737	$64,084
Bradley Sitko	59,402	$2,449,144	54,534	$2,248,437	10,066	$22,447
Jeffrey Trigilio	90,000	$3,710,700	143,924	$5,933,987	9,000	$20,070
Maricel Montano	26,289	$1,083,895	45,941	$1,894,147	2,449	$5,461

Directors
Jack L. Wyszomierski	5,971	$246,184	—	—	—	—
Heather L. Franklin	5,971	$246,184	—	—	—	—
Natasha Hernday	5,971	$246,184	—	—	—	—
Barbara Kosacz	5,971	$246,184	—	—	—	—
Joseph M. Limber	—	—	—	—	—	—
Matthew Perry	5,971	$246,184	—	—	—	—

(1)

Values shown include the implied value of a CVR of $2.23 per share based on the average closing market price of XOMA Royalty common stock over the first five (5) business days following the public announcement of the merger on April 27, 2026, over $39. The actual values of such equity awards will be determined based on the fair market value of a CVR calculated as of the Closing Date.

(2)

This includes Company PSUs for which the performance criteria have been achieved as of May 18, 2026 (which are considered Terminating Company RSUs) and Company PSUs that will become Converted PSUs taking into account stock price performance through May 18, 2026. The number of Company PSUs for awards granted on or after March 1, 2026, were determined based on the target number of shares, and the number of Company PSUs for awards granted prior to March 1, 2026, were determined based on performance achieved based on the $39 per share merger consideration.

(3)	This includes only Company PSUs that will become Untriggered PSUs taking into account stock price performance through May 18, 2026.

Severance and Change in Control Policy

Under the employment agreements with each of the XOMA Royalty executive officers other than the named executive officers, if any executive officer is terminated by the Company without “cause” or as a result of a resignation for “good reason” (collectively, a “CIC Involuntary Termination”) during the period beginning two months before and ending 12 months after a change in control of the Company, the applicable individual will, subject to the execution of a release in favor of the Company, receive the following severance payments and benefits: (i) a lump sum cash severance payment equal to the product of (x) 1.5 and (y) the sum of the applicable executive’s annual base salary and target annual bonus for the year of termination; (ii) any earned but unpaid annual bonus for the preceding year; (iii) accelerated vesting of 100% of outstanding time-based equity awards, with the post-termination exercise period of any stock options extended for 60 months (or through the remainder of the original maximum term); (iv) accelerated vesting of a pro-rated portion of outstanding performance-based awards, based on a good faith determination by the Board or a committee thereof; (v) subsidized continued health coverage for up to 18 months; and (vi) 12 months of outplacement services, not to exceed $15,000.

Name	Cash Severance ($)	COBRA Benefits ($)	Total ($)(1)
Jeffrey Trigilio	1,081,500	5,236	1,086,736
Maricel Montano	1,018,500	68,286	1,086,786

(1)	No amounts were estimated for clauses (iii) and (iv) above because all equity awards are being extinguished at closing.

Name	Outplacement Benefits ($)
Jeffrey Trigilio	15,000
Maricel Montano	15,000

Gross-Up Payments

None of XOMA’s executive officers and non-employee directors are entitled to any tax gross-ups or tax equalization payments.

Quantification of Payments and Benefits to XOMA Royalty Named Executive Officers

Change in Control Payments and Benefits

The following information, table and the related footnotes present information about the compensation payable to XOMA Royalty named executive officers in connection with the mergers.

Under the employment agreements with Messrs. Hughes and Sitko, if either Mr. Hughes or Mr. Sitko is terminated by the Company without “cause” or as a result of a resignation for “good reason” during the period beginning two months before and ending 12 months after a change in control of the Company, the applicable individual will, subject to the execution of a release in favor of the Company, receive the following severance payments and benefits: (i) a lump sum cash severance payment equal to the product of (x) 2, for Mr. Hughes, or 1.5, for Mr. Sitko, and (y) the sum of the named executive officer’s annual base salary and target annual bonus for the year of termination, as applicable; (ii) any earned but unpaid annual bonus for the preceding year; (iii) accelerated vesting of 100% of outstanding time-based equity awards, with the post-termination exercise period of any stock options extended for 60 months (or through the remainder of the original maximum term); (iv) accelerated vesting of a pro-rated portion of outstanding performance-based awards, based on actual performance through the date of such termination; (v) subsidized continued health coverage for up to 24 months for Mr. Hughes, or 18 months for Mr. Sitko; and (vi) 12 months of outplacement services, not to exceed $15,000.

As used in the named executive officers’ employment agreements:

•

“Cause” means (i) willful material fraud or material dishonesty in connection with the employee’s performance under the agreement; (ii) material breach of the agreement or of XOMA Royalty’s Code of Ethics; (iii) misappropriation of a material business opportunity of XOMA Royalty; (iv) misappropriation of any XOMA Royalty funds or property; or (v) conviction of, or the entering of a plea of guilty or no contest with respect to, a felony. XOMA Royalty shall first have given the employee written notice stating with specificity the reason for the termination (“Breach”) and (ii) if such Breach is capable of cure or remedy, the employee will have a period of thirty (30) days after the notice is given to remedy the Breach.

As used in Mr. Hughes’s employment agreement:

•	“Good Reason” means, without his prior express written consent, any of the following events: (i) a reduction in the employee’s target bonus unless consistent to target bonus reductions for all other members of XOMA Royalty’s senior management team, (ii) a reduction in the employee’s base salary by more than 10%; (iii) a material reduction in the employee’s title or duties (including responsibilities and/or authorities); or (iv) any other material breach of the agreement. In order for the employee to resign for Good Reason, each of the following requirements must be met: (A) the employee must provide written notice to the XOMA Royalty Board within ninety (90) days after the occurrence of the event giving rise to Good Reason setting forth the basis for the employee’s resignation, (B) the employee must allow XOMA Royalty at least thirty (30) days from receipt of such written notice to cure such event, (C) such event is not reasonably cured by XOMA Royalty within such thirty (30) day period (the “Cure Period”), and (D) the employee must resign from all positions the employee then holds with XOMA Royalty not later than thirty (30) days after the expiration of the Cure Period.

As used in Mr. Sitko’s employment agreement:

•

“Good Reason” means, without his prior express written consent, any of the following events: (i) a reduction in the employee’s target bonus unless consistent to target bonus reductions for all other members of XOMA Royalty’s senior management team, (ii) a reduction in the employee’s base salary or target bonus, in each case, by more than 10%; (iii) a material reduction in the employee’s title or duties (including responsibilities and/or authorities); (iv) a required relocation of the employee’s principal place of employment to a location outside of the New York City metropolitan area; or (v) any other material breach of the agreement. In order for the employee to resign for Good Reason, each of the following requirements must be met: (A) the employee must provide written notice to the XOMA Royalty Board within ninety (90) days after the occurrence of the event giving rise to Good Reason setting forth the basis for the employee’s resignation, (B) the employee must allow XOMA Royalty at least thirty (30) days from receipt of such written notice to cure such event, (C) such event is not reasonably cured by XOMA Royalty within such thirty (30) day period (the “Cure Period”), and (D) the employee must resign from all positions the employee then holds with XOMA Royalty not later than thirty (30) days after the expiration of the Cure Period.

Golden Parachute Compensation

Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Owen Hughes	2,378,679	9,609,158	129,941	12,117,778
Bradley Sitko	1,330,182	6,178,122	90,836	7,599,141
Thomas M. Burns	—	472,280	—	472,280

(1)

Named Executive Officers. This table includes Thomas M. Burns, a named executive officer, who stepped down from his position as Senior Vice President, Finance and Chief Financial Officer of the Company effective January 12, 2026, and whose employment was terminated on January 15, 2026 (the “Separation Date”). Pursuant to the separation and consulting agreement and general release of claims by and between XOMA Royalty and Mr. Burns, he will receive (i) the Converted PSU Cash Consideration in exchange for his Converted PSUs and (ii) the Terminating Company RSU Cash Consideration in exchange for his Terminating Company RSUs for which the stock price hurdle was previously achieved and were fully vested as of the Separation Date, in each case, treated on the same basis as all other holders of Company Equity Awards.

(2)

Cash Severance. These amounts shown reflect the cash severance payable under the employment agreements with Messrs. Hughes and Sitko as described under “—Change in Control Payments and Benefits” above in the event of a CIC Involuntary Termination. Such cash severance is “double-trigger,” which means that either Mr. Hughes or Mr. Sitko must experience a qualifying termination during the period beginning two months before and ending 12 months after a change in control of the Company in order to receive the cash severance. Details of the cash payments are shown in the following supplemental table. The bonus amounts do not reflect the value of any earned but unpaid bonuses as those amounts depend on the date of termination and are unknown at this time.

Name	Cash Severance ($)	Bonus ($)	Cash Total ($)
Owen Hughes	1,486,674	892,004	2,378,679
Bradley Sitko	886,788	443,394	1,330,182

(3)

Equity. These amounts shown reflect the estimated value of the equity acceleration under the employment agreements with Messrs. Hughes and Sitko as described under “—Change in Control Payments and Benefits” above in the event of a CIC Involuntary Termination, subject to the terms and conditions of such outstanding equity awards under the Merger Agreement as described under “—Treatment of Company Equity Awards” above. In connection with the Merger Agreement, and the transactions contemplated therein, and pursuant to that certain separation and consulting agreement and general release of claims by and between XOMA Royalty and Mr. Burns, Mr. Burns will receive (i) the Converted PSU Cash Consideration in exchange for his Converted PSUs and (ii) the Terminating Company RSU Cash Consideration in exchange for his Terminating Company RSUs for which the stock price hurdle was previously achieved and were fully vested as of the Separation Date, in each case, treated on the same basis as all other holders of Company Equity Awards. Such payments are considered “single-trigger,” and are payable upon a change in control of the Company.

Name	Value of Company RSUs ($)(a)	Value of Company PSUs ($)(a)	Value of Unvested Company Stock Options ($)(a)	Value of Untriggered PSUs ($)(a)
Owen Hughes	3,398,506	6,146,568	—	64,084
Bradley Sitko	2,449,144	2,110,110	1,596,420	22,447
Thomas M. Burns	—	450,933	—	21,348

(a)

Values shown include the implied value of a CVR of $2.23 per share based on the average closing market price of XOMA Royalty common stock over the first five (5) business days following the public announcement of the merger on April 27, 2026, over $39.

(4)

Perquisites/Benefits. These amounts shown reflect the estimated value of perquisites and benefits payable or provided under the employment agreements with Messrs. Hughes and Sitko as described under “—Change in Control Payments and Benefits” above in the event of a CIC Involuntary Termination. These amounts reflect (i) the estimated cost of continued medical coverage at no cost to Mr. Hughes for up to 24 months and Mr. Sitko for up to 18 months and (ii) maximum cost permitted for outplacement services.

Name	COBRA Benefits ($)	Outplacement Benefits ($)
Owen Hughes	114,941	15,000
Bradley Sitko	75,836	15,000

Directors’ and Officers’ Indemnification, Exculpation and Insurance

Pursuant to the terms of the Merger Agreement, XOMA Royalty directors and officers will be entitled to certain on-going indemnification and coverage under directors’ and officers’ liability insurance policies following the mergers. For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification, see the section titled “The Merger Agreement—Directors’ and Officers’ Indemnification, Exculpation and Insurance.”

Section 16 Matters

Prior to the Effective Time, XOMA Royalty is permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of XOMA Royalty equity securities (including derivative securities) pursuant to the transactions contemplated by the Merger Agreement by each individual who is a director or officer of XOMA Royalty to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Potential Future Arrangements

While, as of the date of this proxy statement/prospectus and except as described above, none of XOMA Royalty’s current directors or executive officers has entered into any agreements or arrangements with Parent or their respective affiliates regarding continued service with Parent, XOMA Royalty or their respective affiliates after the Effective Time, it is possible that XOMA Royalty, Parent or their respective affiliates may enter into employment, consulting or other arrangements with such persons in the future.

Accounting Treatment

For accounting purposes, the Holding Company Reorganization, the Asset/Liability Transfer and the XOMA Royalty LLC Conversion are expected to be accounted for as transactions among entities under common control and/or changes in legal form using carryover basis in accordance with ASC 805-50. HoldCo will be treated as the successor to XOMA Royalty, and HoldCo’s consolidated financial statements will reflect XOMA Royalty’s historical financial position and results of operations on the same basis as previously presented, except for the effects of the certain reorganization steps prior to issuing the CVRs.

Prior to issuing the CVRs, HoldCo will contribute 75 of the 100 outstanding CLAIM Units of XOMA Royalty LLC to the CVR Trust (referred to herein as the Trust Contribution) and, as additional Merger Consideration, will pay, in the form of CVRs, to the Persons entitled to receive CVRs pursuant to the Merger Agreement (referred to herein as the “CVR Payment”) the right to receive payment from the CVR Trust. Following the CVR Payment, the CVR Trust, and not HoldCo, Parent or XOMA Royalty LLC, will be the sole obligor with respect to payments, if any, on the CVRs. Because the potential proceeds from the Janssen Litigation is not currently recognized in XOMA Royalty’s financial statements, and because the CVRs are not obligations of HoldCo, Parent or XOMA Royalty LLC following the CVR Payment, HoldCo does not expect the Trust Contribution or the CVR Payment to result in recognition of a material gain, loss or liability, apart from the deconsolidation of XOMA Royalty LLC described below.

Following the CVR Payment, HoldCo expects to deconsolidate XOMA Royalty LLC in accordance with ASC 810 and to account for its retained 25% interest in the CLAIM Units as a non-consolidated equity investment in accordance with applicable GAAP.

No separate unaudited pro forma financial information has been presented to give effect to the Holding Company Reorganization, the Asset/Liability Transfer, the RemainCo Conversion, the Trust Contribution or the CVR Payment. The Holding Company Reorganization, the Asset/Liability Transfer and the RemainCo Conversion will be reflected through HoldCo’s successor/carryover presentation, and the Trust Contribution and the CVR Payment do not require separate pro forma financial information under Regulation S-X Article 11 because they do not meet the significance thresholds set forth in Rule 1-02(w).

For accounting purposes, Parent is considered to be acquiring HoldCo in the Merger. After completion of the Merger, HoldCo will be a wholly owned subsidiary of Parent and separate standalone financial statements of HoldCo are not expected to be reported.

Regulatory Approvals

For a more detailed description of the provisions of the Merger Agreement relating to regulatory approvals, see the section titled “The Merger Agreement—Regulatory Approvals; Consents.”

Dividend Policy

XOMA Royalty has not paid dividends on XOMA Royalty common stock and does not anticipate paying cash dividends on XOMA Royalty common stock in the foreseeable future. Holders of shares of Series A Preferred Stock are entitled to receive, when and as declared by the XOMA Royalty Board, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.625% of the $25.00 liquidation preference per year (equivalent to $2.15625 per year per share). Holders of Series B Preferred Stock are entitled to receive, when and as declared by the XOMA Royalty Board, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.375% of the $25,000 liquidation preference per year of Series B Preferred Stock ($25.00 per depositary share, equivalent to $2,093.75 per year per share of Series B Preferred Stock or $2.09375 per year per depositary share).

U.S. Federal Securities Law Consequences

Pending the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, shares of HoldCo common stock issued in the Holding Company Reorganization will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act. This proxy statement/prospectus does not cover resales of HoldCo common stock received by any person upon the completion of the Holding Company Reorganization, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale of HoldCo common stock.

The Merger Consideration consists of cash and CVRs and does not include any shares of Parent stock. Accordingly, no securities of Parent will be issued in connection with the Merger, and the Securities Act registration requirements do not apply to the Merger Consideration.

Delisting and Deregistration of XOMA Royalty Common Stock

If the Merger is completed, XOMA Royalty common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and XOMA Royalty will no longer be required to file periodic reports with the SEC with respect to XOMA Royalty common stock.

XOMA Royalty has agreed to cooperate with Parent to take, or use its reasonable best efforts to delist the XOMA Royalty common stock from the Nasdaq and to terminate XOMA Royalty’s registration under the Exchange Act after the effective time.

THE MERGER AGREEMENT

The following description sets forth the principal terms of the Merger Agreement, which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is a summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this proxy statement/prospectus and any documents incorporated by reference herein, before making any decisions regarding any of the proposals described in this proxy statement/prospectus. Capitalized terms used but not defined herein shall have meanings ascribed to them in the Merger Agreement. This section is intended to provide you with information regarding the terms of the Merger Agreement. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement/prospectus and in the public filings XOMA Royalty makes with the SEC, as described in the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” beginning on page 118 of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The Agreement and Plan of Merger, dated as of April 27, 2026, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 16, 2026 (as it may be amended from time to time) (the “Merger Agreement”), and this summary of terms is included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about XOMA Royalty contained in this proxy statement/prospectus or in the public reports of XOMA Royalty filed with the SEC may supplement, update or modify the factual disclosures about XOMA Royalty contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by XOMA Royalty, Parent and Merger Sub were qualified and subject to important limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, and were not intended by the parties to the Merger Agreement to be a characterization of the actual state of facts or condition of XOMA Royalty, Parent or Merger Sub, except as expressly stated in the Merger Agreement. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the confidential disclosures that XOMA Royalty and Parent each delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus or in the public filings made by XOMA Royalty with the SEC.

Additional information about XOMA Royalty may be found elsewhere in this proxy statement/prospectus and in the public filings XOMA Royalty makes with the SEC. See the section titled “Where You Can Find More Information; Incorporation of Certain Information by Reference” of this proxy statement/prospectus.

Structure of the Merger; Holding Company Reorganization

Pursuant to the terms of the Merger Agreement, and following the Holding Company Reorganization (as described below), Merger Sub will merge with and into HoldCo (the “Merger”), with HoldCo as the surviving corporation (the “Surviving Corporation”), continuing as a wholly owned subsidiary of Parent. The parties have amended the Merger Agreement to add HoldCo as a party thereto in order to give effect to the Holding Company Reorganization immediately prior to the Effective Time such that Merger Sub will merge with and into HoldCo at the Effective Time.

Completion and Effectiveness of the Merger

The closing of the Merger (the “Closing”), will take place on the third business day after the satisfaction or waiver of all conditions for completion of the Merger set forth in the Merger Agreement (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions), or at such other time, place and/or date as Parent and XOMA Royalty may otherwise mutually agree in writing. The date on which the Closing actually takes place is referred to herein as the “Closing Date”.

On the date of the Closing, HoldCo and Merger Sub will file articles of merger (“Articles of Merger”) with the Nevada Secretary of State as provided under the NRS. The Merger will become effective at the time of the filing of the Articles of Merger with the Nevada Secretary of State or at such later time as may be designated jointly by Parent and HoldCo and specified in the Articles of Merger. The time at which the Merger becomes effective is referred to as the “Effective Time”.

Parent and XOMA Royalty are working to complete the Merger prior to 11:59 p.m., Eastern Time, on January 26, 2027 (the “Termination Date”). It is possible that factors outside the control of both parties could result in the Merger being completed at a different time, or not at all.

Merger Consideration

At the Effective Time, by virtue of the Merger and without any further action on the part of XOMA Royalty, Parent, Merger Sub, or any stockholder of XOMA Royalty, each share of common stock, par value $0.0075 per share, of XOMA Royalty (the “Shares”), that is issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled as described below and Dissenting Shares) will be converted into the right to receive (i) $39.00 per Share in cash, without interest and subject to deduction for any required withholding tax (the “Closing Amount”), plus (ii) one contingent value right (a “CVR”), that is a contractual right to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust out of distributions, if any, made by XOMA Royalty LLC (clauses (i) and (ii) collectively, the “Merger Consideration”). At the Effective Time, all shares issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be cancelled and will cease to exist, and will thereafter only represent the right to receive the Merger Consideration, without interest.

Prior to the Effective Time, XOMA Royalty will redeem all outstanding shares of Perpetual Preferred Stock (consisting of Series A Cumulative Perpetual Preferred Stock and Series B Cumulative Perpetual Preferred Stock) (the “Perpetual Preferred Redemption”), in accordance with the terms of the applicable certificate of designation governing such Perpetual Preferred Stock, including payment of all accrued and unpaid dividends thereon through the date of such redemption. From and after the consummation of the Perpetual Preferred Redemption, each share of Perpetual Preferred Stock so redeemed will be cancelled and will cease to exist, and no further consideration will be payable in respect thereof under the Merger Agreement.

Each share held in the treasury of XOMA Royalty or owned, directly or indirectly, by Parent, Merger Sub, XOMA Royalty or any wholly owned subsidiary of XOMA Royalty immediately prior to the Effective Time will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor

CVRs also will be issued in respect of certain Company Equity Awards and Company Warrants as described below in the section titled “—Treatment of Company Equity Awards and Company Warrants.”

The Holding Company Reorganization

Prior to the Effective Time, XOMA Royalty will effect a holding company reorganization (the “Holding Company Reorganization”), pursuant to the applicable provisions of the NRS, including Chapter 92A thereof, whereby (a) HoldCo Merger Sub will merge with and into XOMA Royalty, with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo and HoldCo becoming the holding company of XOMA Royalty, (b) each share of XOMA Royalty common stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of common stock of HoldCo, having the same rights, powers and preferences as such share, (c) each share of XOMA Royalty Preferred Stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of a corresponding series of preferred stock of HoldCo, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as such share of XOMA Royalty Preferred Stock, and (d) each XOMA Royalty equity-based award outstanding immediately prior to the effectiveness of the Holding Company Reorganization will be automatically converted into a corresponding award with respect to shares of HoldCo common stock (or, as applicable, HoldCo preferred stock) on the same terms and conditions.

XOMA Royalty will not effect the Holding Company Reorganization unless HoldCo’s articles of incorporation (including the designation of each series of HoldCo preferred stock with terms substantially identical to the corresponding series of XOMA Royalty Preferred Stock) and bylaws are in form and substance reasonably acceptable to Parent. See the section titled “The Holding Company Reorganization” beginning on page 100 of this proxy statement/prospectus.

Contingent Value Rights

The Merger Agreement provides that each eligible share of XOMA Royalty common stock will be converted into the right to receive $39.00 in cash plus one CVR, and that CVRs also will be issued in respect of certain Company equity awards and Company Warrants as described under the section titled “—Treatment of Company Equity Awards and Company Warrants” in this proxy statement/prospectus. The CVRs will be governed by the CVR Agreement attached as Annex E to this proxy statement/prospectus. For a detailed description of the CVRs, including the CVR Trust structure, CLAIM Units, payment mechanics, governance arrangements, transfer restrictions, amendments and term, see the section titled “Contingent Value Rights” in this proxy statement/prospectus.

Treatment of Company Equity Awards and Company Warrants

Treatment of Company Stock Options

At the Effective Time, each Company Stock Option that has an exercise price per share of XOMA Royalty common stock that is less than the value of the Merger Consideration (with the fair market value of a CVR determined as of the Closing Date) (a “Terminating Company Stock Option”), that is outstanding immediately prior to the Effective Time shall automatically become fully vested, cancelled, and converted into the right to receive (i) an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the product of (a) the excess of the Closing Amount over the exercise price per share under such Terminating Company Stock Option and (b) the number of shares subject to such Terminating Company Stock Option (the “Terminating Company Stock Option Cash Consideration”), and (ii) one CVR for each share subject to such Terminating Company Stock Option. The Surviving Corporation shall pay to each former holder of any such Terminating Company Stock Option the Terminating Company Stock Option Cash Consideration as soon as practicable following the Effective Time (and in no event later than ten business days after the Effective Time). Any Company Stock Option that does not constitute a Terminating Company Stock Option (an “Out of the Money Option”) that is outstanding immediately prior to the Effective Time shall be automatically cancelled and no consideration shall be delivered in exchange therefor.

Treatment of Company RSUs

At the Effective Time, each Company RSU granted under any Company Stock Plan (including the portion of each Company PSU as to which the applicable performance requirement has been achieved, but which has not yet been released or settled) (other than Company RSUs held by the Company’s non-employee directors) (a “Terminating Company RSU”), that is outstanding immediately prior to the Effective Time shall automatically become fully vested, cancelled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required tax withholding) equal to the product of (a) the number of shares subject to such Terminating Company RSU and (b) the Closing Amount (the “Terminating Company RSU Cash Consideration”), and (ii) one CVR for each share subject to such Terminating Company RSU. Parent shall cause the Surviving Corporation to pay or cause to be paid to former holders of Terminating Company RSUs the Terminating Company RSU Cash Consideration as soon as practicable following the Effective Time (and in no event later than ten business days after the Effective Time).

Treatment of Company PSUs

At the Effective Time, the portion of each Company PSU as to which the applicable performance requirement has been achieved (but which has not yet been released or settled) will be treated as a Terminating Company RSU as described above and will receive cash plus CVRs on the same terms. The portion of each Company PSU for which the performance requirement has not yet been achieved will be automatically converted into and substituted with a restricted stock unit award (a “Converted PSU”), covering a number of shares of XOMA Royalty common stock determined as follows: (x) for Company PSUs granted on or after March 1, 2026, the number of shares will equal 100% of the “Target Shares” underlying such Company PSU, less the number of Target Shares as to which the performance requirement has already been achieved; and (y) for Company PSUs granted prior to March 1, 2026, the number of shares will equal the percentage of Target Shares as to which the performance requirement would be satisfied if the “Closing Price” (as defined in the applicable award agreement) were equal to the Closing Amount, less the number of Target Shares as to which the performance requirement has already been achieved (and, for the avoidance of doubt, such Company PSUs shall in all events be deemed to have achieved any performance requirement that is equal to or less than the Closing Amount). Each Converted PSU will automatically be cancelled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required tax withholding) equal to the product of (a) the number of shares subject to such Converted PSU and (b) the Closing Amount (the “Converted PSU Cash Consideration”), and (ii) one CVR for each share subject to such Converted PSU. Each portion of a Company PSU that does not constitute a Terminating Company RSU or become converted into a Converted PSU (an “Untriggered PSU”), that is outstanding immediately prior to the Effective Time shall automatically be cancelled and, in exchange therefor, the Surviving Corporation shall issue to each former holder of any such cancelled Untriggered PSU one CVR with respect to each share subject to such Untriggered PSU (but no cash consideration). Parent shall cause the Surviving Corporation to pay or cause to be paid to former holders of Converted PSUs, the Converted PSU Cash Consideration as soon as practicable following the Effective Time (and in no event later than ten business days after the Effective Time).

Treatment of Company Warrants

Promptly following the Effective Time, and in any event no later than five business days following the Effective Time, Parent shall cause the Surviving Corporation or the Paying Agent to pay to each former holder of an In the Money Company Warrant an amount in cash equal to the product of (i) the number of warrant shares issuable upon the cashless exercise of such In the Money Company Warrant (as determined in accordance with the cashless exercise formula set forth in the applicable Company Warrant, with the fair market value per share for purposes of such formula being equal to the Closing Amount) and (ii) the Merger Consideration, less any applicable tax withholding. Each Company Warrant that is not an In the Money Company Warrant (an “Out of the Money Company Warrant”) that is outstanding immediately prior to the Effective Time shall automatically be deemed to be exercised into the number of shares subject to such Out of the Money Company Warrant and shall thereupon at the Effective Time be converted automatically into the right to receive one CVR for each share subject to such Out of the Money Company Warrant (and no cash consideration).

Treatment of XOMA Royalty ESPP

As promptly as practicable following the date of the Merger Agreement, the XOMA Royalty Board (or any committee thereof administering XOMA Royalty’s 2015 Employee Stock Purchase Plan or 2025 Employee Stock Purchase Plan, each a “XOMA Royalty ESPP”) shall take all actions necessary to provide that (i) no new offering period shall commence under any XOMA Royalty ESPP on or after the date of the Merger Agreement, (ii) no individual who is not participating in a XOMA Royalty ESPP as of the date of the Merger Agreement may commence participation therein, (iii) no participant may increase his or her rate of payroll contributions under any XOMA Royalty ESPP from the rate in effect as of the date of the Merger Agreement, (iv) each XOMA Royalty ESPP shall terminate no later than immediately prior to the Effective Time, and (v) any outstanding offering period under any XOMA Royalty ESPP shall be shortened so that a purchase date shall occur on or prior to the date that is five business days prior to the anticipated Closing Date. Any shares purchased under a XOMA Royalty ESPP shall be treated as outstanding shares for purposes of the Merger Consideration.

Exchange of Shares

Paying Agent

Prior to the Effective Time, Parent will designate a bank, trust company or nationally recognized stockholder services provider that is reasonably acceptable to XOMA Royalty to act as the paying agent for the Merger (the “Paying Agent”). At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash sufficient to pay the aggregate Merger Consideration, including all amounts payable to holders of Shares and Company Warrants and, to the extent the Perpetual Preferred Redemption is consummated at or after the Effective Time, holders of Perpetual Preferred Stock, pursuant to the Merger Agreement.

Exchange Procedures

Promptly after the Effective Time, and in no event later than the third business day following the Effective Time, Parent shall cause the Paying Agent to deliver to each holder of record of shares represented by certificates immediately prior to the Effective Time (i) a letter of transmittal and (ii) instructions for effecting the surrender of such certificates in exchange for the Merger Consideration that such holder has the right to receive. Upon surrender of such certificates to the Paying Agent, together with a duly completed letter of transmittal, the holder of such shares will be entitled to receive the Merger Consideration in respect thereof. Until surrendered, each share represented by a certificate will be deemed to represent only the right to receive the Merger Consideration. Promptly after the Effective Time, and in no event later than the third business day following the Effective Time, Parent shall cause the Paying Agent to issue and deliver to each holder of uncertificated book-entry shares immediately prior to the Effective Time a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to the Merger Agreement in respect of such book-entry shares, without such holder being required to deliver a certificate or an executed letter of transmittal to the Paying Agent, and such book-entry shares shall then be cancelled.

Dissenter’s Rights

XOMA Royalty stockholders are entitled to dissent from the Merger and obtain payment for the “fair value” of their shares of XOMA Royalty common stock in connection with the Merger Agreement Proposal if they properly preserve and exercise their dissenter’s rights under the provisions of NRS 92A.300 through 92A.500, inclusive (the “Nevada Dissenter’s Rights Statutes”, and such rights, “Dissenter’s Rights”). Please note that XOMA Royalty stockholders who are entitled to and wish to exercise such Dissenter’s Rights must (i) not vote, or cause or permit to be voted, their shares in favor of the Merger Agreement Proposal, (ii) deliver written notice to XOMA Royalty indicating their intent to assert Dissenter’s Rights prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting and (iii) otherwise comply with the requirements of the Nevada Dissenter’s Rights Statutes, all as generally described in this summary and as more fully set forth in the Nevada Dissenter’s Rights Statutes. A copy of the Nevada Dissenter’s Rights Statutes, as amended to the date hereof, are set forth in Annex G. XOMA Royalty stockholders who follow the specified procedures may be entitled, as dissenting stockholders, to receive a cash payment for the “fair value” of their XOMA Royalty capital stock, all as more fully set forth therein.

THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTER’S RIGHTS UNDER NEVADA LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE NEVADA DISSENTER’S RIGHTS STATUTES, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX G. ALL REFERENCES IN THE NEVADA DISSENTER’S RIGHTS STATUTES AND IN THIS SUMMARY TO A “STOCKHOLDER” ARE TO THE RECORD HOLDER OF THE SHARES AS TO WHICH DISSENTER’S RIGHTS ARE ASSERTED. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF XOMA ROYALTY CAPITAL STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY THE STEPS SUMMARIZED BELOW AND IN A TIMELY MANNER TO PERFECT YOUR DISSENTER’S RIGHTS.

Availability of Dissenter’s Rights to Stockholders under Nevada Law

In general, a stockholder of a Nevada corporation may be entitled to dissent from, and obtain payment of the fair value of his, her or its shares in connection with, certain transactions involving the Nevada corporation, including, among others, most mergers, conversions in which the stockholder’s interests will be converted, and exchanges in which the stockholder’s shares are to be acquired.

Certain exemptions from the Nevada Dissenter’s Rights Statutes, which are not applicable to XOMA Royalty stockholders with respect to the Merger, exist for classes or series of securities that are publicly or broadly held and traded, to the extent they are obligated under the Merger Agreement to accept only (i) cash, (ii) securities or other proprietary interests of any other entity, including CVRs, that satisfy certain marketability standards, or (iii) any combination of (i) and (ii).

A stockholder who wishes to assert dissenter’s rights in connection with the Merger, to the extent available, must comply with all of the requirements for asserting and preserving their dissenter’s rights under the Nevada Dissenter’s Rights Statutes, including, among others, delivering a Statement of Intent (as defined and described below) to assert dissenter’s rights and demand payment for the stockholder’s shares if the Merger is effectuated, prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting, and delivering a written demand for payment by the date set in a dissenter’s notice given by the corporation after the consummation of the Merger.

No Dissenter’s Rights are available in connection with entry into the Merger Agreement. If the Merger is consummated, however, a XOMA Royalty stockholder who (1) has not voted in favor of the Merger Agreement Proposal or otherwise waived such stockholder’s Dissenter’s Rights under applicable law, (2) provides a Statement of Intent as described below (each XOMA Royalty stockholder who complies with (1) and (2), a “Potential Dissenting Stockholder”) and (3) to the extent such Potential Dissenting Stockholder is entitled to such statutory rights under applicable law, thereafter properly exercises such Dissenter’s Rights with respect to such share(s) of XOMA Royalty capital stock (such stockholder, a “Dissenting Stockholder,” and the shares of XOMA Royalty capital stock being referred to as “Dissenting Shares” until such time as such Dissenting Stockholder fails to assert, waives, or otherwise loses such Dissenting Stockholder’s Dissenter’s Rights (if any) under applicable law with respect to such Dissenting Shares), will not be converted into the right to receive the consideration to which such Dissenting Shares would otherwise be entitled under the Merger Agreement, but instead will, effective as of the consummation of the Merger, no longer be outstanding and will automatically be cancelled and extinguished and cease to exist, and except as otherwise provided by law, the Dissenting Stockholder holding such Dissenting Shares will cease to have any rights with respect thereto other than the rights required by the applicable provisions of the Nevada Dissenter’s Rights Statutes.

IF A XOMA ROYALTY STOCKHOLDER INTENDS TO EXERCISE DISSENTER’S RIGHTS PURSUANT TO THE NEVADA DISSENTER’S RIGHTS STATUTES, SUCH STOCKHOLDER MUST NOT VOTE (OR CAUSE OR PERMIT SUCH STOCKHOLDER’S SHARES TO BE VOTED) IN FAVOR OF THE MERGER AGREEMENT PROPOSAL. VOTING (OR CAUSING OR PERMITTING SUCH STOCKHOLDER’S SHARES TO BE VOTED) IN FAVOR OF THE MERGER AGREEMENT PROPOSAL WILL ACT AS A WAIVER OF SUCH STOCKHOLDER’S DISSENTER’S RIGHTS. EACH STOCKHOLDER, IF ANY, WHO IS ENTITLED TO AND INTENDS TO EXERCISE DISSENTER’S RIGHTS ALSO MUST FOLLOW THE INSTRUCTIONS FOR PROVIDING NOTICE OF THEIR INTENT TO EXERCISE DISSENTER’S RIGHTS DESCRIBED BELOW.

No later than 10 days after the consummation of the Merger, HoldCo as the surviving corporation in the Merger (the “Surviving Corporation”) will send notice of the consummation of the Merger and notice of Dissenter’s Rights pursuant to NRS 92A.430 to each Potential Dissenting Stockholder and any such Potential Dissenting Stockholder that properly delivers a written demand for payment to the Surviving Corporation by the 30th day after such notice is delivered will be treated as a Dissenting Stockholder.

To the extent there are any inconsistencies between the foregoing summary and the Nevada Dissenter’s Rights Statutes, the statutes will govern. The foregoing summary of dissenter’s rights pursuant to the Nevada Dissenter’s Rights Statutes is qualified in its entirety by the text of such statutes.

THE PROCESS OF EXERCISING DISSENTER’S RIGHTS REQUIRES STRICT COMPLIANCE WITH THE PROVISIONS OF THE NEVADA DISSENTER’S RIGHTS STATUTES, AND THE FAILURE TO COMPLY WITH THESE PROVISIONS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS, XOMA ROYALTY STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND OTHER RELEVANT ADVISORS.

Prerequisites to Asserting Dissenter’s Rights

Pursuant to NRS 92A.420(1), any XOMA Royalty stockholder wishing to preserve his, her or its ability to assert dissenter’s rights under the Nevada Dissenter’s Rights Statutes in connection with the Merger, if consummated:

•	Must not vote (or cause or permit such stockholder’s shares to be vote) in favor of the Merger Agreement Proposal; and

•

Must deliver to XOMA Royalty at the address indicated below, before the vote is taken on the Merger Agreement Proposal at the Special Meeting, written notice of the stockholder’s intent to assert dissenter’s rights and demand payment for such stockholder’s shares if the Merger is effectuated (the “Statement of Intent”).

Each XOMA Royalty stockholder is urged to read carefully the materials contained in this proxy statement/prospectus in making a determination whether or not to deliver a Statement of Intent.

IN VIEW OF THE COMPLEXITY OF THE NEVADA DISSENTER’S RIGHTS STATUTES, EACH XOMA ROYALTY STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS LEGAL COUNSEL AND OTHER RELEVANT ADVISERS PRIOR TO DECIDING WHETHER OR NOT TO DELIVER A STATEMENT OF INTENT TO XOMA ROYALTY.

Additional Requirements for Assertion of Dissenter’s Rights

If XOMA Royalty receives requisite stockholder approval for the Merger Agreement Proposal and effectuates the Merger, the Surviving Corporation must then deliver, no later than 10 days after the effective date of the Merger, a written dissenter’s notice to all pre-Merger XOMA Royalty stockholders of record who have timely delivered a Statement of Intent to exercise their Dissenter’s Rights in connection with the Merger and who are otherwise entitled to assert such Dissenter’s Rights. The dissenter’s notice delivered by the Surviving Corporation must:

•	State where the demand for payment must be sent and where and when share certificates, if any, must be deposited;

•	Inform the holders of shares not represented by certificates the extent to which the transfer of the shares will be restricted after the Surviving Corporation receives the demand for payment;

•

Supply a form for demanding payment that includes the date of the first announcement to the news media or to the XOMA Royalty stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not they acquired beneficial ownership of the shares before that date;

•

Set a date by which the Surviving Corporation must receive the demand for payment, which must be no earlier than 30 days nor later than 60 days after the date the dissenter’s notice is delivered by the Surviving Corporation;

•

State that the XOMA Royalty stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the Surviving Corporation by the specified date; and

•	Be accompanied by a copy of NRS 92A.300 through 92A.500.

The former XOMA Royalty stockholders who receive a dissenter’s notice and who wish to exercise dissenter’s rights must then:

•

If such former XOMA stockholder was a beneficial owner of XOMA Royalty shares, obtain and submit to the Surviving Corporation (not later than the demand for payment) the written consent of the stockholder of record of the beneficially owned shares to the dissent, pursuant to NRS 92A.400(2);

•	Demand payment;

•	Certify whether the stockholder, or the beneficial owner on whose behalf such stockholder is dissenting, acquired beneficial ownership prior to the date specified in the dissenter’s notice; and

•	Deposit the stockholder’s certificates, if any, in accordance with the terms of the dissenter’s notice.

Alternatively, any XOMA Royalty stockholders may withdraw from the appraisal process by notifying the Surviving Corporation in writing by the date specified in the dissenter’s notice. After this date, dissenters may withdraw only with the written consent of the Surviving Corporation.

Once a Dissenting Stockholder deposits the stockholder’s certificates (or, in the case of uncertificated shares, makes a demand for payment), such Dissenting Stockholder loses all rights as a stockholder, unless such Dissenting Stockholder later withdraws from the appraisal process. The Surviving Corporation may restrict the transfer of uncertified shares from the date the Surviving Corporation receives the dissenter’s demand for payment.

Within 30 days of receiving the demand for payment, the Surviving Corporation must pay in cash to each Dissenting Stockholder who complied with NRS 92A.440 the amount the Surviving Corporation estimates to be the fair value of the Dissenting Stockholder’s shares, plus accrued interest. This payment must be accompanied by:

•	XOMA Royalty’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the XOMA Royalty stockholders’ equity for that year or, if such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

•	A statement of the Surviving Corporation’s estimate of the fair value of the shares; and

•	A statement of the dissenter’s rights to contest the Surviving Corporation’s estimate of fair value.

If any Dissenting Stockholders wish to contest the Surviving Corporation’s estimate of fair value, they must notify the Surviving Corporation in writing within 30 days of receiving the Surviving Corporation’s payment or offer of payment. Dissenting Stockholders must provide their own estimate of fair value plus interest and demand that the Surviving Corporation pay the difference between this estimate and the Surviving Corporation’s estimate. The Surviving Corporation must either pay the additional amount or commence judicial proceedings within 60 days of receiving the demand and petition the court to determine the fair value of the shares and accrued interest.

Withholding Rights

Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares, Company Warrants, Perpetual Preferred Stock, Depositary Shares, Company Stock Options, Company RSUs, Company PSUs or otherwise pursuant to the Merger Agreement (including the issuance of, and payments under, the CVRs) such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. To the extent amounts are so deducted or withheld and remitted to the applicable governmental entity, such amounts will be treated for all purposes under the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Representations and Warranties

The Merger Agreement contains representations and warranties made by XOMA Royalty, on the one hand, and by Parent and Merger Sub, on the other hand. Such representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure letters and qualified by certain information filed by the parties with the SEC, excluding, in each case, any disclosures set forth in any risk factor section, any “forward-looking statements” section or any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature. XOMA Royalty has made extensive customary representations and warranties regarding its historical business and operations, financial affairs, compliance with laws, and other matters potentially relevant to Parent’s assessment of XOMA Royalty’s business, as described more fully in the Merger Agreement.

Parent and Merger Sub have made customary representations and warranties regarding facts and circumstances potentially relevant to their ability to perform their respective obligations under the Merger Agreement and the binding nature of the Merger Agreement.

Many of the representations and warranties in the Merger Agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect). The representations and warranties in the Merger Agreement were intended to be relied upon by the parties to the agreement and not by any third parties. Many of the representations and warranties have been qualified by schedules which have not been publicly disclosed. Accordingly, investors are advised not to rely on the representations and warranties from the Merger Agreement as unqualified statements of fact.

The representations and warranties of the parties do not survive the Effective Time of the Merger.

XOMA Royalty Conduct of Business

In the Merger Agreement, XOMA Royalty has agreed to certain obligations and restrictions with respect to the conduct of its business from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), subject to certain specified exceptions, and unless permitted by the Merger Agreement or required by law or with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed). XOMA Royalty and each of its subsidiaries will (i) conduct its business in the ordinary course of business in all material respects, and (ii) use commercially reasonable efforts to preserve substantially intact its business organizations, material assets, and existing relationships with licensees, partners, counterparties to royalty purchase agreements and other material commercial partners.

In addition, XOMA Royalty and each of its subsidiaries have agreed to customary interim operating covenants restricting certain actions between signing and closing without Parent’s prior written consent, including, among other things, restrictions relating to amendments to organizational documents, equity issuances, acquisitions and dispositions, indebtedness, material contracts, compensation and employee benefits matters, dividends and other distributions, and certain other actions outside the ordinary course of business, in each case subject to specified exceptions and qualifications set forth in the Merger Agreement.

As with the representations and warranties, these interim operating covenants may be qualified by disclosure schedules that have not been publicly disclosed. Accordingly, investors should not necessarily rely on such covenants as characterizations of the actual conduct of XOMA Royalty’s operations during the period between the execution of the Merger Agreement and the Effective Time.

No Solicitation of Acquisition Proposals

XOMA Royalty has agreed that it will not, and that it will cause its subsidiaries and their respective representatives not to, directly or indirectly, from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement):

•	solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•

participate in any discussions or negotiations (other than to refer the inquiring person to the non-solicitation provisions of the Merger Agreement or to clarify terms for the purpose of the XOMA Royalty Board reasonably informing itself as to such Acquisition Proposal) or cooperate in any way with any person regarding any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; and

•

furnish any non-public information concerning XOMA Royalty or any of its subsidiaries or afford access to the business, properties, assets, employees, consultants, books or records of XOMA Royalty or any of its subsidiaries to any person in connection with any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

XOMA Royalty has also agreed to promptly cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal, including terminating access to any existing electronic data rooms. Nothing in the Merger Agreement restricts XOMA Royalty from permitting a person to request the waiver of a “standstill” or similar obligation solely to allow such person to make a confidential Acquisition Proposal to the XOMA Royalty Board, or from granting such a waiver, in each case, to the extent necessary to comply with fiduciary duties under applicable law.

An “Acquisition Proposal” means, with respect to XOMA Royalty, any inquiry, proposal or offer from, or indication of interest in making a proposal or offer by, any person or group (other than Parent or its subsidiaries) relating to any transaction or series of related transactions involving: (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving XOMA Royalty or any subsidiary or subsidiaries of XOMA Royalty whose business constitutes 20% or more of the net revenues, net income or assets of XOMA Royalty and its subsidiaries, taken as a whole; (ii) the acquisition in any manner, directly or indirectly, of 20% or more of the equity securities or consolidated total assets of XOMA Royalty and its subsidiaries, taken as a whole; (iii) any liquidation, dissolution, recapitalization or other significant corporate reorganization of XOMA Royalty or one or more of its subsidiaries constituting 20% or more of the net revenues, net income or assets of XOMA Royalty and its subsidiaries, taken as a whole; or (iv) any combination of the foregoing.

Notwithstanding the limitations described above, prior to the time XOMA Royalty stockholder approval of the Merger Agreement (the “Stockholder Approval”) is obtained, XOMA Royalty may, in response to an unsolicited bona fide written Acquisition Proposal (which was made after the date of the Merger Agreement and has not been withdrawn) that did not result from a breach of the non-solicitation provisions and that the XOMA Royalty Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal: (i) furnish information with respect to XOMA Royalty and its subsidiaries to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement between XOMA Royalty and Parent (except for such changes specifically necessary in order for XOMA Royalty to be able to comply with its obligations under the Merger Agreement), provided that XOMA Royalty shall promptly provide or make available to Parent any material non-public information concerning XOMA Royalty or any of its subsidiaries that is provided to such person which was not previously provided or made available to Parent; and (ii) participate in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal; in each case, only if the XOMA Royalty Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

A “Superior Proposal” means any bona fide written Acquisition Proposal on terms which the XOMA Royalty Board determines in good faith, after consultation with XOMA Royalty’s outside legal counsel and financial advisors, to be (A) more favorable from a financial point of view to the holders of shares than the Merger and the other transactions contemplated by the Merger Agreement, taking into account all the terms and conditions of such proposal (including the legal, financial, financing, regulatory and other aspects of the proposal or offer, the person making the proposal or offer, termination or break-up fees, expense reimbursement provisions, transaction consideration, conditionality, timing, certainty of regulatory approvals and likelihood of consummation), and the Merger Agreement (and, if applicable, any changes to the terms of the Merger Agreement proposed by Parent) and (B) reasonably capable of being completed on the terms proposed, in each case taking into account all financial, regulatory, financing, timing, conditionality, legal and other aspects of such proposal or offer. For purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of “Acquisition Proposal” are deemed to be references to “50%.”

Notice Regarding Acquisition Proposals

XOMA Royalty must promptly (and, in any event, within 24 hours) advise Parent orally and in writing of (i) any Acquisition Proposal, (ii) any request for non-public information relating to XOMA Royalty or its subsidiaries, other than requests for information not related to, and not reasonably expected to lead to, an Acquisition Proposal, and (iii) any inquiry or request for discussion or negotiation, or any inquiry or request related to, or that would reasonably be expected to result in or lead to, an Acquisition Proposal, including in each case the identity of the person making any such Acquisition Proposal, inquiry or request and the material terms thereof, together with copies of material communications received from such person or its representatives related thereto. XOMA Royalty must thereafter keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof, and provide Parent with copies of all material communications received from such person related thereto.

No Change in Recommendation

XOMA Royalty has agreed that, except as otherwise permitted by the Merger Agreement, the XOMA Royalty Board, including any committee thereof, will not:

•

effect an Adverse Recommendation Change (provided that delivery of a written notice to Parent as contemplated by the Merger Agreement, or public disclosure that such notice has been delivered to Parent, shall not be deemed to constitute an Adverse Recommendation Change); or

•

cause or permit XOMA Royalty or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar contract relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”).

Permitted Change in Recommendation—Intervening Event

Notwithstanding the restrictions described above, prior to the time the Stockholder Approval is obtained, the XOMA Royalty Board may make an Adverse Recommendation Change in response to an Intervening Event (as defined below) if the following conditions are met:

•

XOMA Royalty must have provided to Parent at least five business days’ prior written notice, which must (a) set forth in reasonable detail information describing the Intervening Event, and (b) state expressly that the XOMA Royalty Board has determined to effect an Adverse Recommendation Change, and XOMA Royalty must have engaged in good faith negotiations with Parent (to the extent Parent wishes to engage) during such notice period to consider adjustments to the terms and conditions of the Merger Agreement; and

•

the XOMA Royalty Board must have determined in good faith, after consultation with outside financial advisors and outside legal counsel, that, in light of such Intervening Event and taking into account any revised terms proposed in writing by Parent, the failure to make an Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable law.

An “Intervening Event” means any material event that (a) occurs or arises after the date of the Merger Agreement and (b) was not known to, or reasonably foreseeable by, the XOMA Royalty Board as of or prior to the date of the Merger Agreement (or, if known or reasonably foreseeable, the material consequences thereof were not known or reasonably foreseeable), and (c) does not relate to (i) any Acquisition Proposal or any inquiry or communications relating thereto, (ii) changes in the market price or trading volume of XOMA Royalty securities (although the underlying causes thereof may constitute an Intervening Event), (iii) changes in GAAP or applicable law, (iv) events, changes or developments relating to Parent or Merger Sub, (v) breaches of the Merger Agreement by XOMA Royalty or (vi) actions taken pursuant to the Merger Agreement.

Permitted Change in Recommendation—Superior Proposal

Prior to the time the XOMA Royalty stockholder approval is obtained, following receipt by XOMA Royalty of an unsolicited, bona fide written Acquisition Proposal (which Acquisition Proposal was made after the date of the Merger Agreement) that did not result from a breach of the non-solicitation provisions of the Merger Agreement, the XOMA Royalty Board may make an Adverse Recommendation Change and/or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal if all of the following conditions are met:

•

XOMA Royalty must have provided to Parent at least five business days’ prior written notice, which must state expressly (a) that XOMA Royalty has received a written Acquisition Proposal that constitutes a Superior Proposal, (b) that, subject to the terms of the Merger Agreement, the XOMA Royalty Board has determined to effect an Adverse Recommendation Change and/or terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement and (c) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the person making the Acquisition Proposal), and must have contemporaneously provided an unredacted copy of the Alternative Acquisition Agreement and all other related material documents (other than immaterial documents) (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal will require a new notice and an additional three business day period);

•

the XOMA Royalty Board must have determined in good faith, after consultation with outside financial advisors and outside legal counsel, that, taking into account any revised terms proposed in writing by Parent, such Acquisition Proposal continues to constitute a Superior Proposal and the failure to make an Adverse Recommendation Change and/or terminate the Merger Agreement would be inconsistent with the directors’ fiduciary duties under applicable law.

Access to Information; Confidentiality

From the date of the Merger Agreement to the Effective Time or the earlier termination of the Merger Agreement, upon reasonable prior written notice, XOMA Royalty shall, and shall cause its subsidiaries, officers, directors and representatives to, afford to Parent and its representatives reasonable access during normal business hours, consistent with applicable law, to its officers, employees, properties, offices, other facilities and books and records, and shall furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing; provided, that neither XOMA Royalty nor any of its subsidiaries will be required to prepare any such data or information other than in the ordinary course of business, and any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of XOMA Royalty or its subsidiaries.

Regulatory Approvals; Consents

Upon the terms and subject to the conditions of the Merger Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable law (including under any antitrust law) to consummate the transactions contemplated by the Merger Agreement at the earliest practicable date, including: (i) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act or any other antitrust law; (ii) using reasonable best efforts to defend all lawsuits and other proceedings by or before any governmental entity challenging the Merger Agreement or the consummation of the Merger; and (iii) using reasonable best efforts to resolve any objection asserted with respect to the transactions contemplated under the Merger Agreement under any antitrust law raised by any governmental entity and to prevent the entry of, and to have vacated, lifted, reversed or overturned, any ruling, order, judgment, injunction or decree (whether temporary, preliminary or permanent) or other action of any governmental entity that would restrain, delay, prevent, or prohibit the consummation of the transactions contemplated by the Merger Agreement.

In furtherance of the foregoing, each of the parties agrees to prepare and file as promptly as practicable, and in any event by no later than ten business days from the date of the Merger Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act. Parent shall not withdraw any such filing pursuant to the HSR Act without XOMA Royalty’s prior written consent. Parent shall pay all filing fees and other charges for the filings required under the HSR Act by XOMA Royalty and Parent.

The parties shall keep each other apprised of status with respect to regulatory approvals and work cooperatively in connection with obtaining the approvals of or clearances from each applicable governmental entity, including cooperating with each other in connection with filings required to be made under any antitrust law and liaising with each other in relation to each step of the procedure before the relevant governmental entities. In particular, no party will make any notification in relation to the transactions contemplated by the Merger Agreement without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed.

In addition, Parent shall take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all antitrust laws to consummate the transactions contemplated by the Merger Agreement at the earliest practicable date. Parent and XOMA Royalty shall not, and Parent shall cause its affiliates not to, knowingly take any action, or knowingly refrain from taking any action, the effect of which would be to materially delay or impede the ability of the parties to consummate the transactions contemplated by the Merger Agreement.

Employee and Benefits Matters

Without limiting any additional rights that any current or former employee of XOMA Royalty or any of its subsidiaries (a “XOMA Royalty Employee”) may have under any Company Plan, except as otherwise agreed in writing between Parent and a XOMA Royalty Employee, Parent shall cause the Surviving Corporation and each of its subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary thereof, to maintain the severance-related provisions of existing Company Plans identified to Parent at the signing of the Merger Agreement and to provide 100% of the severance payments and benefits required to be provided thereunder to any XOMA Royalty Employee terminated in a severance-eligible circumstance during such 12-month period.

Except as otherwise agreed in writing between Parent or its subsidiary and a XOMA Royalty Employee, Parent shall cause the Surviving Corporation and each of its subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary thereof (or if earlier, such XOMA Royalty Employee’s termination of employment), to maintain for each XOMA Royalty Employee (i) a base salary level that is no less favorable than the base salary provided to such XOMA Royalty Employee immediately prior to the Effective Time, and (ii) employee benefits that, in the aggregate, are substantially comparable to the employee benefits maintained for and provided to similarly situated employees of Parent (excluding retention or change in control benefits and benefits pursuant to any plan or program of Parent and its subsidiaries that is frozen to new entrants or new accruals). Parent may, in its discretion, during the period between the date of the Merger Agreement and the Closing, negotiate other terms and conditions of employment with XOMA Royalty Employees.

As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, use commercially reasonable efforts to give each XOMA Royalty Employee full credit for purposes of eligibility, benefit vesting and benefit accruals (but not for purposes of vesting of equity awards or benefit accruals under any defined benefit pension plans), under any employee compensation, incentive, and benefit plans maintained for the benefit of XOMA Royalty Employees as of and after the Effective Time by Parent, its subsidiaries or the Surviving Corporation, to the same extent recognized by XOMA Royalty immediately prior to the Effective Time. With respect to each such welfare benefit plan, Parent and its subsidiaries shall use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, XOMA Royalty Employees under similar plans maintained by XOMA Royalty and its subsidiaries immediately prior to the Effective Time.

From and after the Effective Time, except as otherwise agreed in writing between Parent and a XOMA Royalty Employee or as otherwise provided in the Merger Agreement, Parent will honor, and will cause its subsidiaries to honor, in accordance with its terms, (i) each existing and enforceable employment, change in control, severance and termination protection plan, policy or agreement of or between XOMA Royalty or any of its subsidiaries and any officer, director or employee of that company, (ii) all obligations in effect as of the Effective Time under any equity-based, bonus or bonus deferral plans, programs or agreements of XOMA Royalty or its subsidiaries and (iii) all obligations in effect as of the Effective Time pursuant to outstanding restoration or equity-based plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans.

Financing Cooperation

The Merger Agreement provides that, prior to the closing, XOMA Royalty will use commercially reasonable efforts to provide, and to cause its subsidiaries and representatives to provide, at Parent’s sole cost and expense, all cooperation reasonably requested by Parent in connection with the arrangement and consummation of any debt financing, to the extent such cooperation does not unreasonably interfere with XOMA Royalty’s business. Such cooperation may include, among other things, participation by senior officers of XOMA Royalty in lender meetings, lender presentations and due diligence sessions; assistance with the preparation of customary marketing materials; delivery of “know your customer” and anti-money laundering documentation; provision of customary financial and operating information; and delivery of customary authorization and representation letters.

XOMA Royalty’s cooperation obligations are subject to certain limitations, including that XOMA Royalty is not required to waive or amend terms of the Merger Agreement, incur any unreimbursed liability, enter into any definitive financing agreement prior to the closing (other than customary authorization letters and KYC information), take any action that would jeopardize attorney-client privilege or violate applicable law, or prepare or deliver certain excluded information such as pro forma projections, synergies estimates, segment financial information or other information customarily provided by financing sources.

Parent shall, promptly upon request by XOMA Royalty, reimburse XOMA Royalty for all reasonable out-of-pocket costs incurred in connection with such cooperation (other than any costs incurred in connection with the preparation, review and audit of historical financial information and the XRL-1 Payoff Letter (as defined below) and any other payoff letters) and, together with Merger Sub on a joint and several basis, to indemnify and hold harmless XOMA Royalty, its affiliates and their representatives from any liabilities incurred in connection with the debt financing (other than liabilities resulting from XOMA Royalty’s fraud, gross negligence or willful misconduct). All non-public or otherwise confidential information regarding XOMA Royalty or its subsidiaries provided in connection with the debt financing is subject to the confidentiality agreement between the parties.

The obligations of Parent and Merger Sub to consummate the Merger are not subject to any financing condition.

XRL-1 Credit Agreement Payoff

The Merger Agreement provides that, prior to closing, XOMA Royalty will use commercially reasonable efforts to, and to cause XRL 1 LLC, a Delaware limited liability company (“XRL-1”) and direct, wholly owned subsidiary of XOMA (US) LLC, a Delaware limited liability company (“XOMA US”) and direct, wholly owned subsidiary of XOMA Royalty, and its representatives to, cause the agent under that certain Loan Agreement, dated as of December 15, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among XRL-1, the lenders from time to time party thereto and Blue Owl Capital Corporation, as administrative agent, to deliver to XRL-1 (in which case XOMA Royalty shall cause XRL-1 to provide to Parent) an executed payoff letter in a customary form reasonably satisfactory to Parent and executed related release documentation (the “XRL-1 Payoff Letter”).

Directors’ and Officers’ Indemnification, Exculpation and Insurance

Without limiting any additional rights that any employee may have under any agreement or Company Plan, the Merger Agreement provides that from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of XOMA Royalty and its subsidiaries, referred to as the indemnified parties, against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified party is or was an officer, director, employee, fiduciary or agent of XOMA Royalty or any of its subsidiaries or matters existing or occurring at or prior to the Effective Time (including the Merger Agreement and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and XOMA Royalty articles of incorporation and XOMA Royalty Bylaws as at the date of the Merger Agreement.

In the event of any such action, each indemnified party shall be entitled to advancement of expenses incurred in the defense of any such action from Parent or the Surviving Corporation to the fullest extent permitted under applicable law and the XOMA Royalty articles of incorporation and XOMA Royalty Bylaws within 20 days of receipt by Parent or the Surviving Corporation from the indemnified party of a request therefor; provided, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by NRS or the XOMA Royalty articles of incorporation or XOMA Royalty Bylaws, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any such proceeding unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such action or such indemnified party otherwise consents.

The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the XOMA Royalty articles of incorporation and XOMA Royalty Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by XOMA Royalty and its subsidiaries or cause to be provided substitute policies or purchase a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by XOMA Royalty prior to the date of the Merger Agreement. At XOMA Royalty’s option, XOMA Royalty may purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by XOMA Royalty and its subsidiaries with respect to matters arising on or before the Effective Time.

Notwithstanding anything in the Merger Agreement to the contrary, if any action is instituted against any indemnified party on or prior to the sixth anniversary of the Effective Time, the foregoing provisions shall continue in effect until the final disposition of such action.

The indemnification provided for in the Merger Agreement is not deemed exclusive of any other rights to which an indemnified party may be entitled, whether pursuant to law, contract or otherwise.

These provisions shall survive the consummation of the Merger and are expressly intended to benefit, and shall be enforceable by, each of the indemnified parties and their respective heirs and legal representatives (and may not be amended without their prior written consent). In the event that the Surviving Corporation or Parent or any of their respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or a majority of its properties and assets to any person, then proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent shall succeed to these obligations.

Nasdaq Delisting

To the extent requested by Parent, prior to the Closing Date, XOMA Royalty shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the shares from Nasdaq as promptly as practicable after the Effective Time and the deregistration of the shares under the Exchange Act at the Effective Time.

Directors and Officers of the Surviving Corporation

Prior to the Effective Time, the Company shall cause each member of the XOMA Royalty Board to execute and deliver a letter effectuating his or her resignation as a director of the XOMA Royalty Board effective immediately prior to the Effective Time. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be, and shall constitute all of, the directors of the Surviving Corporation, and the officers of XOMA Royalty immediately prior to the Effective Time shall be, and shall constitute all of, the officers of the Surviving Corporation, in each case, to serve until the earlier of their respective resignation, death or removal or until their respective successors are duly elected and qualified, in accordance with the articles of incorporation and the bylaws of the Surviving Corporation and applicable law.

Public Announcements

Parent and XOMA Royalty agree that the press release announcing the execution and delivery of the Merger Agreement shall be a joint release of Parent and XOMA Royalty. Thereafter, each of XOMA Royalty and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated by the Merger Agreement that is inconsistent with the initial press release or other release, statement, announcement or other disclosure made in accordance with the Merger Agreement shall be issued by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except (i) as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, the rules or regulations of any applicable United States securities exchange, or any governmental entity to which the relevant party is subject (in which case the party making such disclosure shall use its reasonable best efforts to provide the other party with an opportunity to review and comment on such disclosure) or (ii) with respect to any Acquisition Proposal made after the date of the Merger Agreement by a person other than Parent or any of its subsidiaries as permitted by the non-solicitation provisions of the Merger Agreement.

Stockholder Litigation

XOMA Royalty shall promptly advise Parent in writing after becoming aware of any legal action or proceeding commenced, or to XOMA Royalty’s knowledge, threatened, against XOMA Royalty or any of its directors by any stockholder of XOMA Royalty (on their own behalf or on behalf of XOMA Royalty ) relating to the Merger Agreement or the transactions contemplated thereby and shall keep Parent reasonably informed regarding any such legal action or proceeding. XOMA Royalty shall: (a) give Parent the opportunity to participate in the defense and settlement of any such stockholder litigation (at Parent’s cost), (b) keep Parent reasonably apprised on a prompt basis of the status and proposed strategy of any such stockholder litigation and consider in good faith, acting reasonably, Parent’s advice with respect to the defense of any such litigation, and (c) not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

Conditions to the Completion of the Merger

Mutual Conditions

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

•	the Stockholder Approval shall have been obtained;

•

no ruling, order, judgment, injunction or decree (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction nor any other legal restraint or prohibition shall be in effect, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, enjoins, restrains, prevents or prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

•

any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by the Merger Agreement, as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity, shall have expired or been terminated; and

•	the Holding Company Reorganization shall have been duly completed in accordance with the Merger Agreement and any related transaction documents.

Conditions to the Obligations of XOMA Royalty

The obligation of XOMA Royalty to effect the Merger is also subject to the satisfaction, or waiver by XOMA Royalty, at or prior to the Effective Time of the following conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date), except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (disregarding all materiality and similar qualifiers);

•	Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

•	XOMA Royalty shall have received a certificate signed by an executive officer of Parent certifying as to the foregoing matters.

Conditions to the Obligations of Parent and Merger Sub

The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

•

the representations and warranties of XOMA Royalty (i) set forth in Section 3.1 (Organization), Section 3.3 (Authority), Section 3.21 (State Takeover Statutes), and Section 3.24 (Brokers) shall be true and correct in all material respects, (ii) set forth in Section 3.2 (Capital Stock) shall be true and correct in all respects (except for de minimis inaccuracies), and (iii) otherwise set forth in the Merger Agreement shall be true and correct in all respects, except in the case of clause (iii) where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (in each case, disregarding all materiality and similar qualifiers);

•	XOMA Royalty shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

•

since the date of the Merger Agreement, there shall not have been any event, change, occurrence or effect that, individually or in the aggregate, has had a Material Adverse Effect that is continuing; and

•	Parent shall have received a certificate signed by an executive officer of XOMA Royalty certifying as to the foregoing matters.

Termination of the Merger Agreement

Mutual Termination Rights

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and XOMA Royalty. In addition, either Parent or XOMA Royalty may terminate the Merger Agreement at any time prior to the Effective Time if:

•

the Merger shall not have been consummated on or before 11:59 p.m. Eastern Time on January 26, 2027 (provided that this right to terminate will not be available to any party whose breach of the Merger Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Termination Date);

•

any court of competent jurisdiction or other governmental entity shall have issued any ruling, order, judgment, injunction or decree or taken any other action that enjoins, restrains, prevents, or prohibits the consummation of any of the transactions contemplated by the Merger Agreement and such ruling, order, judgment, injunction, decree or other action shall have become final and nonappealable (provided that the party seeking to terminate shall have used its reasonable best efforts to contest, appeal and remove such order); or

•

the Stockholder Approval shall not have been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of the Merger Agreement was taken.

Termination by XOMA Royalty

XOMA Royalty may terminate the Merger Agreement at any time prior to the Effective Time if:

•

Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (a) would result in the failure of a closing condition and (b) cannot be cured by the Termination Date or, if capable of being cured, has not been cured by the earlier of two business days prior to the Termination Date or the date that is 30 calendar days following delivery of written notice of such breach or failure to perform (provided that this right to terminate will not be available to XOMA Royalty if it is then in material breach of any of its covenants or agreements set forth in the Merger Agreement); or

•

the XOMA Royalty Board authorizes XOMA Royalty, to the extent permitted by and subject to complying with the terms of the Merger Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, and concurrently with the termination, XOMA Royalty enters into such Alternative Acquisition Agreement and pays to Parent the termination fee.

Termination by Parent

Parent may terminate the Merger Agreement at any time prior to the Effective Time if:

•

XOMA Royalty shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (a) would result in the failure of a closing condition and (b) cannot be cured by the Termination Date or, if capable of being cured, has not been cured by the earlier of two business days prior to the Termination Date or the date that is 30 calendar days following delivery of written notice of such breach or failure to perform (provided that this right to terminate will not be available to Parent if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in the Merger Agreement); or

•	the XOMA Royalty Board shall have effected an Adverse Recommendation Change.

Termination Fee

XOMA Royalty will be required to pay a termination fee of $40,000,000 to Parent if the Merger Agreement is terminated:

•

by either XOMA Royalty or Parent because the Stockholder Approval is not obtained or the transaction has not closed by the Termination Date, in each case after an Acquisition Proposal has been made or publicly disclosed and not publicly withdrawn, and within 12 months thereafter XOMA Royalty enters into or consummates a qualifying Acquisition Proposal (provided that for this purpose, the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “more than 50%”);

•	by XOMA Royalty, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; or

•	by Parent, following an Adverse Recommendation Change by the XOMA Royalty Board.

In the event that Parent or its designee shall receive full payment of the termination fee, such receipt shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective affiliates or any other person in connection with the Merger Agreement, and none of Parent, Merger Sub, any of their respective affiliates or any other person shall be entitled to bring or maintain any claim, action or proceeding against XOMA Royalty or any of its affiliates arising out of or in connection with the Merger Agreement. For the avoidance of doubt, under no circumstances shall Parent be permitted or entitled to receive both a grant of specific performance that results in the closing, on the one hand, and the payment of the termination fee, on the other hand.

Amendment

The Merger Agreement may be amended, modified or supplemented by the parties, prior to the Effective Time and whether before or after XOMA Royalty stockholder approval has been obtained, by action taken or authorized by their respective boards of directors; provided, however, that after XOMA Royalty stockholder approval has been obtained, no amendment may be made that pursuant to applicable law requires further approval or adoption by the stockholders of XOMA Royalty without such further approval or adoption. The Merger Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each of the parties in interest at the time of the amendment.

Extension of Time; Waiver

At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in the Merger Agreement or any document delivered pursuant thereto or (c) waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement; provided, however, that after the XOMA Royalty stockholder approval has been obtained, no waiver may be made that pursuant to applicable law requires further approval or adoption by the stockholders of XOMA Royalty without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power.

Specific Performance

The parties agree that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such nonperformance or breach. Accordingly, each of XOMA Royalty (on behalf of itself and on behalf of the holders of shares as third party beneficiaries), Parent and Merger Sub shall be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Governing Law; Jurisdiction

The Merger Agreement and any claims or causes of action arising out of or relating to the Merger Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws rules or provisions that would result in the application of the laws of any jurisdiction other than the State of Delaware, except that the provisions of the laws of the State of Nevada shall govern (i) the fiduciary duties of the board of directors or officers of XOMA Royalty and Merger Sub, and (ii) to the extent the laws of the State of Nevada are mandatorily applicable to the Merger Agreement, the Merger and the other transactions contemplated thereby.

Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to the Merger Agreement brought by any party or its affiliates against any other party or its affiliates shall be brought and determined in the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada; provided, that if jurisdiction is not then available in such court, then any such legal action or proceeding may be brought in any federal court located in the State of Nevada or any other Nevada state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts and irrevocably waives any right to trial by jury in any action or proceeding arising out of or relating to the Merger Agreement.

CONTINGENT VALUE RIGHTS

The following summary describes the material terms of the CVRs and the CVR Agreement. It does not purport to be a complete description and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is attached as Annex E to this proxy statement/prospectus and incorporated herein by reference. XOMA Royalty stockholders are urged to read the CVR Agreement in its entirety.

General

If the Merger is completed, each share of XOMA Royalty common stock outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted, automatically and without any action on the part of the holder, into the right to receive (i) $39.00 in cash, without interest and subject to applicable withholding taxes (the “Closing Amount”), plus (ii) one CVR (collectively with the Closing Amount, the “Merger Consideration”). CVRs also will be issued in respect of certain Company equity awards and Company Warrants as described in the section titled “The Merger Agreement—Treatment of Company Equity Awards and Company Warrants” in this proxy statement/prospectus.

Each CVR represents the right to receive contingent cash payments, if any, derived from the net proceeds of the Janssen Litigation, which payments, if any, will be made by the CVR Trust out of distributions, if any, made by XOMA Royalty LLC. The right to receive any payment in respect of the CVRs is contingent upon, among other things, XOMA Royalty LLC obtaining a recovery in the Janssen Litigation and XOMA Royalty LLC having amounts available for payment to CVR holders after payment or reservation for litigation expenses and other permitted deductions.

The value of the CVRs is inherently and substantially uncertain. The CVRs may have no value, and you may receive no payment in respect of your CVRs. XOMA Royalty stockholders are urged not to attribute any specific value to the CVRs when evaluating whether to vote in favor of the Merger Agreement Proposal. As described below under “—Value of the CVRs is Inherently Uncertain,” XOMA Royalty has prepared an estimate of the value of the Janssen Litigation solely for U.S. federal and other applicable income tax purposes for reporting HoldCo’s corporate taxable gain on the payment of the CVRs. That estimate is not, and should not be relied upon as, an estimate of value for purposes of evaluating the Merger Consideration or as a prediction of any amounts that may be paid on the CVRs.

In connection with the Merger and in furtherance of issuing the CVRs at the Effective Time, XOMA Royalty will undertake the Holding Company Reorganization. Following the Holding Company Reorganization, XOMA Royalty Corporation will convert from a Nevada corporation into a Delaware limited liability company named XOMA Royalty LLC, which will have a single class of equity interests comprising 100 “CLAIM” (Compensation for Licensed Antibody IP Misappropriation) Units. After XOMA Royalty LLC distributes all assets and liabilities unrelated to the Janssen Litigation to HoldCo, HoldCo will contribute 75 CLAIM Units to a newly formed Delaware statutory liquidating trust (the “CVR Trust”) formed for the purpose of holding these CLAIM Units and administering the payment mechanics under the CVR Agreement for any distributions from XOMA Royalty LLC in respect of any proceeds from the Janssen Litigation. The remaining 25 CLAIM Units will be retained by HoldCo, which will become a wholly owned subsidiary of Parent at the Effective Time. Wilmington Trust, National Association will serve as trustee of the CVR Trust (the “Trustee”) and as initial rights agent under the CVR Agreement (the “Rights Agent”).

XOMA Royalty LLC will continue to own and control the Janssen Litigation after the Effective Time. The XOMA Royalty LLC board of directors will have exclusive authority over: (i) the prosecution, defense, settlement, license, assignment, abandonment, dismissal, release or other resolution of the Janssen Litigation; (ii) the selection, retention, replacement or compensation of litigation counsel or experts retained by XOMA Royalty LLC; (iii) the conduct of any phase of the Janssen Litigation, including pleadings, discovery, motions, trial, appeal, post-judgment proceedings, or any settlement discussions or negotiations; (iv) the timing, structure or terms of any monetization of the Janssen Litigation by XOMA Royalty LLC; or (v) any other matter relating to the conduct or resolution of the Janssen Litigation.

The XOMA Royalty LLC board of directors will determine, in its sole discretion, whether, when and in what amount XOMA Royalty LLC makes any distributions in respect of the CLAIM Units, which would flow through the CVR Trust to the CVR holders under the CVR Agreement. Prior to such distribution, all reasonable and documented out-of-pocket costs and financing costs incurred in the prosecution, defense, enforcement, collection, monetization or resolution of the Janssen Litigation and taxes, if any, imposed on XOMA Royalty, which will be deducted from the distributions to the CVR Trust and HoldCo. If XOMA Royalty LLC makes any such distribution, the distribution must be made pari passu and pro rata among all CLAIM Units, with 75% of the distribution paid to the CVR Trust and 25% paid to HoldCo.

If a distribution is made with respect to the CLAIM Units, the CVR Trust will apply any distribution it receives first to pay or reserve for then-due and reasonably anticipated trust expenses and other amounts permitted to be retained or applied. The balance, if any, will be transferred to the Rights Agent for further payment to CVR holders pro rata in accordance with their respective CVR holdings.

CVR holders will not have any direct claim against XOMA Royalty LLC, HoldCo, Parent or any of their respective affiliates for payments on the CVRs. Following the CVR Payment, the CVR Trust will be the sole obligor with respect to payments on the CVRs, and CVR holders will have recourse solely to the trust assets.

Value of the CVRs is Inherently Uncertain

The value of the CVRs is inherently uncertain and cannot be determined with precision at the date of this proxy statement/prospectus or at the Effective Time. The CVRs represent contractual rights to contingent payments that depend on the outcome, timing and economics of complex commercial litigation that remains subject to substantial uncertainty. Whether any payment will be made on the CVRs, the amount of any such payment, and the timing of any such payment depend on a series of contingencies that are outside the control of HoldCo, Parent and the CVR holders, including: (i) whether XOMA Royalty LLC prevails on the merits of the Janssen Litigation, in whole or in part, whether through settlement, judgment or otherwise; (ii) whether Janssen’s affirmative defenses are successful in defeating XOMA Royalty LLC’s claims in whole or in part; (iii) the amount of any damages awarded, including following discovery and expert testimony that has not yet occurred; (iv) the timing of any recovery, including following discovery, summary judgment proceedings, trial and any appeals; and (v) the amount of litigation expenses, funding obligations, taxes, Trust Expenses and reserves that reduce the amounts, if any, available for payment to CVR holders.

Neither XOMA Royalty nor Parent has obtained, or intends to obtain, an appraisal, fairness opinion or other third-party valuation of the CVRs, and the financial advisor to the XOMA Royalty Board, Leerink Partners, did not opine on, and did not perform any specific valuation of, the CVRs in connection with its fairness opinion delivered to the XOMA Royalty Board. Except for the estimate described below for purposes of reporting our corporate taxable gain on the payment of the CVRs, no value has been assigned to the CVRs in the Merger Agreement or the operative documents governing the CVRs.

Solely for U.S. federal and other applicable income tax purposes arising from reporting the corporate taxable gain on the payment of the CVRs, HoldCo expects to use an estimated value of approximately $50 million for the Janssen Litigation claim as a whole, and therefore approximately $37.5 million for the 75 CLAIM Units that are reflected by the CVRs paid to the CVR holders in the CVR Payment. Based on the maximum aggregate number of CVRs that may be issued under the Merger Agreement, this would correspond to an implied value of approximately $1.84 per CVR (on a fully diluted basis). The final implied per-CVR amount for this estimate may differ based on the actual number of CVRs issued at closing and any adjustments made in connection with final tax reporting.

This estimate is not, and should not be understood as, an estimate of the amount that XOMA Royalty LLC expects to recover in the Janssen Litigation, an estimate of damages, a settlement demand, a settlement range, a litigation position, an admission by XOMA Royalty LLC, or a prediction that any CVR payment will be made. The estimate was prepared solely for non-litigation purposes and was based on generalized and inherently judgmental assumptions, including assumptions regarding average success rates for litigation at a similar procedural stage, publicly available information regarding royalty rates in licensing contexts, the potential time required to resolve the litigation, and discount rates intended to reflect litigation, timing and collection uncertainty. The estimate does not disclose, and is not intended to reflect, XOMA Royalty LLC’s litigation strategy, any expert damages analysis, any privileged or work-product material, or any assessment of the amount that a court or factfinder may award or that Janssen may pay in any settlement.

Nothing in the estimate or the disclosure of the estimate in this proxy statement/prospectus is intended to constitute, and the estimate and its disclosure should not be construed as, an admission against interest, a statement on the merits of the Janssen Litigation, a position taken by XOMA Royalty in the Janssen Litigation, or a waiver of the attorney-client privilege, the attorney work-product doctrine or any other privilege or protection available to XOMA Royalty, XOMA Royalty LLC or any of their respective affiliates in respect of the Janssen Litigation or otherwise. The disclosure of the estimate is made solely for the purpose of providing directional information to XOMA Royalty stockholders and to comply with applicable U.S. federal securities laws.

The actual value of the CVRs could be zero, could be materially less than the estimate described above, or could be materially greater than that estimate. The Janssen Litigation may produce no recovery, any recovery may be delayed for many years, any gross recovery may be reduced or eliminated by litigation expenses, funding obligations, taxes, Trust Expenses and reserves, and the board of directors of XOMA Royalty LLC will have discretion over whether and when to make distributions in respect of the CLAIM Units. Accordingly, stockholders should not treat the estimate described above as a minimum value, expected value, market value, settlement value or expected payment amount for the CVRs, and should continue to evaluate the Merger Consideration primarily on the basis of the $39.00 per share Closing Amount.

There can be no assurance that the CVRs will have any value, and the CVRs may expire with no value. The reasons the CVRs may have no value include, but are not limited to: (i) XOMA Royalty LLC may not prevail in the Janssen Litigation, whether through dismissal at the summary judgment stage, an adverse judgment at trial, an adverse appellate ruling, settlement for no or nominal consideration, abandonment or otherwise; (ii) Janssen’s affirmative defenses may be successful in defeating XOMA Royalty LLC’s claims in whole or in part; (iii) any recovery may be substantially less than the amount of XOMA Royalty LLC’s claims, including following damages reductions, offsets or other limitations imposed by the court or agreed to in settlement; (iv) any gross recovery may be substantially reduced or fully absorbed by attorneys’ fees, expert fees, court costs, litigation funding obligations, taxes, Trust Expenses and reserves; (v) XOMA Royalty LLC may receive non-cash consideration that is difficult to value, monetize or distribute; and (vi) the multi-year time horizon for the Janssen Litigation may, when combined with the time value of money, render any eventual recovery substantially less valuable to CVR holders in present-value terms.

Characteristics of the CVRs

The CVRs are contractual rights only. The CVRs will not be evidenced by any certificate or other instrument, are not expected to be registered under the Securities Act, the Exchange Act or any state securities laws, and will not be listed for trading on any securities exchange or other trading market. Neither the CVR Trust nor the CVRs are expected to be subject to Exchange Act reporting, unless required by applicable law or by the SEC or its staff, and CVR holders should not expect periodic public reports regarding the CVRs, the CVR Trust or XOMA Royalty LLC.

The CVRs will not be transferable, except in limited circumstances permitted by the CVR Agreement. These permitted transfers include certain transfers by will or intestacy, transfers to or by certain trusts, transfers pursuant to court order, transfers by operation of law, certain pro rata distributions by entity holders to their equity holders or beneficial owners, certain charitable gifts, certain nominee, broker, custodian or similar intermediary transfers on behalf of the same beneficial owner, transfers to the CVR Trust or HoldCo, and subsequent transfers by permitted transferees that themselves qualify as permitted transfers.

The CVR Agreement may be amended in certain circumstances without the consent of any CVR holder or Acting Holder to account for (i) replacement of the Rights Agent or the CVR Trust, (ii) add additional covenants for the protection or benefit of the CVR holders, (iii) made any corrections or cure ambiguity so long as such amendments do not adversely affect the interests of CVR holders, (iv) preserve the intended securities-law, Exchange Act, tax or regulatory treatment of the CVRs, including by restricting, suspending, conditioning, narrowing or eliminating one or more categories of otherwise permitted transfers, imposing additional certification, opinion, information or documentation requirements for permitted transfers, limiting the number or type of holders or beneficial owners, or modifying the procedures for registration of transfers or (v) any other amendment that does not affect the legal rights of CVR holders under the CVR Agreement. Accordingly, the limited transfer rights described above may be narrowed or made more burdensome after the CVRs are issued.

A holder may voluntarily abandon all of its remaining rights represented by CVRs by transferring such CVRs to the CVR Trust without consideration in accordance with the CVR Agreement. If a holder voluntarily abandons its CVRs, those CVRs and all rights represented thereby will be irrevocably cancelled for all purposes, including U.S. federal income tax purposes. By contrast, failure to claim or cash a payment, including the delivery of any unclaimed amount to a governmental authority pursuant to abandoned property, escheat or similar law, will not by itself constitute abandonment or cancellation of the related CVRs, and those CVRs will remain outstanding unless and until voluntarily abandoned and cancelled in accordance with the CVR Agreement.

The CVRs will not have any voting or dividend rights and will not represent any equity, ownership or other interest in HoldCo, Parent, XOMA Royalty LLC, the CVR Trust or any of their respective affiliates. CVR holders will have no rights as stockholders, members, beneficiaries or other equity holders by virtue of holding CVRs, including no right to receive financial statements or other reports except as expressly provided in the CVR Agreement, no right to inspect books and records, no right to receive notice of meetings, no right to attend or participate in meetings, no right to vote on any matter, no right to direct or participate in the management of any of the foregoing entities, and no right to dividends or other distributions other than the contingent rights to payment expressly set forth in the CVR Agreement. Solely for U.S. federal and applicable state and local income tax purposes, (a) the CVRs shall be treated as trust interests in the CVR Trust, (b) the CVR Trust shall be treated as a grantor trust and a disregarded entity, (c) the CVR Trust shall be treated as a widely held fixed investment trust within the meaning of Treasury Regulations Section 1.671-5, (d) the CVR Trust is a passive holder of the CLAIM Units that receives and passes through to the CVR holders all distributions made by XOMA Royalty LLC in respect of the CLAIM Units, with no objective on the part of the CVR Trust to engage in the conduct of a trade or business, and (e) no person other than the CVR holders shall be treated as owning any trust interests in the CVR Trust; this intended tax treatment does not give CVR holders any non-tax ownership, voting, governance, inspection, fiduciary-duty or member rights in XOMA Royalty LLC or the CVR Trust.

As a consequence of this intended tax treatment and the grantor trust rules, a CVR holder will be treated for U.S. federal and applicable state and local income tax purposes as the owner of a pro rata share of the CVR Trust’s assets and will be treated as receiving any amounts received by the CVR Trust when those amounts are received by the CVR Trust (and as making any payments of expenses when the CVR Trust makes those payments). Accordingly, a CVR Holder may be required to take into account in computing its U.S. federal or other applicable taxable income, a share of items of income, gain, loss, deduction and credit of the CVR Trust and, indirectly, of XOMA Royalty LLC for each taxable year, regardless of whether any cash distribution is made to CVR holders in that year. CVR holders may therefore incur U.S. federal income tax liability without receiving any corresponding cash distribution and may be required to provide tax forms, certifications or other information in connection with tax reporting and withholding. For a more detailed discussion, see the section titled “U.S. Federal Income Tax Consequences of the Merger” in this proxy statement/prospectus.

No contractual interest will accrue or be payable in respect of any amounts that become payable on the CVRs. However, a portion of any future payment may be treated as imputed interest for U.S. federal income tax purposes, as described under the section titled “U.S. Federal Income Tax Consequences of the Merger” in this proxy statement/prospectus.

The Janssen Litigation

The “Janssen Litigation” refers to the action captioned XOMA (US) LLC and XOMA Royalty Corporation v. Janssen Biotech, Inc. and Johnson & Johnson Innovative Medicine, Case No. 2:25-CV-04484-JHS, pending in the United States District Court for the Eastern District of Pennsylvania, and any related claims, counterclaims, demands, proceedings, settlements and rights of recovery arising out of or relating to the same dispute. The action was filed on August 8, 2025.

XOMA Royalty’s claims arise from a series of license agreements among XOMA Royalty, MorphoSys AG (acquired by Novartis in 2024) and Janssen Biotech, Inc. relating to XOMA Royalty’s patented Bacterial Cell Expression Technology (“BCE Technology”). In substance, XOMA Royalty alleges that Janssen used XOMA Royalty’s BCE Technology in the discovery and development of the pharmaceutical product Tremfya® (guselkumab) but never sought or obtained the required commercial license from XOMA Royalty and has never paid XOMA Royalty any royalties in connection with the sale of Tremfya®. The complaint asserts breach of contract against Janssen and, in the alternative, unjust enrichment.

On September 10, 2025, Janssen filed a motion to dismiss the complaint on the grounds of (i) lack of standing, (ii) lack of subject matter jurisdiction and (iii) failure to state a claim under Federal Rule of Civil Procedure 12(b)(6). XOMA Royalty filed its opposition on October 1, 2025, and Janssen filed its reply on October 8, 2025. On November 10, 2025, the court granted Janssen’s motion to stay discovery. As of the date of this proxy statement/prospectus, the parties had not yet exchanged documents, taken depositions or obtained expert reports. On December 30, 2025, the court denied Janssen’s motion to dismiss in its entirety. The court’s denial of the motion to dismiss does not constitute a determination that XOMA Royalty LLC will prevail on the merits or recover any amount.

Janssen has asserted several affirmative defenses that the court did not adjudicate at the motion to dismiss stage and remain pending. Janssen has also disputed XOMA Royalty’s interpretation of the relevant contracts, and the resolution of disputed contractual interpretations may depend on factual development through discovery, expert testimony and trial. XOMA Royalty LLC may be unable to prove liability or damages, even if the case proceeds beyond discovery and summary judgment.

Litigation of this complexity may take many years to resolve, and CVR holders may not receive any payment in respect of their CVRs for an extended period of time, if at all. XOMA Royalty has not assigned, and does not intend to assign, the Janssen Litigation to any other person in connection with the Merger or the Holding Company Reorganization. Following the conversion of XOMA Royalty from a Nevada corporation into XOMA Royalty LLC, XOMA Royalty LLC will continue to be the plaintiff in the Janssen Litigation, and XOMA Royalty LLC will retain sole and exclusive control over the prosecution, defense, settlement, monetization and other resolution of the Janssen Litigation.

Governance of the Janssen Litigation

XOMA Royalty LLC will be governed by a board of directors that will be responsible for managing the business and affairs of XOMA Royalty LLC, including the prosecution, defense, settlement, monetization and resolution of the Janssen Litigation. The initial board of directors of XOMA Royalty LLC is expected to consist primarily of individuals serving as directors of XOMA Royalty Corporation immediately prior to the Effective Time.

CVR holders will have no consent, approval, direction, veto, consultation or other right with respect to the prosecution, defense, settlement, monetization, abandonment, dismissal, appeal, enforcement or other resolution of the Janssen Litigation, the selection or replacement of litigation counsel or experts, the timing or amount of any distributions by XOMA Royalty LLC, the establishment or release of reserves, any litigation funding arrangements, or any other matter relating to the business and affairs of XOMA Royalty LLC or the CVR Trust. All decisions regarding the Janssen Litigation will be made exclusively by the XOMA Royalty LLC board of directors in its sole and exclusive discretion.

The Trustee of the CVR Trust, as holder of 75% of the CLAIM Units, will vote the CLAIM Units solely in connection with the election of directors of XOMA Royalty LLC. The Trustee will exercise that limited voting right in the Trustee’s discretion and will not be directed by, nor be obligated to seek direction from, any CVR holder, the Rights Agent, XOMA Royalty LLC or any other person. CVR holders will have no right to vote on, consent to or otherwise direct the actions of the Trustee or the CVR Trust.

Payment of CVR Consideration

Any payments on the CVRs will be made by the Rights Agent to CVR holders out of amounts distributed by the CVR Trust to the Rights Agent for that purpose. XOMA Royalty LLC is not required to make any distribution merely because it has received proceeds or other consideration in connection with the Janssen Litigation. The XOMA Royalty LLC board of directors will determine, in its sole discretion, whether, when and in what amount XOMA Royalty LLC makes any distributions in respect of the CLAIM Units. CVR holders will have no right to compel XOMA Royalty LLC to make any distributions.

For purposes of the CVRs, “Net Litigation Proceeds” generally means cash proceeds actually received by XOMA Royalty LLC or any successor after the Effective Time from the resolution, enforcement, collection, monetization or other disposition of the Janssen Litigation, including any judgment interest, post-judgment interest, settlement interest and cash proceeds from the monetization of any non-cash consideration received in respect of the Janssen Litigation, less specified post-Effective Time litigation, enforcement, collection, monetization and financing costs and Taxes imposed on XOMA Royalty LLC with respect to those proceeds.

If XOMA Royalty LLC makes a distribution in respect of the CLAIM Units, the distribution must be made pari passu and pro rata among all CLAIM Units in accordance with their respective percentage interests. Accordingly, the CVR Trust would receive 75% of any such distribution, and HoldCo or its successor would receive 25% of any such distribution. Following the CVR Trust’s receipt of any such distribution, the Trustee will first pay or reserve for then-due and reasonably anticipated trust expenses and then distribute any remaining amounts to the Rights Agent for further payment to CVR holders pro rata in accordance with their respective CVR holdings. Payments will be made less applicable withholding taxes.

The CVR Trust will have the limited purpose of holding the Contributed CLAIM Units and receiving and distributing any amounts payable in respect of those CLAIM Units pursuant to the CVR Agreement. The CVR Trust will not engage in any trade or business, will not own any assets other than the Contributed CLAIM Units and cash held for distribution to CVR holders, and will not make any investment of trust assets. The Trustee generally acts on written directions or certificates and has no duty to investigate, verify or recalculate litigation proceeds, reserves, withholding or other amounts. The Rights Agent will maintain the CVR Register, process permitted transfers in accordance with the CVR Agreement, and make payments based on Manager certificates and payment reports.

The CVR Agreement provides that the CVR Trust, and not HoldCo, Parent, XOMA Royalty LLC or any of their respective affiliates, will be the sole obligor with respect to payments on the CVRs. Additionally, no creditor of HoldCo or its affiliates will have any claim, lien, security interest or other recourse against the trust assets, the CLAIM Units contributed to the CVR Trust, the proceeds arising therefrom, or the rights of CVR holders by reason of any obligation of HoldCo or its affiliates. The CVR Agreement permits the Rights Agent, acting at the written direction of the Manager and as representative of the CVR holders, to file one or more UCC financing statements identifying HoldCo as debtor or seller and the Rights Agent as secured party or buyer, solely with respect to the right to receive payment from the CVR Trust. Any such filing is intended as a backstop notice/perfection measure regarding the transfer of the right to receive payment from the CVR Trust and is not intended to create secured indebtedness of HoldCo, the CVR Trust or XOMA Royalty LLC or any lien on the CLAIM Units, the Janssen Litigation or other assets of XOMA Royalty LLC. The effectiveness, priority and consequences of any such filing would be determined under applicable law.

Action by Acting Holder(s); Enforcement

Under the CVR Agreement, the “Acting Holder” means, at the relevant time, the registered holder or holders of more than 40% of the total number of CVRs then registered on the CVR Register. Except for an individual holder’s right to enforce such holder’s right to receive CVR Consideration after such CVR Consideration has become due and payable to that holder, the rights of CVR holders under the CVR Agreement generally may be enforced only by the Acting Holder(s) on behalf of all CVR holders. Individual CVR holders generally will not have the right to bring an action or proceeding to enforce the CVR Agreement.

The Acting Holder(s) may consent to certain amendments to the CVR Agreement and such consent may bind all CVR holders, including holders who do not agree with the action taken or not taken by the Acting Holder(s). The Acting Holder threshold may be difficult for holders to satisfy, and the interests or decisions of the Acting Holder(s) may not reflect the preferences of all CVR holders.

The Acting Holder(s) have no right to direct, approve, consent to, veto or participate in any matter relating to the Janssen Litigation, the timing or amount of distributions by XOMA Royalty LLC, litigation funding, reserves, settlement, abandonment, appeal, monetization or any other business or affairs of XOMA Royalty LLC.

Amendments to the CVR Agreement

The CVR Agreement may be amended in accordance with its terms. Certain amendments may be made without the consent of any CVR holder or Acting Holder, including amendments to evidence the appointment of a successor Rights Agent, to evidence succession to the CVR Trust, to add covenants or restrictions for the protection or benefit of CVR holders, to cure ambiguities or correct defects or inconsistencies that do not adversely affect the interests of CVR holders, and to make other amendments that do not adversely affect the legal rights of CVR holders under the CVR Agreement.

In addition, the CVR Agreement may be amended without the consent of any CVR holder or Acting Holder to ensure, preserve or support the position that the CVRs or the direct contractual rights against the CVR Trust represented by the CVRs are not subject to registration under the Securities Act or the Exchange Act, including Section 12(g) of the Exchange Act, or to conform the CVR Agreement to the terms and conditions of any no-action relief, exemptive relief, comment, request, position, guidance or other communication from the staff of the SEC or any other governmental authority. The CVR Agreement may also be amended without CVR holder or Acting Holder consent to ensure that the CVR Trust, HoldCo, XOMA Royalty LLC, Parent, the Rights Agent or any of their respective affiliates complies with applicable law, does not become subject to an Exchange Act registration or reporting requirement, or preserves the Intended Tax Treatment. These amendments may restrict, suspend, condition, narrow or eliminate categories of permitted transfers, impose additional certification, opinion, information or documentation requirements for permitted transfers, limit the number or type of holders or beneficial owners, or modify procedures for registration of transfers.

Without the consent of each affected holder, amendments to the CVR Agreement may not reduce any CVR Consideration that has become due and payable to such holder before the effectiveness of the amendment or alter such holder’s pro rata share of any amount already received by the Rights Agent for payment to such holder, except to the extent required by applicable law. However, amendments made without holder consent may reduce flexibility, impose additional procedural requirements or otherwise change how the CVRs are administered.

Term and Termination

The CVRs will remain outstanding until the CVR Agreement terminates in accordance with its terms. The CVR Agreement will terminate on the date on which the Manager certifies to the Rights Agent that: (i) final resolution of the Janssen Litigation has occurred; (ii) the CVR Trust has received all distributions, if any, payable to it in respect of the Contributed CLAIM Units; (iii) all amounts actually received by the CVR Trust and payable to CVR holders under the CVR Agreement have been distributed to the Rights Agent, retained as permitted reserves, cancelled following voluntary abandonment or delivered to the applicable governmental authority under abandoned property, escheat or similar law; and (iv) no further proceeds could become payable under the CVR Agreement. The CVR Agreement will remain in effect with respect to any future, deferred, contingent or installment payments payable to, or actually received by, the CVR Trust in respect of the Contributed CLAIM Units. Termination of the CVR Agreement will not affect or limit the right of CVR holders to receive any CVR Consideration that became due and payable before termination.

THE HOLDING COMPANY REORGANIZATION

The following is a description of material aspects of the Holding Company Reorganization. While XOMA Royalty believes that the following description covers the material terms of the Holding Company Reorganization, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire proxy statement/prospectus, including the text of the HoldCo Reorganization Merger Agreement attached to this proxy statement/prospectus as Annex B, for a more complete understanding of the Holding Company Reorganization.

Overview

The Holding Company Reorganization is a reorganization pursuant to NRS Chapter 92A under which XOMA Royalty Holdings Corporation, a Nevada corporation and a newly formed, direct, wholly owned subsidiary of XOMA Royalty (“HoldCo”), will become the holding company of XOMA Royalty. The Holding Company Reorganization is intended to occur prior to the Effective Time contemplated by the Merger Agreement, and is subject to approval of the Holding Company Reorganization Proposal and the satisfaction (or waiver, to the extent permitted) of the conditions summarized below and described in the HoldCo Reorganization Merger Agreement.

Structure of the Holding Company Reorganization

Pursuant to the HoldCo Reorganization Merger Agreement, HoldCo Merger Sub will merge with and into XOMA Royalty, with XOMA Royalty surviving as a direct, wholly owned subsidiary of HoldCo, and HoldCo becoming the holding company of XOMA Royalty. The sequence and timing of the steps are designed to align with the Merger Agreement so that, following consummation of the Holding Company Reorganization and at the Effective Time, Merger Sub will merge with and into HoldCo, with HoldCo surviving as a wholly owned subsidiary of Parent.

Effectiveness of the Holding Company Reorganization

At the effectiveness of the Holding Company Reorganization:

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each share of XOMA Royalty common stock outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of common stock of HoldCo, having the same rights, powers and preferences as such share of XOMA Royalty common stock;

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each share of Company Preferred Stock outstanding immediately prior to the effectiveness of the Holding Company Reorganization will automatically be converted into one share of a corresponding series of preferred stock of HoldCo, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as such share of Company Preferred Stock; and

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each Company equity-based award outstanding immediately prior to the effectiveness of the Holding Company Reorganization will be automatically converted into a corresponding award with respect to shares of HoldCo common stock (or, as applicable, HoldCo preferred stock), in each case on the same terms and conditions (including vesting, exercise, settlement and other material provisions) as in effect immediately prior to such effectiveness.

Governance Following the Holding Company Reorganization

The articles of incorporation and bylaws of HoldCo will be, immediately following the Holding Company Reorganization, substantially identical in all material respects to the existing articles of incorporation and bylaws of XOMA Royalty, except for changes necessary or appropriate to reflect the holding company structure and matters incidental thereto. For a more detailed description of the rights of HoldCo stockholders, and the material differences between the rights of XOMA Royalty stockholders and HoldCo stockholders, see the section captioned “Comparison of Stockholders’ Rights” beginning on page 110 of this proxy statement/prospectus.

Conditions to Completion of the Holding Company Reorganization

The completion of the Holding Company Reorganization is subject to the satisfaction (or waiver, to the extent permitted by applicable law) of conditions customary for a transaction of this type, including:

•	approval of the Holding Company Reorganization Proposal;

•	the absence of any law, order or injunction in effect that prohibits or enjoins consummation of the Holding Company Reorganization; and

•	the satisfaction (or waiver, to the extent permitted) of the other conditions set forth in the HoldCo Reorganization Merger Agreement.

Termination

The HoldCo Reorganization Merger Agreement may be terminated in accordance with its terms, including upon termination of the Merger Agreement or by mutual written consent of the parties.

Amendment

The HoldCo Reorganization Merger Agreement may be amended by the parties as permitted therein and by applicable law; provided that no amendment that, under applicable law, would require further approval of XOMA Royalty stockholders may be made without obtaining such approval.

THE ANCILLARY AGREEMENTS

The following section sets forth the principal terms of the Support Agreements, a copy of the form of which is attached to this proxy statement/prospectus as Annex C, and which is incorporated by reference in this proxy statement/prospectus. The rights and obligations of the parties to the Support Agreements are governed by their express terms and conditions and not by this section, which is summary in nature. This section is not complete and is qualified in its entirety by reference to the complete text of the Support Agreements. Capitalized terms used in this section and not defined have the meaning ascribed to such terms in the Support Agreements. You are encouraged to read the Support Agreements carefully in their entirety, as well as this proxy statement/prospectus, before making any decisions regarding your vote.

Support Agreements

Parties to the Support Agreements

Concurrently with the execution of the Merger Agreement, officers and directors of XOMA Royalty and certain funds affiliated with BVF Partners (together with affiliated entities) (collectively, the “Supporting Stockholders”), in each case in their capacity as stockholders of XOMA Royalty, entered into voting and support agreements (collectively, the “Support Agreements”). As of the record date, the Supporting Stockholders beneficially owned approximately 44.3% of the outstanding shares of XOMA Royalty common stock.

Agreement to Vote

Under the Support Agreements, each Supporting Stockholder has agreed, among other things, to appear at the Special Meeting (in person or by proxy) for purposes of obtaining a quorum and to vote, or cause to be voted, all of such Supporting Stockholder’s Shares:

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in favor of the Merger Agreement Proposal and the Holding Company Reorganization Proposal and any other proposal reasonably necessary to consummate the transactions contemplated by the Merger Agreement; and

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against any proposal or transaction made in opposition to, or in competition with, the Merger, the Holding Company Reorganization or the Merger Agreement, including any Acquisition Proposal or any action that would reasonably be expected to prevent, delay, impede or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement.

Restrictions on Transfer; Proxies and Agreements

Each Supporting Stockholder has agreed not to, directly or indirectly, transfer, sell, assign, pledge, encumber or otherwise dispose of any of such Supporting Stockholder’s Shares or enter into any agreement with respect to any of the foregoing, except for certain permitted transfers and as otherwise provided in the Support Agreements. Each Supporting Stockholder has also agreed not to deposit any Shares into a voting trust or grant any proxy, power of attorney or other right to vote that is inconsistent with such Supporting Stockholder’s obligations under the Support Agreements.

Termination

The Support Agreements will terminate upon the earliest to occur of: (i) the Effective Time; (ii) written notice from Parent to the applicable Supporting Stockholder; or (iii) the termination of the Merger Agreement in accordance with its terms. Upon termination, no party will have any further obligations or liabilities under the Support Agreements, except for those obligations that expressly survive termination.

Series X Preferred Stock Conversion

Pursuant to the Support Agreements, BVF agreed to convert all of their Series X Preferred Shares to Shares promptly following the date of the Merger Agreement in order to permit them to vote the Shares issuable upon conversion in favor of the Company Stockholder Approval. On May 14, 2026, all outstanding shares of Series X Preferred Stock were converted into Shares in accordance with the terms of the Certificate of Designation of Series X Convertible Preferred Stock.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary describes the material U.S. federal income tax consequences generally applicable to Holders (as defined below) of (i) the Holding Company Reorganization, (ii) the receipt of cash and CVRs in exchange for Company Shares pursuant to the Merger and (iii) the ownership of and receipt of payments with respect to the CVRs. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), published rulings, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary addresses only a Holder who holds its Company Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to certain types of Holders subject to special treatment under the Code, including certain financial institutions, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, insurance companies, expatriates, real estate investment trusts, regulated investment companies, cooperatives, tax-exempt organizations (including private foundations), retirement plans, controlled foreign corporations, passive foreign investment companies or investors therein, persons who hold their Company Shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, persons that own or have owned within the past five years (or are deemed to own or to have owned within the past five years) 5% or more of the outstanding Company Shares, Holders that exercise dissenter rights, Holders whose Company Shares are “qualified small business stock” within the meaning of Section 1202 of the Code or Company Shares to which the rollover provisions of Section 1045 of the Code apply, and persons who acquired their Company Shares as compensation. This summary does not address any U.S. federal estate, gift, or other non-income tax consequences, the effects of the Medicare contribution tax on net investment income, any alternative minimum tax consequences, or any state, local, or non-U.S. tax consequences.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Company Shares that, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity classified as a corporation, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” or “Holders” means a U.S. Holder and/or a Non-U.S. Holder.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Company Shares, the tax treatment of the Merger and the ownership of and receipt of payments with respect to the CVRs to a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Each partnership and each partner of such partnership holding Company Shares is urged to consult its tax advisor regarding the particular tax consequences applicable to it of the Holding Company Reorganization, the Merger and the ownership of and receipt of payments with respect to the CVRs.

We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation.

Each Holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the Holding Company Reorganization, the Merger and the ownership of and receipt of payments with respect to the CVRs in light of its particular circumstances.

The Holding Company Reorganization

The Holding Company Reorganization is intended to qualify as a “reorganization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(F) of the Code. As a result, a Holder will generally not recognize gain or loss upon the exchange of Company Shares for the corresponding shares of HoldCo. A Holder will have the same aggregate basis in the HoldCo stock after the Holding Company Reorganization as such Holder had in the corresponding Company Shares immediately prior to the Holding Company Reorganization. A Holder’s holding period in the HoldCo stock immediately following the Holding Company Reorganization will include such Holder’s holding period in the corresponding Company Shares immediately prior to the Holding Company Reorganization. Each Holder of Company Shares acquired on different dates and at different prices is urged to consult its tax advisor regarding the allocation of the tax basis and holding period of such shares.

U.S. Holders

Tax Treatment of the Merger, Receipt of the CVRs and Payments on the CVRs

The exchange of Company Shares for cash and CVRs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and character of a portion of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR will not be available with respect to the disposition of Company Shares pursuant to the Merger because the Company Shares are traded on an established securities market.

There is no legal authority directly addressing the U.S. federal income tax treatment of the CVRs received in connection with the Merger. The receipt of the CVRs as part of the Merger consideration might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes, and the question is inherently factual in nature. Accordingly, each U.S. Holder is urged to consult with its tax advisor regarding the receipt of the CVRs pursuant to the Merger.

Under Treasury Regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is reasonably ascertainable, a U.S. Holder should treat the transaction as a “closed transaction” and include the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVR cannot be reasonably ascertained, a U.S. Holder may treat the transaction as an open transaction for purposes of determining gain or loss. These Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. As noted above, there is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. The CVRs may also be treated as separate contract rights for U.S. federal income tax purposes, which would affect the amount, timing and character of any gain, income or loss with respect to the CVRs. Each U.S. Holder is urged to consult its tax advisor with respect to the proper characterization of the receipt of, and payments made with respect to, the CVRs.

Although we prepared an estimate of the value of the Janssen Litigation for purposes of reporting our corporate taxable gain on the payment of the CVRs and we intend to treat the issuance of the CVRs as a closed transaction for purposes of reporting that gain, as described above under “Contingent Value Rights—Value of the CVRs is Inherently Uncertain,” no opinion of counsel or ruling from the IRS has been or will be sought regarding the tax treatment of the CVRs and payments received pursuant to the CVRs. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment.

Treatment as a Closed Transaction. If the receipt of CVRs is treated as part of a closed transaction, a U.S. Holder would generally recognize capital gain or loss on the sale or exchange of Company Shares pursuant to the Merger, in an amount equal to the difference, if any, between: (i) the sum of the cash received plus the fair market value (determined as of the Effective Time) of any CVRs received; and (ii) such U.S. Holder’s adjusted tax basis in the Company Shares sold or exchanged. Gain or loss would generally be calculated separately for each block of Company Shares (that is, Company Shares acquired at the same cost in a single transaction) sold or exchanged for pursuant to the Merger. Any capital gain or loss recognized will be long-term capital gain or loss if a U.S. Holder’s holding period for such Company Shares exceeds one year. The deductibility of capital losses is subject to limitations.

As discussed below, we intend to treat the CVRs as representing ownership, through the CVR Trust, of the CLAIM Units. Accordingly, assuming this treatment, a U.S. Holder’s initial tax basis in the CLAIM Units attributable to CVRs received in the Merger would equal the fair market value of the CVR (determined as of the Effective Time) as determined for U.S. federal income tax purposes. The holding period for the CLAIM Units attributable to the CVRs would begin on the day following the date of the Effective Time.

As noted above, there is no authority directly addressing the U.S. federal income tax treatment of contingent payment rights with characteristics similar to the rights under the CVRs, and, therefore, the amount, timing and character of any gain, income or loss with respect to the receipt of payments on the CVRs is uncertain. As described below, we intend to treat the CVRs as ownership interests in the CVR Trust, which we intend to treat as a grantor trust through which CVR holders own undivided beneficial ownership interests in the CLAIM Units, which are interests in a partnership holding the Janssen Litigation. Accordingly, payments with respect to the CVRs may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary royalty income, depending on the tax treatment of the payments, if any, derived from the Janssen Litigation. It is also possible that, if a payment with respect to a CVR were to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest, as described below. To the extent the payment on the CVRs is treated as royalty income or other ordinary income (including imputed interest), a U.S. Holder may not be able to use its basis attributable to the CVR to offset the receipt of any income. Accordingly, a U.S. Holder could have ordinary income upon the receipt of cash payments and a capital loss upon the termination of the CVRs. Additionally, a U.S. Holder may recognize capital loss to the extent of any remaining basis after the expiration of all rights to cash payments under such U.S. Holder’s CVR. The deductibility of capital losses is subject to limitations. Each U.S. Holder is urged to consult its tax advisor as to the U.S. federal income tax consequences applicable to it if the receipt of the CVR is properly treated as a closed transaction for U.S. federal income tax purposes.

Treatment as an Open Transaction. If the receipt of a CVR pursuant to the Merger is treated under the open transaction method of accounting for U.S. federal income tax purposes, the fair market value of the CVR will not be treated as additional consideration for the Company Shares at the time the CVR is received, and the U.S. Holder will not have any tax basis attributable to the CVR. A U.S. Holder would generally recognize capital gain upon closing of the Merger to the extent the amount of cash received upon the closing exceeds such U.S. Holder’s adjusted tax basis in the Company Shares sold or exchanged (but may not be able to recognize loss upon the closing (as discussed further below)). A U.S. Holder would take payments pursuant to the CVRs into account when received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Generally, a portion of such payments will be treated as imputed interest, as described in more detail below, and the balance as additional consideration recognized in exchange for the Company Shares.

If the receipt of a CVR is part of an open transaction then, although not entirely clear, the sum of the cash received for a U.S. Holder’s Company Shares pursuant to the Merger and the portion of the payments pursuant to the CVR that is not treated as imputed interest will generally be applied first against a U.S. Holder’s adjusted tax basis in the Company Shares and any excess treated as gain. A U.S. Holder will recognize capital loss with respect to a Company Share to the extent that the Holder’s adjusted tax basis in such Company Share exceeds the sum of the cash received for such Company Share pursuant to the Merger and the cash received pursuant to the CVR that is not treated as imputed interest, although it is possible that such U.S. Holder may not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such U.S. Holder’s abandonment of the CVR. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Company Share exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss generally will be determined separately for each block of Company Shares (that is, Company Shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger.

It is possible that a broker or other intermediary may report payment of the CVRs to a U.S. Holder as a “closed transaction” for U.S. federal income tax purposes. Accordingly, a position that the receipt of the CVRs is an “open transaction” may differ from the reporting provided to the IRS or other taxing authority. Accordingly, a U.S. Holder that intends to treat the Merger as an “open transaction” for U.S. federal income tax purposes is urged to consult its tax advisor regarding how to accurately report its income under this method.

Imputed Interest. A portion of any payments pursuant to the CVRs that are made more than six months after the closing of the Effective Time may be treated as imputed interest under Section 483 of the Code, which would be ordinary income to a U.S. Holder of the CVR. The portion of any payment made with respect to a CVR treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of: (i) the amount of the payment in respect of the CVRs; over (ii) the present value of such amount as of the closing of the Effective Time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. A U.S. Holder must include in its taxable income interest imputed pursuant to Section 483 of the Code (if any) using such Holder’s regular method of accounting for U.S. federal income tax purposes. Each U.S. Holder is urged to consult its tax advisor with respect to the proper characterization of the CVRs and the tax consequences thereof (including any future payments made under the CVRs and the possibility of imputed interest).

Tax Treatment of the CVRs, the CVR Trust, and XOMA Royalty LLC

As described above, the CVRs entitle a CVR holder to all the benefits and burdens of ownership of an interest in the CVR Trust, representing an undivided ownership interest in the CLAIM Units (which are partnership interests in XOMA Royalty LLC) and an entitlement to receive contingent cash payments, if any, derived from the Janssen Litigation.

The parties intend that the CVR Trust will be treated as a grantor trust for U.S. federal income tax purposes and XOMA Royalty LLC will be treated as a partnership for U.S. federal income tax purposes. For the CVR Trust to qualify as a “grantor trust,” the CVR Trust must not be in a trade or business and no person may have a power to vary the investment of the CVR holders to take advantage of market fluctuations. The CVR Trust has been established in a manner intended to comply with these requirements.

Assuming the CVR Trust is properly treated as a “grantor trust,” the CVR Trust itself is not subject to U.S. federal income tax, and each CVR holder will be treated as the grantor and beneficial owner of a pro rata share of the CVR Trust’s assets (consisting of 75 CLAIM Units in XOMA Royalty LLC). Instead, the CVR Trust’s income, gain, loss, and deduction, including such items allocated to the CVR Trust by reason of its ownership of the CLAIM Units in XOMA Royalty LLC, should “flow through” to the CVR holders. Until the Janssen Litigation is resolved, XOMA Royalty LLC’s principal items of income, gain, loss, and deduction allocable to the CVR Trust are expected to be limited and may consist primarily of small amounts of interest income on cash reserves and litigation-related expenses. The principal income event for XOMA Royalty LLC is expected to occur upon receipt of any recovery in the Janssen Litigation, at which point each CVR holder may be allocated a substantial share of such income as ordinary royalty income, regardless of whether cash distributions are made to CVR holders in the same taxable year.

The CVR Trust will provide each CVR holder with an IRS Form 1099, which will provide the information necessary to determine such holder’s share of income from the CVR Trust.

If, contrary to expectations, the CVR Trust does not qualify as a grantor trust, the CVR Trust could be classified as a partnership or as an association taxable as a corporation. If the CVR Trust were classified as a partnership, the CVR Trust would generally not be subject to U.S. federal income tax, but the CVR Trust would be required to issue IRS Form K-1s to the CVR holders (instead of reporting distributions by the CVR Trust on IRS Form 1099 in accordance with Treasury Regulations Section 1.671-5(d)). If the CVR Trust were classified as an association taxable as a corporation, the CVR Trust will be subject to corporate tax, and the CVR holder’s entitlements to payments may be reduced. We have not sought, and do not expect to seek, a ruling from the IRS as to the treatment of the CVR Trust as a grantor trust, and no assurance can be given that the IRS will not take a contrary position, or that a court will not sustain any challenge by the IRS in the event of litigation. Each Holder is urged to consult its tax advisor as to the U.S. federal income tax consequences of the CVR Trust’s treatment as a grantor trust for U.S. federal tax purposes, including the U.S. federal income tax consequences to it if the CVR Trust is not treated as a grantor trust.

Non-U.S. Holders

Any gain realized by a Non-U.S. Holder upon the exchange of Company Shares pursuant to the Merger will generally not be subject to U.S. federal income tax unless:

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such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder, except that if such Non-U.S. Holder is a non-U.S. corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate);

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such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the date of the Effective Time and certain other conditions are met, in which case such Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S.-source losses); or

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the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Effective Time or the period during which such Non-U.S. Holder held Company Shares. Although there can be no assurances in this regard, the Company believes that it is not, and has not been, a “U.S. real property holding corporation” at any time during the five-year period preceding the Merger.

Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) on the portion of any such payments treated as imputed interest (as discussed above under “Tax Consequences for U.S. Holders—Imputed Interest”) or as royalty income, unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents. As discussed above, the tax treatment of the CVRs is unclear, and it is possible that the Trustee, Rights Agent, or other applicable withholding agent may withhold additional amounts on payments with respect to the CVRs.

Amounts treated as imputed interest or royalty income that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States, are generally taxed in the manner applicable to a U.S. Holder. In such case, a Non-U.S. Holder will not be subject to withholding so long as such Non-U.S. Holder complies with applicable certification and disclosure requirements. In addition, interest or royalty income received by a non-U.S. corporation that is effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty.

If any amounts withheld exceed a Non-U.S. Holder’s U.S. federal income tax liability, such Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Each Non-U.S. Holder is urged to consult its tax advisor regarding the particular U.S. federal income tax consequences to it of exchanging Company Shares in the Merger and the ownership and receipt of payments with respect to the CVRs, including the application of the 30% U.S. federal withholding tax, the potential eligibility for a reduced rate of, or exemption from, such withholding tax, and the potential eligibility for, and procedures for claiming, a refund of any such withholding tax.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at the applicable rate) may apply to the proceeds received by a Holder pursuant to the Merger, including any payments received with respect to the CVRs. Backup withholding will generally not apply to (i) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute successor form) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

The information reporting and backup withholding rules that apply to payments to a Holder pursuant to the Merger will generally not apply to payments to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8) or otherwise establishes an exemption. Each Non-U.S. Holder is urged to consult its tax advisor to determine which IRS Form W-8 is appropriate.

As discussed above, it is possible that a broker or other intermediary may report payment of the CVRs to a U.S. Holder as a “closed transaction” for U.S. federal income tax purposes. Accordingly, a position that the receipt of the CVRs is an “open transaction” may differ from the reporting provided to the IRS or other taxing authority. Accordingly, a U.S. Holder that intends to treat the Merger as an “open transaction” for U.S. federal income tax purposes is urged to consult its tax advisor regarding how to accurately report its income under this method.

Certain Holders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such Holder to the IRS.

Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance and related intergovernmental agreements (“FATCA”), the Rights Agent, Trustee or another applicable withholding agent may be required to withhold tax at a rate of 30% on the portion of payments on the CVRs treated as royalty or other ordinary income (including imputed interest) pursuant to U.S. tax law to any Non-U.S. Holder that fails to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8. A Non-U.S. Holder may be able to claim a credit or refund of the amount withheld under certain circumstances. Each Holder is urged to consult its tax advisor regarding the application of FATCA to the CVRs.

THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE HOLDING COMPANY REORGANIZATION, THE MERGER OR THE OWNERSHIP OF OR RECEIPT OF PAYMENTS WITH RESPECT TO CVRS. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES RELATING TO THE HOLDING COMPANY REORGANIZATION, THE MERGER AND THE OWNERSHIP OF OR RECEIPT OF PAYMENTS WITH RESPECT TO CVRS IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

COMPARISON OF STOCKHOLDERS’ RIGHTS

If the Holding Company Reorganization is completed, XOMA Royalty stockholders will receive HoldCo common stock. At the effective time of the Holding Company Reorganization, the HoldCo articles of incorporation will be the combined company articles of incorporation. At the effective time of the Holding Company Reorganization, the bylaws of HoldCo will be the combined company’s bylaws.

HoldCo and XOMA Royalty are both Nevada corporations, and following the Holding Company Reorganization, the rights of HoldCo stockholders will be governed by the NRS and by HoldCo’s articles of incorporation and bylaws. The articles of incorporation and bylaws of HoldCo will be substantially identical to the articles of incorporation and bylaws of XOMA Royalty in effect immediately prior to the Holding Company Reorganization, except for changes necessary or appropriate to reflect the holding company structure and related matters. Accordingly, XOMA Royalty stockholders are not expected to have materially different rights as HoldCo stockholders following the Holding Company Reorganization.

LEGAL MATTERS

The validity of the shares of HoldCo common stock and HoldCo preferred stock offered by this proxy statement/prospectus, including shares of HoldCo common stock issuable pursuant to HoldCo equity-based awards to be issued in the Holding Company Reorganization, will be passed upon for HoldCo by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Gibson, Dunn & Crutcher LLP, San Francisco, California, is acting as counsel to XOMA Royalty and HoldCo in connection with this registration statement and the transactions described in this proxy statement/prospectus.

EXPERTS

The financial statements of XOMA Royalty Corporation incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF XOMA ROYALTY

The following table sets forth certain information regarding: (i) each stockholder or group of stockholders known by XOMA Royalty to be the beneficial owner of more than 5% of XOMA Royalty’s issued and outstanding common stock, (ii) each of XOMA Royalty’s directors and nominees, (iii) each of XOMA Royalty’s NEOs and (iv) all of XOMA Royalty’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after June 5, 2026. The percentages in the table below are based on an aggregate of 17,678,742 shares of XOMA Royalty common stock issued and outstanding as of June 5, 2026 (plus any shares that such person has the right to acquire within 60 days after the date of this table). Except as otherwise indicated in the footnotes, amounts are as of June 5, 2026 and, to XOMA Royalty’s knowledge, each of the stockholders has sole voting and investment power with respect to all shares of XOMA Royalty common stock beneficially owned, subject to community property laws where applicable. The address for each director and executive officer listed in the table below is c/o XOMA Royalty Corporation, 2200 Powell Street, Suite 310, Emeryville, California 94608.

Name	Number of Shares of XOMA Royalty common stock Beneficially Owned	Percentage of XOMA Royalty common stock Beneficially Owned (%)
5% Stockholders
Entities affiliated with BVF Inc.(1)	7,593,303	43.0%
Entities affiliated with Morgan Stanley(2)	1,702,545	9.6%
FMR LLC(3)	1,268,506	7.2%
Named Executive Officers and Directors:
Bradley Sitko(4)	519,204	2.9%
Owen Hughes(5)	284,588	1.6%
Joseph M. Limber(6)	84,332	*
Matthew D. Perry(7)	84,095	*
Barbara A. Kosacz(8)	75,694	*
Jack L. Wyszomierski(9)	76,929	*
Thomas M. Burns(10)	51,428	*
Heather L. Franklin(11)	53,577	*
Natasha Hernday(12)	52,800	*
All directors and current executive officers as a group as of the record date (10 persons)(13)	1,260,694	7.1%

*	Indicates less than 1%.
(1)

Based on a Schedule 13D/A filed on May 18, 2026. Consists of (i) 3,635,758 shares held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 2,773,545 shares held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 412,000 shares held by Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”) and (iv) 772,000 shares were held in certain partners managed accounts. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd., as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF and BVF2, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF shares with BVF GP voting and dispositive power over the shares beneficially owned by BVF. BVF2 shares with BVF2 GP voting and dispositive power over the shares beneficially owned by BVF2. Each of BVF GP and BVF2 GP shares with BVF GPH voting and dispositive power over the shares each such entity beneficially owns. Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares they may be deemed to beneficially own with BVF, BVF GP, BVF2, BVF2 GP and BVF GPH. The business address of each person and entity listed above is 44 Montgomery St., 40th Floor, San Francisco, California 94104.
(2)

Based on a Schedule 13G/A filed on February 12, 2026 by Morgan Stanley and Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley. Morgan Stanley holds shared voting power over 1,701,907 shares of XOMA Royalty common stock and shared dispositive power over 1,701,586 shares of XOMA Royalty common stock, and Morgan Stanley Investment Management Inc. holds shared voting power over 1,700,925 shares of XOMA Royalty common stock and shared dispositive power over 1,700,925 shares of XOMA Royalty common stock. The business address of each entity listed above is 1585 Broadway, New York, New York 10036.

(3)

Based on a Schedule 13G/A filed on March 6, 2026 by FMR LLC (“FMR”) and Abigail P. Johnson, and consists of shares held by subsidiaries of FMR. Ms. Johnson is a director, the Chairman and Chief Executive Officer of FMR. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholder’s voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. FMR and Ms. Johnson hold sole dispositive power over 1,268,506 shares of XOMA Royalty common stock and FMR holds sole voting power over 1,262,155 shares of XOMA Royalty common stock. The business address of each person and entity listed above is 245 Summer St., Boston, Massachusetts 02210.

(4)

Includes (i) 23,559 shares of XOMA Royalty common stock, (ii) 492,708 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table, (iii) 1,287 shares of XOMA Royalty common stock held in a 401(k) account and (iv) 1,650 shares of XOMA Royalty common stock held by members of Mr. Sitko’s family over which Mr. Sitko holds shared voting and dispositive power. Mr. Sitko also beneficially owns (x) 9,045 shares, less than 1%, of Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05) (“XOMAO”), including 2,000 shares of XOMAO held by members of Mr. Sitko’s family and (y) 395 shares, less than 1%, of 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 (“XOMAP”), including 82 shares of XOMAP held by members of Mr. Sitko’s family.

(5)

Includes (i) 108,836 shares of XOMA Royalty common stock, (ii) 175,000 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table and (iii) 752 shares of XOMA Royalty common stock held in a 401(k) account. Mr. Hughes also beneficially owns 102,000 shares or 5.8%, of XOMAO.

(6)

Includes (i) 9,234 shares of XOMA Royalty common stock, (ii) 74,500 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table and (iii) 598 shares of XOMA Royalty common stock underlying RSUs that vest within 60 days of the date of this table. Mr. Limber also beneficially owns (x) 20,000 shares, or 1.1%, of XOMAO and (y) 10,000 shares, or 1.0%, of XOMAP.

(7)

Includes (i) 23,840 shares of XOMA Royalty common stock, (ii) 59,657 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table and (iii) 598 shares of XOMA Royalty common stock underlying RSUs that vest within 60 days of the date of this table.

(8)

Includes (i) 5,971 shares of XOMA Royalty common stock, (ii) 69,125 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table and (iii) 598 shares of XOMA Royalty common stock underlying RSUs that vest within 60 days of the date of this table.

(9)

Includes (i) 21,530 shares of XOMA Royalty common stock, (ii) 54,801 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table and (iii) 598 shares of XOMA Royalty common stock underlying RSUs that vest within 60 days of the date of this table.

(10)

Mr. Burns stepped down from his position as Senior Vice President, Finance and Chief Financial Officer of the Company effective January 12, 2026. Based on XOMA Royalty’s records, includes (i) 44,694 shares of XOMA Royalty common stock, and (ii) 6,734 shares of XOMA Royalty common stock held in a 401(k) account. Mr. Burns also beneficially owns (x) 2,000 shares, less than 1%, of XOMAO and (y) 2,000 shares, less than 1%, of XOMAP.

(11)

Includes (i) 5,971 shares of XOMA Royalty common stock, (ii) 47,008 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table and (iii) 598 shares of XOMA Royalty common stock underlying RSUs that vest within 60 days of the date of this table.

(12)

Includes (i) 9,006 shares of XOMA Royalty common stock, (ii) 43,196 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table and (iii) 598 shares of XOMA Royalty common stock underlying RSUs that vest within 60 days of the date of this table. Ms. Hernday also beneficially owns 4,000 shares, less than 1%, of XOMAP.

(13)

Includes (i) 237,357 shares of XOMA Royalty common stock, (ii) 1,015,995 shares of XOMA Royalty common stock underlying options exercisable within 60 days of the date of this table, (iii) 3,588 shares of XOMA Royalty common stock underlying RSUs that vest within 60 days of the date of this table, (iv) 2,104 shares of XOMA Royalty common stock held in a 401(k) account and (v) 1,650 shares of XOMA Royalty common stock held by family members. The group also beneficially owns (x) 131,045 shares, or 7.3%, of XOMAO, including 2,000 shares of XOMAO held by family members, and (y) 14,395 shares, or 1.5%, of XOMAP, including 82 shares of XOMAP held by family members.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

A stockholder who intends to submit a proposal for inclusion in the proxy statement for the 2027 annual meeting of stockholders must submit such proposal to XOMA Royalty by mail addressed to XOMA Royalty’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary. Such proposal must be received by XOMA Royalty as of the close of business (6:00 p.m. Pacific Time) on November 30, 2026 and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

A stockholder who intends to make a nomination for director election or submit a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) for consideration at the annual meeting of stockholders to be held in 2027, must do so in writing by following the above instructions, which must be received by XOMA Royalty not earlier than January 14, 2027 and not later than the close of business (6:00 p.m. Pacific Time) on February 13, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19, including providing the notice required under Rule 14a-19 to XOMA Royalty’s Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on March 22, 2027. XOMA Royalty advises you to review its bylaws, which contain additional requirements regarding the advance notice of stockholder proposals and director nominations, including the different notice deadlines in the event XOMA Royalty’s annual meeting for 2027 is held more than 30 days before or 60 days after May 21, 2027. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in XOMA Royalty’s bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, XOMA Royalty may exercise discretionary voting authority under proxies XOMA Royalty solicits to vote on any such proposal as XOMA Royalty determines appropriate. XOMA Royalty reserves the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The section titled “Nominating & Governance Committee” in XOMA Royalty’s definitive proxy statement on Form DEF 14A, filed with the SEC on March 30, 2026, that is incorporated into this proxy statement/prospectus by reference, provides additional information on the director nomination process.

For all other stockholder communications with the XOMA Royalty Board or a particular director, a stockholder may send a letter to XOMA Royalty’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the XOMA Royalty Board or just a certain specified individual director or directors. These communications will be compiled and reviewed by XOMA Royalty’s Secretary, who will determine whether the communication is appropriate for presentation to the XOMA Royalty Board or the particular director. The purpose of this screening is to allow the XOMA Royalty Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are XOMA Royalty stockholders will be “householding” XOMA Royalty’s proxy materials. This means that a single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent to “householding.” If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to XOMA Royalty’s Secretary at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary or your telephonic request to (510) 204-7276, and we will promptly deliver the proxy materials to you. Stockholders who currently receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings, please contact your broker.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. XOMA Royalty stockholders should rely only on the information contained in this proxy statement/prospectus and in the documents that XOMA Royalty has incorporated by reference into this proxy statement/prospectus. XOMA Royalty has not authorized anyone to provide XOMA Royalty stockholders with information that is different from or in addition to the information contained in this document or incorporated by reference into this proxy statement/prospectus.

XOMA Royalty files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including XOMA Royalty, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents XOMA Royalty files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to XOMA Royalty’s Internet website at www.xoma.com. The Internet website address of XOMA Royalty is provided as inactive textual references only. The information provided on the Internet website of XOMA Royalty, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows XOMA Royalty to “incorporate by reference” into this proxy statement/prospectus documents that XOMA Royalty files with the SEC including certain information required to be included in the registration statement on Form S-4 of which this proxy statement/prospectus forms a part. This means that XOMA Royalty can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that XOMA Royalty files with the SEC will update and supersede that information. XOMA Royalty incorporates by reference the documents listed below and any documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of its applicable special meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).

XOMA Royalty (SEC File No. 001-39801)

The following documents, which were filed by XOMA Royalty with the SEC, are incorporated by reference into this proxy statement/prospectus (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K, or exhibits thereto under Item 9.01) contain important information about XOMA Royalty’s business and financial performance:

•

XOMA Royalty’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026 (including the portions of XOMA Royalty’s definitive proxy statement on Form DEF 14A, filed with the SEC on March 30, 2026 that are incorporated by reference in XOMA Royalty’s Annual Report on Form 10-K for the year ended December 31, 2025);

•	XOMA Royalty’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 12, 2026;

•

XOMA Royalty’s Current Reports on Form 8-K filed with the SEC on November 21, 2025 (as amended by Form 8-K/A filed on February  2, 2026), January  15, 2026 (Item 5.02 only), February 9, 2026 (as amended by Form 8-K/A filed on April  27, 2026), April  27, 2026, May  18, 2026 and May 22, 2026;

•

the description of XOMA Royalty’s capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December 19, 2011, and is part of XOMA Royalty’s registration statement on Form S-4/A filed on December 13, 2011 (Registration No.  333-177165), including any amendment or report for the purpose of updating such description, including Exhibit 4.9 to XOMA Royalty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026;

•

the description of XOMA Royalty’s Series A Preferred Stock set forth in XOMA Royalty’s registration statement on Form 8-A, filed with the SEC on December 11, 2020, including any amendment or report filed for the purpose of updating such description; and

•

the description of XOMA Royalty’s Series B Depositary Shares set forth in XOMA Royalty’s registration statement on Form 8-A, filed with the SEC on April 8, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of this proxy statement/prospectus or any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning XOMA Royalty, without charge, by written or telephonic request to:

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

(510) 204-7200

Attention: Secretary

or from the SEC through the SEC website at the address provided above.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

LIGAND PHARMACEUTICALS INCORPORATED

as Parent

FLEX MERGER SUB, INC.

as Merger Sub

and

XOMA ROYALTY CORPORATION

as the Company

Dated as of April 27, 2026

i

INDEX OF DEFINED TERMS
Definition	Location

Acquisition Proposal	5.3(h)(i)
Action	3.9
Adverse Recommendation Change	5.3(h)(ii)
Affiliate	8.5
Agreement	Preamble
Alternative Acquisition Agreement	5.3(c)
Alternative CVR Agreement	5.21
Alternative CVR Structure	5.21
Anti-Corruption Laws	8.5
Antitrust Law	5.7(i)
Articles of Merger	1.3
Asset/Liability Transfer	1.8
Book-Entry Shares	2.3(b)
Business Day	8.5
BVF Support Agreement	8.5
Capitalization Date	3.2(a)
Cashless Exercise	2.1(d)
Centocor Agreement	8.5
Certificates	2.3(b)
Closing	1.2
Closing Amount	2.1(a)
Closing Date	1.2
Code	2.4
Committee	5.21
Company	Preamble
Company Articles	3.1(b)
Company Board	3.3
Company Board Recommendation	3.3
Company Bylaws	3.1(b)
Company Disclosure Letter	Article III
Company Employee	5.8(a)
Company Equity Awards	3.2(g)
Company ESPP	2.2(f)
Company IP	3.19(c)
Company IT Systems	8.5
Company Owned IP	3.19(b)
Company Party	5.8(b)
Company Plan	3.11(a)
Company Preferred Stock	8.5
Company PSU	2.2(d)
Company Registered IP	3.19(a)
Company RSU	2.2(c)
Company SEC Documents	3.5(a)
Company Stock Option	2.2(a)
Company Stock Plans	2.2(a)
Company Stockholder Approval	3.3
Company Stockholders Meeting	5.4(d)
Company Warrants	8.5

Definition	Location
Confidentiality Agreement	5.6(b)
Contract	3.4(a)
control	8.5
Converted PSU	2.2(d)
Converted PSU Cash Consideration	2.2(d)
CVR	1.8
CVR Agreement	8.5
CVR Spin	1.8
CVR Structure Issue	5.21
CVR Structure Notice	5.21
CVR Trust	8.5
CVR Trust Agreement	8.5
Debt Financing	8.5
Debt Financing Agreements	8.5
Debt Financing Resources	8.5
Debt Financing Source Parties	8.5
Depositary Shares	8.5
Dispute	5.21
Dissenting Shares	2.4
DTC	2.3(e)
DTC Payment	2.3(e)
Effective Time	1.3
Environmental Laws	3.13(c)(i)
Environmental Permits	3.13(c)(ii)
ERISA	3.11(a)
Exchange Act	3.4(b)
Excluded Information	5.8(b)
Form S-4	5.4(d)
GAAP	3.5(b)
Governmental Entity	3.4(b)
Health Care Laws	8.5
HoldCo	1.1(b)
HoldCo Business	8.5
HoldCo Business Assets	8.5
HoldCo Business Liabilities	8.5
HoldCo Merger Sub	1.1(b)
Holding Company Reorganization	1.1(b)
HSR Act	3.4(b)
In the Money Company Warrant	8.5
Indemnified Parties	5.11(a)
Intellectual Property	8.5
Intended Tax Treatment	2.6
International Trade Laws	3.24(c)(i)
Intervening Event	5.3(h)(iii)
IP Licences	3.19(b)
IRS	3.11(a)
Janssen Litigation	8.5
knowledge	8.5
Law	3.4(a)
Leased Real Property	8.5
Leases	8.5

v

Definition	Location
Liens	3.2
Material Adverse Effect	8.5
Material Contract	3.15(a)
Materials of Environmental Concern	3.13(c)(iii)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Nasdaq	3.4(b)
Negotiation Period	5.21
Net Litigation Proceeds	5.21
Nevada Secretary of State	1.3
NRS	Recitals
NRS Dissenter Provisions	8.5
Out of the Money Company Warrant	8.5
Out of the Money Option	2.2(b)
Parent	Preamble
Parent CVR	5.21
Parent Disclosure Letter	Article IV
Parent Indemnified Parties	5.21
Parent Material Adverse Effect	4.1(a)
Parent Plan	5.8(c)
Patents	8.5
Paying Agent	2.3(a)
Payment Fund	2.3(a)
Permits	3.10
Perpetual Preferred Redemption	2.1(c),
Perpetual Preferred Stock	8.5
Person	8.5
Personal Data	8.5
Pre-Consummation Warning Letter	5.7(h)
Privacy Laws	8.5
Proxy Statement	3.7
RemainCo	1.8
RemainCo Assumed Liabilities	8.5
RemainCo Business	8.5
RemainCo Business Assets	8.5
RemainCo Conversion	1.8
Representatives	5.4(a)
Review Period	5.21
Royalty Counterparty	3.20
Sanctioned Jurisdiction	3.24(c)(ii)
Sanctioned Person	3.24(c)(iii)
Sanctions Authority	3.24(c)(iv)
SEC	3.5(a)
Securities Act	3.5(a)
Series A Preferred Stock	8.5
Series B Preferred Stock	8.5
Series X Certificate of Designation	8.5
Series X Preferred Shares	2.1(b)
Series X Preferred Stock	8.5
Shares	2.1(a)

Definition	Location
Significant Subsidiary	8.5
Software	8.5
Subsidiary	8.5
Superior Proposal	5.3(h)(iv)
Support Agreements	8.5
Surviving Corporation	Recitals
Takeover Laws	3.19
Tax Returns	3.14(e)(ii)
Taxes	3.14(e)(i)
Terminating Company RSU	2.2(c)
Terminating Company RSU Cash Consideration	2.2(c)
Terminating Company Stock Option	2.2(a)
Terminating Company Stock Option Cash Consideration	2.2(a)
Termination Date	7.1(b)(i)
Termination Fee	7.3(b)
Trademarks	8.5
Trust Contribution	1.8
Trust Proceeds Payment	1.8
Untriggered PSU	2.2(e)
Warrant Shares	8.5
Willful Breach	8.5
XRL-1	8.5
XRL-1 Credit Agreement	8.5
XRL-1 Credit Agreement Payoff Amount	8.5
XRL-1 Payoff Letter	5.9

EXHIBITS

Exhibit A	Articles of Incorporation of the Surviving Corporation
Exhibit B	Bylaws of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (as amended, restated, modified or supplemented, this “Agreement”), dated as of April 27, 2026, is by and among (i) Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), (ii) Flex Merger Sub, Inc., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and (iii) XOMA Royalty Corporation, a Nevada corporation (the “Company”).

RECITALS

WHEREAS, in connection with the transactions contemplated hereby, the parties wish to effect the separation of the HoldCo Business and the RemainCo Business prior to the Effective Time, through (i) the Holding Company Reorganization, (ii) the RemainCo Conversion, (iii) the contribution of 75% of the equity securities of RemainCo into a trust for the benefit of the holders of the CVRs, and (iv) pursuant to the Merger, the payment of the proceeds arising from the Trust Contribution;

WHEREAS, the parties intend to amend this Agreement promptly after the date hereof to add HoldCo as a party to this Agreement in order to give effect to the Holding Company Reorganization immediately prior to the Effective Time such that Merger Sub will merge within and into HoldCo at the Effective Time;

WHEREAS, subject to the foregoing, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes, as amended (the “NRS”), at the Effective Time, Merger Sub shall be merged with and into HoldCo (the “Merger”) and, following the Merger, the separate corporate existence of Merger Sub shall cease and HoldCo shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned Subsidiary of Parent;

WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has unanimously (i) determined that it is in the best interests of such entity and its stockholder(s) to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger, and (ii) adopted and approved, and declared advisable, this Agreement and the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company has resolved to recommend that the Company’s stockholders approve this Agreement and the transactions contemplated hereby;

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated hereby and also to prescribe certain terms and conditions to the Merger as specified herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Support Agreements have been executed and delivered by the parties thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into HoldCo. At the Effective Time and pursuant to the Merger, the separate corporate existence of Merger Sub shall cease, and HoldCo shall continue as the Surviving Corporation and a wholly-owned Subsidiary of Parent, and the separate corporate existence of HoldCo, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II.

(b) Prior to the Effective Time, the Company shall effect a holding company reorganization (the “Holding Company Reorganization”) pursuant to NRS 92A.180 through 92A.199 (or such other applicable provisions of the NRS), whereby (a) a newly formed Nevada corporation and direct, wholly-owned Subsidiary of the Company shall become the holding company of the Company (“HoldCo”), which shall merge with and into the Company through a direct, wholly-owned Subsidiary of HoldCo (“HoldCo Merger Sub”), with the Company surviving as a direct, wholly-owned Subsidiary of HoldCo, (b) each Share issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization shall automatically be converted into one share of common stock of HoldCo, having the same rights, powers and preferences as such Share, (c) each share of Company Preferred Stock issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization shall automatically be converted into one share of a corresponding series of preferred stock of HoldCo, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as such share of Company Preferred Stock, and (d) each Company equity-based award outstanding immediately prior to the effectiveness of the Holding Company Reorganization shall be automatically converted into a corresponding award with respect to shares of HoldCo common stock (or, as applicable, HoldCo preferred stock) on the same terms and conditions. Subject to terms of Section 5.21, following the Holding Company Reorganization, all references in this Agreement to the “Company” shall be deemed to refer to HoldCo, and HoldCo shall assume all obligations of the Company under this Agreement. The Company shall not effect the Holding Company Reorganization unless HoldCo’s articles of incorporation (including the designation of each series of HoldCo preferred stock with terms substantially identical to the corresponding series of Company Preferred Stock) and bylaws are in form and substance reasonably acceptable to Parent.

Section 1.2 Closing. Unless this Agreement shall have been validly terminated pursuant to Article VII, the closing of the Merger (the “Closing”) shall occur remotely, via electronic exchange of documentation and consideration required to be delivered at Closing, at 10:00 a.m. Eastern time on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions to be satisfied at the Closing itself, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at such time), or at such other date, time or place as Parent and the Company mutually may agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause articles of merger in such form as is required by NRS 92A.200 (the “Articles of Merger”) and the Amended and Restated Articles of Incorporation of the Surviving Corporation in the form set forth in Exhibit A hereto to be signed and filed with the Nevada Secretary of State (the “Nevada Secretary of State”), executed in accordance with the relevant provisions of the NRS, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the NRS. The Merger shall become effective on such date and at such time as the Articles of Merger are duly filed with the Nevada Secretary of State or at such later effective date and time permitted under the NRS as Parent and the Company shall agree in writing and shall specify in the Articles of Merger (the date and the Merger becomes effective being the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, by virtue of the Merger, shall be amended and restated to read in their entirety as set forth in Exhibit A hereto, and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law, in each case, subject to and consistent with, the obligations set forth in Section 5.12.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety in their entirety as set forth in Exhibit B hereto, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and as provided by applicable Law, in each case, subject to and consistent with, the obligations set forth in Section 5.12.

Section 1.6 Directors. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be, and shall constitute all of, the directors of the Surviving Corporation, each to serve until the earlier of their respective resignation, death or removal or until their respective successors are duly elected and qualified, in accordance with the articles of incorporation and the bylaws of the Surviving Corporation and applicable Law.

Section 1.7 Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be, and shall constitute all of, the officers of the Surviving Corporation, each to serve until the earlier of their respective resignation, death or removal or until their respective successors are duly elected and qualified, in accordance with the articles of incorporation and the bylaws of the Surviving Corporation and applicable Law.

Section 1.8 CVR Spin Transactions. Following the completion of the Holding Company Reorganization and subject to the provisions of Section 5.21, the following transactions shall be effected in the order set forth below (collectively, the “CVR Spin”):

(a) immediately prior to the Effective Time, HoldCo shall cause the Company to transfer, assign, convey and deliver to HoldCo (or one or more designees of HoldCo) the HoldCo Business Assets and HoldCo Business Liabilities (such transactions, collectively, the “Asset/Liability Transfer”);

(b) following the Asset/Liability Transfer, HoldCo shall cause the Company to convert from a Nevada corporation into a limited liability company (the “RemainCo Conversion”), and following such conversion the Company shall continue as “RemainCo LLC” (or such other name as may be agreed by HoldCo and Parent, “RemainCo”), and RemainCo shall be deemed to have assumed all liabilities not transferred in the Asset/Liability Transfer;

(c) following the RemainCo Conversion, HoldCo shall contribute 75% of the issued and outstanding limited liability company units of RemainCo to the CVR Trust (the “Trust Contribution”), to be held and administered by the Trustee in accordance with the CVR Trust Agreement for the benefit of the holders of CVRs;

(d) following the Trust Contribution and pursuant to the Merger, HoldCo shall pay, on a pro rata basis, to each holder of record of HoldCo common stock and HoldCo preferred stock (on an as-converted-to-common basis) as of immediately prior to the Effective Time as additional Merger Consideration, contingent value rights (each, a “CVR”) representing the right to receive contingent payments derived from the CVR Trust’s interest in RemainCo in accordance with the CVR Agreement (the “Trust Proceeds Payment”).

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Each share of common stock, par value $0.0075 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(g) and Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive (i) $39.00 in cash, without interest, and subject to deduction for any required withholding Tax (the “Closing Amount”), plus (ii) an amount of CVRs as determined in Section 1.8(d) (clauses (i) and (ii) collectively, the “Merger Consideration”). As of the Effective Time, all Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration to be paid in accordance with Section 2.3, without interest.

(b) Each share of Series X Convertible Preferred Stock, par value $0.05 per share, of the Company (such shares, collectively, the “Series X Preferred Shares”) issued and outstanding immediately prior to the Effective Time shall, without any required action on the part of the holder thereof or any other Person, be converted into the right to receive the Merger Consideration payable in accordance with Section 2.1(a) with respect to the aggregate number of Shares for which such Series X Preferred Share was convertible into immediately prior to the Effective Time pursuant to the Series X Certificate of Designation, without interest and subject to deduction for any required withholding Tax, without regard to any limitations on exercise contained therein. As of such conversion, each certificate formerly representing any Series X Preferred Shares and each Series X Preferred Share formerly represented in book-entry form, if any, shall automatically be cancelled and retired and all Series X Preferred Shares represented thereby shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration pursuant to this Section 2.1(b).

(c) Prior to or substantially concurrently with the Effective Time, the Company shall redeem all outstanding shares of Perpetual Preferred Stock (the “Perpetual Preferred Redemption”) in accordance with the terms of the applicable certificate of designation governing such Perpetual Preferred Stock, including payment of all accrued and unpaid dividends thereon through the date of such redemption. From and after the consummation of the Perpetual Preferred Redemption, each share of Perpetual Preferred Stock (and each Depositary Share) so redeemed shall be cancelled and shall cease to exist, and no further consideration shall be payable in respect thereof under this Agreement. Parent shall cause the Surviving Corporation to have sufficient funds available to consummate the Perpetual Preferred Redemption to the extent not consummated prior to the Effective Time.

(d) Each In the Money Company Warrant that is outstanding immediately prior to the Effective Time shall, in accordance with its terms, automatically be deemed to be exercised on a cashless basis (a “Cashless Exercise”) immediately prior to, and contingent upon the occurrence of, the Effective Time. Each Share issued upon such Cashless Exercise shall be treated in the same manner as all other Shares outstanding at the Effective Time and shall be converted into the right to receive the Merger Consideration in accordance with Section 2.1(a). For the avoidance of doubt, the number of Shares issuable upon Cashless Exercise of each In the Money Company Warrant shall be determined in accordance with the cashless exercise formula set forth in the applicable Company Warrant, with the fair market value per Share for purposes of such formula being equal to the Merger Consideration, which the parties hereby agree constitutes the “fair market value” of a Share for purposes of Section 1.3 (or any analogous provision) of each Company Warrant.

(e) Each Out of the Money Company Warrant that is outstanding immediately prior to the Effective Time shall automatically be deemed to be exercised into the number of Shares subject to such Out of the Money

Company Warrant and shall thereupon at the Effective Time be converted automatically into and shall thereafter represent the right to receive one CVR for each Share subject to such Out of the Money Company Warrant, and therefore the holder thereof will become entitled to receive amounts payable in respect of the CVRs in accordance with the CVR Agreement.

(f) From and after the Effective Time, (i) each In the Money Company Warrant shall represent solely the right to receive the Merger Consideration in respect of the Warrant Shares issuable upon the Cashless Exercise of such In the Money Company Warrant as provided in Section 2.1(d), and (ii) each Out of the Money Company Warrant shall represent solely the right to receive a CVR in respect of the Warrant Shares and the applicable payments, if any, under Section 2.1(e).

(g) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub, the Company or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(h) Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(i) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, or any merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, so as to provide Parent and the holder of Shares the same economic effect as contemplated by this Agreement prior to such event (excluding, in each case, the Perpetual Preferred Redemption contemplated by Section 2.1(c)); provided, that nothing in this Section 2.1(i) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.2 Treatment of Options and Other Equity-Based Awards; Treatment of Warrants.

(a) At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company other than the Company ESPP, including, but not limited to, the Company’s 2010 Long Term Incentive and Stock Award Plan, as amended, and inducement awards granted outside of a plan (the “Company Stock Plans”), whether vested or unvested as of immediately prior to the Effective Time, that has an exercise price per Share that is less than the sum of (x) the Closing Amount and (y) the fair market value, measured as of the Closing Date (or such earlier practicable time so as to permit timely measurement and settlement of such Company Stock Option), of one CVR (each, a “Terminating Company Stock Option”), that is outstanding immediately prior to the Effective Time shall, become fully vested and be cancelled, and in exchange therefor, the Surviving Corporation shall pay to each former holder of any such Terminating Company Stock Option as soon as practicable following the Effective Time (A) an amount in cash (without interest, and subject to deduction for any required Tax withholding) equal to the product of (i) the excess of the Closing Amount over the exercise price per Share under such Terminating Company Stock Option and (ii) the number of Shares subject to such Terminating Company Stock Option (such amount, the “Terminating Company Stock Option Cash Consideration”), and (B) one CVR for each Share subject to such Terminating Company Stock Option. Parent shall cause the Surviving Corporation to pay or cause to be paid to former holders of Terminating Company Stock Options the Terminating Company Stock Option Cash Consideration as soon as practicable following the Effective Time (and in no event later than ten (10) Business Days after the Effective Time) and amounts payable in respect of the CVRs in accordance with the CVR Agreement. For the avoidance of doubt, to the extent that the cash proceeds payable in respect of a Terminating Company Stock Option are less than the required Tax withholding in respect of such Terminating Company Stock Option, such Tax amounts may be withheld from any other cash amounts otherwise payable to the holder of such Terminating Company Stock Option in connection with the Merger, including, without limitation, payments in respect of other Terminating Company Stock Options, Shares, Terminating Company RSUs, and Converted PSUs held by such holder.

(b) As of immediately prior to the Effective Time, without any action on the part of any holder and conditioned upon the occurrence of the Effective Time, each Company Stock Option that does not constitute a Terminating Company Stock Option (an “Out of the Money Option”) and that is outstanding immediately prior to the Effective Time shall be cancelled and no consideration shall be delivered in exchange therefor.

(c) At the Effective Time, each restricted stock unit award in respect of Shares granted under any Company Stock Plan, which includes, for the avoidance of doubt, the portion of each Company Equity Award that, at grant, was a Company PSU but as to which, as of immediately prior to the Effective Time, the “Performance-Requirement” (as the term “Performance-Requirement” is defined and set forth in the applicable award agreement governing such Company Equity Award) has been achieved (each, a “Company RSU”) (each, a “Terminating Company RSU”), that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, become fully vested and be cancelled and converted into the right to receive (A) an amount in cash (without interest, and subject to deduction for any required Tax withholding) equal to the product of (i) the number of Shares subject to such Terminating Company RSU and (ii) the Closing Amount (such amount, the “Terminating Company RSU Cash Consideration”), and (B) one CVR for each Share subject to such Terminating Company RSU. Parent shall cause the Surviving Corporation to pay or cause to be paid to former holders of Terminating Company RSUs the Terminating Company RSU Cash Consideration as soon as practicable following the Effective Time (and in no event later than ten (10) Business Days after the Effective Time) and amounts payable in respect of the CVRs in accordance with the CVR Agreement.

(d) Immediately prior to, but contingent on, the Effective Time, the portion of each performance stock unit award in respect of Shares granted under any Company Stock Plan (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time and that is not treated as a Terminating Company RSU pursuant to Section 2.2(c) shall, automatically and without any required action on the part of the holder thereof, be automatically converted into and substituted with a restricted stock unit award (each, a “Converted PSU”) with respect to a number of Shares equal to either (x) for each Company PSU granted on or after March 1, 2026, the excess of (A) 100% of the “Target Shares” (as the term “Target Shares” is defined and set forth in the applicable award agreement governing such Company PSU) underlying such Company PSU over (B) the number of “Target Shares” as to which, as of immediately prior to the Effective Time, the “Performance-Requirement” has been achieved, or (y) for each Company PSU granted prior to March 1, 2026, the excess of (A) the percentage of the “Target Shares” underlying such Company PSU as to which the “Performance-Requirement” would be satisfied if the “Closing Price” (as defined in the applicable award agreement governing such Company PSU) were equal to the Closing Amount over (B) the number of “Target Shares” as to which, as of immediately prior to the Effective Time, the “Performance-Requirement” has been achieved. For the avoidance of doubt, Company PSUs granted prior to March 1, 2026, shall in all events be deemed to have achieved any “Performance-Requirement” that is equal to or less than the Closing Amount. Each Converted PSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (A) an amount in cash (without interest, and subject to deduction for any required Tax withholding) equal to the product of (i) the number of Shares subject to such Converted PSU and (ii) the Closing Amount (such amount, the “Converted PSU Cash Consideration”), and (B) one CVR for each Share subject to such Converted PSU. Parent shall cause the Surviving Corporation to pay or cause to be paid to former holders of Converted PSUs the Converted PSU Cash Consideration as soon as practicable following the Effective Time (and in no event later than ten (10) Business Days after the Effective Time) and amounts payable in respect of the CVRs in accordance with the CVR Agreement.

(e) As of immediately prior to the Effective Time, without any action on the part of any holder and conditioned upon the occurrence of the Effective Time, the portion of each Company PSU that does not constitute a Terminating Company RSU or become converted into a Converted PSU (each, an “Untriggered PSU”) and that is outstanding immediately prior to the Effective Time (including pursuant to any extension approved by the Company Board or any committee thereof) shall be cancelled and, in exchange therefor, the Surviving Corporation shall issue or shall cause to be issued to each former holder of any such cancelled Untriggered PSU one CVR with respect to each Share subject to such Untriggered PSU, and therefore, in accordance with the terms of the CVR Agreement, each such former holder may become entitled to receive amounts payable in respect of the CVRs in accordance with the CVR Agreement.

(f) As promptly as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof administering the Company’s 2015 Employee Stock Purchase Plan, as amended, or the Company’s 2025 Employee Stock Purchase Plan (each, a “Company ESPP”)) shall take all actions necessary to provide that (i) no new offering period shall commence under any Company ESPP on or after the date of this Agreement, (ii) no individual who is not participating in a Company ESPP as of the date of this Agreement may commence participation therein, (iii) no participant may increase his or her rate of payroll contributions under any Company ESPP from the rate in effect as of the date of this Agreement, (iv) each Company ESPP shall terminate no later than immediately prior to the Effective Time, and (v) any outstanding offering period under any Company ESPP shall be shortened so that a purchase date shall occur under such Company ESPP on or prior to the date that is five Business Days prior to the anticipated Closing Date (or such other date as may be mutually agreed by the Company and Parent), and each participant’s accumulated payroll contributions under any Company ESPP shall be used to purchase Shares in accordance with the terms of the applicable Company ESPP on such purchase date, with any remaining amounts refunded to participants as soon as practicable. Any Shares purchased under a Company ESPP in accordance with this Section 2.2(f) shall be treated as outstanding Shares for purposes of Section 2.1(a).

(g) Prior to the Effective Time, the Company, through the Company Board (or, if applicable, an appropriate committee thereof), shall adopt such resolutions and take all such actions as are required to (i) effectuate the provisions of this Section 2.2, including with respect to the Company Stock Plans, the Company ESPPs, and all outstanding Company Stock Options, Company RSUs and Company PSUs and (ii) ensure that, as of the Effective Time, (x) the Company Stock Plans will terminate and (y) no holder of any Company Equity Award or any right to receive a Company Equity Award, or any participant in a Company Stock Plan or any other employee incentive or benefit plan, program, or arrangement or any non-employee director plan maintained by the Company or a Subsidiary will have any right to acquire, or other right in respect of, any capital stock of the Company, the Surviving Corporation, or any of their respective Subsidiaries, except the right to receive the payments contemplated by Section 2.2(a), Section 2.2(b), Section 2.2(c) and Section 2.2(d) in cancelation and settlement thereof or, as applicable, payments under the CVR Agreement. Prior to the adoption thereof, the Company will provide Parent with a copy of all resolutions or corporate actions (the form and substance of which will be subject to reasonable review and comment by Parent, which comments the Company will consider in good faith) evidencing such actions.

Section 2.3 Exchange and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank, trust company or nationally recognized stockholder services provider reasonably acceptable to the Company to act as the paying agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) and to receive the Merger Consideration to which stockholders of the Company, holders of Series X Preferred Shares and holders of Company Warrants and, to the extent the Perpetual Preferred Redemption is consummated at or after the Effective Time, holders of Perpetual Preferred Stock, shall each become entitled pursuant to this Article II. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to make all payments pursuant to this Article II (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article II, except as provided in this Agreement. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares, Series X Preferred Shares and Company Warrants for the Merger Consideration.

(b) Promptly after the Effective Time and in any event not later than the third Business Day following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a), (i) a form of letter of transmittal in customary form and reasonably acceptable to each of Parent and the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.1(a). Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate (subject to deduction for any required withholding Tax), and the Certificate so surrendered shall forthwith be cancelled. Promptly after the Effective Time and in any event not later than the third Business Day following the Effective Time, Parent shall cause the Paying Agent to issue and deliver to each holder of record immediately prior to the Effective Time of uncertificated Shares represented by book entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.

(c) Promptly after the Effective Time and in any event not later than the third Business Day following the Effective Time, Parent shall cause the Paying Agent to issue and deliver to each holder of Series X Preferred Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(b) in respect of such Series X Preferred Shares (subject to deduction for any required withholding Tax), upon surrender of the certificate(s) or book-entry evidence representing such Series X Preferred Shares (or, in the case of uncertificated Series X Preferred Shares represented by book entry, without such holder being required to deliver a certificate or an executed letter of transmittal to the Paying Agent), and such Series X Preferred Shares shall then be cancelled.

(d) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such tax either has been paid or is not applicable.

(e) Until surrendered or canceled as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Article II, without any interest thereon.

(f) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Closing Amount (such amount, after having given effect to applicable Tax withholdings, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. (New York time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment, and in each case of clauses (i) and (ii) such Shares held of record by DTC or its nominees shall be cancelled at the Effective Time.

(g) All cash paid upon the surrender for exchange or cancellation of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company with respect to the Shares and the Series X Preferred Shares shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.

(h) The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of American and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to Parent.

(i) At any time following the date that is 12 months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Closing Amount payable upon due surrender of their Certificate or Book-Entry Shares. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of the Shares two years after the Effective Time, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation (or, at the option of Parent, Parent) free and clear of any claims or interest of any Person previously entitled thereto.

(j) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

(k) Promptly following the Effective Time, and in any event no later than five (5) Business Days following the Effective Time, Parent shall cause the Surviving Corporation or the Paying Agent to pay to each former holder of an In the Money Company Warrant an amount in cash (without interest) equal to the product of

(i) the number of Warrant Shares issuable upon the Cashless Exercise of such In the Money Company Warrant (as determined in accordance with the cashless exercise formula set forth in the applicable Company Warrant, with the fair market value per share for purposes of such formula being equal to the Closing Amount) and (ii) the Merger Consideration, less any applicable Tax withholding in accordance with Section 2.4. Such payment shall be made by wire transfer of immediately available funds to an account designated in writing by such holder or, if no such account is designated, by check mailed to the address of such holder as reflected in the records of the Company.

Section 2.4 Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Warrants, Series X Preferred Shares, Perpetual Preferred Stock, Depositary Shares, Company Stock Options, Company RSUs, Company PSUs or otherwise pursuant to this Agreement (including the issuance of, and payments under, the CVRs) such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.5 Dissenting Shares.

(a) Assuming and effective upon the consummation of the Perpetual Preferred Redemption, no holder or former holder (whether prior to or at the Effective Time) of any share of Perpetual Preferred Stock shall be entitled to any rights under or pursuant to the NRS Dissenter Provisions as to such share of Perpetual Preferred Stock in connection with this Agreement or any of the transactions contemplated hereby, including the Merger.

(b) Pursuant to the BVF Support Agreement, each party thereto that is a holder of any share of capital stock of the Company (including any Share and any Series X Preferred Share) has irrevocably waived any and all rights such stockholder may have under or pursuant to the NRS Dissenter Provisions with respect to such stockholder’s Shares, Series X Preferred Shares, and other securities of the Company that may become subject to the BVF Support Agreement as provided in Section 3.4 thereof (including any Conversion Shares (as defined in the Series X Certificate of Designation) issuable upon the conversion of such stockholder’s Series X Preferred Shares in accordance with the terms and conditions of the Series X Certificate of Designation) in connection with in connection with this Agreement and the transactions contemplated hereby, including the Merger.

(c) Notwithstanding anything in this Agreement to the contrary, to the extent that any holders of Shares are entitled to any rights under or pursuant to the NRS Dissenter Provisions, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his, her or its demand for dissenter’s rights under and pursuant to the NRS Dissenter Provisions and not effectively withdrawn or lost such holder’s dissenter’s rights (any such Shares, the “Dissenting Shares”), shall not be converted into or represent the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall instead be entitled to receive such consideration as shall be determined pursuant to the NRS Dissenter Provisions (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the “fair value” of such Dissenting Shares as determined in accordance with NRS Dissenter Provisions); provided, however, that if any such holder shall have failed to perfect or shall have waived, effectively withdrawn or lost his, her or its right to dissent under the NRS Dissenter Provisions (whether occurring before, at or after the Effective Time), or a court of competent jurisdiction shall have determined that such holder is not entitled to such a right to dissent and payment under the NRS Dissenter Provisions, such holder’s Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall no longer be deemed to be Dissenting Shares. The Company shall give Parent (i) prompt written notice of any notices or demands for dissent or appraisal of any shares of any class or series of the Company’s capital stock under or pursuant to the NRS Dissenter Provisions, any effective or attempted withdrawals of such notices or demands, and any other instruments served or made, or purporting to be served or made pursuant to the NRS Dissenter Provisions and received by the Company in connection with the Merger, and (ii) the opportunity to direct all discussions, negotiations and proceedings with respect to such demands for dissent or appraisal or any such assertion of a purported right of dissent or purported demand for appraisal under the NRS Dissenter Provisions. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), make any payment with respect to or settle or compromise or offer to settle or compromise any such demand or proceeding, or agree to do any of the foregoing. The Company, the Surviving Corporation, Parent and Merger Sub shall comply in all respects with the applicable provisions, if any, of the NRS Dissenter Provisions.

Section 2.6 Tax Treatment(a) . The parties intend and agree that, for U.S. federal income tax purposes, (i) the Holding Company Reorganization, together with the RemainCo Conversion, shall be treated as a reorganization described in Section 368(a)(1)(F) of the Code; (ii) the payment of the CVRs as a portion of the Merger Consideration shall be treated as a redemption by HoldCo that qualifies as a sale or exchange under Section 302(b) of the Code and the principles set forth in Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954); and (iii) the CVRs shall be treated as trust interests in the CVR Trust, which shall be treated as a disregarded entity (the “Intended Tax Treatment”). The parties hereto shall not take any position on any Tax Return that is contrary to the Intended Tax Treatment unless otherwise required by a “determination” as defined in Section 1313(a) of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents filed or furnished by the Company with the SEC and publicly available the day prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on the face of such disclosure) (provided that such deemed disclosure shall not apply to any of the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.24 or the corresponding sections (or subsections) of the Company Disclosure Letter), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power.

(a) Each of the Company and its Significant Subsidiaries is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

(b) The Company has previously furnished or otherwise made available to Parent true and complete copies of the Company’s articles of incorporation and each certificate of designation applicable any class or series of capital stock of the Company (the “Company Articles”), the Company’s bylaws (the “Company Bylaws”), and equivalent organizational documents of each of the Subsidiaries of the Company, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Articles or Company Bylaws in any material respect. None of the Company’s Subsidiaries is in violation of its certificate of incorporation and bylaws, or equivalent organizational or governing documents, in each case, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

Section 3.2 Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 277,333,332 Shares, (ii) 1,000,000 shares of Company Preferred Stock, of which (A) 5,003 shares are designated as Series X Preferred Stock, (B) 984,000 shares are designated as 8.625% Series A Cumulative Perpetual Preferred Stock and (C) 3,600 shares are designated as 8.375% Series B Cumulative Perpetual Preferred Stock. As of the close of business on April 23, 2026 (the “Capitalization Date”), (A) 12,129,405 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (B) no Shares were held in treasury, (C) 984,000 shares of Series A Preferred Stock were outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (D) 1,760.5 shares of Series B Preferred Stock were outstanding (represented by 1,760,500 Depositary Shares), all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (E) an aggregate of 3,124,652 Shares were subject to or otherwise deliverable in connection with outstanding equity-based awards or the exercise of outstanding Company Stock Options, Company RSUs, and Company PSUs (assuming target performance level) issued pursuant to the Company’s Stock Plans, of which 7,875 Shares were subject to Company PSUs as to which the applicable target performance level had been achieved but which had not yet been released or settled as of the Capitalization Date, (F) an aggregate of 131,177 Shares were subject to issuance pursuant to outstanding Company Warrants, and (G) an aggregate of 5,003,000 Shares were issuable upon conversion of all outstanding Series X Preferred Shares (without regard to the Beneficial Ownership Limitation (as defined in the Series X Certificate of Designation)). From the close of business on the Capitalization Date to the date hereof, there have been no issuances of (I) any Shares or any other equity or voting securities or interests in the Company other than issuances of Shares pursuant to the exercise, vesting or settlement, as applicable, of the Company Plans outstanding as of the close of business on the Capitalization Date in accordance with the terms of such Company Equity Awards or (II) other than as expressly permitted by Section 5.1.

(b) Except as set forth in Section 3.2(a) above and except for changes since the close of business on the Capitalization Date resulting from the exercise of Company Stock Options, Company RSUs, and Company PSUs outstanding on such date in compliance with Section 5.1, as of the date of this Agreement, (1) there are no outstanding or authorized (I) shares of capital stock or other voting securities or equity interests of the Company, (II) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of the Company or (III) options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or equity interests of the Company, (2) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or equity interests of the Company and (3) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party.

(c) The Company and its Subsidiaries have no authorized or outstanding indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the stockholders of the Company on any matter. There are no Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound, or outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock, voting securities, securities or interests convertible into or exchangeable for capital stock or voting securities of the Company.

(d) Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances (collectively, “Liens”) of any nature whatsoever, except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.2(d) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company and its jurisdiction of incorporation or organization. As of the date of this Agreement, (A) there are no outstanding (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, other equity interests, voting securities or interests of any Subsidiary of the Company or (2) options, warrants or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, sell or transfer, any capital stock, other equity interests, voting securities, securities or interests convertible into or exchangeable for capital stock, other equity interests, voting securities or interests of any Subsidiary of the Company, (B) there are no other outstanding or authorized options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other equity interests of any Subsidiary of the Company to which the Company or any of its Subsidiaries is a party or is bound, and (C) there are no outstanding or authorized restricted shares, restricted stock units, performance shares, contingent value rights, stock appreciation, phantom stock, profit participation or similar rights with respect to the securities or interest of any Subsidiary of the Company to which the Company or any of its Subsidiaries is a party or is bound.

(e) Section 3.2(e) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each outstanding Company Warrant, including (i) the holder thereof, (ii) the date of issuance, (iii) the number of Shares subject thereto, (iv) the exercise price per share, (v) the expiration date and (vi) whether such Company Warrant constitutes an In the Money Company Warrant or an Out of the Money Company Warrant (determined as of the date hereof based on the Closing Amount). Each Company Warrant has been duly authorized and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has made available to Parent true and complete copies of each Company Warrant (including all amendments, modifications or waivers thereto). Except as set forth in Section 3.2(e) of the Company Disclosure Letter, there are no other outstanding warrants, options or other rights to purchase or acquire Shares or other equity securities of the Company.

(f) Section 3.2(f) of the Company Disclosure Letter contains a true and complete list, as of the Capitalization Date, of each outstanding Series X Preferred Share and the name of the record and beneficial holder of such Series X Preferred Share.

(g) Section 3.2(g) of the Company Disclosure Letter sets forth a true and complete list, as of the close of business on the Capitalization Date, of all outstanding awards granted under any Company Stock Plan or otherwise (collectively, “Company Equity Awards”), including the following information with respect to each Company Equity Award, if applicable: (i) the type of Company Equity Award, (ii) the number of Shares subject to such Company Equity Award (at target and at maximum performance), (iii) the name of the Company Stock Plan under which such Company Equity Award was granted, (iv) the date of grant, (v) the per-Share exercise or purchase price, (vi) the name of the holder thereof, (vii) the country of residence of the holder thereof, and (viii) the applicable vesting schedule and current vested status. The Company has made available to Parent true and complete copies of all Company Stock Plans and the forms of all award agreements evidencing outstanding Company Equity Awards. All Company Stock Options can be cancelled unilaterally by the Company without the Company Equity Award holder’s (or any other Person’s) consent in connection with the consummation of the Merger (including all Company Stock Options that have a per-Share exercise price equal to or greater than the Closing Amount such that no payment will be made in connection with such cancelation). Each Company Equity Award was granted in accordance in all material respects with the terms of the applicable Company Stock Plan and award agreement governing the terms of such Company Equity Award.

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption and approval of this Agreement by the holders of at least a majority of the combined voting power of the outstanding Shares pursuant to NRS 92A.120(5) (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby. No separate class or series vote of the holders of Series X Preferred Shares or any other class or series of capital stock of the Company is required in connection with the consummation of the Merger or the other transactions contemplated by this Agreement, including the Holding Company Reorganization and the CVR Spin, other than any consent required under the Series X Certificate of Designation, which consent shall have been obtained prior to or concurrently with the execution and delivery of this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval.

(b) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The Board of Directors of the Company (the “Company Board”) has unanimously approved and declared advisable this Agreement and the transactions contemplated hereby and, subject to Section 5.3, has resolved to recommend that the Company’s stockholders approve this Agreement and the transactions contemplated hereby (the “Company Board Recommendation”). Except for any change, modification or rescission of such recommendation by the Company Board expressly permitted by this Agreement following the date hereof, none of the aforesaid actions by the Company Board has been amended, rescinded or modified. The Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. No vote of the holders of any class or series of the Company’s capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by the Company other than the Merger.

Section 3.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Articles or Company Bylaws or the equivalent organizational documents of any of its Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all notices and filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment, injunction, decree or other legally enforceable requirement of any Governmental Entity (collectively, “Law”) applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under or the imposition of any additional payment or other liability under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, regulatory (including stock exchange) or administrative authority, agency, division or commission or any judicial, arbitral, or other governmental body of competent jurisdiction (each, a “Governmental Entity”), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” Laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) such filings as necessary to comply with the applicable requirements of The Nasdaq Stock Market (“Nasdaq”), (iv) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

Section 3.5 SEC Reports; Financial Statements.

(a) The Company has timely filed, furnished or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto and all other information incorporated by reference) required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2023 (all such forms, reports, statements, certificates and other documents filed since January 1, 2023 and prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Entity.

(b) The consolidated financial statements of the Company (including any related notes and schedules thereto) included in or incorporated by reference into the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and in the case of unaudited quarterly financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or by other rules and regulations of the SEC); and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end adjustments that were not and would not be expected to be material in amount.

(c) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since January 1, 2023, neither the Company, nor to the knowledge of the Company, any of the Company’s auditors and the audit committee of the Company Board has identified or been made aware of (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Except as described in the Company SEC Documents filed as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any Contract to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

Section 3.6 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, except for liabilities and obligations (a) reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2025 (or the notes thereto) included in the Company SEC Documents, (b) incurred in the ordinary course of business since January 1, 2026, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to the transactions contemplated by this Agreement and (e) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.7 Certain Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it is first mailed to the stockholders of the Company or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 3.8 Absence of Certain Changes or Events.

(a) Since January 1, 2026 through the date of this Agreement, there has not occurred any event, change, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Since January 1, 2026 through the date of this Agreement, (i) except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business in all material respects and (ii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of, or require consent of Parent under Section 5.1(i), (iii), (iv), (v), (vii), (ix), (xi), (xii), or (xvi).

Section 3.9 Litigation; Orders. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation by or before any Governmental Entity (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any ruling, order, judgment, injunction or decree of any Governmental Entity.

Section 3.10 Compliance with Laws. Except with respect to ERISA, Environmental Matters and Taxes (which are the subject of Sections 3.11, 3.13 and 3.14, respectively), the Company and each of its Subsidiaries are in compliance with all Laws applicable to them or by which any of their respective businesses or properties are bound, except where any non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby. Since January 1, 2023, no Governmental Entity has issued any notice or notification to the Company or any of its Subsidiaries stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except with respect to Environmental Laws (which are the subject of Section 3.13), the Company and its Subsidiaries have in effect all permits, registrations, consents, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect, and since January 1, 2023, there has occurred no default or non-compliance under any Permits by the Company or any of its Subsidiaries, in each case except where the failure to be in full force and effect and to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11 Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list of each material Company Plan. As used herein, the term “Company Plan” means each “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “multiemployer plan” (within the meaning of ERISA section 3(37)), and each stock purchase, stock option, phantom equity, equity or equity-based, severance, employment, consulting, change-in-control, retirement, pension, health, welfare, fringe benefit, bonus, commission, incentive, deferred compensation, compensatory, or other employee benefit contract, plan, agreement, program, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written or unwritten, or legally binding or not, under which any current or former employee or other individual service provider of the Company or its Subsidiaries has any present or future right to benefits or the Company or its Subsidiaries has had, has, or could reasonably be expected to have, any present or future liability (including on account of an ERISA Affiliate).

(b) With respect to each material Company Plan, the Company has furnished to Parent a current, true and complete copy thereof (or if unwritten, a written summary of the material terms thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter from the Internal Revenue Service (the “IRS”), (iii) the three most recent (A) Annual Reports (Form 5500 Series) and attached schedules, (B) audited financials, and (C) actuarial reports, (iv) a current and complete copy of such Company Plan’s summary plan description and summaries of material modifications, and (v) all material communications with any Governmental Entity within the twelve months prior to the date hereof.

(c) With respect to the Company Plans, except to the extent that the inaccuracy of any of the representations set forth in this Section 3.11(c) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) each Company Plan has been established, operated, maintained, and administered in accordance with its terms and in compliance with the applicable provisions of all applicable Law, and all contributions required to be made under the terms of any Company Plan have been timely made;

(ii) each Company Plan intended to be qualified under Section 401(a) of the Code has received, or is maintained pursuant to a prototype document that has received, a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and nothing has occurred since the date of such letter that could reasonably be expected to cause the loss of such qualified status of such Company Plan;

(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any Company Plan, any fiduciaries thereof with respect to their duties to any Company Plan or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits);

(iv) no Company Plan is subject to Title IV of ERISA or subject to Section 412 of the Code;

(v) no Company Plan is a (A) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (B) a plan, arrangement, or account subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA, (C) a “multiple employer plan” (as defined in Section 413(c) of the Code), (D) a “funded welfare plan” (within the meaning of Section 419 of the Code), or (E) a “multiple employer welfare arrangement” (within the meaning of Section 4(4) of ERISA);

(vi) no Company Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, welfare benefits, including death or medical benefits (whether or not insured), with respect to any current or former service provider beyond a termination of service, other than (i) coverage mandated by applicable Law or (ii) through the end of the calendar month in which such termination occurs.

(d) (i) None of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby, and (ii) no such payment will be nondeductible to the Company pursuant to Section 280G of the Code.

(e) The Company has no obligation to indemnify any individual for any Tax incurred pursuant to Section 409A or 4999 of the Code.

(f) There is no present intention that any Company Plan be materially amended, suspended, or terminated, or that any contract, plan, agreement, program, policy or other arrangement be adopted or implemented that would constitute a Company Plan if it were in effect on the date hereof.

Section 3.12 Labor Matters.

(a) Except as has not had, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, since January 1, 2022, the Company and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining and labor relations, unemployment compensation, workers’ compensation, employee leaves, equal employment opportunity and pay equity, age and disability discrimination, immigration control and work authorizations, employee and independent contractor classification, information privacy and security, the payment and withholding of Taxes, harassment, retaliation, occupational safety and health standards, terms and conditions of employment, employee trainings and notices, automated employment decision tools, whistleblowing, government contracting and subcontracting, and plant closures and layoffs.

(b) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement with any labor union or labor organization. There is, and in the past three years there have been, no labor dispute, labor grievance, labor arbitration, strike, work stoppage, slowdown, picketing, or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, except as has not had and could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the knowledge of the Company, since January 1, 2023, there has not been any activity by a labor union, labor organization, or similar employee group to organize any employees of the Company or any of its Subsidiaries. Except as has not had, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, there is no (i) unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or Governmental Entity, and to the knowledge of the Company, no such charge or complaint is threatened, or (ii) representation claim or petition pending before the National Labor Relations Board or any other labor relations tribunal or Governmental Entity, and to the knowledge of the Company, no such representation claim or petition is threatened.

(d) There is no pending, or to the knowledge of the Company threatened, Action against or affecting the Company or any of its Subsidiaries by any Governmental Entity or any current or former employee, officer, director, or independent contractor (or prospective employee, officer, director, or independent contractor) of the Company or any of its Subsidiaries in connection with the employment or service of such individual, or the consideration of such individual for employment or service, with the Company or any of its Subsidiaries, including without limitation any Action alleging the violation of any labor or employment Law. Except as has not had, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, neither the Company nor any of its Subsidiaries is or has been a party to or is otherwise bound by any citation, decree, or Action by any Governmental Entity relating to any current or former employee, officer, director, or independent contractor (or prospective employee, officer, director, or independent contractor) of the Company or any of its Subsidiaries or employment practices, and there are no conciliation agreements, noncompliance findings, or audits pending or in effect with respect to any current or former employee, officer, director, or independent contractor (or prospective employee, officer, director, or independent contractor) of the Company or any of its Subsidiaries or the employment practices of the Company or any of its Subsidiaries.

(e) There are, and since January 1, 2022, except as has not had, and could not reasonably be expected to result in, a Material Adverse Effect, individually or in the aggregate, there have been (i) no allegations of illegal sexual harassment, sexual misconduct, discrimination, retaliation, or other misconduct made, initiated, filed, or to the knowledge of the Company, threatened against the Company or any Subsidiary or against any current or former executive, officer, or supervisory employee of the Company or any of its Subsidiaries in his or her capacity as such, (ii) to the knowledge of the Company, no incidents of any such illegal sexual harassment, sexual misconduct, discrimination, retaliation, or other misconduct have occurred in the workplace, and (iii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment, sexual misconduct, discrimination, retaliation, or other misconduct by any of the individuals described in clause (i) hereof.

Section 3.13 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are, and since January 1, 2023, have been in compliance with all applicable Environmental Laws, and possess and are, and since January 1, 2023, have been in compliance with all applicable Environmental Permits required under such Environmental Laws to operate their respective businesses and properties; (ii) (A) there are no Materials of Environmental Concern at any property owned, leased or operated by the Company or any of its Subsidiaries, and (B) there have been no releases of Materials of Environmental Concerns at, on, about, under or migrating from any property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries, except in each case of (A) and (B) under circumstances that are not reasonably likely to result in liability or obligation of the Company or any of its Subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its Subsidiaries has received any written request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its Subsidiaries has received any written notice, claim or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing, and (v) neither the Company nor any of its Subsidiary is subject to any outstanding order, writ, judgment, award, injunction or decree of any Governmental Entity relating to any Environmental Law.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.13 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

(c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Environmental Laws” means all foreign, federal, state, or local Laws protecting the environment (including ambient air, soil, sediment, surface water or groundwater) or human health and safety (to the extent relating to Materials of Environmental Concern) or otherwise relating to pollution, contamination, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Materials of Environmental Concern, in effect as of the date of this Agreement.

(ii) “Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

(iii) “Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

Section 3.14 Taxes. Except for failures, violations, inaccuracies, omissions or proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) all Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, accurate, true and complete; and all Taxes due and owing by the Company have been timely and fully paid;

(b) neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax;

(c) no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent or Liens for Taxes being contested in good faith through appropriate proceedings diligently pursued;

(d) as of the date of this Agreement, there are no proceedings (including any audit, examination, document request, assessment or collection action) now pending, or to the knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any material Tax; the Company has not consented to extend the time in which any material Tax may be assessed or collected by any taxing authority, which extension is still in effect; no jurisdiction outside the United States has ever made a claim that the Company is or may be subject to net income taxation in such jurisdiction; and the Company is not and has not been a party to a “listed transaction” as described in Code Section 6707A(c)(2) or Treasury Regulation §1.6011-4(b);

(e) the Company is not bound by or has any obligation under any Tax allocation, sharing or indemnity agreement (other than any commercial agreement or agreement entered into in the ordinary course of business for which Tax was not the principal purpose); nor is it a partner or member of any entity treated as a partnership for Tax purposes or been a member of a group that has filed a consolidated federal income tax return;

(f) the Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date attributable to, prior to the Closing Date, any (i) change in method of accounting, (ii) “closing agreement” as described in Section 7121 of the Code (or similar provision of state, local, or non-U.S. income tax law), (iii) installment sale or open transaction disposition outside the ordinary course of business or (iv) advanced payments or prepaid or deposit amounts outside of the ordinary course of business;

(g) all Taxes that the Company has been obligated to withhold or collect from amounts paid, owing or allocable to any person have been withheld, collected and paid over to the proper Taxing authority in accordance with applicable Law.

(h) As used in this Agreement:

(i) “Taxes” means federal, state, provincial, local or foreign taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

(ii) “Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

Section 3.15 Contracts.

(a) Except for this Agreement, any Company Plan and except as listed in Section 3.15(a) of the Company Disclosure Letter (including, for each disclosure, reference to the applicable subsection of this Section 3.15(a)), as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any of the following categories of Contracts (each such Contract, a “Material Contract”):

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) whether or not filed by the Company with the SEC;

(ii) any Contract that (A) restricts in any material respect the ability of the Company or any of its Subsidiaries to freely engage in or compete in any line of business, therapeutic area, or geographic market, (B) grants or obligates the Company or any of its Subsidiaries to grant any “most favored nation,” most-favored pricing, or similar economic term, or (C) contains exclusivity obligations, rights of first refusal, rights of first negotiation, or similar preferential rights in favor of a third party, including in respect of the acquisition of royalty interests or other biopharma assets;

(iii) any Contract, including any ancillary or sub agreements thereto, relating to (A) the acquisition, sale, transfer, financing or monetization of royalties, milestone payments, revenue interests, contingent payments or other economic rights relating to pharmaceutical or biotechnology products or product candidates, including royalty purchase agreements, revenue interest financing agreements, milestone purchase agreements, royalty participation agreements, profit sharing agreements or similar arrangements, or (B) the acquisition or disposition of equity interests of any Person (including by merger, equity sale, capital contribution or otherwise), in each case, entered into since January 1, 2023 and involving consideration in excess of $2,000,000;

(iv) any Contract, including any ancillary or subagreements thereto, providing for the licensing, sublicensing, development or commercialization of pharmaceutical or biotechnology products or product candidates that are in Phase 2 trials (or a later stage of development) that could reasonably be expected to generate payments to or from the Company or any of its Subsidiaries in excess of $1,000,000 in the 12-month period following Closing;

(v) any Contract with any vendor, supplier or other similar commercial counterparty of the Company that provides for payments to or from the Company or its Subsidiaries in excess of $250,000 in the aggregate over the remaining term of such Contract which cannot be cancelled by the Company or its Subsidiaries without penalty or further payment without more than ninety (90) days’ notice (other than Contracts described in clauses (ii) through (iv));

(vi) any Contract under which the Company or any of its Subsidiaries is or may be liable for any indebtedness in an aggregate principal amount in excess of $2,000,000;

(vii) any Contract with respect to the creation, formation, governance or control of any partnerships, joint ventures, strategic alliance or similar collaboration or revenue sharing arrangement with any third party person;

(viii) any Contract (other than (i) any Contract that is a nondisclosure agreement entered into in connection with discussions, negotiations and transactions related to this Agreement, or (ii) the Contracts described in clauses (ii) through (iv) above) that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to acquire or dispose of, as applicable, any of the foregoing;

(ix) any Contract that relates to the sale, transfer or other disposition of a business or assets by the Company or any of its Subsidiaries pursuant to which the Company or such Subsidiary has any continuing indemnification, guarantee, or similar contingent obligations in connection with any prior disposition of assets or rights in excess of $2,000,000;

(x) any Contract providing for derivative transactions, hedging arrangements, interest rate swaps or similar instruments with a notional amount or value in excess of $5,000,000;

(xi) any Contract that includes material diligence, material development, material commercialization or material funding obligations imposed on the Company or any of its Subsidiaries in connection with royalty-bearing or milestone-bearing products or product candidates;

(xii) any Contracts that are Contracts for the employment or engagement of any individual on a full-time, part-time or consulting basis and provide for annual compensation in excess of $250,000 per year except for any such Contract that may be cancelled without penalty or termination payments by the Company or any of its Subsidiaries upon notice of 30 days or less;

(xiii) any Contracts that are conciliation, settlement or similar agreements pursuant to which the Company or any of its Subsidiaries will be required to (x) make payments in excess of $1,000,000 individually or $2,500,000 in aggregate or (y) satisfy any material non-monetary obligation;

(xiv) any Contracts that are with any Affiliates of the Company or any of its Subsidiaries (other than any contract, agreement or instrument between the Company or any of its wholly owned Subsidiaries and the Company or another of its wholly owned Subsidiaries);

(xv) any lease, sublease, license or similar use, co-working service and occupancy Contract, in accordance with which the Company or any of its Subsidiaries uses or occupies any real property with remaining annual payments in excess of $1,000,000; or

(xvi) any Contract to enter into any of the foregoing.

(b) True and complete unredacted copies of the Material Contracts to which the Company or any of its Subsidiaries is a party as amended through the date hereof have been made available to Parent. Other than such Material Contracts as have expired in accordance with their respective terms and with respect to which neither the Company nor any of its Subsidiaries has any material liability or obligation, each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the knowledge of the Company, any other party thereto, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto. To the knowledge of the Company, none of the Material Contracts has been canceled or otherwise terminated (other than such Material Contracts as have expired in accordance with their respective terms) and neither the Company nor any of its Subsidiaries has received any written notice from any Person regarding any such cancellation or termination or any material default or, to the knowledge of the Company, is aware of any facts as of the date hereof that are reasonably likely to lead to such cancellation or termination or material default, in each case with respect to a Material Contract.

Section 3.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law, and (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

Section 3.17 Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and valid title to all of their respective owned real property and good title to all of its tangible personal property and has valid leasehold interests in all of its leased properties, necessary to conduct their respective businesses as currently conducted, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (except in all cases for those permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used and except for liens for Taxes not yet delinquent or liens for Taxes being contested in good faith by appropriate proceedings diligently pursued), assuming the timely discharge of all obligations owing under or related to the owned real property, the tangible personal property and the leased property. No representation is made under this Section 3.17 with respect to any intellectual property or intellectual property rights, which are the subject of Section 3.19.

Section 3.18 Real Properties.

(a) Neither the Company nor any of its Subsidiaries own any real property.

(b) Section 3.18(b) of the Company Disclosure Letter sets forth the address of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has made available to Parent a true and complete copy of each such

Lease document. Except as set forth in Section 3.18(b) of the Company Disclosure Letter or as would not reasonably be expected to have a Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the assignment of the Lease to Parent pursuant to this Agreement does not require the consent of any other party to such Lease, will not result in the breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect following the Closing, (iii) neither the Company or Subsidiaries nor any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease and (iv) there are no liens or encumbrances on the estate or interest created by such Lease.

Section 3.19 Intellectual Property.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true and complete list of all Trademarks, Patents, registered copyrights, applications to register copyright and domain names owned by the Company or any of its Subsidiaries or exclusively licensed to the Company or any of its Subsidiaries on the date hereof and that are material to the respective businesses of the Company and its Subsidiaries, taken as a whole (collectively, “Company Registered IP”). No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. All Company Registered IP is, in all material respects, subsisting, valid and enforceable, and neither the Company nor any of its Subsidiaries has received any written notice or claim challenging the validity or enforceability of any Company Registered IP. None of the Company Registered IP has been cancelled, abandoned or adjudicated invalid or unenforceable, all Company Registered IP is registered or held of record in the name of the Company or one of its Subsidiaries, and all renewals and maintenance fees in respect of the Company Registered IP which were due prior to the date of this Agreement have been duly paid.

(b) Section 3.19(b) of the Company Disclosure Letter contains a complete and accurate list of all (i) Contracts pursuant to which Intellectual Property that is material to the Company’s and its Subsidiaries’

respective businesses is licensed to the Company or any of its Subsidiaries (excluding generally commercially available, off-the-shelf software programs and software services, licensed to the Company or any of its Subsidiaries pursuant to standard terms) and (ii) Contracts pursuant to which the Company or any of its Subsidiaries grants a license, covenant not to sue or similar right to any Person in or to any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (excluding (x) Contracts between the Company or any of its Subsidiaries and any of its or their employees or independent contractors made on the Company’s or its Subsidiaries’ standard form, (y) Contracts in which a non-exclusive license in or to any Intellectual Property is incidental to the primary purpose of the contract, and (z) non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business) (the “Company Owned IP”) (all such Contracts listed or excused from listing on Section 3.19(b)(i) and 3.19(b)(ii) of the Company Disclosure Letter, collectively, the “IP Licenses”).

(c) The Company or its Subsidiaries exclusively owns and possesses all right, title and interest in and to, free and clear of all Liens, or has the right under a valid and enforceable license set forth on Section 3.19(c) of the Company Disclosure Letter to use all Intellectual Property necessary for or used in the operation of the Company’s and its Subsidiaries’ respective businesses as presently conducted (collectively, the “Company IP”).

(d) Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) any loss or impairment of any rights of the Company or any of its Subsidiaries under, or cause the Company or any of its Subsidiaries to be in violation of or default under, any IP License, (ii) any termination or modification of any IP License, (iii) the payment of (or increase the amount of) any royalties, fees, or other consideration with respect to the Company’s or any of its Subsidiaries’ use or exploitation of any Intellectual Property of any Person, (iv) a loss of, or Lien on, any Company IP, or (v) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company Owned IP.

(e) The Company and each of its Subsidiaries have taken commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the Company’s and its Subsidiaries’ trade secrets and other material confidential information included in the Company Owned IP. Without limiting the foregoing, neither the Company nor any of its Subsidiaries has authorized the disclosure of any such trade secrets or confidential information to any third Person unless such disclosure was under a written nondisclosure agreement to maintain the confidentiality thereof, and, to the knowledge of the Company, there have been no unauthorized access, uses or disclosures of any trade secrets or confidential information included in the Company Owned IP.

(f) Each current or former director, officer, employee, manager, independent contractor, consultant, leased employee, vendor, or other service provider of the Company or any of its Subsidiaries who is or was involved in the development of any material Company Owned IP has executed a valid and enforceable written agreement assigning to the Company or any of its Subsidiaries (as applicable) all right, title and interest in and to any Intellectual Property developed by such Person, solely or jointly with others, in the course and scope of his or her employment or engagement by the Company or any of its Subsidiaries or the Company or any of its Subsidiaries is the sole and exclusive owner of all such Intellectual Property by operation of Law. No current or former director, officer, employee, manager, independent contractor, consultant, leased employee, vendor, or other service provider of the Company has any claim, right or ownership interest in any material Company Owned IP.

(g) (i) To the knowledge of the Company, the Company and its Subsidiaries are not infringing upon or misappropriating and have not infringed or misappropriated any Intellectual Property of any third party in connection with the conduct of their respective businesses, and neither the Company nor any of its Subsidiaries has received in the two (2) years prior to the date hereof any written notice or claim asserting that any such infringement or misappropriation is occurring, (ii) to the knowledge of the Company, no third party is misappropriating or infringing or has misappropriated or infringed any Company Owned IP and neither the

Company nor any of its Subsidiaries has asserted or threatened any claim against any Person alleging misappropriation or infringement of any Company Owned IP in the two (2) years prior to the date hereof, (iii) no Company Owned IP is subject to any outstanding ruling, order, judgment, injunction, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Company or any of its Subsidiaries, and (iv) there are no claims made or threatened against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any Company IP or challenging the Company’s or any of its Subsidiaries’ ownership of any Company Owned IP or any right to use, commercialize or exploit any other Company Intellectual Property.

(h) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries have implemented commercially reasonable measures to protect the confidentiality, reliability, integrity and security of the Company IT Systems, and (B) there has not been within the past two (2) years any material disruption to, or material interruption in, the Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of the Company or its Subsidiaries or give rise to liability under applicable data protection and Privacy Laws. In the past two (2) years, the Company and its Subsidiaries have not, to the knowledge of the Company, experienced any material incidents involving unauthorized or unlawful access to the Company IT Systems or personally identifiable information in the custody or control of the Company or its Subsidiaries.

Section 3.20 Healthcare Regulatory Matters.

(a) To the knowledge of the Company, no Person with respect to which the Company or any of its Subsidiaries holds economic rights relating to any pharmaceutical or biotechnology product or product candidate (each, a “Royalty Counterparty”) (i) is subject to any enforcement, regulatory or administrative proceeding alleging non-compliance with any Health Care Laws, (ii) since January 1, 2023, has received written notice (or, to the knowledge of the Company, other notice) threatening any such enforcement, regulatory or administrative proceeding, or (iii) since January 1, 2023, has received any warning letter, notice of violation of Health Care Laws, or similar correspondence from any Governmental Entity, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Since January 1, 2023, to the knowledge of the Company, no Royalty Counterparty has received any written notice or other written correspondence from any Governmental Entity requiring or recommending a clinical hold, or the termination, suspension or material modification of any clinical trial relating to any product or product candidate that is subject to the Company’s economic rights, and, to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to serve as the basis for such a clinical hold, termination, suspension or material modification.

(c) Since January 1, 2023, to the knowledge of the Company, no Royalty Counterparty has (i) made an untrue statement of material fact or a fraudulent statement to any Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to any Governmental Entity, or (iii) been debarred or disqualified, excluded from participation in federal health care programs, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar legal requirement, (B) exclusion under 42 U.S.C. § 1320a-7 or any similar legal requirement, (C) disqualification pursuant to 21 C.F.R. § 312.70 or any similar legal requirement, or (D) any comparable result under applicable legal requirements in any foreign jurisdiction, and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to give rise to any of the foregoing.

Section 3.21 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, no “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law enacted under of any state Laws in the United States, including NRS 78.378 through 78.3793, inclusive, and NRS 78.411 through 78.444, inclusive (collectively, “Takeover Laws”) is or will be applicable to the Company, this Agreement, the Merger, or any other transactions contemplated hereby.

Section 3.22 Dissenter’s Rights. The Board of Directors of the Company has not adopted or approved any resolution pursuant to NRS 92A.380(1)(d) or NRS 92A.390(1) that provides or will provide, and no provisions of the Company Articles provide or will provide, any dissenter’s rights, appraisal rights, or similar rights to any holder of any shares of any class or series of capital stock of the Company as a result of or in connection with this Agreement, the Merger, or the other transactions contemplated hereby.

Section 3.23 Affiliate Transactions. Except for directors’ and employment-related Material Contracts filed or incorporated by reference as an exhibit to a Company SEC Document filed by the Company prior to the date hereof and for any intercompany agreements, as of the date hereof, no executive officer or director of the Company is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months.

Section 3.24 Brokers. No broker, investment banker, financial advisor or other Person, other than Leerink Partners LLC and H.C. Wainwright & Co., LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. True and complete copies of the engagement letters between the Company and Leerink Partners LLC and H.C. Wainwright & Co., LLC have been made available to Parent prior to the date of this Agreement.

Section 3.25 Opinion of Financial Advisor. Leerink Partners LLC has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing) to the effect that, as of the date of such opinion and based upon and subject to the foregoing, including the various assumptions, qualifications and limitations on the review undertaken by Leerink Partners LLC in preparing such opinion, the Closing Amount proposed to be paid to the holders of Shares pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to such holders. Promptly after the date of this Agreement, signed, a written copy of such opinion will be made available to Parent for informational purposes only (and on a non-reliance basis).

Section 3.26 International Trade Laws.

(a) The Company and its Subsidiaries are and for the past two years have been in material compliance with International Trade Laws and have not taken any action that violates, evades or avoids, or attempts to violate International Trade Laws. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective directors, executives, employees, representatives or agents acting on behalf of the Company or its Subsidiaries, during the past five years: (i) is a Sanctioned Person; or (ii) has unlawfully conducted any business or engaged in any transaction involving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or unlawfully dealt in any property or interests in property of any Sanctioned Person.

(b) To the knowledge of the Company, during the past five years, no Action or notice has been filed or commenced against the Company or its Subsidiaries alleging any failure to comply with any International Trade Laws.

(c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “International Trade Laws” means all applicable U.S. and non-U.S. laws, statutes, rules, regulations, judgments, orders (including executive orders), decrees or restrictive measures relating to economic, financial, or trade sanctions, export control, or anti-boycott measures administered, enacted, or enforced by a relevant Sanctions Authority, as well as applicable customs laws.

(ii) “Sanctioned Jurisdiction” means a country or territory which is, or during the past five years has been, the subject or target of comprehensive U.S. sanctions (as of the date of this Agreement, Cuba, Iran,

North Korea, Syria and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).

(iii) “Sanctioned Person” means a Person (i) identified on the United States’ Specially Designated Nationals and Blocked Persons List, the United States’ Denied Persons List, Entity List or Debarred Parties List, the United Nations Security Council Sanctions List, the European Union’s List of Persons, Groups and Entities Subject to Financial Sanctions, the United Kingdom’s Consolidated List of Financial Sanctions Targets, or any other similar list maintained by any Sanctions Authority having jurisdiction over the parties to this Agreement; (ii) located, organized or resident in a Sanctioned Jurisdiction or (iii) owned, 50% or more, individually or in the aggregate by, controlled by, or acting on behalf of a Person described in clause (i) or (ii) above.

(iv) “Sanctions Authority” means the United States government, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, any Member State of the European Union and the competent national authorities thereof, the United Kingdom, the Office of Financial Sanctions Implementation of His Majesty’s Treasury, the Export Control Joint Unit of the UK Department of International Trade, and any other relevant governmental, intergovernmental or supranational body, agency or authority with jurisdiction over the parties to this Agreement.

Section 3.27 Anti-Corruption.

(a) The Company and its Subsidiaries comply, and have at all times complied, with all Anti-Corruption Laws. Without limiting the generality of the foregoing, (a) neither the Company nor any of its Subsidiaries has violated or is in violation in any material respect of the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.), or any related or similar Law, and (b) there has been no use or authorization of money or anything of value relating to any unlawful payment or secret or unrecorded fund or any false or fictitious entries made in the books and records of the Company or any of its Subsidiaries relating to the same.

(b) The Company and its Subsidiaries, and to the knowledge of the Company, any of their respective officers, directors, employees, and agents, is not the subject of any action, proceeding, litigation, claim, or, to the knowledge of the Company, investigation, nor has the Company received any notice or communication from any Governmental Entity, in each case, with regard to any actual, alleged, or suspected violation of applicable Anti-Corruption Laws.

(c) The Company maintains, and has maintained, compliance policies, procedures, and internal controls designed to promote and ensure compliance with applicable Anti-Corruption Laws.

Section 3.28 Reorganization. Subject to the terms of Section 5.21, the CVR Spin, the Holding Company Reorganization, the Asset/Liability Transfer and any related transactions will have been, prior to the Effective Time, duly and validly effected in compliance with the terms of this Agreement and, in all material respects, all applicable Laws. Each of HoldCo and HoldCo Merger Sub (as applicable) has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, instrument and document contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The consummation by each of the Company, HoldCo, HoldCo Merger Sub and RemainCo of the transactions contemplated hereby will have been at or prior to the Effective Time duly authorized by all necessary corporate or limited liability company action, as applicable, and no additional corporate or equityholder actions are required in connection therewith other than as expressly contemplated by this Agreement. Each of HoldCo and HoldCo Merger Sub was formed solely for the purpose of entering into the transactions contemplated by this Agreement and the other agreements contemplated hereby and, since the date of its formation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement and the performance of its obligations hereunder.

Section 3.29 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Except with respect to the representations and warranties contained in this Article III or in any certificate delivered in connection with this Agreement, neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of, or in connection with, the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to be so organized, existing and good standing, to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

(b) Parent has previously furnished to the Company a true and complete copy of the certificate of incorporation and bylaws of each of Parent and Merger Sub, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws in any material respect.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the filing of the Articles of Merger with the Nevada Secretary of State as required by the NRS. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms

(except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 4.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” Laws, (ii) the filings required to be made under the HSR Act, (iii) such filings as necessary to comply with the applicable requirements of the Nasdaq Stock Market LLC, (iv) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 Certain Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 4.5 Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any ruling, order, judgment, injunction or decree of any Governmental Entity.

Section 4.6 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

Section 4.7 Financing. Parent and Merger Sub currently have and will have, at the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to consummate the transactions contemplated hereby, including payment of all amounts required to be paid pursuant to Article II (including the Merger Consideration, the Perpetual Preferred Redemption, payments in respect of Company Stock Options, Company RSUs, Company PSUs, and Company Warrants), and to pay all related fees and expenses.

Section 4.8 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

Section 4.9 Ownership of Shares. Neither Parent nor Merger Sub nor any of Parent’s Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement.

Section 4.10 Brokers. No broker, investment banker, financial advisor or other Person, other than Stifel, Nicolaus & Company, Incorporated and Citigroup Global Markets, Incorporated, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.11 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

Section 4.12 Access to Information. Each of Parent and Merger Sub acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the business of the Company and its Subsidiaries with the management of the Company, (b) has had access to the books and records of the Company, the “data room” maintained by the Company for purposes of the transactions contemplated by this Agreement and such other information as it has desired or requested to review and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby, and has not relied on an representation or warranty by any Person regarding the Company and its Subsidiaries, except as expressly set forth in Article III. Without limiting the foregoing, except for the representations and warranties set forth in Article III of this Agreement or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as permitted by this Agreement, (ii) as disclosed in Section 5.1(a) of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in the ordinary course of business in all material respects, and (y) use commercially reasonable efforts to preserve substantially intact its business organizations, material assets, and existing relationships with licensees, partners, counterparties to royalty purchase agreements and other material commercial partners.

(b) Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except (i) as permitted by this Agreement, (ii) as disclosed in Section 5.1(b) of the Company Disclosure Letter, (iii) as required by applicable Law, (iv) as expressly contemplated by Section 2.1(c) with respect to the Perpetual Preferred Redemption, or (v) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall:

(i) amend or otherwise change the Company Articles, the Company Bylaws, or any similar governing instruments of the Company or, with respect to any Subsidiary of the Company, its articles of incorporation or certificate of incorporation or bylaws or its articles of organization or certificate of formation, or limited liability company agreement or operating agreement, or any similar documents or instruments that establishes the legal existence or governs the internal affairs of such Subsidiary of the Company;

(ii) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, or grant to any Person any right to acquire any shares of its capital stock, except pursuant to the exercise or settlement of Company Stock Options, Company RSUs, and Company PSUs or exercise or settlement of other awards outstanding as of the date hereof and in accordance with the terms of such instruments;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (i) regular dividends on the Perpetual Preferred Stock in accordance with the applicable certificate of designation, (ii) any dividend or other distribution of cash or other property received in connection with the settlement or other resolution of the Action set forth on Section 5.1(b)(iii) of the Company Disclosure Letter, or (iii) any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries of the Company);

(iv) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company (except in connection with the cashless exercises or similar transactions pursuant to the exercise or settlement of Company Stock Options, Company RSUs, and Company PSUs or exercise or settlement of other awards or obligations outstanding as of the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

(v) (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, having a value in excess of $1,500,000 individually or $2,500,000 in the aggregate, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; (B) sell, license, lease or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets (other than the sale of inventory and other assets, and the grant of non-exclusive licenses, in the ordinary course of business);

(vi) enter into, materially amend or modify or terminate (other than terminations without material penalty or loss of material benefit to the Company), or grant any material consent, or waive any material right under, any Material Contract, any other Contract that, if in effect as of the date hereof, would constitute a Material Contract, in each case other than in the ordinary course of business;

(vii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(viii) make, or agree or commit to make, any capital expenditures which are not in accordance with the Company’s capital expenditure budget set forth on Section 5.1(b)(viii) of the Company Disclosure Letter;

(ix) (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (B) incur any indebtedness for borrowed money or issue any debt securities or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by the Company on behalf of its Subsidiaries), in each case, in excess of $1,000,000 individually or $2,000,000 in the aggregate;

(x) except to the extent required by applicable Law (including Section 409A of the Code) or any Company Plan in effect as of the date hereof, or as contemplated by Section 5.7, (A) materially increase (or commit to increase) the compensation or benefits of any employee, independent contractor, director or officer of the Company or any Subsidiary, (B) materially amend, establish, enter into, modify, or adopt any Company Plan, (C) except as contemplated by this Agreement, accelerate the vesting or exercisability of, or the lapsing of restrictions with respect to, any stock options, other equity or equity-based compensation, or any other compensatory amount subject to vesting or forfeiture conditions, (D) pay or grant any rights to receive any severance or termination pay or any increase in severance or termination pay, (E) pay or award any bonus or bonus opportunity, retention, change in control or incentive compensation, (F) hire, engage, promote, or terminate any employee, officer, director, or independent contractor of the Company or any of its Subsidiaries, or (G) provide any funding for any rabbi trust or similar arrangement;

(xi) (A) terminate, modify, extend, or enter into any collectively bargaining agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or any Subsidiary;

(xii) implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xiii) except with respect to the Action set forth on Section 5.1(b)(xiii) of the Company Disclosure Letter, compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business that involve only the payment of money damages (A) not in excess of $1,000,000 individually or $2,500,000 in the aggregate or (B) consistent with the reserves reflected in the Company’s balance sheet at date of most recent balance sheet;

(xiv) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(xv) enter into, materially amend or modify or terminate, any leases of real property for which the remaining annual rental exceeds $500,000;

(xvi) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(xvii) sell, assign, transfer, lease, license, abandon, let lapse, cancel, dispose of, or otherwise subject to any Lien or other encumbrance any Company Intellectual Property, except for non-exclusive licenses of Company Owned IP granted by the Company or its Subsidiaries in the ordinary course of business;

(xviii) (A) make or change any material Tax election, (B) change any annual Income Tax accounting period, or (C) change any material method of Tax accounting, in each case, to the extent such action may reasonably be expected to increase materially the Taxes of the Company or any of its Subsidiaries after the Closing; or

(xix) agree to take any of the actions described in Sections 5.1(b)(i) through 5.1(xviii).

(c) Parent’s prior written consent to any action restricted by this Section 5.1 shall be deemed granted on the earlier of (i) the date of delivery of such consent to the Company by Parent and (ii) the fifth Business Day after delivery by the Company to Parent in accordance with Section 8.4 of such written request for consent unless Parent notifies the Company to the contrary prior to such date.

Section 5.2 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.3 Acquisition Proposals.

(a) Except as set forth in this Section 5.3, the Company agrees that it shall not, and shall not permit or authorize any of its Subsidiaries or any of its or their directors or officers to, and shall use its reasonable best efforts to cause the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding the Company or any of its Subsidiaries or afford access to the business, properties, assets, employees, consultants, books or records of the Company or any of its Subsidiaries to any Person that is reasonably expected to make, or has made, an Acquisition Proposal or (iii) engage or participate in any negotiations or discussions (other than to refer the inquiring Person to this Section 5.3 or to clarify terms for the purpose of the Company Board reasonably informing itself as to such Acquisition Proposal) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, an Acquisition Proposal. The Company agrees that it will promptly cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal including, but not limited to, terminating the access to any existing electronic data rooms and ceasing to contact or communicate with such Persons; provided, that nothing in this Agreement shall restrict the Company from permitting a Person to request the waiver of a “standstill” or similar obligation solely to allow such Person to make a confidential Acquisition Proposal to the Company Board (if the “standstill” or similar obligation does not permit such Person to make such an Acquisition Proposal to the Company Board) or from granting such a waiver, in each case, to the extent necessary to comply with fiduciary duties under applicable Law.

(b) Notwithstanding anything to the contrary in Section 5.3(a), at any time prior to obtaining the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a breach of Section 5.3(a) and that the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision) and (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, however, that the Company shall promptly provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to Parent but in each case referred to in the foregoing clauses (i) and (ii), only if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(c) Subject to the permitted actions contemplated by clauses (d) and (e), neither the Company Board nor any committee thereof shall (i) effect an Adverse Recommendation Change; provided, that delivery of a written notice to Parent as contemplated by paragraph (d), or public disclosure that such notice has been delivered to Parent, shall not be deemed to constitute an Adverse Recommendation Change or otherwise a violation of this clause (i), or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar Contract (other than a confidentiality agreement referred to in Section 5.3(b) entered into in compliance with Section 5.3(b)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”).

(d) Notwithstanding anything to the contrary set forth in this Section 5.3, following receipt of a bona fide written Acquisition Proposal by the Company after the date of this Agreement that did not result from a breach of this Section 5.3 and that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, the Company Board may, at any time prior to the Company Stockholders Meeting, make an Adverse Recommendation Change or terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 7.1(c)(ii), or authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:

(i) (A) the Company shall have provided to Parent five Business Days’ prior written notice, which shall state expressly (1) that it has received a written Acquisition Proposal that the Company Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, (2) the material terms and conditions of such Superior Proposal (including the consideration offered therein and the identity of the Person or group making the Superior Proposal) and shall have contemporaneously or previously provided an unredacted copy of the Alternative Acquisition Agreement and all other documents (other than immaterial documents) related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and an additional three Business Day period) and (3) that, subject to clause (ii), the Company Board has determined to make an Adverse Recommendation Change or to terminate this Agreement in accordance with Section 7.1(c)(ii) in order to enter into the Alternative Acquisition Agreement, as applicable and (B) prior to making such Adverse Recommendation Change or terminating this Agreement in accordance with Section 7.1(c)(ii), as applicable, (x) the Company and its Representatives shall have engaged in good faith with Parent (to the extent Parent wishes to engage) during such notice period to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal and (y) in determining whether to make an Adverse Recommendation Change or to effect a termination in accordance with Section 7.1(c)(ii), the Company Board shall have taken into account any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent in response to such notice; and

(ii) the Company Board shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to so terminate this Agreement in accordance with Section 7.1(c)(ii), as applicable, would still be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect unless the Company shall have paid Parent the Termination Fee in accordance with Section 7.3(b)(ii) prior to or substantially concurrently with such termination.

(e) Notwithstanding anything to the contrary set forth in this Section 5.3, upon the occurrence of any Intervening Event, the Company Board may, at any time prior to the Company Stockholders Meeting, make an Adverse Recommendation Change if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent five Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and the rationale for the Adverse Recommendation Change and (2) state expressly that, subject to clause (ii), the Company Board has determined to make an Adverse Recommendation Change and (B) prior to making such an Adverse Recommendation Change, engaged in good faith with Parent (to the extent Parent wishes to engage) during such five Business Day period to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the failure of the Company Board to make an Adverse Recommendation Change in response to the Intervening Event in accordance with clause (ii) would no longer be inconsistent with the directors’ fiduciary duties under applicable Law; and

(ii) the Company Board shall have determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event and taking into account any revised terms proposed by Parent, the failure to make an Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law.

(f) The Company promptly (and in any event within 24 hours) shall advise Parent orally and in writing of (i) any Acquisition Proposal, (ii) any request for non-public information relating to the Company or its Subsidiaries, other than requests for information not related to, and not reasonably expected to lead to, an Acquisition Proposal and (iii) any inquiry or request for discussion or negotiation, or any inquiry or request related to, or that would reasonably be expected to result in or lead to, an Acquisition Proposal, including in each case the identity of the Person making any such Acquisition Proposal, inquiry or request and the material terms of any such Acquisition Proposal, inquiry or request and copies of material communications received by the Company or any of its Representatives from such Person or its Representatives related thereto and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof and provide Parent with copies of all material communications received by the Company or any of its Representatives from such Person or its Representatives related thereto.

(g) Nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law; provided, that if any such position constitutes an Adverse Recommendation Change, the Company and the Company Board shall have first complied with clauses (d) or (e), as applicable.

(h) As used in this Agreement:

(i) “Acquisition Proposal” means any inquiry, proposal or offer from, or indication of interest in making a proposal or offer by, any Person or group of Persons other than Parent or one of its Subsidiaries relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving: (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), (B) the acquisition in any manner, directly or indirectly, of 20% or more of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger and the other transactions contemplated by this Agreement, (C) the liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole or (D) any combination of the foregoing.

(ii) “Adverse Recommendation Change” means the Company Board: (a) failing to make, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement that is filed with the SEC or mailed to the Company’s stockholders; (c) recommending an Acquisition Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for Shares within 10 Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within 10 Business Days after the date any Acquisition Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Acquisition Proposal; or (f) resolving or agreeing to take any of the foregoing actions.

(iii) “Intervening Event” means, with respect to the Company or its Subsidiaries, a material event occurring or arising after the date hereof that (i) was not known to, or reasonably foreseeable by, the Company Board prior to the execution of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the Company Stockholders Meeting and (ii) does not relate to (A) an Acquisition Proposal or the receipt, existence, or terms of an Acquisition Proposal or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof, (B) changes in the market price or trading volume of the Shares or any other securities of the Company, or the fact that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period, in each case in and of itself, (C) changes to GAAP or applicable Law, (D) any effect, circumstance or development relating to Parent or Merger Sub or any of their respective affiliates, (E) results from a breach of this Agreement by the Company or (F) actions taken pursuant to this Agreement.

(iv) “Superior Proposal” means any bona fide written Acquisition Proposal on terms which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be (A) more favorable from a financial point of view to the holders of Shares than the Merger and the other transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal (including the legal, financial, financing, regulatory and other aspects of the proposal or offer, the Person making the proposal or offer, termination or break-up fees, expense reimbursement provisions, transaction consideration, conditionality, timing, certainty of regulatory approvals and likelihood of consummation), and this Agreement (and, if applicable, any changes to the terms of this Agreement proposed by Parent pursuant to Section 5.3) and (B) reasonably capable of being completed on the terms proposed, in each case taking into account all financial, regulatory, financing, timing, conditionality, legal and other aspects of such proposal or offer,; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

(i) The Company agrees that any breach of this Section 5.3 by any of its Representatives (acting as such) shall be deemed to be a breach of this Agreement by the Company.

Section 5.4 Preparation of Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, and in any event within 20 Business Days following the date of this Agreement (unless otherwise mutually agreed in writing by Parent and the Company), the Company shall, with the assistance of Parent, prepare the Proxy Statement and file the Proxy Statement with the SEC; provided, that if a CVR Structure Notice has been delivered pursuant to Section 5.21 and, as of the expiration of such 20 Business Day period, (i) the Negotiation Period has not yet expired or (ii) a dispute has been submitted in accordance with the terms of Section 5.21 and such determination remains pending, then the deadline for filing the Proxy Statement shall be automatically extended to the date that is 10 Business Days following the earliest of (A) the mutual agreement of the parties on a modification to the CVR Spin pursuant to Section 5.21, (B) the expiration of the Negotiation Period without agreement (at which point the Alternative CVR Structure shall be implemented pursuant to Section 5.21) and (C) the delivery of the arbitrator’s determination pursuant to Section 5.21, in each case so that the Proxy Statement, as filed, reflects the definitive structure of the merger consideration (including, if applicable, the Alternative CVR Structure and any conforming amendments to this Agreement). Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall as soon as reasonably practicable notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information. Prior to filing the Proxy Statement (or any amendment or supplement thereto) or responding to any SEC comments thereon, the Company shall provide Parent and its counsel a reasonable opportunity to review and comment on such documents and responses and shall consider in good faith any comments proposed by Parent. The Company shall use its reasonable best efforts to ensure that the Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act and other applicable Law.

(b) The Company will cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable, and in no event more than three (3) Business Days (unless otherwise mutually agreed in writing by Parent and the Company), after the later of (x) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or (y) the date on which the Company learns the SEC staff has no further comments on the Proxy Statement. Unless an Adverse Recommendation Change has been made in accordance with Section 5.3, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval.

(c) If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing (or correcting) such information shall be prepared and, following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(d) As promptly as practicable, and in no event more than thirty-five (35) days after the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or the date on which the Company learns the SEC has no further comments on the Proxy Statement (unless otherwise mutually agreed in writing by Parent and the Company), the Company, acting through the Company Board, shall (in accordance with applicable Law, the rules of the Nasdaq and the Company’s organizational documents) establish a record date for, duly call, give notice of, convene (on a date which shall be selected in reasonable consultation with Parent) and hold a meeting of the stockholders of the Company (the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval and the Company shall submit such proposal to obtain the Company Stockholder Approval to the stockholders of the Company at the Company Stockholders’ Meeting and shall not, without the prior written consent of Parent, submit any other proposals to the stockholders of the Company in connection with the Company Stockholders’ Meeting (other than an advisory vote regarding merger-related compensation and a customary proposal regarding the adjournment of the Company Stockholders’ Meeting). The record date for the Company Stockholders’ Meeting shall be selected after reasonable consultation with Parent.

(e) The Company (i) shall postpone or adjourn the Company Stockholders’ Meeting at Parent’s request in one or more successive adjournments to a date as determined by the Company (provided that no such adjournment or postponement, individually or in the aggregate, shall be to a date that is more than thirty (30) days after the date on which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)) (x) if a quorum has not been established or (y) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval and (ii) may postpone or adjourn the Company Stockholders’ Meeting in one or more successive adjournments to a date as determined by the Company (provided that no such adjournment or postponement, individually or in the aggregate, shall be to a date that is more than thirty (30) days after the date on which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)) (w) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (x) if a quorum has not been established, (y) after consultation with Parent, to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of the Company prior to the Company Stockholders’ Meeting, or (z) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval. Notwithstanding the foregoing, the Company shall postpone or adjourn the Company Stockholders’ Meeting if and to the extent required by applicable Law.

(f) The Company shall provide Parent with reasonably detailed periodic updates concerning proxy solicitation and voting results upon Parent’s request.

(g) Notwithstanding anything in this Section 5.4 to the contrary, if mutually agreed in writing by Parent and the Company and deemed appropriate by the parties in light of the Holding Company Reorganization, the Company shall, in lieu of (or in combination with) the Proxy Statement, prepare and file with the SEC a registration statement on Form S-4 (or such other applicable form) under the Securities Act with respect to the issuance of shares of HoldCo common stock and HoldCo preferred stock in connection with the Holding Company Reorganization, which registration statement shall contain a prospectus and a proxy statement of the Company relating to the Company Stockholders Meeting (such registration statement, as it may be amended or supplemented from time to time, the “Form S-4”). In the event the parties elect to file a Form S-4 pursuant to this paragraph: (i) all references in this Agreement to the “Proxy Statement” shall be deemed to refer to the proxy statement/prospectus included in the Form S-4 (and all obligations, rights and procedures set forth in this Agreement with respect to the Proxy Statement, including under this Section 5.4, Section 5.3 and Section 5.21, shall apply mutatis mutandis to the Form S-4 and the proxy statement/prospectus contained therein); (ii) the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable and to keep the Form S-4 effective through the date of the Company Stockholders Meeting; (iii) the Company shall as promptly as practicable notify Parent of the receipt of any comments from the SEC with respect to the Form S-4 and any request by the SEC for any amendment to the Form S-4 or for additional information, and prior to filing the Form S-4 (or any amendment or supplement thereto) or responding to any SEC comments thereon, the Company shall provide Parent and its counsel a reasonable opportunity to review and comment on such documents and responses and shall consider in good faith any comments proposed by Parent; (iv) Parent and Merger Sub shall furnish to the Company all information relating to Parent, Merger

Sub and HoldCo required by the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Form S-4; and (v) the deadline for the Company to cause the definitive proxy statement/prospectus to be mailed to the stockholders of the Company shall be as promptly as practicable, and in no event more than three Business Days (unless otherwise mutually agreed in writing by Parent and the Company), after the date on which the Form S-4 is declared effective under the Securities Act.

Section 5.5 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall cause its Subsidiaries, officers, directors and representative to, afford to Parent and its representatives reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, properties, offices, other facilities and books and records, and shall furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing; provided, that neither the Company nor any of its Subsidiaries shall be required to prepare, produce, compile or furnish any such data or information that is not already being prepared, produced or compiled by the Company or such Subsidiary, as the case may be, in the ordinary course of business, and any such data or information may be delivered in the form in which it is ordinarily maintained. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third-party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company or (iii) otherwise violate any applicable Law (provided, that, with respect to information that may be the subject of clauses (i) through (iii), the Company and its Subsidiaries shall cooperate in good faith with Parent and its representatives to disclose the subject information in an alternative manner not prohibited by clauses (i) through (iii)).

(b) Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Mutual Confidentiality Agreement, dated as of February 5, 2024 between Parent and a Subsidiary of the Company (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

Section 5.6 Regulatory Approvals; Consents.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law (including under any Antitrust Law) to consummate the transactions contemplated by this Agreement at the earliest practicable date, including: (i) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act or any other Antitrust Law; (ii) using reasonable best efforts to defend all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the Merger; and (iii) using reasonable best efforts to resolve any objection asserted with respect to the transactions contemplated under this Agreement under any Antitrust Law raised by any Governmental Entity and to prevent the entry of, and to have vacated, lifted, reversed or overturned, any ruling, order, judgment, injunction or decree (whether temporary, preliminary or permanent) or other action of any Governmental Entity that would restrain, delay, prevent, or prohibit the consummation of the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of the provisions of Section 5.6(a), each of the parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event by no later than ten Business Days from the date of this Agreement an appropriate filing of a Notification and Report Form pursuant to the HSR Act. Parent shall not withdraw any such filing pursuant to the HSR Act without the Company’s prior written consent. Parent shall pay all filing fees and other charges for the filings required under the HSR Act by the Company and Parent.

(c) If a party receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or the transactions contemplated hereby, including but not limited to a Second Request for Information under the HSR Act, then such party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response which is, at a minimum, in substantial compliance with such request.

(d) The parties shall keep each other apprised of status with respect to the matters set forth in this Section 5.6 and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity, including:

(i) cooperating with each other in connection with filings required to be made by any party under any Antitrust Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities. In particular, to the extent permitted by Law or Governmental Entity, no party will make any notification in relation to the transactions contemplated hereunder without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider and take account of all reasonable comments timely made by the other party in this respect;

(ii) furnishing to the other party all information within its possession that is required for any application or other regulatory filing to be made by the other party pursuant to the applicable Law in connection with the transactions contemplated by this Agreement;

(iii) promptly notifying each other of any communications from or with any Governmental Entity with respect to the matters set forth in this Section 5.6 and ensuring to the extent permitted by Law or Governmental Entity that each of the parties is entitled to attend any meetings with or other appearances before any Governmental Entity with respect thereto;

(iv) consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Antitrust Laws; and

(v) without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

(e) In addition, Parent shall take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all Antitrust Laws to consummate the transactions contemplated by this Agreement at the earliest practicable date, including using its reasonable best efforts to obtain the expiration of all waiting periods and obtain all other approvals and any other consents required to be obtained in order for the parties to consummate the transactions contemplated by this Agreement.

(f) Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a party will be provided to the other party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other party.

(g) For the avoidance of doubt, in the event either party receives a letter from any Governmental Entity stating that although the waiting period under the HSR Act applicable to the transactions contemplated by this Agreement will soon expire, the Governmental Entity has not yet completed any purported investigation of the proposed transaction (a “Pre-Consummation Warning Letter”), the parties agree that the receipt by either or both of them of a Pre-Consummation Warning Letter or other verbal or written communications from the Governmental Entity to the same effect shall not be a basis for asserting that any condition to closing under Article VI hereof has not been satisfied.

(h) Except as specifically required by this Agreement, Parent and the Company shall not, and Parent shall cause its Affiliates not to, knowingly take any action, or knowingly refrain from taking any action, the effect of which would be to materially delay or impede the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent shall not, and shall cause its Affiliates not to, acquire or agree to acquire (by merger, consolidation, purchase of equity interests or assets, joint venture or otherwise) any Person or any business, division or portion thereof, if such acquisition or agreement would reasonably be expected to (i) impose any material delay in the obtaining of, or increase the risk of not obtaining, any consent, approval, authorization, qualification or order from a Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering any ruling, order, judgment, injunction or decree (whether temporary, preliminary or permanent) that would restrain, delay, prevent, or prohibit the consummation of the transactions contemplated by this Agreement or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

(i) For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

Section 5.7 Employment and Employee Benefits Matters; Other Plans.

(a) Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each, a “Company Employee”) may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary thereof, to maintain the severance-related provisions of existing Company Plans listed on Section 3.11(a) of the Company Disclosure Letter and to provide 100% of the severance payments and benefits required to be provided thereunder to any Company Employee terminated in a severance-eligible circumstance (per the terms of such Company Plan) during such 12-month period. For the avoidance of doubt, no severance benefits will be payable to any Company Employee whose employment termination does not qualify for severance benefits under the applicable Company Plan.

(b) Without limiting any additional rights that any Company Employee may have under any Company Plan, except as otherwise agreed in writing between Parent or its Subsidiary and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary thereof (or if earlier, such Company Employee’s termination of employment), to maintain for each Company Employee (i) a base salary level that is no less favorable than the base salary provided to such Company Employee immediately prior to the Effective Time, and (ii) employee benefits that, in the aggregate, are substantially comparable to the employee benefits maintained for and provided to similarly situated employees of Parent (excluding retention or change in control benefits and benefits pursuant to any plan or program of Parent and its Subsidiaries that is frozen to new entrants or new accruals). Parent may, in its discretion, during the period between the date hereof and the Closing, seek to negotiate other terms and conditions of employment with one or more Company Employees, and the Company agrees to make any such Company Employees available to Parent upon reasonable notice and at reasonable times to engage in such negotiations.

(c) As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, use commercially reasonable efforts to give each Company Employee full credit for purposes of eligibility, benefit vesting and benefit accruals (but not, for the avoidance of doubt, for purposes of vesting of equity awards or benefit accruals under any defined benefit pension plans), under any employee compensation, incentive, and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employee’s service with the Company, its Subsidiaries and their predecessor entities (each, a “Parent Plan”) to the same extent recognized by the Company immediately prior to the Effective Time under the corresponding Company Plan. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time.

(d) From and after the Effective Time, except as otherwise agreed in writing between Parent and a Company Employee or as otherwise provided in this Agreement, Parent will honor, and will cause its Subsidiaries to honor, in accordance with its terms, (i) each existing and enforceable employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any of its Subsidiaries and any officer, director or employee of that company, (ii) all obligations in effect as of the Effective Time under any equity-based, bonus or bonus deferral plans, programs or agreements of the Company or its Subsidiaries and (iii) all obligations in effect as of the Effective Time pursuant to outstanding restoration or equity-based plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of the Company or its Subsidiaries.

(e) If, at least ten Business Days prior to the Closing, Parent provides notice to the Company directing the Company to terminate any Company Plan(s), the Company will take all necessary corporate actions to terminate such Company Plan(s), effective no later than the Closing Date (or in the case of any defined contribution or tax-qualified Company Plan, no later than the day immediately prior to the Closing Date), and will provide Parent with evidence that such Company Plan(s) have been terminated no later than the Closing Date or the day immediately prior to the Closing Date, as applicable. The Company will provide Parent with a reasonable opportunity to review and comment, in advance of any such adoption or corporate action, on any such resolutions or corporation actions, and the Company agrees to implement any reasonable Parent comments on such resolutions or corporate actions.

(f) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall (i) be treated as an amendment to any Company Plan, (ii) obligate Parent or the Surviving Corporation to maintain any particular benefit plan or arrangement, (iii) prevent Parent or the Surviving Corporation from amending or terminating any benefit plan or arrangement or (iii) prevent Parent or the Surviving Corporation from terminating the employment of any Company Employee. Nothing herein is intended to provide any Company Employee any third party beneficiary rights under this Agreement.

Section 5.8 Financing Cooperation.

(a) Prior to the Closing, the Company shall use commercially reasonable efforts, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause each of its and their respective Representatives to use commercially reasonable efforts, at Parent’s sole cost and expense, provide to Parent and its Subsidiaries all cooperation reasonably requested by Parent that is necessary in connection with the arrangement and consummation of Debt Financing to the extent not unreasonably interfering with the business of the Company or any of its Subsidiaries, which cooperation may include (i) upon reasonable advance notice and during normal business hours of the Company, causing the appropriate senior officers of the Company to participate in a reasonable number of lender meetings, lender presentations and due diligence sessions and sessions with rating agencies at locations and times to be mutually agreed (which meetings, presentations and sessions may be conducted by teleconference or virtual meeting platforms); (ii) providing reasonable assistance with the preparation of customary materials for rating agency presentations, customary bank information memoranda prospectuses or offering memoranda and similar documents as such materials pertain to the business or assets of the Company that are customarily required in connection with obtaining the Debt Financing; (iii) furnishing Parent at least two Business Days prior to the Closing Date with such documentation and other information reasonably requested by Parent at least ten Business Days prior to the Closing Date to the extent required by governmental authorities under applicable “know your customer” and anti-money laundering rules and regulations as a condition to the Debt Financing; (iv) providing such pertinent and customary financial and operating information regarding the Company as may be reasonably requested by Parent in connection with the Debt Financing; and (v) providing customary authorization and representation letters to the Debt Financing Sources with respect to marketing materials from a senior officer of the Company; provided that (I) the Company shall only be obligated to deliver financial or operating information under this Section 5.8 to the extent such information may be obtained from the books and records of the Company and (II) the Company shall not be obligated to furnish any Excluded Information.

(b) Notwithstanding anything to the contrary in the foregoing, nothing in this Section 5.8 shall (i) require the Company to waive or amend any terms of this Agreement or require the Company or any of its Affiliates or its or their representatives (each, a “Company Party”) to incur any liability (other than liabilities that are reimbursable or indemnified hereunder) prior to the Effective Time, (ii) require any Company Party to agree to make any payment (including any commitment or other fee or any expense reimbursement) in connection with the Debt Financing, except those that will be made only after the Closing in the case of the Company and its Subsidiaries, (iii) unreasonably interfere with the ongoing business or operations of any Company Party, (iv) require any Company Party to take any action that could or could reasonably be expected to (1) jeopardize any attorney-client or other applicable legal privilege or protection, as determined by the applicable Company Party in good faith, (2) violate its respective certificates of incorporation or bylaws (or comparable documents), (3) violate any applicable Law in any material respect, or (4) be in conflict with the terms of this Agreement, (v) require any Company Party to enter into or approve any Debt Financing Agreement or other definitive agreement or document related to the Debt Financing, other than any customary authorization letter or any “know-your-customer” information, prior to the Effective Time, (vi) result in any significant interference with the prompt and timely discharge of the duties of any director, manager, officer, general or limited partner, employee, counsel, financial advisor, auditor, agent or other authorized representative of any Company Party, (vii) result in any Company Party incurring any personal liability with respect to any matters relating to the Debt Financing, and (viii) require any Company Party to prepare or deliver (1) any pro forma financial projections or other prospective information or any information regarding any post-Closing or pro forma cost savings, synergies or other pro forma adjustments; (2) any description of all or any portion of the Debt Financing or other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the Debt Financing; (4) “segment” financial information; or (5) other information required by Rules 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information with respect to a business to be acquired required by Item 402 of Regulation S-K under the Securities Act (collectively, the “Excluded Information”).

(c) Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries and their Representatives in connection with such cooperation at the request of Parent (other than, in each case, any costs incurred in connection with the preparation, review and audit of historical financial information and the XRL-1 Payoff Letter and any other payoff letters). Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Affiliates and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Financing, except if such liabilities or other losses are the result of the fraud, gross negligence or willful misconduct of the Company Parties. The Company hereby consents to the use of its logos in connection with the Debt Financing in an ordinary and customary manner; provided, however, that logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective Intellectual Property rights.

(d) All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, Merger Sub or any of their respective Representatives pursuant to this Section 5.8 shall be kept confidential in accordance with the Confidentiality Agreement, it being understood and agreed that disclosure to the Debt Financing Sources shall be permitted.

(e) Notwithstanding anything to the contrary herein, Parent and Merger Sub each expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of any Debt Financing is in any manner a condition to the Closing or the obligations of each Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

Section 5.9 XRL-1 Credit Agreement Payoff. The Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause XRL-1 and each of its and XRL-1’s respective Representatives to, to cause the agent under the XRL-1 Credit Agreement to deliver to XRL-1 (in which case, the Company shall cause XRL-1 to provide to Parent) (a) at least three Business Days prior to the Closing Date, a draft payoff letter and, if applicable, draft release documentation and (b) on or prior to the Closing Date, an executed payoff letter in a customary form reasonably satisfactory to Parent and executed related release documentation, in each case, with respect to the XRL-1 Credit Agreement (the “XRL-1 Payoff Letter”). The XRL-1 Payoff Letter shall (a) indicate the XRL-1 Credit Agreement Payoff Amount and state that, upon receipt of the XRL-1 Credit Agreement Payoff Amount, the XRL-1 Credit Agreement and all related loan documents shall be automatically and irrevocably terminated (subject to customary reinstatement language, customary exceptions for contingent obligations thereunder that are not yet due and payable, and subject to the survival of provisions which by their express terms survive any such termination) and (b) provide that all Liens and all guarantees in connection with the XRL-1 Credit Agreement relating to the assets and properties of XRL-1, the Company or any of the Company’s other Subsidiaries securing such obligations shall be automatically and irrevocably released and terminated upon the payment of the XRL-1 Credit Agreement Payoff Amount. Parent shall cause the Surviving Corporation to have sufficient funds available to pay the XRL-1 Payoff Letter to the extent not paid prior to the Effective Time.

Section 5.10 Takeover Laws. If any Takeover Law is or becomes, or is purported to be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective Board of Directors shall take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.11 Notification of Certain Matters.

(a) The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation or Parent, (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to clause (c) shall not constitute a failure of a condition to the Merger set forth in Article VI except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure. The parties agree and acknowledge that, except with respect to clause (c) of the first sentence of this Section 5.11, the Company’s compliance or failure of compliance with this Section 5.11 shall not be taken into account for purposes of determining whether the condition referred to in Section 6.3(b) shall have been satisfied.

(b) Promptly following the execution of this Agreement, the Company shall provide written notice (in form and substance reasonably satisfactory to Parent) with respect to the transactions contemplated hereby to the holders of Series X Preferred Shares; provided, that such notice is ministerial in nature and the delivery or non-delivery of such notice shall not constitute a condition to the conversion of the Series X Preferred Shares pursuant to Section 2.1(b) or to the automatic Cashless Exercise of any In the Money Company Warrant pursuant to Section 2.1(c).

(c) Prior to the Effective Time, the Company shall promptly provide notice (in form and substance reasonably satisfactory to Parent) with respect to the transactions contemplated hereby to the holders of the Company Warrants in accordance with the Company Warrants; provided that such notice is ministerial in nature and the delivery or non-delivery of such notice shall not constitute a condition to the automatic Cashless Exercise of any In the Money Company Warrant pursuant to Section 2.1(c) or the automatic expiration and cancellation of any Out of the Money Company Warrant pursuant to Section 2.1(d).

Section 5.12 Directors’ and Officers’ Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any employee may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company and its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Articles and Company Bylaws as at the date hereof. In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the fullest extent permitted under applicable Law and the Company Articles and Company Bylaws as of the date hereof within 20 days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by NRS or the Company Articles or Company Bylaws, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents (such consent not to be unreasonably withheld), and (C) the Surviving Corporation shall cooperate in the defense of any such matter; provided, further, that the provision of such undertaking shall be the sole condition to the obligation of Parent and the Surviving Corporation to advance expenses pursuant to this Section 5.12(a), and neither Parent nor the Surviving Corporation shall impose any additional conditions or requirements on any Indemnified Party as a prerequisite to the advancement of expenses.

(b) The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company Articles and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c) For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided further, that if the Surviving Corporation purchases a “tail policy” and the coverage thereunder costs more than 300% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 300% of such last annual premium. At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. If such tail prepaid policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, that without the approval of Parent, the maximum amount that the Company may spend to purchases a “tail policy” is 300% of such last annual premium.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.12 shall continue in effect until the final disposition of such Action.

(e) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.12 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives (and may not be amended without their prior written consent).

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.12.

Section 5.13 Nasdaq Delisting. To the extent requested by Parent, prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Shares under the Exchange Act at the Effective Time.

Section 5.14 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.15 Directors. Prior to the Effective Time, the Company shall cause each member of the Company Board to execute and deliver a letter effectuating his or her resignation as a director of the Company Board effective immediately prior to the Effective Time.

Section 5.16 Public Announcements. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby that is inconsistent with initial press release or other release, statement, announcement or other disclosure made in accordance herewith shall be issued by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except (i) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, the rules or regulations of any applicable United States securities exchange, or any Governmental Entity to which the relevant party is subject (in which case the party making such disclosure shall use its reasonable best efforts to provide the other party with an opportunity to review and comment on such disclosure) or (ii) with respect to any Acquisition Proposal made after the date hereof by a Person other than Parent or any of its Subsidiaries as permitted by Section 5.3.

Section 5.17 Stockholder Litigation. The Company shall promptly advise Parent in writing after becoming aware of any legal action or proceeding commenced, or to the Company’s knowledge, threatened, against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby and shall keep Parent reasonably informed regarding any such legal action or proceeding. The Company shall: (a) give Parent the opportunity to participate in the defense and settlement of any such stockholder litigation (at Parent’s cost), (b) keep Parent reasonably apprised on a prompt basis of the status and proposed strategy of any such stockholder litigation and consider in good faith, acting reasonably, Parent’s advice with respect to the defense of any such litigation, and (c) not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

Section 5.18 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

Section 5.19 Conversion of Series X Preferred Shares. The Company shall cooperate with the holders of the Series X Preferred Shares and take all actions reasonably necessary to cause the outstanding Series X Preferred Shares to be converted into Shares as promptly as practicable following the date of this Agreement (and in any event at least three (3) Business Days prior to the record date for the Company Stockholders’ Meeting) in accordance with the Series X Certificate of Designation, subject to the Beneficial Ownership Limitation (as defined in the Series X Certificate of Designation), such that, to the extent permitted by such Beneficial Ownership Limitation, the Shares issuable upon such conversion will be outstanding and entitled to vote at the Company Stockholders’ Meeting.

Section 5.20 Addition of HoldCo as Party. Subject to the terms of Section 5.21, the parties shall, as promptly as practicable following the date hereof, amend this Agreement to add HoldCo as a party hereto and take such other actions as are reasonably necessary to give effect to the Holding Company Reorganization, and the parties shall execute such further amendments or ancillary documents as are reasonably necessary to implement the foregoing.

Section 5.21 CVR Spin; Alternative Structure.

(a) During the period commencing on the date of this Agreement and ending on the date that is 20 days following the date of this Agreement (the “Review Period”), Parent and its Representatives shall have the right to review the structure, tax, economic and legal consequences of the Holding Company Reorganization and the CVR Spin.

(b) The Company shall promptly (and in any event sufficiently in advance to permit meaningful review) provide Parent and its Representatives with all reasonably requested information relating to the CVR Spin, the Holding Company Reorganization, the Asset/Liability Transfer and any related transactions, and shall provide to Parent drafts of all documents to be implemented in connection therewith, and shall consider in good faith any comments or proposed revisions provided by Parent and its Representatives in connection therewith, and shall incorporate such comments or revisions. The Company shall not take any action to implement or consummate any of the CVR Spin, the Holding Company Reorganization, the Asset/Liability Transfer or any related transaction unless and until Parent has provided its prior written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall keep Parent and its Representatives reasonably informed regarding the status and material developments of such transactions.

(c) If Parent determines in good faith during the Review Period that the Holding Company Reorganization and/or CVR Spin would reasonably be expected to result in a material and adverse Tax, business, economic or legal consequence to Parent or HoldCo, or their respective Subsidiaries, relative to the Alternative CVR Structure (a “CVR Structure Issue”), except as set forth in Section 5.21(c) of the Company Disclosure Letter, Parent shall deliver written notice to the Company specifying in reasonable detail the nature of the CVR Structure Issue (a “CVR Structure Notice”).

(d) Upon delivery of a CVR Structure Notice, the parties shall negotiate in good faith for a period of up to 15 days following delivery of such notice (the “Negotiation Period”) to agree upon modifications to the CVR Spin that would resolve any CVR Structure Issue while preserving, in all material respects, the economic benefits intended to be provided to holders of Company capital stock pursuant to the CVR Spin and the Trust Proceeds Payment. If the parties are unable to agree upon a mutually acceptable modification to the CVR Spin during the Negotiation Period, as promptly as practicable after the expiration thereof (but in no event later than three days thereafter) the parties shall amend this Agreement to replace the CVR Spin with the following alternative structure (the “Alternative CVR Structure”): in lieu of the CVR Spin, at the Effective Time, Parent shall cause the Surviving Corporation to issue to each holder (as of record immediately before the Effective Time) of HoldCo Common Stock and HoldCo Preferred Stock (on an as-converted-to-common basis), as additional merger consideration, a contingent value right (each, a “Parent CVR”) pursuant to a contingent value rights agreement between Parent (or the Surviving Corporation) and a rights agent reasonably acceptable to the parties (the “Alternative CVR Agreement”), which Parent CVRs shall entitle the holders thereof to receive, in the aggregate, 75% of the Net Litigation Proceeds (as defined below), on substantially the same economic terms as would have applied under the CVR Agreement and CVR Trust Agreement. Parent and the Company shall negotiate the Alternative CVR Agreement in good faith, and such agreement shall be in form and substance reasonably acceptable to both parties; provided, that the Alternative CVR Agreement shall in all events provide that:

(i) “Net Litigation Proceeds” means the gross proceeds received by the Company or any of its Affiliates (including, following the Effective Time, Parent and its Affiliates) from the resolution (whether by settlement, judgment or otherwise) of the Janssen Litigation, less (A) all out-of-pocket costs and expenses (including attorneys’ fees) incurred in connection with the prosecution, defense or resolution of the Janssen Litigation after the Closing Date and (B) the then-applicable highest marginal federal and state tax rate applicable to Parent with respect to such proceeds;

(ii) Parent shall cause the Company to (A) prosecute the Janssen Litigation in good faith and in a commercially reasonable manner under the direction of a litigation committee comprising three members, two of whom shall be appointed prior to the Effective Time by the Company and one of who shall be appointed by

Parent (the “Committee”), and (B) not settle, compromise or abandon the Janssen Litigation without the prior written consent of the Committee;

(iii) Parent shall have consent rights over certain limited actions of the Committee materially and adversely affecting Parent, which such consent rights shall be mutually agreed upon in good faith among Parent and the Company;

(iv) the Parent CVRs shall not be transferable except by operation of law, death or dissolution;

(v) Parent shall cause to be distributed to the holders of Parent CVRs their pro rata share of 75% of any Net Litigation Proceeds within 30 days following receipt thereof and Parent shall use its best efforts to obtain any consent required in order to timely make such distribution; and

(vi) the Parent CVRs shall terminate on the date that is the latest of (A) the date that is 180 days following the final, non-appealable resolution of the Janssen Litigation, (B) the date on which all Net Litigation Proceeds payable to holders of Parent CVRs have been distributed in full and (C) the sixth anniversary of the Closing Date; provided, that if, as of the sixth anniversary of the Closing Date, the Janssen Litigation remains pending or any Net Litigation Proceeds remain undistributed, the term shall be automatically extended until the later of clauses (A) and (B) is satisfied; provided, further, that the Parent CVRs may be terminated at any time upon the mutual written agreement of Parent and the Acting Holder (as defined in the CVR Agreement).

For the avoidance of doubt, (1) neither the existence of a CVR Structure Issue nor the exercise by Parent of its rights under this Section shall constitute a failure of any condition to Closing or give rise to any right of termination under this Agreement, (2) the Company’s obligation to consummate the Merger shall not be conditioned upon the CVR Spin being effected if the Alternative CVR Structure is implemented in accordance with this Section and (3) if the Alternative CVR Structure is implemented, (A) the Holding Company Reorganization and the CVR Spin shall not be effected, (B) all references in this Agreement to “HoldCo” as the entity to be acquired in the Merger shall be deemed to refer to the Company, (C) the Merger shall be effected directly with the Company (with Merger Sub merging with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent) and (D) the parties shall make such conforming amendments to this Agreement (including to the conditions to Closing, representations and warranties, and the form of merger consideration) as are reasonably necessary to give effect to the foregoing, in each case, in form and substance reasonably acceptable to both parties and upon the timing requirements set forth in the foregoing clause (c).

(e) If, following delivery of a CVR Structure Notice, the Company disputes in good faith that the matter identified therein constitutes a CVR Structure Issue, either party may, within five Business Days, by written notice to the other, submit the dispute (the “Dispute”) to expedited arbitration under the procedures set forth in Section 5.21(e) of the Company Disclosure Letter; such arbitration shall be conducted on an expedited basis and concluded within 30 days, and the arbitrator’s determination of whether the approval was unreasonably withheld, conditioned or delayed (or whether the approval is deemed to have been given) shall be final and binding on the parties.

Section 5.22 RemainCo Indemnification. From and after the Effective Time, RemainCo shall indemnify and hold harmless Parent and its Affiliates and their respective directors, officers and employees (collectively, the “Parent Indemnified Parties”) from and against any and all losses, damages, liabilities, claims, demands, actions, judgments, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to any third-party claim to the extent relating to (A) any of the assets, liabilities, operations or businesses of RemainCo (including the RemainCo Business Assets and RemainCo Assumed Liabilities), whether arising before or after the Effective Time, or (B) any failure of the Asset/Liability Transfer or RemainCo Conversion to effectively transfer or vest any liability in RemainCo as contemplated by this Agreement. Such indemnification shall be in addition to (and not in limitation of) any other rights or remedies available to the Parent Indemnified Parties and shall survive the Closing indefinitely.

Section 5.23 Post-Closing Transfer of Misallocated Assets and Liabilities. If any portion of the RemainCo Business is transferred or otherwise conveyed to HoldCo or its Affiliates in connection with the Holding Company Reorganization, RemainCo and Parent shall, or shall cause their respective Affiliates (including, for the avoidance of doubt, with respect to RemainCo, the CVR Trust) to, execute and deliver any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as RemainCo may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such RemainCo Business Assets or RemainCo Business Liabilities to RemainCo or an Affiliate thereof. If any portion of the HoldCo Business is inadvertently retained by RemainCo or its Affiliates in connection with the Holding Company Reorganization, RemainCo and Parent shall, or shall cause their respective Affiliates (including, for the avoidance of doubt, with respect to RemainCo, the Trust) to, execute and deliver any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as Parent may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such HoldCo Business Assets or HoldCo Business Liabilities to HoldCo or an Affiliate thereof. RemainCo shall bear all reasonable out-of-pocket costs and expenses incurred by Parent, HoldCo, the Surviving Company or any of their respective Affiliates in connection with the obligations set forth herein.

Section 5.24 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No ruling, order, judgment, injunction or decree ruling, order, judgment, injunction or decree (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction nor any other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, enjoins, restrains, prevents or prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(c) HSR Act; Antitrust. Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement, as well as any agreement not to close embodied in a “timing agreement” between the parties and a Governmental Entity, shall have expired or been terminated.

(d) Holding Company Reorganization; CVR Spin. The Holding Company Reorganization and the CVR Spin shall each have been duly completed in accordance with this Agreement and any related transaction documents.

Section 6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Parent Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

Section 6.3 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.1 (Organization), Section 3.3 (Authority), Section 3.21 (State Takeover Statutes), and Section 3.24 (Brokers) shall be true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case only as if made as of such earlier date), (ii) set forth in Section 3.2 (Capital Stock) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case only as if made as of such earlier date), and (iii) otherwise set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case only as if made as of such earlier date), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change, occurrence or effect that, individually or in the aggregate, together with all other events, changes, occurrences or effects, has had a Material Adverse Effect that is continuing.

(d) Officer’s Certificate. Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Sections 6.3(a), 6.3(b) and 6.3(c).

Section 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before 11:59 p.m. Eastern Time on January 26, 2027 (the “Termination Date”); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued any ruling, order, judgment, injunction or decree or taken any other action that enjoins, restrains, prevents, or prohibits the consummation of any of the transactions contemplated by this Agreement and such ruling, order, judgment, injunction, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such ruling, order, judgment, injunction, decree or other action in accordance with Section 5.6; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach of failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.2 and (B) cannot be cured by the Termination Date or, if capable of being cured, has not been cured by the earlier of two Business Days prior to the Termination Date or the date that is 30 calendar days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Company; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) if, (A) the Company Board authorizes the Company, to the extent permitted by and subject to complying with the terms of Section 5.3, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (B) concurrently with the termination of this Agreement, the Company, subject to complying with the terms of Section 5.4, enters into an Alternative Acquisition Agreement providing for a Superior Proposal and (C) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.3(b);

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach of failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.3 and (B) cannot be cured by the Termination Date or, if capable of being cured, has not been cured by the earlier of two Business Days prior to the Termination Date or the date that is 30 calendar days following delivery of written notice of such breach or failure to perform and (C) has not been waived by Parent; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) the Company Board shall have effected an Adverse Recommendation Change.

The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party.

Section 7.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 3.24 and 4.10 (Brokers), Section 5.16 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.4 (Notices), Section 8.7 (Entire Agreement), Section 8.8 (Parties in Interest), Section 8.9 (Governing Law), Section 8.10 (Submission to Jurisdiction), Section 8.11 (Assignment; Successors), Section 8.12 (Specific Performance), Section 8.14 (Severability), Section 8.15 (Waiver of Jury Trial) and Section 8.18 (No Presumption Against Drafting Party) of this Agreement shall survive the termination hereof. Notwithstanding the foregoing, none of Parent, Merger Sub or the Company shall be released from any liabilities or damages arising out of any Willful Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and (A) at any time after the date of this Agreement and prior to the termination under Section 7.1(b)(i) or the taking of a vote to approve this Agreement at the Company Stockholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 7.1(b)(iii)), an Acquisition Proposal shall have been communicated to the senior management of the Company or the Company Board or shall have been publicly disclosed or announced or publicly made known to the stockholders of the Company, and not publicly withdrawn prior to such termination under Section 7.1(b)(i) or the date that is two (2) Business Days prior to such vote to adopt this Agreement, as applicable, and (B) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to, or shall have consummated, any Acquisition Proposal (provided, that for purposes of this Section 7.3(b)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

(iii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii), then, in any such case, the Company shall pay Parent a termination fee of $40,000,000 (the “Termination Fee”), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) Payment of the Termination Fee, if applicable, shall be made by wire transfer of same-day funds to the account or accounts designated by Parent (i) on the earlier of the execution of a definitive agreement with respect to or consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 7.3(b)(i), (ii) concurrently with, or prior to, termination, in the case of a Termination Fee payable pursuant to Section 7.3(b)(ii) or (iii) as promptly as reasonably practicable (and in any event within two Business Days) after termination, in the case of a Termination Fee payable pursuant to Section 7.3(b)(iii). In the event that Parent or its designee shall receive full payment pursuant to Section 7.3(b), the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions herein (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated herein or any matters forming the basis for such termination.

(d) The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. For the avoidance of doubt, under no circumstances shall Parent, directly or indirectly, be permitted or entitled to receive both a grant of specific performance that results in the Closing, on the one hand, and the payment of the Termination Fee or any other damages, on the other hand.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Non-Survival of Representation and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties, prior to the Effective Time and whether before or after the Company Stockholder Approval has been obtained, by action taken or authorized by their respective Boards of Directors; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 8.3 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of deliver if by e-mail (provided, that (i) no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall in each case of (x) and (y) be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Parent, Merger Sub or the Surviving Corporation, to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200, Jupiter, Florida

Attention: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200, Jupiter, Florida

Attention: [***]

Email: [***]

and

Paul Hastings LLP

200 Park Avenue, New York, NY 10166

Attention: [***]

E-mail: [***]

(ii)	if to Company, to:

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

Attention: [***]

E-mail: [***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, CA 94111-3715

Attention: [***]

E-mail: [***]

Section 8.5 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(b) “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and any rules or regulations thereunder, the United Kingdom Bribery Act of 2010, any legislation implementing the

Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law regarding anti-bribery or illegal payments or gratuities.

(c) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.

(d) “BVF Support Agreement” means the Support Agreement, dated as of the date hereof, by and among Parent, Merger Sub and certain affiliates of BVF, Inc., as it may be amended from time to time.

(e) “Company IT Systems” means electronic data processing systems, information systems, telecommunications systems, account management systems and other computer systems (including all Software and computer hardware) that are owned, licensed, or used by the Company or any of its Subsidiaries.

(f) “Company Preferred Stock” means, collectively, the Series X Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock.

(g) “Company Warrants” means, collectively, (i) the warrant to purchase up to 4,845 Shares at an exercise price of $14.71 per share issued to Silicon Valley Bank in March 2019, (ii) the warrant to purchase up to 6,332 Shares at an exercise price of $23.69 per share issued to Silicon Valley Bank in May 2018, (iii) the warrant to purchase up to 40,000 Shares at an exercise price of $35.00 per share issued to Blue Owl Capital Corporation in December 2023, (iv) the warrant to purchase up to 40,000 Shares at an exercise price of $42.50 per share issued to Blue Owl Credit Income Corp. in December 2023, and (v) the warrant to purchase up to 40,000 Shares at an exercise price of $50.00 per share issued to Blue Owl Technology Finance Corp. in December 2023.

(h) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(i) “CVR Agreement” means a Contingent Value Rights Agreement to be entered into at or prior to the Effective Time in connection with the Trust Proceeds Payment, in form and substance reasonably acceptable to the Company and Parent.

(j) “CVR Trust” means the trust established pursuant to the CVR Trust Agreement.

(k) “CVR Trust Agreement” means a trust agreement to be entered into at or prior to the Effective Time by and among HoldCo, the Trustee and such other parties as may be appropriate, in form and substance reasonably acceptable to the Company and Parent.

(l) “Debt Financing” means the provision of funds, financing, credit facilities, senior notes, other debt securities, other capital and/or financial resources, whether issued in registered public offerings or private placements, including any refinancings, extensions, increases or other modifications thereof for the purpose of, among other things, financing the transactions contemplated by this Agreement.

(m) “Debt Financing Agreements” means the definitive agreements with respect to the Debt Financing.

(n) “Debt Financing Source Parties” means the Debt Financing Sources, any other lenders party from time to time to any agreement related to the Debt Financing, their respective Affiliates and their and their respective Affiliates’ respective directors, officers, employees, agents, advisors and other representatives, and their successors and permitted assigns, in each case, solely in their capacities as such.

(o) “Debt Financing Sources” means the Persons that have committed to arrange or provide or otherwise entered into agreements in connection with all or any portion of the Debt Financing or other financing to fund a portion of the amounts required to be paid pursuant to Article II.

(p) “Depositary Shares” means the depositary shares of the Company, each representing 1/1000th interest in a share of Series B Preferred Stock.

(q) “Health Care Laws” means all applicable Laws relating to the research, development, testing, manufacturing, marketing, promotion, distribution, pricing, reimbursement, sale and regulation of pharmaceutical or biological products, including, to the extent applicable, the rules and regulations of the U.S. Food and Drug Administration, and comparable Governmental Entities, and all applicable Laws relating to fraud and abuse, false claims, anti-kickback, physician payments transparency, healthcare program exclusion, and patient data privacy and security.

(r) “HoldCo Business” means, collectively, the HoldCo Business Assets and the HoldCo Business Liabilities.

(s) “HoldCo Business Assets” means all of assets, properties, rights and interests of the Company other than the RemainCo Business Assets.

(t) “HoldCo Business Liabilities” means all liabilities of the Company other than the RemainCo Assumed Liabilities.

(u) “Intellectual Property” means, collectively, in the United States and all countries or jurisdictions foreign thereto, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (b) all Trademarks, domain names, domain name registrations, and social media accounts, including all goodwill associated with any of the foregoing, and all applications, registrations, and renewals in connection therewith, (c) all moral rights, copyrights and other rights in any work of authorship (published and unpublished), compilation, derivative work or mask work and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information, ideas, research and development, know-how, methods, processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (e) Software, (f) publicity and privacy rights including to personal information, name, image, and likeness, and (g) all proprietary and intellectual property rights in any of the foregoing, (h) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (i) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property.

(v) “In the Money Company Warrant” means each Company Warrant that has a Warrant Price (as defined in the applicable Company Warrant) that is less than the Closing Amount.

(w) “knowledge” of the Company means the actual knowledge of the individuals listed on Section 8.5 of the Company Disclosure Letter.

(x) “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries, other than pursuant to any shared, short-term occupancy arrangements, serviced office providers, flexible workspace arrangements, co-working arrangements or similar arrangements used by remote employees in the ordinary course of business.

(y) “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

(z) “Material Adverse Effect” means any event, change, circumstance, development, occurrence or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided however, that no event, change, circumstance, development, occurrence or effect directly or indirectly arising out of, attributable to or resulting from any of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Material Adverse Effect: (1) any changes in general economic or business conditions or in the financial, debt, banking, capital, credit or securities markets, including interest or exchange rates, tariffs, trade wars or similar matters, in each case, in the United States or elsewhere in the world, (2) any changes or developments generally affecting any of the industries in which the Company or its Subsidiaries operate, (3) any changes in any applicable Laws, or any changes in applicable accounting regulations or principles (including GAAP), or in interpretations of any of the foregoing, (4) any change in the market price or trading volume of the Company’s stock, in and of itself (provided, that the event, change, circumstance, development, occurrence or effect underlying facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been or would reasonably be expected to become a Material Adverse Effect), (5) any failure by the Company to meet internal or published projections, forecasts or revenue or earnings predictions or the failure of any assets or any group of assets underlying the Company’s royalty portfolio, in each case, in and of itself (provided, that the event, change, circumstance, development, occurrence or effect underlying facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been or would reasonably be expected to become a Material Adverse Effect), (6) political, geopolitical, social or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations, acts of sabotage, acts of foreign or domestic terrorism, malicious cyber-enabled activities (including hacking or ransomware), or governmental shutdown, or any escalation or worsening of any such conditions, (7) any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornados, tsunamis, earthquakes and wild fires, cyber outages, or other force majeure events, or any escalation or worsening of such conditions, (8) any epidemic, pandemic or outbreak of disease, or any escalation or worsening of such conditions, (9) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein (provided that this clause (9) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement, the Merger and the other transactions contemplated hereby or to address the consequences of litigation), (10) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is required or permitted by this Agreement, or (11) any actions taken (or omitted to be taken) at the written request of Parent; provided, in the case of clauses (1), (2), (3), (6), (7) and (8), to the extent the impact of such event, change, circumstance, development, occurrence or effect is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries and geographic markets in which the Company and its Subsidiaries operate (and provided further, that in such event, only the incremental disproportionate adverse impact shall be taken into account when determining whether there has been a “Material Adverse Effect”).

(aa) “NRS Dissenter Provisions” means the provisions of NRS Chapter 92A, including Sections NRS 92A.300 through NRS 92A.500, as may be amended from time to time.

(bb) “Out of the Money Company Warrant” means each Company Warrant that has a Warrant Price (as defined in the applicable Company Warrant) that is equal to or greater than the Closing Amount.

(cc) “Patents” means all letters patent and pending applications for patents of the United States and all countries and jurisdictions foreign thereto and all reissues, reexamined patents, divisions, continuations, continuations-in-part, revisions, and extensions thereof.

(dd) “Perpetual Preferred Stock” means, collectively, the Series A Preferred Stock and the Series B Preferred Stock (including the Depositary Shares).

(ee) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

(ff) “Personal Data” means any individually identifiable information, or information that, in combination with other information, could reasonably allow the identification of an individual, that is collected or processed by or on behalf of the Company.

(gg) “Privacy Laws” means all applicable Laws relating to the collection, use, disclosure, processing, privacy or security of Personal Data, including data breach notification Laws.

(hh) “RemainCo Assumed Liabilities” means all liabilities and obligations of the Company arising out of or relating to the RemainCo Business Assets, including (A) all liabilities and obligations under the MorphoSys License, (B) all costs, expenses, obligations and liabilities relating to the prosecution, defense or resolution of the Janssen Litigation, and (C) all liabilities and obligations arising from the ownership or enforcement of the RemainCo Business Assets following the RemainCo Conversion.

(ii) “RemainCo Business” means, collectively, the RemainCo Business Assets and the RemainCo Assumed Liabilities.

(jj) “RemainCo Business Assets” means (A) all of the Company’s rights, title and interest in and to the License Agreement dated February 1, 2002, by and between MorphoSys AG and XOMA Ireland Limited (as predecessor-in-interest to the Company) (as amended, the “MorphoSys License”), including all royalty, milestone and other payment rights arising thereunder, (B) all of the Company’s rights, title and interest as a third-party beneficiary under or arising out of the Amended and Restated Research and License Agreement dated December 22, 2004, by and between MorphoSys AG and Centocor, Inc. (as amended, the “Centocor Agreement”), including all rights arising under Sections 2.4(b)(i) through 2.4(b)(iv) of the MorphoSys License as incorporated therein, (C) all claims, causes of action, rights to sue and rights of recovery of the Company against Janssen Biotech, Inc. (f/k/a Centocor, Inc.), Johnson & Johnson and their respective Affiliates arising out of or relating to the MorphoSys License, the Centocor Agreement or the royalties payable thereunder, including the action captioned XOMA Royalty Corporation (f/k/a XOMA Corporation) v. Janssen Biotech, Inc. (f/k/a Centocor, Inc.), C.A. No. 2:25-cv-04484 (E.D. Pa.) (the “Janssen Litigation”), (D) all proceeds, recoveries, judgments, settlements and awards arising from or relating to any of the foregoing, and (E) all books, records, privileged communications, attorney work product and other documents to the extent relating to any of the foregoing.

(kk) “Series A Preferred Stock” means the 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share, of the Company, authorized, issued and outstanding pursuant to the Certificate of Designation of 8.625% Series A Cumulative Perpetual Preferred Stock filed with the Nevada Secretary of State on December 11, 2020.

(ll) “Series B Preferred Stock” means the 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share, of the Company (including the Depositary Shares, each representing 1/1000th interest in a share of Series B Preferred Stock), authorized, issued and outstanding pursuant to the Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock filed with the Nevada Secretary of State on April 6, 2021, as amended and corrected.

(mm) “Series X Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock of the Company, originally filed with the Secretary of State of the State of Delaware on February 14, 2017 and continued in effect under the laws of the State of Nevada pursuant to the Plan of Conversion effective May 30, 2025, as further amended, supplemented or modified.

(nn) “Series X Preferred Stock” means the Series X Convertible Preferred Stock, par value $0.05 per share, of the Company, designated pursuant to the Series X Certificate of Designation. Shares of Series X Preferred Stock are referred to herein individually as “Series X Preferred Shares.”

(oo) “Significant Subsidiary” means each Subsidiary of the Company listed on Section 8.5(oo) of the Company Disclosure Letter.

(pp) “Software” means all computer software, programs, websites, software systems, and firmware, including source code, object code, executable code, computerized implementations of algorithms, operating system and applications software, user interfaces, APIs, software development toolkits, and other program interfaces, subroutines, network configurations and architectures, data, and databases, together with any error corrections, updates, modifications, or enhancements thereto in any form or format, however fixed (including all of the foregoing that is installed on computer hardware) and including all available documentation, comments and any procedural code, and user manuals, relating to the foregoing.

(qq) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

(rr) “Support Agreements” means the BVF Support Agreement and any similar support agreements to be entered into with the directors and officers of the Company listed on Section 8.5(rr) of the Company Disclosure Letter, as such agreements may be amended from time to time.

(ss) “Trademarks” means, in the United States and all countries and jurisdictions foreign thereto, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, registered trade names and unregistered trade names, corporate names, fictitious names, registered trade dress and unregistered trade dress, logos, slogans, and other indicia of source, origin, endorsement, sponsorship or certification, together with all translations, adaptations, derivations, combinations and renewals thereof.

(tt) “Trustee” means Wilmington Trust, National Association (or such other trustee as may be designated by the Company and reasonably acceptable to Parent) in its capacity as trustee under the CVR Trust Agreement.

(uu) “Warrant Shares” means Shares issued upon the automatic Cashless Exercise (as defined in the applicable Company Warrant) of In the Money Company Warrants in accordance with the terms of the applicable Company Warrant immediately prior to the Effective Time.

(vv) “Willful Breach” means a deliberate act or failure to act that the breaching party intentionally takes (or fails to take) and actually knows that it would, or would reasonably be expected to, be or cause a material breach of this Agreement; provided, that, notwithstanding the foregoing, the failure of a party to consummate the Merger when the relevant conditions to the Merger set forth in Article VI have been satisfied or waived and such party is obligated to effectuate the Closing pursuant to Section 1.2 will, in and of itself, constitute a Willful Breach.

(ww) “XRL-1” means XRL 1, LLC, a Delaware limited liability company.

(xx) “XRL-1 Credit Agreement” means that certain Loan Agreement, dated as of December 15, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among XRL-1, the lenders from time to time party thereto and Blue Owl Capital Corporation, as administrative agent.

(yy) “XRL-1 Credit Agreement Payoff Amount” means the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations due and payable under and in connection with the XRL-1 Credit Agreement as of the anticipated Closing Date, as set forth in the XRL-1 Payoff Letter (including any customary per diem, if applicable).

Section 8.6 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. The words “ordinary course of business” means, with respect to any Person, the ordinary course of business of such Person consistent with past practice. The phrases “furnished,” “provided,” “delivered,” “made available” and similar terms when used with respect to information, materials or documents mean that such information, materials or documents have been (i) posted (in an unredacted form fully visible to Parent and its Representatives) to the electronic data site established by the Company captioned “Project XENIUM,” hosted by Donnelley Financial Solutions Venue, by 11:59 p.m., Eastern Time on April 26, 2026, or (ii) filed or furnished to the SEC and publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC (EDGAR) the day prior to the date of this Agreement (provided that an unredacted copy of such materials has been made available to Parent and its Representatives concurrently therewith). For the avoidance of doubt, references herein to “the transactions contemplated hereby” shall be deemed to include the transactions contemplated by the CVR Agreement.

Section 8.7 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement, and the Support Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 8.8 Parties in Interest. This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (a) with respect to Section 5.12, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof and (b) if the Effective Time occurs, (i) the right of the Company stockholders to receive the Merger Consideration in accordance with the applicable provisions of Section 2.1, (ii) the right of the holders of Series X Preferred Shares and Company Warrants receive the Merger Consideration in accordance with the applicable provisions of Section 2.1, (iii) the rights of holders of Company Stock Options, Company RSUs, and Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.2, and (iv) the right of the holders of Perpetual Preferred Stock to receive the redemption price in accordance with Section 2.1(c) in each case, in accordance with the terms and conditions of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.9 Governing Law. This Agreement and any claims or causes of action arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (whether in contract, in tort, under statute or otherwise) shall be governed by, and interpreted, construed and enforced in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations and without giving effect to any choice or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware, except that the provisions of the Laws of the State of Nevada shall govern (i) the fiduciary duties of the board of directors or officers of the Company and Merger Sub, and (ii) to the extent the Laws of the State of Nevada are mandatorily applicable to this Agreement, the Merger and the other transactions contemplated hereby, including the consummation and other effects thereof.

Section 8.10 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada; provided, that if jurisdiction is not then available in the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada, then any such legal action or proceeding may be brought in any federal court located in the State of Nevada or any other Nevada state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Nevada, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.11 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to any of its Affiliates at any time so long as Parent remains liable hereunder, in which case all references herein to Parent shall be deemed references to include such other Affiliate, except that all representations and warranties made herein with respect to Parent or Merger Sub as of the date of this Agreement shall be deemed to be representations and warranties including such other Affiliate as of the date of such assignment or (b) after the Effective Time, to any Person. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such nonperformance or breach. Accordingly, each of the Company (on behalf of itself and on behalf of the holders of Shares as third party beneficiaries under Section 8.8), Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 8.13 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS CLAIM OR THIRD PARTY CLAIM OR LEGAL PROCEEDING OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), ANY CERTIFICATE, INSTRUMENT, OPINION OR OTHER DOCUMENTS DELIVERED HEREUNDER, OR THE NEGOTIATION, ADMINISTRATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF (INCLUDING ANY ACTION, CAUSE OF ACTION, CLAIM OR LEGAL PROCEEDING OF ANY KIND OR DESCRIPTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION HEREWITH OR THEREWITH) OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.15.

Section 8.16 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.17 Electronic Signature. This Agreement may be executed electronically (including by means of .pdf or similar graphic reproduction format or by means of digital signature software, e.g. DocuSign or Adobe Sign) and delivered by e-mail or other similar means of electronic transmission, and any electronic signature shall constitute an original for all purposes.

Section 8.18 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8.19 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not of collectability. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 8.19.

Section 8.20 Payment of Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent. Parent and Company shall cooperate in preparing, executing and filling any Tax Returns with respect to such Taxes and fees.

Section 8.21 Debt Financing Source Parties. Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself and each of its Affiliates and its and their respective directors, officers, employees and equityholders hereby: (a) agrees that any proceeding, whether in Law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Source Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the State of New York or of the United States District Court sitting in the borough of Manhattan in the City and State of New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court, (b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees not to bring or support or permit any of its Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source Party in any way arising out of or relating to this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the State of New York or of the United States District Court sitting in the borough of Manhattan in the City and State of New York, (d) agrees that service of process upon such party in any such proceeding or proceeding shall be effective if notice is given in accordance with Section 8.4, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (f) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST THE DEBT FINANCING SOURCE PARTIES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING OR ANY OF THE AGREEMENTS ENTERED INTO IN CONNECTION WITH THE DEBT FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER, (g) agrees that none of the Debt Financing Source Parties will have any liability to the Company or any of its Affiliates or its or their respective directors, officers, employees or equityholders relating to or arising out of this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, nor shall the Company or any of its Affiliates or equityholders be entitled to specific performance of any commitment letter or similar agreement entered into by Parent for any Debt Financing against the Debt Financing Sources providing such Debt Financing and (h) agrees that the Debt Financing Source Parties are express third party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 8.21 (and such provisions shall not be amended in any way materially adverse to any of the Debt Financing Source Party without the prior written consent of its related Debt Financing Source); provided that, notwithstanding the foregoing, nothing in this Section 8.21 shall in any way limit or modify the rights and obligations of Parent under this Agreement or the Debt Financing Agreements or any Debt Financing Source’s obligations to Parent under the Debt Financing Agreements.

Section 8.22 Non-Recourse. Each party hereto agrees, on behalf of itself and its former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, controlled Affiliates, members, managers, general or limited partners, stockholders and assignees of it and its controlled Affiliates, that, except in the case of fraud, all Action, claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership, limited liability company or other entity veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement or any other agreement referenced herein or contemplated hereby or the transactions contemplated hereunder or thereunder (including the Debt Financing), (b) the negotiation, execution or performance of this Agreement or any other agreement referenced herein or contemplated hereby (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or such other agreement), and (c) any breach or violation of this Agreement or any other agreement referenced herein or contemplated hereby, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (or any other agreement referenced herein or contemplated hereby, as applicable) and in accordance with, and subject to the terms of, this Agreement (or any other agreement referenced herein or contemplated hereby, in each case as applicable).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Todd Davis
Name: Todd Davis
Title: Chief Executive Officer

FLEX MERGER SUB, INC.

By:	/s/ Todd Davis
Name: Todd Davis
Title: President

XOMA ROYALTY CORPORATION

By:	/s/ Owen Hughes
Name: Owen Hughes
Title: Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

Articles of Incorporation

of

the Surviving Corporation

[To be attached.]

EXHIBIT B

Bylaws

of

the Surviving Corporation

[To be attached.]

AMENDMENT NO. 1 TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of May 16, 2026, with respect to that certain Agreement and Plan of Merger, dated as of April 27, 2026 (the “Merger Agreement”), by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), Flex Merger Sub, Inc., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), XOMA Royalty Corporation, a Nevada corporation (the “Company”), and XOMA Royalty Holdings Corporation, a Nevada corporation and a wholly-owned Subsidiary of the Company (“HoldCo”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 8.2 of the Merger Agreement, the Merger Agreement may be amended by any instrument in writing signed on behalf of each of the parties in interest at the time of the amendment, with the authorization by their respective boards of directors;

WHEREAS, on May 15, 2026, in accordance with the Merger Agreement, the Company formed HoldCo, in order to engage in the transactions contemplated by the Merger Agreement;

WHEREAS, pursuant to Section 5.20 of the Merger Agreement, as authorized and approved by the boards of directors of each of Parent, Merger Sub and the Company, the parties agreed to amend the Merger Agreement to add HoldCo as a party to the Merger Agreement; and

WHEREAS, HoldCo desires to become a party to the Merger Agreement and to be fully bound by all of the rights and obligations set forth therein, as amended by this Amendment, as HoldCo thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Company, Parent, Merger Sub and HoldCo hereby agree as follows:

ARTICLE 1 AMENDMENTS TO THE MERGER AGREEMENT

1.1. Joinder of HoldCo. HoldCo acknowledges and agrees that it is “HoldCo” for purposes of the Merger Agreement and, accordingly, agrees to be bound by the rights and benefits, and subject to the obligations, set forth in the provisions of the Merger Agreement applicable to HoldCo, including Sections 1.1(b), 1.8, 3.28, 5.21 and 5.23 thereof, subject in all cases to the limitations set forth in the Merger Agreement, and as fully as though HoldCo were an original signatory thereto as “HoldCo”. HoldCo acknowledges and agrees to the treatment of any equity securities of the Company as provided for in the Merger Agreement.

1.2. Amendment to Section 1.1(b) of the Merger Agreement. The reference in the first sentence of Section 1.1(b) of the Merger Agreement to “NRS 92A.180 through 92A.199 (or such other applicable provisions of the NRS)” is hereby amended to refer instead to and is replaced in its entirety with “NRS 92A (or such other applicable provisions of the NRS)”.

1.3. Amendment to Section 1.5 of the Merger Agreement. Section 1.5 of the Merger Agreement is amended by replacing (a) the reference to “Company” in Section 1.5(a) with “Surviving Corporation” and (b) the second reference to “Company” in Section 1.5(b) with “Surviving Corporation”.

1.4. Amendment to Section 5.23 of the Merger Agreement. Section 5.23 of the Merger Agreement is amended by replacing the term “Surviving Company” with “Surviving Corporation”.

ARTICLE 2 MISCELLANEOUS

2.1. Except as specifically modified herein, the Merger Agreement remains in full force and effect, and the parties hereto reserve all of their respective rights and remedies with respect to all other matters and claims, whether known or unknown, arising under the Merger Agreement. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto as if the amendments made hereby were originally set forth in the Merger Agreement. The Merger Agreement (including as amended hereby and the Exhibits thereto), the Company Disclosure Letter, the Confidentiality Agreement, and the Support Agreements and the other schedules, exhibits, certificates, instruments and agreements referred to in the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof and thereof.

2.2. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all parties hereto by electronic transmission in PDF format shall be sufficient to bind the parties hereto to the terms and conditions of this Amendment.

2.3. Article VIII of the Merger Agreement is hereby incorporated by reference into this Amendment, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Todd Davis
Name: Todd Davis
Title: Chief Executive Officer

FLEX MERGER SUB, INC.

By:	/s/ Todd Davis
Name: Todd Davis
Title: Chief Executive Officer

XOMA ROYALTY CORPORATION

By:	/s/ Owen Hughes
Name: Owen Hughes
Title: Chief Executive Officer

XOMA ROYALTY HOLDINGS CORPORATION

By:	/s/ Owen Hughes
Name: Owen Hughes
Title: President, Secretary and Treasurer

[Signature Page to Amendment No. 1 to the Agreement and Plan of Merger]

Annex B

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of [__], 2026, by and among XOMA Royalty Corporation, a Nevada corporation (the “Company”), XOMA Royalty Holdings Corp., a Nevada corporation and a wholly owned subsidiary of the Company (“HoldCo”), and XRH Merger Sub, Corp., a Nevada corporation and a wholly owned subsidiary of HoldCo (“Merger Sub”). Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Principal Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company has authorized capital stock consisting of (i) 277,333,332 shares of common stock, par value $0.0075 per share (the “Company Common Stock”), of which [__] shares are issued and outstanding, and (ii) 1,000,000 shares of authorized preferred stock, par value $0.05 per share, of which (A) 984,000 shares have been designated as 8.625% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and all of which 984,000 shares are issued and outstanding, (B) 3,600 shares have been designated as 8.375% Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”), of which 1,760.5 shares are issued and outstanding (represented by 1,760,500 Depositary Shares), and (C) 5,003 shares have been designated as Series X Convertible Preferred Stock (the “Series X Preferred Stock” and, together with the Series A Preferred Stock and the Series B Preferred Stock, the “Company Preferred Stock”), of which none are issued and outstanding;

WHEREAS, as of immediately prior to the Reorg Effective Time (as defined below), HoldCo will have an authorized capitalization consisting of (i) 277,333,332 shares of common stock, par value $0.0075 per share (the “HoldCo Common Stock”), of which 100 shares will be then issued and outstanding and owned by the Company and (ii) 1,000,000 shares of authorized preferred stock, par value $0.05 per share, of which (A) 984,000 shares will have been designated as the 8.625% Series A Cumulative Perpetual Preferred Stock of HoldCo, none of which will be then issued or outstanding, (B) 3,600 shares will have been designated as the 8.375% Series B Cumulative Perpetual Preferred Stock of HoldCo, none of which will be then issued or outstanding, and (C) 5,003 shares will have been designated as the Series X Convertible Preferred Stock of HoldCo, none of which will be then issued or outstanding (collectively, the “HoldCo Preferred Stock”);

WHEREAS, as of immediately prior to the Reorg Effective Time, the authorized capital stock of Merger Sub will consist of 100 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”), of which 100 shares will be then issued and outstanding, all of which will be then owned of record by HoldCo, with no shares of Merger Sub Common Stock then held in treasury;

WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to effect the formation of a holding company structure whereby the Company will become a wholly owned subsidiary of HoldCo by merging Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Reorg Merger”), pursuant to the applicable provisions of the Nevada Revised Statutes (as amended, the “NRS”), all as contemplated by (i) this Agreement and (ii) that certain Agreement and Plan of Merger, dated as of April 27, 2026 (as amended, restated, modified or supplemented, the “Principal Merger Agreement”), by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), Flex Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Parent Merger Sub”), the Company and HoldCo;

WHEREAS, except as otherwise permitted or required by the applicable provisions of the NRS, the Articles of Incorporation of HoldCo (including the certificate of designation of each series of HoldCo Preferred Stock with terms substantially identical to the certificate of designation of the corresponding series of Company

Preferred Stock) and the Bylaws of HoldCo in effect immediately following the Reorg Effective Time will contain provisions identical to the Amended and Restated Articles of Incorporation of the Company and the Bylaws of the Company, respectively, in effect immediately prior to the Reorg Effective Time (other than as required or permitted by applicable NRS);

WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the HoldCo Common Stock are, and at the Reorg Effective Time will be, the same as those of the Company Common Stock, and the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of each series of HoldCo Preferred Stock are, and at the Reorg Effective Time will be, the same as those of the corresponding series of Company Preferred Stock;

WHEREAS, HoldCo and Merger Sub have been recently formed for purposes of effecting the formation of a holding company through the Reorg Merger and, since the date of their respective formation, have not carried on any business, conducted any operations or incurred any liabilities or obligations other than in connection with this Agreement and the transactions contemplated hereby and by the Principal Merger Agreement;

WHEREAS, for Federal income tax purposes, it is intended that the Reorg Merger, together with the RemainCo Conversion (as defined below), shall (i) qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, and (ii) constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, immediately following the Reorg Merger and prior to the effective time under the Principal Merger Agreement, HoldCo shall cause the RemainCo Conversion to be completed;

WHEREAS, immediately following the RemainCo Conversion and prior to the effective time under the Principal Merger Agreement, HoldCo shall cause RemainCo (as the surviving entity following the RemainCo Conversion) to transfer, assign, convey and deliver to HoldCo (or one or more designees of HoldCo) the HoldCo Business Assets and HoldCo Business Liabilities, as contemplated by Section 1.8 of the Principal Merger Agreement;

WHEREAS, immediately following the Business Transfer (as defined below) and prior to the effective time under the Principal Merger Agreement, HoldCo shall contribute 75% of the issued and outstanding limited liability company units of RemainCo to the CVR Trust, to be held and administered by the Trustee in accordance with the CVR Trust Agreement for the benefit of the holders of CVRs, all as contemplated by Section 1.8(c) of the Principal Merger Agreement;

WHEREAS, following the Trust Contribution and pursuant to the merger contemplated by the Principal Merger Agreement, HoldCo shall pay, on a pro rata basis, to each holder of record of HoldCo Common Stock and HoldCo Preferred Stock (on an as-converted-to-common basis) as of immediately prior to the effective time under the Principal Merger Agreement, as additional Merger Consideration thereunder, contingent value rights representing the right to receive contingent payments derived from the CVR Trust’s interest in RemainCo in accordance with the CVR Agreement (the “Trust Proceeds Payment”), all as contemplated by Section 1.8(d) of the Principal Merger Agreement;

WHEREAS, the Reorg Merger contemplated by this Agreement is intended to be, and shall be, effected only if, and contingent upon, the Principal Merger Agreement being in full force and effect and Parent having provided its prior written consent to the consummation of the Reorg Merger, the Asset/Liability Transfer and the RemainCo Conversion in accordance with Section 5.21(b) of the Principal Merger Agreement; and

WHEREAS, the respective Boards of Directors of the Company, HoldCo (on its behalf and also in its capacity as the sole stockholder of Merger Sub) and Merger Sub have adopted and approved this Agreement and the transactions contemplated hereby, including the Reorg Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE REORG MERGER

Section 1.1 The Reorg Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the NRS, at the Reorg Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Reorg Surviving Corporation”) as a wholly owned subsidiary of HoldCo. The Reorg Surviving Corporation shall have all of the rights and obligations of the Company in accordance with this Agreement and the NRS.

Section 1.2 Conversion of Shares. At the Reorg Effective Time, by virtue of the Reorg Merger and without any action on the part of the Company, HoldCo, Merger Sub or any of the stockholders of any of the Company, HoldCo or Merger Sub:

(a) Each share of Company Common Stock (or fraction of a share of Company Common Stock, including shares held by the Company, if any) issued and outstanding immediately prior to the Reorg Effective Time shall be converted into one share of HoldCo Common Stock (or fraction of a share of HoldCo Common Stock, as applicable), having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as the converted share of Company Common Stock.

(b) Each share of each series of Company Preferred Stock issued and outstanding immediately prior to the Reorg Effective Time shall be converted into one share of the corresponding series of HoldCo Preferred Stock, having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as the converted share of Company Preferred Stock.

(c) Each Company equity-based award outstanding immediately prior to the Reorg Effective Time (including Company Stock Options, Company RSUs, Company PSUs and any awards under Company ESPPs) shall be automatically converted into a corresponding award with respect to shares of HoldCo Common Stock (or, as applicable, HoldCo Preferred Stock) on the same terms and conditions as were applicable to such award immediately prior to the Reorg Effective Time.

(d) Each Company Warrant outstanding immediately prior to the Reorg Effective Time shall, by operation of law and without any action on the part of the holder thereof, be automatically adjusted to apply to the corresponding number of shares of HoldCo Common Stock on the same terms and conditions as were applicable to such Company Warrant immediately prior to the Reorg Effective Time.

(e) Each share of HoldCo Common Stock outstanding immediately prior to the Reorg Effective Time shall, by virtue of the Reorg Merger, and without any action on the part of the Company, HoldCo, Merger Sub or the holders of any securities of the Company, HoldCo or Merger Sub, be cancelled and shall cease to exist without any consideration being payable in respect thereof.

(f) Each share of Merger Sub Common Stock outstanding immediately prior to the Reorg Effective Time shall, by virtue of the Reorg Merger, and without any action on the part of the Company, HoldCo, Merger Sub or the holders of any securities of the Company, HoldCo or Merger Sub, be converted into one share of the common stock of the Reorg Surviving Corporation.

Section 1.3 Reorg Effective Time. The parties shall cause articles of merger in such form as is required by the NRS (the “Articles of Merger”) to be signed and filed with the Nevada Secretary of State, executed in accordance with the relevant provisions of the NRS, and shall make all other filings required under the NRS to effectuate fully the Reorg Merger. The Reorg Merger shall become effective at the time that the Articles of Merger are duly filed with the Nevada Secretary of State or at such later effective date and time permitted under the NRS as may be specified in the Articles of Merger (the date and time at which the Reorg Merger becomes effective being hereinafter referred to as the “Reorg Effective Time”).

Section 1.4 Effects of the Reorg Merger.

(a) At the Reorg Effective Time, the Reorg Merger shall have the effects set forth in the applicable provisions of the NRS, including, without limitation, NRS 92A.250.

(b) All contractual rights and obligations relating to Company Common Stock and Company Preferred Stock immediately prior to the Reorg Merger, including, without limitation, any rights or obligations existing under (i) the Company’s equity compensation plans (including the Company Stock Plans and Company ESPPs) and related agreements, (ii) the Company Warrants, and (iii) director and executive compensation arrangements of the Company (collectively, the “Company Equity Arrangements”), shall, as of the Reorg Effective Time, be assigned to and assumed by HoldCo and be deemed to apply to HoldCo Common Stock or HoldCo Preferred Stock, as applicable. The respective Boards of Directors of the Company and HoldCo have approved the assignment to and the assumption by HoldCo of the Company Equity Arrangements.

(c) For U.S. federal income tax purposes, it is intended that the Reorg Merger, together with the RemainCo Conversion shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(F) of the Code.

Section 1.5 Organizational Documents of HoldCo. At the Reorg Effective Time, the articles of incorporation of HoldCo shall be amended and restated to read in their entirety as set forth in Exhibit A hereto, and, as so amended and restated, shall be the articles of incorporation of HoldCo until thereafter amended in accordance with their terms and as provided by applicable law. At the Reorg Effective Time, the bylaws of HoldCo shall be amended and restated to read in their entirety as set forth in Exhibit B hereto, and, as so amended and restated, shall be the bylaws of HoldCo until thereafter amended in accordance with their terms and as provided by applicable law.

Section 1.6 Organizational Documents of Reorg Surviving Corporation. Without limiting Section 3.1, at the Reorg Effective Time, the articles of incorporation of the Reorg Surviving Corporation shall be amended and restated to read in their entirety as set forth in Exhibit C hereto, and as so amended and restated, shall be the articles of incorporation of the Reorg Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable law. Without limiting Section 3.1, at the Reorg Effective Time, the bylaws of the Reorg Surviving Corporation shall be amended and restated to read in their entirety as set forth in Exhibit D hereto, and, as so amended and restated, shall be the Bylaws of the Reorg Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable law.

Section 1.7 Directors of HoldCo. At the Reorg Effective Time, the incumbent directors of the Company as of immediately prior to the Reorg Effective Time shall become and constitute all of the directors of HoldCo, each such individual to serve in such capacity until the earlier of his or her resignation or removal or until his or her successor is duly appointed or elected and qualified in accordance with the articles of incorporation and bylaws of HoldCo and applicable law.

Section 1.8 Officers of HoldCo. At the Reorg Effective Time, each officer of the Company in office as of immediately prior to the Reorg Effective Time shall become the corresponding officer of HoldCo (and such resulting officers shall constitute all of the officers of HoldCo), each such individual to serve in each such capacity until the earlier of his or her resignation, death or removal or until his or her successor is duly appointed or elected and qualified in accordance with the articles of incorporation and bylaws of HoldCo and applicable law.

Section 1.9 Directors of Reorg Surviving Corporation. Without limiting Section 3.1, the incumbent directors of the Company as of immediately prior to the Reorg Effective Time shall remain and constitute all of the directors of the Reorg Surviving Corporation, each such individual to serve in such capacity until the earlier of his or her resignation, death or removal or until his or her successor is duly appointed or elected and qualified in accordance with the articles of incorporation and bylaws of the Reorg Surviving Corporation and applicable law.

Section 1.10 Officers of Reorg Surviving Corporation. Without limiting Section 3.1, each officer of the Company in office as of immediately prior to the Reorg Effective Time shall remain an officer of the Reorg Surviving Corporation holding each office as held prior to the Reorg Effective Time (and such resulting officers shall constitute all of the officers of the Reorg Surviving Corporation), each such individual to serve in each such capacity until the earlier of his or her resignation, death or removal or until his or her successor is duly appointed in accordance with the articles of incorporation and bylaws of the Reorg Surviving Corporation and applicable law.

Section 1.11 Stock Ledgers. At the Reorg Effective Time and until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate which immediately prior to the Reorg Effective Time represented shares of Company Common Stock or Company Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of HoldCo Common Stock or the corresponding series of HoldCo Preferred Stock, as applicable, into which such shares have been converted as herein provided and shall be so registered on the books and records of HoldCo and its transfer agent. After the Reorg Effective Time, each of the Company and HoldCo shall reflect in its stock ledger the number of shares of Company Common Stock, Company Preferred Stock, HoldCo Common Stock and HoldCo Preferred Stock, respectively, to which its stockholders are entitled pursuant to the terms hereof.

Section 1.12 Securities Act. It is the intent of the parties hereto that HoldCo, as of the Reorg Effective Time, be deemed a “successor issuer” for purposes of continuing offerings under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Reorg Merger, HoldCo will, to the extent deemed appropriate, file post-effective amendments to any registration statements of the Company, adopting such registration statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep any such registration statements from being misleading.

Section 1.13 Exchange Act. It is the intent of the parties hereto that the Reorg Merger will constitute a “succession” for purposes of Rule 12g-3(a) under the Exchange Act and, upon issuance of the HoldCo Common Stock in connection with the Reorg Merger, the HoldCo Common Stock will be deemed to be registered under Section 12(g) of the Exchange Act. It is the further intent of the parties hereto that HoldCo will be considered a “successor issuer” of the Company.

Section 1.14 Assumption of Obligations Under the Principal Merger Agreement; Trust Proceeds Payment.

(a) Assumption of Obligations. At the Reorg Effective Time, HoldCo shall assume all obligations of the Company under the Principal Merger Agreement, and all references in the Principal Merger Agreement to the “Company” shall be deemed to refer to HoldCo, as contemplated by Section 1.1(b) and Section 5.21 of the Principal Merger Agreement. HoldCo hereby agrees to be bound by and to perform all of the obligations of the Company under the Principal Merger Agreement from and after the Reorg Effective Time.

(b) Trust Proceeds Payment. Without limiting the generality of Section 1.14(a), HoldCo expressly acknowledges and agrees that, from and after the Reorg Effective Time, HoldCo shall be obligated to pay, on a pro rata basis, to each holder of record of HoldCo Common Stock and HoldCo Preferred Stock (on an as-converted-to-common basis) as of immediately prior to the effective time under the Principal Merger Agreement, as additional Merger Consideration, contingent value rights (each, a “CVR”) representing the right to receive the Trust Proceeds Payment, all as further described in and subject to Section 1.8(d) of the Principal Merger Agreement. For the avoidance of doubt, the obligation to make the Trust Proceeds Payment arises from HoldCo’s assumption of the Company’s obligations under the Principal Merger Agreement pursuant to Section 1.14(a) of this Agreement and Section 1.1(b) of the Principal Merger Agreement, and nothing in this Agreement shall be construed to limit or qualify such obligation. Each holder of HoldCo Common Stock or HoldCo Preferred Stock whose shares were converted from shares of Company Common Stock or Company Preferred Stock pursuant to Section 1.2 of this Agreement shall, by virtue of such conversion and without any further action on the part of such holder, be entitled to receive the Trust Proceeds Payment in respect of such shares in accordance with Section 1.8(d) of the Principal Merger Agreement.

ARTICLE II

TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 2.1 Asset/Liability Transfer.

(a) Transfer of HoldCo Business Assets. Immediately following the RemainCo Conversion and prior to the consummation of the other transactions contemplated by Section 1.8 of the Principal Merger Agreement (the “CVR Spin Transactions”), HoldCo shall cause RemainCo to contribute, assign, transfer, convey and deliver to HoldCo (or one or more designees of HoldCo), and HoldCo (or such designees) shall accept from RemainCo, all of RemainCo’s right, title and interest in and to all of the HoldCo Business Assets.

(b) Assumption of HoldCo Business Liabilities. Subject to the terms and conditions of this Agreement and the Principal Merger Agreement, HoldCo (or one or more designees of HoldCo) shall accept, assume and agree faithfully to perform, discharge and fulfill all of the HoldCo Business Liabilities in accordance with their respective terms. HoldCo (and such designees) shall be responsible for all HoldCo Business Liabilities, regardless of when or where such liabilities arose or arise, whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such liabilities are asserted or determined, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation; provided, however, that HoldCo shall not assume or be responsible for any liabilities to the extent resulting from fraud or Willful Breach of this Agreement or the Principal Merger Agreement.

(c) Retention of RemainCo Business Assets and RemainCo Assumed Liabilities. Following the Asset/Liability Transfer, RemainCo shall retain only the RemainCo Business Assets and the RemainCo Assumed Liabilities, and shall not knowingly and intentionally retain any other assets or liabilities of the Company or its Subsidiaries. RemainCo shall be responsible for all RemainCo Assumed Liabilities.

Section 2.2 Transfer Documents. In furtherance of the contribution, assignment, transfer, conveyance and delivery of the HoldCo Business Assets and the assumption of the HoldCo Business Liabilities in accordance with Section 2.1, each of HoldCo and RemainCo shall execute and deliver, and shall cause the applicable members of their respective groups to execute and deliver, to the other party such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all right, title and interest in and to the HoldCo Business Assets to HoldCo (or its designees), and such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the HoldCo Business Liabilities by HoldCo (or its designees) (collectively, the “Transfer Documents”). All Transfer Documents shall be on forms reasonably acceptable to Parent.

Section 2.3 Misallocations.

(a) If any portion of the RemainCo Business is transferred or otherwise conveyed to HoldCo or its affiliates in connection with the Holding Company Reorganization, RemainCo and Parent shall, or shall cause their respective affiliates (including, for the avoidance of doubt, with respect to RemainCo, the CVR Trust) to, execute and deliver any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as RemainCo may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such RemainCo Business Assets or RemainCo Assumed Liabilities to RemainCo or an affiliate thereof.

(b) If any portion of the HoldCo Business is inadvertently retained by RemainCo or its affiliates in connection with the Holding Company Reorganization, RemainCo and Parent shall, or shall cause their respective affiliates to, execute and deliver any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as Parent may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such HoldCo Business Assets or HoldCo Business Liabilities to HoldCo or an affiliate thereof. RemainCo shall bear all reasonable out-of-pocket costs and expenses incurred by Parent, HoldCo, the RemainCo or any of their respective affiliates in connection with the obligations set forth herein.

Section 2.4 Approvals and Notifications.

(a) To the extent that the transfer or assignment of any HoldCo Business Asset or the assumption of any HoldCo Business Liability requires any consent, waiver, approval, permit, authorization or notification (collectively, “Approvals or Notifications”), the parties shall use their commercially reasonable efforts to obtain or make such Approvals or Notifications as soon as reasonably practicable.

(b) If and to the extent that the valid, complete and perfected transfer or assignment of any HoldCo Business Asset or assumption of any HoldCo Business Liability would be a violation of applicable law or require any Approvals or Notifications that have not been obtained or made by the Reorg Effective Time, then, unless HoldCo and RemainCo shall otherwise mutually determine (with the consent of Parent), the transfer or assignment of such HoldCo Business Asset or the assumption of such HoldCo Business Liability shall be automatically deemed deferred until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made (any such deferred asset, a “Delayed HoldCo Asset” and any such deferred liability, a “Delayed HoldCo Liability”).

(c) If any transfer or assignment of any HoldCo Business Asset or assumption of any HoldCo Business Liability is not consummated on or prior to the Reorg Effective Time, then, insofar as reasonably possible and subject to applicable law, RemainCo retaining such Delayed HoldCo Asset or Delayed HoldCo Liability, as the case may be, shall thereafter hold such Delayed HoldCo Asset or Delayed HoldCo Liability for the use and benefit of HoldCo (at the expense of HoldCo), and shall take such other actions as may be reasonably requested by HoldCo in order to place HoldCo in a substantially similar position as if such Delayed HoldCo Asset or Delayed HoldCo Liability had been transferred, assigned or assumed as contemplated hereby.

(d) If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Delayed HoldCo Asset or the deferral of assumption of any Delayed HoldCo Liability, are obtained or made, and when any other legal impediments have been removed, the transfer or assignment of the applicable Delayed HoldCo Asset or the assumption of the applicable Delayed HoldCo Liability shall be effected in accordance with the terms of this Agreement.

Section 2.5 Waiver of Bulk-Sale and Bulk-Transfer Laws. To the extent permissible under applicable law, each party hereby waives compliance by the other party with the requirements and provisions of any “bulk-sale” or “bulk-transfer” laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the HoldCo Business Assets or RemainCo Business Assets, as applicable.

Section 2.6 Disclaimer of Representations and Warranties. Each of HoldCo and the Reorg Surviving Corporation (on behalf of itself and its respective successors, including RemainCo, and subsidiaries) understands and agrees that, except as expressly set forth herein or in the Principal Merger Agreement, no party to this Agreement is representing or warranting in any way as to (a) the assets, businesses or liabilities transferred or assumed as contemplated hereby or thereby, (b) any consents or approvals required in connection therewith, (c) the value or freedom from any security interests of, or any other matter concerning, any assets of such party, or (d) the absence of any defenses or right of set-off or freedom from counterclaim with respect to any claim or other asset, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as expressly set forth in the Principal Merger Agreement, all HoldCo Business Assets are being transferred on an “AS IS,” “WHERE IS” basis, and the respective transferees shall bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of any security interest.

ARTICLE III

CONVERSION; CVR SPIN TRANSACTIONS

Section 3.1 Conversion of Reorg Surviving Corporation. Immediately following the Reorg Effective Time and prior to the asset and liability transfer contemplated by Section 2.1 above (the “Business Transfer”), HoldCo shall cause the Reorg Surviving Corporation to convert from a Nevada corporation into a Delaware limited liability company (the “RemainCo Conversion” and the surviving entity following such conversion, “RemainCo”).

Section 3.2 Trust Contribution.

(a) Immediately following the RemainCo Conversion and Business Transfer, and prior to the consummation of the other transactions contemplated by Section 1.8(d) of the Principal Merger Agreement, HoldCo shall contribute, transfer, convey and deliver to the CVR Trust (the “Trust Contribution”) 75% of the issued and outstanding limited liability company units of RemainCo (the “Contributed Units”), to be held and administered by the Trustee in accordance with the CVR Trust Agreement for the benefit of the holders of CVRs, all as further described in and subject to Section 1.8(c) of the Principal Merger Agreement. Following the Trust Contribution, HoldCo shall retain the remaining 25% of the issued and outstanding limited liability company units of RemainCo. For the avoidance of doubt, the Trust Contribution shall be effected in the order and at the time specified in Section 1.8 of the Principal Merger Agreement, and shall occur after completion of the RemainCo Conversion and prior to the effective time under the Principal Merger Agreement.

(b) HoldCo shall (i) execute and deliver, and shall cause the applicable members of its group to execute and deliver, such unit transfer instruments, unit powers, limited liability company interest assignment agreements and other instruments of transfer or conveyance as may be necessary or advisable to effect the Trust Contribution, each in form and substance reasonably acceptable to the Company, and (ii) take all such further actions as may be necessary to register the CVR Trust as the holder of the Contributed Units in the books and records of RemainCo as of the time of the Trust Contribution. All instruments executed and delivered in connection with the Trust Contribution shall constitute “Transfer Documents” for purposes of Section 2.2 of this Agreement.

(c) HoldCo shall not take any action, and shall cause RemainCo not to take any action, that would impair, encumber or otherwise adversely affect the Contributed Units or HoldCo’s ability to effect the Trust Contribution, from and after the Reorg Effective Time hereunder through the consummation of the Trust Contribution.

Section 3.3 CVR Trust Agreement; CVR Agreement; Trust Proceeds Payment.

(a) HoldCo shall, as promptly as practicable following the date hereof and in any event prior to the Reorg Effective Time, negotiate in good faith and enter into (i) the CVR Trust Agreement, by and among HoldCo, the Trustee and such other parties as may be appropriate, in form and substance reasonably acceptable to each of the Company and Parent, and (ii) the CVR Agreement, in form and substance reasonably acceptable to each of the Company and Parent, in each case consistent with the requirements of Section 1.8 and Section 5.21 of the Principal Merger Agreement.

(b) The Company shall cooperate with and provide reasonable assistance to HoldCo in connection with the negotiation, preparation, execution and delivery of the CVR Trust Agreement and the CVR Agreement, including by providing Parent and its Representatives with drafts of such agreements and all reasonably requested information relating thereto, in accordance with the obligations of the Company under Section 5.21(b) of the Principal Merger Agreement.

(c) Neither HoldCo nor the Company shall amend, modify, supplement or waive any material provision of the CVR Trust Agreement or the CVR Agreement without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, the CVR Trust Agreement and the CVR Agreement shall each be in form and substance that is consistent in all material respects with the Principal Merger Agreement and shall not impose any obligations on HoldCo or the Company that are inconsistent with, or in addition to, the obligations contemplated by the Principal Merger Agreement.

(d) Conditioned upon the occurrence of the Trust Contribution in accordance with Section 3.2, HoldCo shall at the time of the Trust Contribution deliver to the Trustee an executed counterpart of the CVR Trust Agreement, together with such other documents or instruments as the Trustee may reasonably require to establish the CVR Trust and administer the Contributed Units in accordance with its terms.

Section 3.4 RemainCo Indemnification. The Company, in its own capacity and in its prospective capacity as the entity that will constitute RemainCo following the RemainCo Conversion, hereby acknowledges, agrees and covenants that, from and after the effective time under the Principal Merger Agreement, RemainCo shall indemnify and hold harmless Parent and its Affiliates (including HoldCo, following Closing) and their respective directors, officers and employees (collectively, the “Parent Indemnified Parties”) from and against any and all losses, damages, liabilities, claims, demands, actions, judgments, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or relating to any third-party claim to the extent relating to: (i) any of the assets, liabilities, operations or businesses of RemainCo (including the RemainCo Business Assets and the RemainCo Assumed Liabilities), whether arising before or after the effective time under the Principal Merger Agreement; or (ii) any failure of the Asset/Liability Transfer or the RemainCo Conversion to effectively transfer, assign, convey or vest any liability in RemainCo as contemplated by this Agreement or the Principal Merger Agreement. Such indemnification obligations shall be consistent in all respects with Section 5.22 of the Principal Merger Agreement and shall survive the closing of the transactions contemplated by the Principal Merger Agreement indefinitely.

Section 3.5 Sequencing of CVR Spin Transactions.

(a) The parties acknowledge and agree that, following the Reorg Effective Time and prior to the effective time under the Principal Merger Agreement, steps (i) through (iii) of the CVR Spin Transactions shall be effected in the following order, with each step being a condition to the subsequent step:

(i) RemainCo Conversion. First, immediately following the Reorg Effective Time and in any event prior to the effective time under the Principal Merger Agreement, HoldCo shall effect the RemainCo Conversion;

(ii) Business Transfer. Second, immediately following the completion of the RemainCo Conversion and in any event prior to the effective time under the Principal Merger Agreement, HoldCo shall effect the Business Transfer; and

(iii) Trust Contribution. Third, immediately following the completion of the Business Transfer and in any event prior to the effective time under the Principal Merger Agreement, HoldCo shall effect the Trust Contribution.

(b) Trust Proceeds Payment. Following the completion of the Trust Contribution and pursuant to the merger contemplated by the Principal Merger Agreement, HoldCo shall pay the Trust Proceeds Payment to each holder of record of HoldCo Common Stock and HoldCo Preferred Stock (on an as-converted-to-common basis) as of immediately prior to the effective time under the Principal Merger Agreement, in accordance with Section 1.14(b) of this Agreement and Section 1.8(d) of the Principal Merger Agreement.

(c) Each party hereto shall use its commercially reasonable efforts to cause each step of the CVR Spin Transactions described in Section 3.5(a) and (b) to be effected in accordance with the sequence and timing set out therein. No party shall take any action, or omit to take any action, that could reasonably be expected to disrupt or otherwise adversely affect the sequencing of the CVR Spin Transactions as required by this Section 3.5 and Section 1.8 of the Principal Merger Agreement.

(d) If any CVR Spin Transaction step cannot be completed on the timeline contemplated by this Section 3.5 as a result of a legal impediment, the failure to obtain any Approval or Notification, or any other reason, the parties shall cooperate in good faith to resolve such impediment as promptly as practicable.

Section 3.6 RemainCo LLC Agreement.

(a) Immediately upon and as part of the RemainCo Conversion, the limited liability company agreement of RemainCo shall be in the form attached hereto as Exhibit E (the “RemainCo LLC Agreement”), which shall govern RemainCo from and after the RemainCo Conversion.

(b) Costs and Expenses. All costs, fees and expenses incurred by RemainCo in connection with the preservation of RemainCo’s legal existence, the maintenance of the RemainCo Business Assets, and the prosecution of the Janssen Litigation during the Maintenance Period shall be borne by RemainCo and treated as RemainCo Assumed Liabilities in accordance with this Agreement and the Principal Merger Agreement.

ARTICLE IV

COVENANTS

Section 4.1 HoldCo Organizational Documents. The parties acknowledge and agree that the articles of incorporation and bylaws of HoldCo contain provisions identical to the articles of incorporation and bylaws of the Company, each as amended, which shall not be amended prior to the Reorg Effective Time.

Section 4.2 Further Assurances. From time to time, as and when requested by another party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including the Reorg Merger and the Business Transfer.

Section 4.3 Consummation of the Transaction. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Reorg Merger to occur upon the terms hereof.

Section 4.4 Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each party hereto shall use its commercially reasonable efforts to cause the Reorg Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Reorg Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE V

CONDITIONS TO CONSUMMATION

Section 5.1 Conditions to Each Party’s Obligation to Consummate the Reorg Merger. The respective obligations of each party hereto to consummate the Reorg Merger shall be subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the party for whose benefit such condition exists) of each of the following conditions as of the time of filing of the Articles of Merger with the Nevada Secretary of State:

(a) No Restraint. No law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity shall be in effect enjoining, restraining, preventing or prohibiting the consummation of the Reorg Merger or making the consummation of the Reorg Merger illegal.

(b) Principal Merger Agreement in Force. The Principal Merger Agreement shall be in full force and effect and shall not have been terminated pursuant to Article VII thereof (or otherwise). No termination notice shall have been delivered by any party to the Principal Merger Agreement and no event or condition shall have occurred and be continuing that would, with notice or lapse of time or both, give any party to the Principal Merger Agreement the right to terminate the Principal Merger Agreement pursuant to Article VII thereof.

(c) Parent Consent. Parent shall have provided its prior written consent to the consummation of the Reorg Merger, the Asset/Liability Transfer and the RemainCo Conversion, which consent shall not have been revoked or rescinded, consistent with the requirements of Section 5.21(b) of the Principal Merger Agreement.

(d) CVR Trust Agreement and CVR Agreement. The CVR Trust Agreement shall have been duly executed and delivered by HoldCo and the Trustee (and any other required parties thereto), and the CVR Agreement shall have been duly executed and delivered by the parties thereto, each in form and substance reasonably acceptable to the Company and Parent, consistent with the requirements of the Principal Merger Agreement.

Section 5.2 Frustration of Closing Conditions. Neither the Company, HoldCo nor Merger Sub may rely on the failure of any condition set forth in Section 5.1 to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement or the Principal Merger Agreement.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes, as if fully set forth herein.

Section 6.2 Termination.

(a) Mutual Consent. This Agreement may be terminated and the Reorg Merger contemplated hereby may be abandoned at any time prior to the Reorg Effective Time by action of the Board of Directors of the Company or the Board of Directors of Merger Sub if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and the Company, HoldCo and Merger Sub, and their respective stockholders, directors or officers, shall have no liability with respect to such termination and abandonment.

(b) Automatic Termination Upon Termination of the Principal Merger Agreement. This Agreement shall automatically terminate, without any action by any party hereto and without any liability of any party hereto, immediately upon the termination of the Principal Merger Agreement pursuant to Article VII thereof (or otherwise) for any reason. In the event of any such automatic termination, this Agreement shall become void and of no further force or effect, and the Company, HoldCo and Merger Sub, and their respective stockholders, directors and officers, shall have no liability with respect to such termination; provided, that notwithstanding the foregoing, if the Articles of Merger have already been filed with the Nevada Secretary of State and the Reorg Effective Time hereunder has already occurred prior to the time of such automatic termination, then (i) this Agreement shall not automatically terminate pursuant to this Section 6.2(b), (ii) the parties shall cooperate in good faith and use commercially reasonable efforts to unwind, to the fullest extent practicable, the transactions consummated pursuant to this Agreement (including by taking such actions as may be necessary to restore the parties to the positions they were in immediately prior to the Reorg Effective Time hereunder), and (iii) any costs or expenses incurred in connection with such unwinding shall be allocated between the parties as agreed in writing; provided further, that prior to the Reorg Effective Time hereunder, neither the Company nor HoldCo shall file the Articles of Merger if either party has knowledge that the Principal Merger Agreement has been or is reasonably expected to be terminated.

Section 6.3 Amendment. At any time prior to the Reorg Effective Time, this Agreement may, to the extent permitted by the NRS, be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by means of .pdf or similar graphic reproduction format or by means of digital signature software), whether by e-mail or other similar means of electronic transmission, and any electronic signature shall constitute an original for all purposes.

Section 6.5 No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies; provided that Parent shall be a third-party beneficiary of Sections 2.2, 2.3, 3.3, 3.4 and 5.1 hereof.

Section 6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the applicable principles of conflicts of laws of such State that would apply any other law.

Section 6.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 6.8 Entire Agreement. This Agreement (including the Exhibits hereto), together with the Principal Merger Agreement and the other documents and instruments referred to herein and therein, constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers as of the date first written above.

XOMA ROYALTY CORPORATION

By:
Name:
Title:

XOMA ROYALTY HOLDINGS CORP.

By:
Name:
Title:

XRH MERGER SUB, CORP.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Amended and Restated Articles of Incorporation of XOMA Royalty Holdings Corp.

[See separate attachment]

Exhibit B

Amended and Restated Bylaws of XOMA Royalty Holdings Corp.

[See separate attachment]

Exhibit C

Amended and Restated Articles of Incorporation of XOMA Royalty Corporation

[See separate attachment]

Exhibit D

Amended and Restated Bylaws of XOMA Royalty Corporation

[See separate attachment]

Exhibit E

RemainCo LLCA

[See separate attachment]

Annex C

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of April 27, 2026 (this “Agreement”), is entered into by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), and each of the signatories named on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, each Stockholder is, as of the date hereof, the record or beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act of the number of Shares [and Series X Preferred Shares] as set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Flex Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and XOMA Royalty Corporation, a Nevada corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of April 27, 2026 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth therein;

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and suﬃciency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Voting Agreement.

1.1 During the Agreement Period (as defined in Section 4.1 below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Shares [or of the Series X Preferred Shares], including the Company Stockholders’ Meeting, however called, and in connection with any written consent of the holders of the Shares [or the Series X Preferred Shares], such Stockholder shall appear at such meeting or otherwise cause all of such Stockholder’s Subject Shares (as defined in Section 2.1(d) below), to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(a) in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of the transactions contemplated in the Merger Agreement and any actions related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Company Stockholders’ Meeting to a later date if there are not suﬃcient votes for adoption of the Merger Agreement on the date on which the Company Stockholders’ Meeting is held; and

(b) against (A) any Acquisition Proposal or any acquisition agreement related to such Acquisition Proposal; (B) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement; (C) each of the following actions (other than the transactions contemplated in the Merger Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (II) any sale, lease, license or other transfer of a material amount of the assets of the Company or any of its Subsidiaries, taken as a whole and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (D) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated in the Merger Agreement.

1.2 Each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters, other than those set forth in Section 1.1, that are at any time or from time to time presented for consideration to the holders of the Shares generally.

1.3 [Each Stockholder that is a record or beneficial owner of any Series X Preferred Shares hereby agrees and consents to the terms and provisions of the Merger Agreement as they pertain or otherwise apply to the Series X Preferred Shares, for all purposes of the Merger Agreement, the Series X Certificate of Designation, the Company Articles, any Contract between such Stockholder and the Company, the NRS or any other applicable Law.]

1.4 Irrevocable Proxy.

(a) Each Stockholder that is a record or beneficial owner of any Subject Shares hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to such Subject Shares inconsistent with the terms hereof. Each Stockholder that is a record or beneficial owner of any Subject Shares hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on its behalf, for and in the name, place and stead of such Stockholder, to (i) vote, express consent or dissent or issue instructions to such Stockholder to vote such Subject Shares in accordance with the provisions of Section 1.1 at any meeting of the holders of such Subject Shares, including the Company Stockholders’ Meeting, however called, addressing such matters, and (ii) grant or withhold, or issue instructions to such Stockholder to grant or withhold, in accordance with the provisions of Section 1.1, all written consents with respect to the Subject Shares addressing such matters.

(b) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable, and shall survive and not be affected by the liquidation, dissolution or bankruptcy of the Stockholder if such Stockholder is not an individual, or the death, incapacity, mental illness or insanity of the Stockholder if such Stockholder is an individual, and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement in accordance with Section 4.1. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.4(b) is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 1.1. Parent covenants and agrees with Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 1.1.

(c) For the avoidance of doubt, nothing in this Agreement prevents any Stockholder from voting or issuing instructions, including any proxy to vote (or maintaining any such instructions or proxy), at its discretion, all Subject Shares at the Company’s annual meeting of stockholders of the Company, on the matters described in the Company’s proxy statement disseminated to holders of securities of the Company prior to the date hereof.

2. Representations and Warranties.

2.1 Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows as of the date hereof:

(a) Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity (the “Enforceability Exceptions”). If such Stockholder is a married individual, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse (including pursuant to Section 3.7) and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (B) assuming that each of the filings referred to in Section 2.1(c)(ii) are made and any applicable waiting periods referred to therein have expired, contravene, conflict with or result in a violation or breach of any provision of any Laws applicable to such Stockholder, (C) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any provision of any Contract binding on such Stockholder or (D) result in the creation or imposition of any Lien upon such Stockholder’s Subject Shares (except for any applicable restrictions on transfer under the Securities Act or as created by this Agreement (the “Permitted Exceptions”)).

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities Laws and the rules and requirements of Nasdaq, and (B) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse eﬀect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d) Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Laws) is, and at all times during the Agreement Period will be, the record or beneficial owner of such Shares [and Series X Preferred Shares] as set forth opposite the name of such Stockholder on Schedule I hereto (together with any Shares[, Series X Preferred Shares] or other securities that may become subject to this Agreement as provided in Section 3.4, [including pursuant to the conversion of any Series X Preferred Shares set forth in Section 3.9,] the “ Subject Shares”) free and clear of any Liens (except for the Permitted Exceptions) and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only securities of the Company beneficially owned by such Stockholder on the date hereof, and such Stockholder does not beneficially own any other securities of the Company.

(e) Proxy. Except for this Agreement (including Section 1.4), none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares, on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or aﬀecting such Stockholder or any of such Stockholder’s Subject Shares that could reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Aﬃliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

2.2 Representations and Warranties of Parent. Parent hereby represents and warrants, as of the date hereof, to each Stockholder as follows:

(a) Organization. Parent has been duly organized, is validly existing and in good standing (where such concept is recognized under applicable law) under the Laws of Delaware.

(b) Authorization. Parent has the requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms, except as enforceability may be limited by the Enforceability Exceptions.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the certificate of incorporation and bylaws of Parent, (B) violate any Law or judgment of any Governmental Entity applicable to Parent, or (C) result in any violation or breach of any Contract to which Parent is a party, other than in the case of clauses (A), (B) and (C) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such the ability of Parent to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any rules or regulations of Nasdaq, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse eﬀect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

3. Covenants.

3.1 No Solicitation. During the Agreement Period, each Stockholder, solely in his, her or its capacity as a stockholder of the Company, agrees that it, he or she will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 5.3 of the Merger Agreement.

3.2 No Proxies for or Dispositions of Securities of the Company. Except pursuant to the terms of this Agreement [(including Section 1.4)], no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first oﬀer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares or any other securities of the Company (any transaction described in this clause (ii), a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares or any other securities of the Company, or (iv) otherwise permit any Liens (other than the Permitted Exceptions) to be created on any Subject Shares or other securities of the Company held or owned by such Stockholder. Notwithstanding the foregoing, the restrictions set forth in this Section 3.2 shall not prohibit any Transfer of Subject Shares by a Stockholder to an Affiliate of such Stockholder; provided, that (A) such Affiliate transferee shall have executed and delivered to Parent a joinder to this Agreement, in form and substance reasonably acceptable to Parent, agreeing to be bound by the terms of this Agreement with respect to such transferred Subject Shares, and (B) such Transfer shall not relieve the transferring Stockholder of its obligations hereunder.

3.3 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder’s identity and holding of Subject Shares and other securities of the Company, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Laws in any press release, any registration statement, any schedules and documents filed or furnished by Parent or the Company with the SEC or any other disclosure document in connection with the transactions contemplated by the Merger Agreement, and (b) agrees promptly to give to Parent (or the Company, if so directed by Parent) any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC.

3.4 Additional Subject Shares. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of the Company with voting rights or any other voting interest with respect to the Company, such securities of the Company and voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares and securities of the Company set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. Each Stockholder shall promptly notify Parent of any such event.

3.5 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Shares [or the Series X Preferred Shares] by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such Shares[, Series X Preferred Shares and Conversion Shares (as defined in the Series X Certificate of Designation), as the case may be,] as well as all such stock dividends and distributions and any securities into which or for which any or all of such Shares[, Series X Preferred Shares or Conversion Shares] may be changed or exchanged.

3.6 Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any rights such Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the other transactions contemplated by the Merger Agreement and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Aﬃliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any other transactions contemplated in the Merger Agreement, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the other transactions contemplated in the Merger Agreement; provided, however, that the foregoing clause (b) shall not restrict any Stockholder from (x) bringing any claim for fraud, willful misconduct or bad faith, or (y) enforcing rights to receive the Merger Consideration or other amounts due to such Stockholder under the Merger Agreement.

3.7 Spousal Consent. If Stockholder is a married individual and any of the Subject Shares or other securities of the Company constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Exhibit A.

3.8 Certain Transactions Involving Parent Common Stock. During the Agreement Period, each Stockholder agrees not to enter into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future oﬀer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), including any hedge, swap or other similar arrangement, of any common stock of Parent (“Parent Common Stock”), whether owned of record or beneficially by such Stockholder, or any interest in any Parent Common Stock (whether owned of record or beneficially by such Stockholder), other than with the prior written consent of Parent or as may be specifically permitted pursuant to a written Contract between such Stockholder and Parent governing the transferability of Parent Common Stock or any interest in any Parent Common Stock. Any transaction in violation of this Section 3.8 shall be null and void and of no eﬀect whatsoever. Notwithstanding the foregoing, this Section 3.8 shall not restrict (a) any Stockholder from selling, transferring or otherwise disposing of any Parent Common Stock received as Merger Consideration (or any Parent Common Stock acquired in the open market after the Effective Time), (b) any hedging, swap or similar arrangement by a Stockholder with respect to Parent Common Stock entered into prior to the date hereof, or (c) transfers of Parent Common Stock among Affiliates of a Stockholder.

3.9 [Conversion.

(a) Promptly following the date of this Agreement, each Stockholder shall, or cause its Affiliates to, as applicable, (a) deliver a written notice to the Company to increase its Beneficial Ownership Limitation (as defined in the Series X Certificate of Designation) to 45% pursuant to Section 6(c) of the Series X Certificate of Designation, and (b) request in writing a waiver from the Company of the sixty-one (61) day notice period set forth in Section 6(c) of the Series X Certificate of Designation and take all actions necessary to obtain such waiver.

(b) Promptly following the execution of this Agreement, each Stockholder shall deliver to the Company a Notice of Conversion (as defined in the Series X Certificate of Designation), which shall specify a “Date to Effect Conversion”, that may be no later than three (3) Business Days prior to the record date for the Company Stockholders’ Meeting, providing for the conversion of all Series X Preferred Shares owned by such Stockholder, upon which such Stockholder shall be entitled to receive the Conversion Shares issuable upon such conversion in accordance with, and subject to the terms and conditions of, the Series X Certificate of Designation (such shares, the “Stockholder Conversion Shares”). Each Stockholder shall use its reasonable best efforts to cooperate in good faith to facilitate the timely issuance and delivery of such Stockholder Conversion Shares in accordance with the Series X Certificate of Designation.]

3.10 Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best eﬀorts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

4. Miscellaneous.

4.1 Termination. This Agreement shall automatically terminate and become void and of no further force or eﬀect on the earlier of (the period from the date hereof through such earlier time being referred to as the “Agreement Period”): (a) the Eﬀective Time; (b) the termination of this Agreement by written notice from Parent to each Stockholder; and (c) the termination of the Merger Agreement in accordance with its terms; provided, that (i) any representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time if, by their terms, apply, or are to be performed in whole or in part, after the Effective Time, (ii) Section 1.2, and Section 3.1 shall survive any termination effected pursuant to the foregoing clause (a), and (iii) upon termination of this Agreement, all other obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, further, that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon any Adverse Recommendation Change unless the Merger Agreement, is terminated in accordance with its terms.

4.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares or other securities of the Company. All rights, ownership and economic benefits of and relating to the Subject Shares and applicable securities of the Company shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares or such securities of the Company, except as otherwise provided herein.

4.3 Representations and Warranties. Except for any representations and warranties that survive pursuant to Section 4.1, the representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Agreement Period.

4.4 Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be eﬀective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of deliver if by e-mail (provided, that (i) no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall in each case of (x) and (y) be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Parent, to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200, Jupiter, Florida

Attention: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Ligand Pharmaceuticals Incorporated

555 Heritage Drive, Suite 200, Jupiter, Florida

Attention: [***]

Email: [***],

and:

Paul Hastings LLP

200 Park Avenue, New York, NY 10166

Attention: [***]

E-mail: [***]

(ii)	if to a Stockholder:

As set forth on the signature page to this agreement.

4.6 The provisions set forth in Section 8.6 (Interpretation), Section 8.7 (Entire Agreement), Section 8.9 (Governing Law), Section 8.10 (Submission to Jurisdiction), Section 8.12 (Specific Performance), Section 8.14 (Severability), Section 8.15 (Waiver of Jury Trial), Section 8.16 (Counterparts), Section 8.17 (Electronic Signature) and Section 8.18 (No Presumption Against Drafting Party) of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

4.7 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

4.8 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Aﬃliates at any time; provided, that such transfer or assignment shall not relieve Parent of respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent.

4.9 Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder’s Subject Shares and other securities of the Company, and nothing herein shall limit or aﬀect in any way any actions that may be hereafter taken by him, her or it in his, her or its capacity as an employee, oﬃcer or director of the Company or any of its Subsidiaries, and no such action or omission shall constitute a breach of this Agreement.

4.10 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not such transactions are consummated.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized oﬃcers as of the day and year first above written.

LIGAND PHARMACEUTICALS INCORPORATED

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

Schedule I

Stockholder Name	Securities of the Company Beneficially Owned

EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of that certain Voting and Support Agreement, (the “Voting Agreement”), dated as of April 27, 2026 by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”) and each of the individuals and entities listed on the signature pages thereto, including         (the “Stockholder”), I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Voting Agreement and clearly understand the provisions contained therein.

I hereby approve the Voting Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Voting Agreement. I agree to be bound by and accept the provisions of the Voting Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Subject Shares (as defined in the Voting Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Voting Agreement.

(Signature)

Name:

(Please Print)

Dated:

Annex D

April 26, 2026

The Board of Directors

XOMA Royalty Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than the holders of Excluded Shares, as defined below) of the outstanding shares of common stock, par value $0.0075 per share (the “Shares”) of XOMA Royalty Corporation, a Nevada corporation (the “Company”), of the Closing Amount (as defined below) proposed to be paid to such holders pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), Flex Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.

Pursuant to the Merger Agreement, prior to the Effective Time, the Company shall effect a holding company reorganization (the “Holding Company Reorganization”) pursuant to Nevada Revised Statutes (“NRS”) 92A.180 through 92A.199 (or such other applicable provisions of the NRS), whereby, among other things, (a) “HoldCo,” a Nevada corporation and newly formed, direct, wholly owned subsidiary of the Company, shall become the holding company of the Company, (b) “HoldCo Merger Sub,” a Nevada corporation and direct, wholly owned subsidiary of HoldCo, shall merge with and into the Company, with the Company surviving as a direct, wholly owned subsidiary of HoldCo, and (c) each Share issued and outstanding immediately prior to the effectiveness of the Holding Company Reorganization shall automatically be converted into one share of common stock of HoldCo, having the same rights, powers and preferences as such Share. References in this opinion to the Shares and to the Company in respect of periods after the Holding Company Reorganization refer to the Shares or the Company, as applicable, after giving effect to the Holding Company Reorganization and the conversion of the Shares into shares of common stock of HoldCo.

Pursuant to the Merger Agreement, following the completion of the Holding Company Reorganization, (a) immediately prior to the Effective Time, HoldCo shall cause the Company to transfer, assign, convey and deliver to HoldCo (or one or more designees of HoldCo) the HoldCo Business Assets and HoldCo Business Liabilities (such transactions, collectively, the “Asset/Liability Transfer”); (b) following the Asset/Liability Transfer, HoldCo shall cause the Company to convert from a Nevada corporation into a limited liability company (the “RemainCo Conversion”), and following such conversion the Company shall continue (“RemainCo”); (c) following the RemainCo Conversion, HoldCo shall contribute 75% of the issued and outstanding limited liability company units of RemainCo to the CVR Trust (the “Trust Contribution”), to be held and administered by the Trustee in accordance with the CVR Trust Agreement for the benefit of the holders of CVRs; and (d) following the Trust Contribution and pursuant to the Merger, HoldCo shall pay, on a pro rata basis, to each holder of record

LEERINK PARTNERS LLC

LEERINK.COM

BOSTON | CHARLOTTE | CHICAGO | LOS ANGELES | MIAMI | NASHVILLE | NEW YORK | SAN FRANCISCO

LEERINK PARTNERS UK LIMITED

LONDON

D-1

The Board of Directors

XOMA Royalty Corporation

April 26, 2026

of HoldCo common stock and HoldCo preferred stock (on an as-converted-to-common basis) as of immediately prior to the Effective Time as additional Merger Consideration, contingent value rights (a “CVR”) representing the right to receive contingent payments derived from the CVR Trust’s interest in RemainCo in accordance with the CVR Agreement (the foregoing, collectively, the “CVR Transaction”). Under certain circumstances set forth in the Merger Agreement, the CVR Transaction may be effected through an alternative CVR structure; references in this opinion to the CVR Transaction and the CVRs include such alternative CVR structure and the contingent value rights issued under any such alternative structure.

Pursuant to the Merger Agreement, following the Holding Company Reorganization, the RemainCo Conversion and the Trust Contribution, at the Effective Time, Merger Sub shall be merged with and into HoldCo (the “Merger;” the transactions contemplated by the Merger Agreement, including the Holding Company Reorganization and the CVR Transaction, collectively are referred to herein as the “Transaction”), with HoldCo continuing as the surviving corporation, and pursuant to the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be converted into the right to receive (i) $39.00 (the “Closing Amount”), without interest and subject to deduction for any required withholding tax plus (ii) an amount of CVRs as determined in accordance with the Merger Agreement. As used herein, “Excluded Shares” means (A) Shares held in the treasury of HoldCo or owned, directly or indirectly, by Parent, Merger Sub, HoldCo or any wholly-owned Subsidiary of HoldCo immediately prior to the Effective Time, each of which shall automatically be cancelled and shall cease to exist and (B) Shares, if any, that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to assert any right of dissent or make any demand for appraisal of such Shares pursuant to, the provisions of NRS Chapter 92A and who complies in all respects with, the applicable provisions of the NRS. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

We have been engaged by the Company to act as its financial advisor in connection with the Transaction and we will receive a fee from the Company for providing such services, a portion of which is payable upon delivery of this opinion and the remaining (and principal) portion of which is contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

Leerink Partners LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. We have previously provided certain investment banking services to the Company and its affiliates, as well as to the Parent and its affiliates, unrelated to the proposed Transaction, for which we have received customary compensation. In the past two years, we have served as sales agent under the Company’s at-the-market sales agreement since October 2025 and received fees thereunder, and, with respect to the Parent, as a joint bookrunner in connection with its Rule 144A offering of Convertible Senior Notes in August 2025, for which we received fees, and as sales agent under its at-the-market sales agreement entered into in March 2026, for which we have not received any fees. In the ordinary course of business, we may, in the future, provide investment banking services to the Company, Parent or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of our trading and brokerage activities, we have in the past held and may in the future hold positions, for our own account or the accounts of our customers, in equity, debt or other securities of the Company, Parent, or their respective affiliates.

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, Parent, and the Transaction and other participants in the Transaction that differ from the views of our investment banking personnel.

D-2

The Board of Directors

XOMA Royalty Corporation

April 26, 2026

In connection with this opinion, we have reviewed, among other things: (i) a draft dated April 26, 2026 of the Merger Agreement, as provided to us by the Company; (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed by the Company with the Securities and Exchange Commission (the “SEC”); (iii) certain Current Reports on Form 8-K, as filed by the Company with, or furnished by the Company to, the SEC; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company, as furnished to, and approved for use by, us for purposes of our analysis (the “Internal Data”). We have also conducted discussions with members of the senior management and representatives of the Company regarding the Internal Data. In addition, we reviewed publicly available financial and stock market data for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Furthermore, for purposes of this opinion, at your direction we have ascribed no value to the CVRs issuable pursuant to the Merger Agreement.

We have assumed, at your direction, that the final executed Merger Agreement will not differ in any respect material to our analysis or this opinion from the last version of the Merger Agreement reviewed by us. We have also assumed, at your direction, that the representations and warranties made by the Company and Parent and Merger Sub in the Merger Agreement are and will continue to be true and correct in all respects material to our analysis. Furthermore, we have assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or its ability to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency, or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Shares (other than Excluded Shares) of the Closing Amount proposed to be paid to such holders pursuant to the terms of the Merger Agreement. We have not been asked to, nor do we express any view

D-3

The Board of Directors

XOMA Royalty Corporation

April 26, 2026

on, and our opinion does not address, any other term or aspect of the Merger Agreement, the Holding Company Reorganization, the CVR Transaction, or any other term or aspect of the Transaction, including, without limitation, the structure or form of the Transaction, the form or any other terms of the CVR, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any other party, or class of such persons in connection with the Transaction, whether relative to the Closing Amount proposed to be paid to holders of Shares pursuant to the terms of the Merger Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company as to whether or how such stockholder should vote or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. This opinion has been authorized by the Leerink Partners LLC Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, it is our opinion that, as of the date hereof, the Closing Amount proposed to be paid to the holders of Shares (other than Excluded Shares) pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Leerink Partners LLC

D-4

Annex E

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 2026 (this “Agreement”), is entered into by and among XOMA CVR Trust, a Delaware statutory trust (the “CVR Trust”), XOMA Royalty LLC, a Delaware limited liability company, solely in its capacity as manager and administrator of the CVR Trust under the CVR Trust Agreement and solely for the limited purposes expressly set forth herein (in such capacity, the “Manager”), and Wilmington Trust, National Association, a national banking association, as initial Rights Agent (as defined herein), and XOMA Royalty Holdings Corporation, a Nevada corporation (“HoldCo”), only until its obligations set forth in Section 2.1(a), Section 2.3(b), Section 2.3(e), Section 4.1 have been completed.

PREAMBLE

WHEREAS, on April 27, 2026, XOMA Royalty Corporation, a Nevada corporation (“XOMA Royalty Corp”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), by and among XOMA Royalty Corp, Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Parent”), Flex Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and HoldCo, pursuant to which (and on the terms and subject to the conditions thereof) Merger Sub will merge with and into HoldCo (the “Merger”), with HoldCo surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, prior to the Effective Time of the Merger, the parties to the Merger Agreement effected the Holding Company Reorganization, pursuant to which HoldCo was interposed as a holding company between XOMA Royalty Corp and its stockholders, and immediately following which the holders of XOMA Royalty Corp common stock, Series A preferred stock, Series B preferred stock and Series X convertible preferred stock became holders of correspondingly designated classes of HoldCo capital stock;

WHEREAS, in accordance with Section 1.8 of the Merger Agreement, HoldCo caused XOMA Royalty LLC to transfer to HoldCo (or one or more designees) all assets and liabilities of XOMA Royalty LLC other than those constituting the assets, claims and liabilities relating to the Janssen Litigation, with the result that XOMA Royalty LLC retained only such assets, claims and liabilities (the “Asset/Liability Transfer”);

WHEREAS, immediately before the Asset/Liability Transfer, XOMA Royalty Corp converted from a Nevada corporation into a Delaware limited liability company under the name “XOMA Royalty LLC” (“XOMA Royalty LLC,” and such conversion, the “XOMA Royalty LLC Conversion”), with its limited liability company interests designated in a single class of equity designated as the “CLAIM Units” (Compensation for Licensed Antibody IP Misappropriation), entitling the holders thereof to the Net Litigation Proceeds (if any), as more fully set forth in the XOMA Royalty LLC Agreement;

WHEREAS, following the Asset/Liability Transfer, HoldCo contributed 75% of the issued and outstanding CLAIM Units to the CVR Trust, to be held and administered as provided in the CVR Trust Agreement (the “Trust Contribution”), in connection with which the CVR Trust granted to HoldCo a direct contractual right to receive payments in respect of the CLAIM Units so contributed (the “Trust Distribution Right”);

WHEREAS, following the Trust Contribution and pursuant to the Merger, HoldCo shall pay, on a pro rata basis, to the Persons entitled to receive CVRs pursuant to the Merger Agreement, one CVR per share of HoldCo Common Stock and HoldCo Preferred Stock (on an as-converted-to-common basis, including shares of HoldCo Common Stock underlying the Company equity awards described in Sections 2.1(e), 2.1(f) and 2.2 of the Merger Agreement) as additional Merger Consideration, representing the right to receive contingent payments derived from the CVR Trust’s interest in XOMA Royalty LLC pursuant to this Agreement (the “CVR Payment”);

WHEREAS, immediately following the Trust Contribution, the CVR Trust is the record holder of 75% of the issued and outstanding CLAIM Units, and HoldCo is the record holder of 25% of the issued and outstanding CLAIM Units;

WHEREAS, the CVR Payment is intended to constitute a complete, final and irrevocable payment by HoldCo of HoldCo’s entire Trust Distribution Right and other entitlement to receive contingent payments from the CVR Trust in respect of the CLAIM Units contributed to the CVR Trust; from and after the CVR Payment, (a) HoldCo shall have no further obligation, liability or responsibility (whether for payment, indemnification, recourse, contribution or otherwise) to the Holders or any other Person in respect of the CVRs, the CVR Consideration or any Net Litigation Proceeds Amount, (b) the Holders shall look solely to the CVR Trust (and not to HoldCo, Parent, XOMA Royalty LLC or any of their respective Affiliates) for payment of the CVR Consideration and for the exercise of any rights or remedies in respect of the CVRs, and (c) the CVR Trust, and not HoldCo, shall be the sole obligor with respect to the payment of the CVR Consideration; and the parties intend that the CVRs not be reflected as a liability of HoldCo for U.S. Generally Accepted Accounting Principals (“GAAP”), U.S. federal income tax or any other purpose, except to the extent otherwise required by applicable Law, GAAP, SEC guidance or a final determination by a governmental authority;

WHEREAS, the parties intend the Intended Tax Treatment; and

WHEREAS, the parties have done all things necessary to make the CVRs, when issued hereunder, the valid obligations of the CVR Trust and to make this Agreement a valid and binding agreement of the CVR Trust, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them as follows:

“Acting Holder(s)” means, at the relevant time, the registered or beneficial Holder or Holders of more than 40% of the total number of CVRs registered at such time, as set forth on the CVR Register (in the case of registered Holders) or as documented in accordance with Section 4.2(e) (in the case of beneficial Holders). For purposes of this definition, “beneficial” ownership has the meaning given in Rule 13d-3 under the Exchange Act.

“Affiliate” shall have the meaning given to such term in Rule 12b-2 under the Exchange Act.

“Bad Faith” means any reckless disregard to actions, or intentional actions, in each case that constitute dishonesty or deception.

“Business Day” means any day other than a day on which banks in the State of New York or the State of Delaware are authorized or obligated to be closed.

“CD Consideration” has the meaning set forth in Section 2.1(d).

“Claim Disposition” means, during the term of this Agreement, (i) the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than HoldCo, Parent or any of their respective Affiliates) of XOMA Royalty LLC Units representing 100% of the outstanding voting interests of XOMA Royalty LLC, or (ii) a sale, transfer or other disposition of all or substantially all of the Janssen Litigation claims by XOMA Royalty LLC for consideration other than cash.

“CLAIM Units” means the series of limited liability company interests in XOMA Royalty LLC designated as CLAIM Units (Compensation for Licensed Antibody IP Misappropriation) under the XOMA Royalty LLC Agreement.

“Closing” means the consummation of the Merger.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“CVR” means a contractual right of a Holder entitling the Holder to all the benefits and burdens of ownership of an interest in XOMA CVR Trust, representing an undivided ownership interest in a CLAIM Unit, representing an entitlement to the Net Litigation Proceeds Amount or any CD Consideration, as applicable.

“CVR Trust” means XOMA CVR Trust, a Delaware statutory trust formed pursuant to the CVR Trust Agreement.

“CVR Consideration” means the Net Litigation Proceeds Amount or any CD Consideration, as applicable.

“CVR Trust Agreement” means that certain Trust Agreement of XOMA CVR Trust, dated as of the date hereof, by and among HoldCo, the Manager, the Trustee, the resident trustee named therein and the other parties named therein, as the same may be amended from time to time in accordance with its terms.

“Effective Time” means the time at which the Merger becomes effective pursuant to the Merger Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Registration Requirement” means any requirement that the CVRs or any class of interests in the CVR Trust be registered under Section 12(g) of the Exchange Act or that the CVR Trust, HoldCo, XOMA Royalty LLC, Parent or any of their respective Affiliates become subject to periodic reporting obligations under Section 13 or Section 15(d) of the Exchange Act, in each case solely as a result of the CVRs, the CVR Payment, the terms of this Agreement or any Transfer or proposed Transfer of CVRs.

“HoldCo Common Stock” means the common stock of HoldCo, par value $0.0075 per share.

“HoldCo Preferred Stock” means the Series A preferred stock, Series B preferred stock and (to the extent then outstanding) Series X convertible preferred stock of HoldCo, in each case having terms substantially identical to the corresponding series of XOMA Royalty preferred stock outstanding immediately prior to the Holding Company Reorganization.

“HoldCo Stock” means the HoldCo Common Stock and the HoldCo Preferred Stock.

“Holder” means, at the relevant time, a Person in whose name CVRs are registered in the CVR Register.

“Holding Company Reorganization” means the holding company reorganization described in the Merger Agreement and in the recitals hereto.

“Intended Tax Treatment” has the meaning set forth in Section 4.4.

“Janssen Litigation” means the litigation styled XOMA (US) LLC and XOMA Royalty Corporation v. Janssen Biotech, Inc. and Johnson & Johnson Innovative Medicine, Case No. 2:25-CV-04484-JHS (E.D. Pa.),

and any related claims, counterclaims, demands, proceedings, settlements, and rights of recovery arising out of or relating to the dispute between XOMA Royalty Corp (now XOMA Royalty LLC) and Janssen Biotech, Inc. (now Johnson & Johnson Innovative Medicine) regarding the commercialization of TREMFYA® (guselkumab) and amounts owed in respect of guselkumab arising under or relating to the MorphoSys License (as defined in the Merger Agreement) (and any successor or related agreements or sublicenses).

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Manager” has the meaning set forth in the Preamble.

“Manager Certificate” means a certificate signed by an authorized officer of the Manager, in its capacity as Manager of the CVR Trust under the CVR Trust Agreement, and delivered on behalf of the CVR Trust.

“Merger Consideration” means the consideration payable pursuant to the Merger Agreement in respect of HoldCo Stock, including the CVRs.

“Net Litigation Proceeds” means the cash proceeds actually received by XOMA Royalty LLC (or any successor thereto) following the Effective Time from the resolution, enforcement, collection, monetization or other disposition (whether by settlement, judgment, license, sale, assignment, transfer or otherwise) of the Janssen Litigation, including any judgment interest, post-judgment interest, settlement interest and cash proceeds from the monetization of any non-cash consideration received in respect of the Janssen Litigation, less, without duplication, (a) all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees, expert fees, enforcement and collection costs and financing costs) incurred by XOMA Royalty LLC in the prosecution, defense, enforcement, collection, monetization or resolution of the Janssen Litigation following the Effective Time, in each case to the extent not previously netted in calculating Net Litigation Proceeds, and (b) Taxes, if any, imposed on XOMA Royalty LLC with respect to such proceeds.

“Net Litigation Proceeds Amount” means, with respect to any Net Litigation Proceeds Trigger, an amount in cash equal to 100% of the cash distribution actually received by the CVR Trust from XOMA Royalty LLC in respect of the CLAIM Units held by the CVR Trust, less the reserves and amounts permitted to be retained or applied by the CVR Trust pursuant to Section 3.4 (Expenses; Distributions) of the CVR Trust Agreement. It is understood that the CVR Trust holds 75% of the issued and outstanding CLAIM Units and HoldCo or its successor holds 25% of the issued and outstanding CLAIM Units, and that distributions by XOMA Royalty LLC in respect of CLAIM Units, if and when made, are expected to be made in accordance with the relative holdings of CLAIM Units and the XOMA Royalty LLC Agreement.

“Net Litigation Proceeds Trigger” means the actual receipt by the CVR Trust of any cash distribution from XOMA Royalty LLC in respect of Net Litigation Proceeds following the Effective Time; provided, however, that in no event shall (i) the receipt by the CVR Trust of any reimbursement of costs or expenses in accordance with this Agreement or the CVR Trust Agreement or (ii) a Claim Disposition constitute a Net Litigation Proceeds Trigger.

“Permitted Transfer” means a Transfer of one or more CVRs that satisfies the Transfer Compliance Condition and is effected (a) upon the death of the Holder by will or intestacy; (b) to or by a trust, the beneficiaries of which include only the Holder or members of the Holder’s immediate family, or in the case of a testamentary trust, the beneficiaries of which include only Persons to whom the CVRs would be transferable upon the death of the trustee or settlor by will or intestacy; (c) pursuant to a court order of a court of competent jurisdiction (including in connection with divorce, bankruptcy, insolvency or similar proceedings); (d) by operation of law (including a consolidation, merger or similar transaction); (e) if the Holder is a partnership, limited liability company, trust, corporation or other entity, by a pro rata distribution from such Holder to its partners, members, beneficiaries, stockholders or other equity holders or beneficial owners, including in connection with the dissolution, liquidation, termination or winding up by such entity; (f) by gift, without consideration, to any organization described in Section 501(c)(3) of the Code, or to a donor advised fund maintained by such an organization; (g) in the case of CVRs held by a nominee, broker, custodian or similar intermediary on behalf of a beneficial owner, transfers between such intermediary and the beneficial owner, or between such intermediary and another nominee, broker, custodian or similar intermediary holding for the same beneficial owner, in each case effected on the books of the Rights Agent; (h) to the CVR Trust or HoldCo; or (i) any subsequent Transfer by a Permitted Transferee that itself qualifies as a Permitted Transfer; provided that, in each case, such Transfer may be registered only in accordance with Section 2.3(c).

“Person” means any individual, corporation, partnership, joint venture, estate, trust, company, firm, limited liability company, society or other enterprise, association, organization or any other entity not specifically listed herein, including any governmental authority.

“Pro Rata Share” means, with respect to any Holder, the quotient obtained by dividing (a) the aggregate number of CVRs held by such Holder by (b) the aggregate number of outstanding CVRs held by all Holders, in each case, as reflected in the CVR Register.

“Record Date” means the date specified for such purpose in the Merger Agreement and any related notice to Holders, which date shall be no earlier than the date of this Agreement and no later than the Closing Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have been appointed pursuant to Article 3 of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest imposed by a governmental authority with respect thereto.

“Transfer” means transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), the offer to make such a transfer or other disposition, and each contract, commitment, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

“Transfer Compliance Condition” means, with respect to any proposed Transfer, that such Transfer (a) may be effected without registration of the CVRs or any class of interests in the CVR Trust under the Securities Act, the Exchange Act (including Section 12(g) thereof) or any applicable state securities laws and without requiring the CVR Trust, HoldCo, XOMA Royalty LLC, Parent or any of their respective Affiliates to become subject to any Exchange Act Registration Requirement, (b) would not, as determined by the Manager in good faith after consultation with counsel if the Manager deems such consultation appropriate, cause or reasonably be expected to cause an Exchange Act Registration Requirement, and (c) would not, as determined by the Manager in good faith after consultation with counsel if the Manager deems such consultation appropriate, cause or reasonably be expected to cause the CVR Trust to fail to be classified as a fixed investment trust treated as a grantor trust for U.S. federal income tax purposes or cause XOMA Royalty LLC to be classified as an association taxable as a corporation for U.S. federal income tax purposes. For purposes of this definition, the

Manager may rely on the CVR Register and on any certificates, representations or other information provided by the transferor, the proposed transferee, the Rights Agent or any nominee, broker, custodian or similar intermediary.

“Transfer Approval Certificate” means a certificate signed by an authorized officer of the Manager, in its capacity as Manager of the CVR Trust under the CVR Trust Agreement, certifying that the proposed Transfer described therein has been approved by the Manager as a Permitted Transfer.

“Trust Assets” has the meaning set forth in the CVR Trust Agreement.

“Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely in its capacity as trustee, until a successor Trustee has been appointed in accordance with the CVR Trust Agreement, and thereafter “Trustee” will mean such successor Trustee.

“XOMA Royalty LLC Agreement” means the Limited Liability Company Agreement of XOMA Royalty LLC, dated as of the date of the XOMA Royalty LLC Conversion, by and among XOMA Royalty LLC and its members, as the same may be amended from time to time in accordance with its terms.

ARTICLE 2

Contingent Value Rights

Section 2.1 Holders of CVRs; Appointment of Rights Agent; Payment of Rights.

(a) The initial Holders shall be the Persons entitled to receive CVRs pursuant to the Merger Agreement, in the amounts determined pursuant to the Merger Agreement (on an as-converted-to-common basis, including shares of HoldCo Common Stock underlying the Company equity awards described in Sections 2.1(e), 2.1(f) and 2.2 of the Merger Agreement) and reflected in the written instructions delivered by HoldCo to the Rights Agent. At the Effective Time, HoldCo shall cause the CVRs to be issued and registered in the names of the initial Holders. The CVRs shall be issued as additional Merger Consideration in connection with the Merger. The parties intend that the CVRs shall not constitute securities of HoldCo, the CVR Trust, XOMA Royalty LLC, Parent or any of their respective Affiliates. Notwithstanding anything to the contrary in this Agreement, in no event shall any CVRs be issued pursuant to this Agreement prior to the Record Date.

(b) HoldCo and the CVR Trust hereby appoint the Rights Agent to act as agent for HoldCo and the CVR Trust in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

(c) Subject to Section 2.1(d) and the terms and conditions of the CVR Trust Agreement, the CVR Trust hereby irrevocably agrees to distribute to the Holders, through an account at the Rights Agent, an amount in cash received in respect of CLAIM Units equal to the Net Litigation Proceeds Amount, when, as and if actually received by the CVR Trust from XOMA Royalty LLC. The Net Litigation Proceeds Amount represents 100% of the cash distribution received by the CVR Trust from XOMA Royalty LLC in respect of the CLAIM Units held by the CVR Trust, less the reserves and amounts permitted to be retained or applied by the CVR Trust pursuant to Section 3.4 (Expenses; Distributions) of the CVR Trust Agreement.

(d) In the event of a Claim Disposition, the CVR Trust hereby agrees to distribute to the Holders, through an account at the Rights Agent, the securities or other property actually received by the CVR Trust in respect of the CLAIM Units in connection with such Claim Disposition, net of any applicable withholding Taxes and the reserves and amounts permitted to be retained or applied by the CVR Trust pursuant to Section 3.4 (Expenses; Distributions) of the CVR Trust Agreement (the “CD Consideration”), when, as and if so received by the CVR

Trust; provided that, any CD Consideration shall be distributed to Holders only to the extent the Manager determines in good faith that such distribution is lawful and administratively practicable. If the Manager determines in good faith that distribution of any CD Consideration is not lawful or administratively practicable, the CVR Trust may hold or monetize such non-cash consideration, and any cash proceeds actually received by the CVR Trust from such monetization, net of applicable withholding Taxes and reserves and amounts permitted to be retained or applied by the CVR Trust pursuant to Section 3.4 (Expenses; Distributions) of the CVR Trust Agreement, shall constitute CD Consideration distributable pursuant to this Agreement.

(e) The CVR Payment is intended to be a complete, final and irrevocable payment by HoldCo of HoldCo’s entire interest in the CVRs each representing an undivided beneficial ownership interest in XOMA CVR Trust entitled to the Trust Distribution Right, representing an entitlement to receive contingent payments from the CVR Trust in respect of the CLAIM Units contributed to the CVR Trust, and, upon completion thereof, the CVR payment component of the Merger Consideration shall be deemed paid in full. Consistent with, and subject to, the CVR Trust Agreement, from and after the CVR Payment : (i) the CVR Trust shall be the sole obligor in respect of the payment of the CVR Consideration to the Holders, and the Holders shall have recourse solely to the Trust Assets; (ii) none of HoldCo or any of its Affiliates, XOMA Royalty LLC or any of their respective successors (including by merger, operation of law or otherwise) shall have any obligation, liability or responsibility (whether for payment, indemnification, recourse, contribution, guaranty or otherwise) to the Holders, the CVR Trust, the Trustee, the Manager, the Rights Agent or any other Person in respect of the CVRs, the CVR Consideration, any Net Litigation Proceeds Amount or any CD Consideration; (iii) the parties intend that the CVRs shall not constitute, and shall not be reflected on the financial statements of HoldCo or any of its Affiliates as, a liability, contingent liability or other obligation of HoldCo or any of its Affiliates for U.S. GAAP, U.S. federal income tax, regulatory or any other purpose, except to the extent otherwise required by applicable Law, GAAP, SEC guidance or a final determination by a governmental authority; and (iv) no creditor of HoldCo or any of its Affiliates shall have any claim, lien, security interest or other recourse against the Trust Assets, the CVR Consideration or the rights of the Holders hereunder by reason of any obligation of HoldCo or any of its Affiliates. The provisions of this Section 2.1(e) shall be effective without the need for any further action by HoldCo or any other Person and shall be enforceable subject to Section 7.6.

Section 2.2 Non-transferable. A Holder may not at any time Transfer CVRs, other than pursuant to a Permitted Transfer. Any purported Transfer that is not a Permitted Transfer, in whole or in part, will be void ab initio and of no effect.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address; CVR Payment.

(a) Holders’ rights and obligations in respect of CVRs derive solely from this Agreement; CVRs will not be evidenced by a certificate or other instrument.

(b) The Rights Agent will create and maintain a register (the “CVR Register”). The CVR Register is for the purposes of (i) identifying the Holders of CVRs, (ii) determining the number of CVRs registered in the name of each Holder and each Holder’s entitlement to CVR Consideration and (iii) registering the CVRs and Permitted Transfers thereof. The CVR Register will be created, and CVRs will be issued and registered, pursuant to written instructions to the Rights Agent from HoldCo. Except for the obligations to the Rights Agent set forth herein, none of HoldCo, the CVR Trust, XOMA Royalty LLC, Parent or their respective Affiliates will have any responsibility or liability whatsoever to any Person other than the Holders.

(c) Subject to the restriction on transferability set forth in Section 2.2, every request made to Transfer CVRs must be made in writing to the CVR Trust and Rights Agent and accompanied by a written instrument of Transfer reasonably acceptable to the CVR Trust and Rights Agent, including (if so required by the CVR Trust or Rights Agent) a signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association, and other requested documentation in a form reasonably satisfactory to the CVR Trust or Rights Agent, duly executed and properly completed, as applicable, by the Holder or Holders thereof, or by the duly appointed legal representative, personal representative or survivor of such Holder or Holders, setting forth in reasonable detail the circumstances relating to the Transfer. Upon receipt of such written notice and documentation, the Rights Agent shall forward such materials to the Manager unless the Manager has otherwise instructed the Rights Agent in writing. The Manager shall determine in good faith whether the proposed Transfer is a Permitted Transfer and whether the Transfer Compliance Condition is satisfied, and the Rights Agent shall have no duty to determine whether any proposed Transfer is a Permitted Transfer or whether the Transfer Compliance Condition is satisfied. Upon receipt by the Rights Agent of (i) a Transfer Approval Certificate from the Manager and (ii) instruments and documentation that the Rights Agent reasonably determines, in accordance with its own internal procedures, are in proper form on their face, the Rights Agent shall register the Transfer of the applicable CVRs in the CVR Register. All Transfers of CVRs registered in the CVR Register will be the valid obligations of the CVR Trust, evidencing the same right, and entitling the transferee to the same benefits and rights under this Agreement, as those held by the transferor. The CVR Trust and the Rights Agent may each require payment of a sum sufficient to cover any expense, stamp or other transfer tax or governmental charge that is imposed in connection with (and would not have been imposed but for) any such registration of Transfer. No Transfer of CVRs shall be valid until registered in the CVR Register, and any Transfer not duly registered in the CVR Register shall be void.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

(e) HoldCo will provide written instructions to the Rights Agent for the issuance and registration of CVRs to the Holders as of the Record Date. HoldCo shall inform the Rights Agent of the Record Date at least five Business Days prior thereto. Subject to the terms and conditions of this Agreement and HoldCo’s confirmation of the Record Date, the Rights Agent shall record the issuance of CVRs as of the Effective Time to each Holder as of the Record Date and upon written request of a Holder shall thereafter mail a statement of holding reflecting such Holder’s CVRs in the form attached hereto as Exhibit A or by such other method as HoldCo and the Rights Agent may agree.

Section 2.4 Distribution Procedures.

(a) If a Net Litigation Proceeds Trigger occurs at any time prior to the termination of this Agreement, then, within 10 Business Days after the occurrence of such Net Litigation Proceeds Trigger, the Manager, on behalf of the CVR Trust, will deliver to the Rights Agent (i) a Manager Certificate certifying the date of the Net Litigation Proceeds Trigger, the amount of the distribution that the Holders are entitled to receive with respect their ownership of an undivided interest in XOMA CVR Trust with respect to the CLAIM Units representing the applicable Net Litigation Proceeds Amount (the “Net Litigation Proceeds Notice”), (ii) a payment report setting forth the amount to be paid to each Holder, the respective Holder’s wire information (or other payment information) and the applicable withholding Tax with respect to such payment, if any, and (iii) an amount in cash equal to the applicable Net Litigation Proceeds Amount (for further distribution to the Holders in accordance with the terms hereof) by wire transfer of immediately available funds to an account designated by the Rights Agent.

(b) Upon receipt of the Net Litigation Proceeds Notice and wire transfer referred to in Section 2.4(a), the Rights Agent will promptly (and in any event within 10 Business Days) pay, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register at such time or by wire, ACH or other method of delivery as specified in the payment report delivered by the Manager to the Rights Agent, an amount in cash equal to such Holder’s Pro Rata Share of the applicable Net Litigation Proceeds Amount as specified in the Net Litigation Proceeds Notice.

(c) With respect to any Net Litigation Proceeds Amount, the CVR Trust shall have no further liability in respect of such Net Litigation Proceeds Amount upon delivery of the relevant funds to the Rights Agent in accordance with Section 2.4(a).

(d) The CVR Trust, the Trustee, the Manager, the Rights Agent and any other applicable withholding agent will be entitled to deduct and withhold, or cause to be deducted and withheld, from any CVR Consideration otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the receipt of, or making of, such payment, under any provision of applicable Law relating to Taxes. The Trustee and the Rights Agent shall have no independent duty to determine whether withholding is required except as directed in writing by the Manager or as otherwise required by applicable Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts will be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(e) Any portion of a Net Litigation Proceeds Amount that remains unpaid to the Holders on the date that is six months after the Rights Agent’s receipt of the applicable Net Litigation Proceeds Notice (including by means of uncashed checks, failed ACH or wire instructions or invalid addresses on the CVR Register) shall be delivered by the Rights Agent to the CVR Trust. Following such delivery, each affected Holder shall look only to the CVR Trust for payment of such Net Litigation Proceeds Amount (which shall be without interest), as provided in the CVR Trust Agreement, until such amount is delivered to the appropriate governmental authority pursuant to applicable abandoned property, escheat or similar Law. Any such returned amount shall be held for the benefit of the unpaid Holder and shall not constitute, and shall not be treated as, a voluntary abandonment or cancellation of any CVR under Section 2.6.

(f) If any Net Litigation Proceeds Amount (or portion thereof) remains unclaimed by a Holder for the period prescribed by applicable abandoned property, escheat or similar Law, the Rights Agent (or the CVR Trust, as applicable) shall be authorized to report and deliver such Net Litigation Proceeds Amount to the appropriate governmental authority in accordance with such Law. Neither the CVR Trust nor the Rights Agent will be liable to any Person in respect of a Net Litigation Proceeds Amount delivered to a public official pursuant to applicable abandoned property, escheat or similar legal requirement under applicable Law.

(g) If a Claim Disposition occurs at any time prior to the termination of this Agreement is contemplated, then, within 20 Business Days after the occurrence of such Claim Disposition, the Manager, on behalf of the CVR Trust, will deliver to the Rights Agent a Manager Certificate certifying the date of such event and describing the amount and type of CD Consideration actually received by the CVR Trust. The Manager shall determine in good faith whether such CD Consideration may be paid to Holders in compliance with applicable Law and the terms of this Agreement and whether such payment is administratively practicable. If the Manager determines that such payment is lawful and administratively practicable, the CVR Trust shall deliver the applicable CD Consideration, less applicable withholding Taxes and reserves and amounts permitted to be retained or applied by the CVR Trust pursuant to Section 3.4 (Expenses; Distributions) of the CVR Trust Agreement, to the Rights Agent for further payment to Holders in accordance with written instructions provided by the Manager on behalf of the CVR Trust (pursuant to a payment report setting forth the amount or other payment to be distributed to each Holder and the applicable withholding tax with respect to such distribution, if any) and, if required by the Rights Agent, pursuant to a separate agreement reasonably satisfactory to the Rights Agent. If the Manager determines that such payment is not lawful or not administratively practicable, the CVR Trust may hold or monetize such CD Consideration, and the cash proceeds, if any, actually received by the CVR Trust from such monetization shall be paid as CD Consideration pursuant to this Agreement.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest. CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable in respect of CVRs. Each CVR represents a direct contractual right against the CVR Trust to receive its Pro Rata Share of any Net Litigation Proceeds Amount and any CD Consideration paid by the CVR Trust, in each case as and when actually received by the CVR Trust from XOMA Royalty LLC in respect of the CLAIM Units, all in accordance with the terms of this Agreement, the CVR Trust Agreement and the XOMA Royalty LLC Agreement. The sole right of the Holders to receive property hereunder is the right to receive the CVR Consideration, if any, as and when actually received by, and paid by, the CVR Trust in accordance with the terms hereof and thereof. The parties intend that a CVR shall not constitute a security of HoldCo, the CVR Trust, XOMA Royalty LLC, Parent or any of their respective Affiliates, and shall not represent any equity, voting, ownership or other interest in HoldCo, the CVR Trust, XOMA Royalty LLC, Parent or any of their respective Affiliates.

Section 2.6 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights represented by CVRs by transferring such CVRs to the CVR Trust without consideration, and such CVRs and all rights represented thereby will be irrevocably cancelled for all purposes, with the Rights Agent being promptly notified in writing by the CVR Trust of such transfer and cancellation. Failure to claim or cash any payment under Section 2.4(e) or Section 2.4(f) shall not constitute abandonment or cancellation of the related CVRs, and any amounts delivered to a governmental authority pursuant to applicable abandoned property, escheat or similar Law shall be subject to Section 2.4(f). Nothing in this Agreement is intended to prohibit the CVR Trust or any of its Affiliates from offering to acquire or acquiring CVRs, in private transactions or otherwise, for consideration in its sole discretion; provided that, unless otherwise determined by the Manager in writing and permitted by applicable Law, any CVRs acquired by the CVR Trust or HoldCo shall be cancelled upon acquisition.

ARTICLE 3

The Rights Agent

Section 3.1 Certain Duties and Responsibilities.

(a) The Rights Agent shall not have any duties, responsibilities or obligations except as expressly set forth in this Agreement. These duties shall be deemed purely ministerial in nature, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall be obligated to perform only the duties expressly set forth herein, and no other duties, including under any other agreement (including the CVR Trust Agreement, the Separation and Distribution Agreement, the Merger Agreement or any other Transaction Document).

(b) In the absence of Bad Faith, gross negligence or willful misconduct on its part (each as determined by a court of competent jurisdiction in a final, non-appealable judgment), the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in connection with this Agreement and shall be entitled to rely conclusively upon, and shall be protected in acting or refraining from acting in reliance upon, any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein.

(c) The Rights Agent may consult with counsel of its selection (the cost of which shall constitute a Rights Agent expense reimbursable in accordance with Section 3.2) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Rights Agent hereunder in good faith and in reliance thereon. The Rights Agent may execute any of its powers and perform any of its duties hereunder directly or through agents, attorneys, custodians or nominees and shall not be liable for the misconduct or negligence of any such agent, attorney, custodian or nominee appointed with reasonable care.

(d) The Rights Agent shall not be required to make, and shall be under no duty or responsibility in respect of, any determination, calculation or independent investigation of facts in connection with the performance of its duties hereunder. Without limiting the foregoing, the Rights Agent shall be entitled to rely upon, and shall not be required to investigate or verify the accuracy of, any Manager Certificate, Net Litigation Proceeds Notice, Transaction Notice, written instruction or other certificate or notice delivered by the CVR Trust, the Trustee, HoldCo or any other Person, and shall be fully protected in acting or refraining from acting in reliance thereon.

(e) The Rights Agent shall not be deemed to have notice of, and shall have no duty with respect to, any Net Litigation Proceeds Trigger, Claim Disposition or other event or circumstance that would give rise to any payment or other action under this Agreement unless and until the Rights Agent has received written notice thereof from the CVR Trust pursuant to the express terms of this Agreement.

(f) The Rights Agent shall have no responsibility to determine the U.S. federal, state, local or foreign tax treatment of the CVRs, the CVR Consideration, the CVR Trust, the CLAIM Units or any payment, distribution or other transaction under this Agreement. With respect to any payments made under this Agreement, the Rights Agent shall not be deemed the payer and shall have no responsibility for performing tax reporting. The Rights Agent’s function of making such payments is solely ministerial and upon express direction of the Manager. HoldCo, the Manager and the CVR Trust shall provide to the Rights Agent such tax forms (including IRS Forms W-8 and W-9), instructions and other information as the Rights Agent may reasonably request to enable it to perform its duties hereunder.

(g) The Rights Agent shall not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement (other than statements specifically pertaining to the Rights Agent), and shall not be required to verify the same. All such statements and recitals are and shall be deemed to have been made by HoldCo and the CVR Trust only.

(h) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. The Rights Agent shall be under no obligation to take or omit to take any action, or exercise any of the rights or powers vested in it by this Agreement at the request or direction of HoldCo, the CVR Trust or any other Person, that may, in its reasonable judgment, expose it to liability, unless it is satisfactorily indemnified to its satisfaction in its sole and absolute discretion.

(i) The Rights Agent shall act hereunder solely as agent for HoldCo and the CVR Trust and shall not assume any obligation or relationship of agency or trust with any of the Holders.

(j) The Rights Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents.

(k) Neither the Rights Agent nor any of its directors, officers, employees, agents or Affiliates shall be responsible for, or have any duty to monitor, the performance or any action of the CVR Trust, HoldCo, XOMA Royalty LLC, Parent or any other Person, or any of their respective directors, members, officers, agents, Affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance of any such Person. The Rights Agent may assume performance by all such Persons of their respective obligations. The Rights Agent shall have no enforcement or notification obligations relating to breaches of representations, warranties, covenants or agreements of any other Person.

(l) In the event that any CVR shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the CVRs, the Rights Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Rights Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other Person should such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(m) The Rights Agent shall be entitled to request and receive written instructions from the Manager, on behalf of the CVR Trust, and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Rights Agent in accordance with such written direction.

(n) The Rights Agent may, at the expense of the CVR Trust, request, rely on and act in accordance with officer’s certificates and/or opinions of counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such officer’s certificates and opinions of counsel.

(o) If any conflict, disagreement or dispute arises between, among or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or if the Rights Agent is in doubt as to the action to be taken hereunder, the Rights Agent may, at its option, after sending written notice of the same to the parties hereto, refuse to act until such time as it (A) receives a final non-appealable order of a court of competent jurisdiction directing action or (B) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Rights Agent. The Rights Agent will be entitled to act on any such written instruction or final, non-appealable order without further question, inquiry or consent. The Rights Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Rights Agent will be relieved of all liability as to the CVRs or other matters in dispute and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.

(p) The Rights Agent shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the CVRs, written instructions or any other documents in connection therewith, and will not be regarded as making, nor be required to make, any representations with respect thereto.

(q) Each Party understands and agrees that the Rights Agent shall have no obligation or duty to act upon written direction or instruction delivered to the Rights Agent under this Agreement if such written direction or instruction is not (i) in writing, (ii) signed in the case of the Manager by any individual designated by Manager on Exhibit B-1 hereto (in each case, each such individual an “Authorized Representative” of such Party), and (iii) delivered to the Rights Agent in accordance with this Agreement. The Rights Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of a Party, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person.

Section 3.2 Certain Rights of Rights Agent.

(a) Compensation. The Rights Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the CVR Trust. Such compensation is intended for the Rights Agent’s services as contemplated by this Agreement. In addition to such compensation, in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Rights Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Rights Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Rights Agent shall be compensated for such extraordinary services and any services or work performed by Rights Agent in connection with any delay, controversy, litigation or event, and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Rights Agent hereunder is not paid within 30 days of the date due, the Rights Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. As security for the due and punctual performance of any and all of the Parties’ obligations to the Rights Agent hereunder, now or hereafter arising, the Parties, individually and collectively, hereby pledge, assign and grant to the Rights Agent a continuing security interest in, and a lien on and right of setoff against, the property hereunder and all distributions thereon or additions thereto. If any fees, expenses or costs incurred by, or any obligations owed to, the Rights Agent hereunder are not promptly paid when due, the Rights Agent may reimburse itself from the property, and may sell, convey or otherwise dispose of any property for such purpose. The security interest and setoff rights of the Rights Agent shall at all times be valid, perfected and enforceable by the Rights Agent against the Parties and all third parties in accordance with the terms of this Agreement. The terms of this Section 3.2(a) shall survive termination of this Agreement. The CVR Trust shall reimburse the Rights Agent for all reasonable and documented out-of-pocket expenses incurred in connection with the administration of this Agreement, including the fees, expenses and disbursements of counsel and other professionals retained by the Rights Agent in accordance with Section 3.1(c).

(b) Indemnification. The CVR Trust and Manager, jointly and severally, shall indemnify, defend, release and hold harmless the Rights Agent and its officers, directors, employees, agents and Affiliates (each, a “Rights Agent Indemnified Party”) from and against any and all losses, actions, suits or proceedings at law or in equity claims, damages, liabilities, judgments, fines, penalties, costs and expenses, fees or charges of any character or nature (including, without limitation, any tax, late payment, interest, penalty or other cost or expense and reasonable and documented attorneys’ fees, expenses and disbursements and the costs of enforcement of this Agreement or any provision thereof) (collectively, “Loss”) suffered, incurred by, or threatened against such Rights Agent Indemnified Party arising out of or in connection with the Rights Agent’s acceptance of, or the performance or non-performance of, its duties under this Agreement, except to the extent such Loss results from the Bad Faith, gross negligence, or willful misconduct of such Rights Agent Indemnified Party (each as determined by a court of competent jurisdiction in a final, non-appealable judgment). The indemnification obligations under this Section 3.2(b) shall be satisfied solely from the Trust Assets and shall survive the termination of this Agreement and the earlier resignation, removal or replacement of the Rights Agent.

(c) Limitation on Liability. The aggregate liability of the Rights Agent and the Rights Agent Indemnified Parties to the CVR Trust, HoldCo, the Holders or any other Person under this Agreement, whether in contract, tort, equity or otherwise, shall be limited to (i) Losses determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the Rights Agent’s Bad Faith, gross negligence, willful misconduct or fraud (each as determined by a court of competent jurisdiction in a final, non-appealable judgment), and (ii) for all such Losses in the aggregate, an amount not to exceed the greater of (A) the amount of compensation actually received by the Rights Agent under this Agreement during the twelve-month period immediately preceding the event giving rise to such Loss and (B) such other amount as may be agreed upon in writing between the CVR Trust and the Rights Agent. In no event shall the Rights Agent or any Rights Agent Indemnified Party be responsible or liable for any special, incidental, consequential, indirect, exemplary or punitive damages of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) No HoldCo Liability. Notwithstanding anything in this Agreement to the contrary, and consistent with Section 2.1(e), HoldCo shall have no obligation, liability or responsibility for the compensation of, expense reimbursement of, or indemnification of the Rights Agent or any Rights Agent Indemnified Party in respect of services rendered, or Losses incurred, in connection with this Agreement at or after the Effective Time, all of which shall be the obligation of, and satisfied solely from the assets of, the CVR Trust.

(e) Permissive Rights. Any permissive rights of the Rights Agent hereunder will not be construed as a duty and, with respect to such permissive rights, the Rights Agent shall not be answerable for other than its gross negligence or willful misconduct (each as determined by a court of competent jurisdiction in a final, non-appealable judgment).

(f) No Surety. The Rights Agent will not be required to give any note or surety in respect of the execution of its powers or otherwise under this Agreement.

(g) Survival. The provisions of this Section 3.2 shall survive the termination of this Agreement and the resignation, removal or replacement of the Rights Agent.

Section 3.3 Resignation and Removal; Appointment of Successor.

(a) Resignation. The Rights Agent may resign at any time upon not less than 30 days’ prior written notice to the CVR Trust, the Trustee and HoldCo, specifying the date on which such resignation is to take effect; provided that no such resignation shall be effective until a successor Rights Agent has been appointed and has accepted such appointment in accordance with this Section 3.3.

(b) Removal. The CVR Trust, with the prior written consent of the Acting Holder(s) (such consent not to be unreasonably withheld, conditioned or delayed), may remove the Rights Agent at any time upon not less than 30 days’ prior written notice to the Rights Agent and HoldCo, specifying the date on which such removal is to take effect; provided that no such removal shall be effective until a successor Rights Agent has been appointed and has accepted such appointment in accordance with this Section 3.3.

(c) Successor Appointment. Upon receipt of any notice of resignation or removal, the CVR Trust, with the prior written consent of the Acting Holder(s) (such consent not to be unreasonably withheld, conditioned or delayed), shall use its reasonable best efforts to appoint a successor Rights Agent. Any successor Rights Agent shall be a national banking association, trust company or other financial institution having combined capital and surplus of not less than $100,000,000 and otherwise reasonably acceptable to the Acting Holder(s). If a successor Rights Agent has not been appointed and accepted such appointment within 30 days following the giving of notice of resignation by the Rights Agent or notice of removal by the CVR Trust, the resigning or removed Rights Agent, the CVR Trust or the Acting Holder(s) may petition any court of competent jurisdiction in the State of Delaware for the appointment of a successor Rights Agent or for other appropriate relief, and any such resulting appointment or relief shall be binding upon all of the parties.

(d) Notice of Succession. Promptly following the appointment of a successor Rights Agent, the CVR Trust shall deliver written notice thereof to the Holders in the manner specified in Section 7.2.

Section 3.4 Acceptance of Appointment by Successor. Any successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to the CVR Trust, HoldCo and the predecessor Rights Agent an instrument accepting such appointment, and thereupon such successor Rights Agent, without any further act or deed, shall become vested with all of the rights, powers, immunities and duties of the predecessor Rights Agent under this Agreement, with the same effect as if originally named as Rights Agent herein. The predecessor Rights Agent shall promptly deliver to the successor Rights Agent the CVR Register and all other books, records, documents, funds and other property held by it under this Agreement, in each case to the extent reasonably necessary or appropriate for the successor Rights Agent to perform its duties hereunder.

Section 3.5 Dual Capacity.

(a) Acknowledgment. Each of HoldCo, the CVR Trust and the Rights Agent acknowledges and agrees that Wilmington Trust, National Association is acting both as Trustee under the CVR Trust Agreement and as Rights Agent under this Agreement, and that such dual capacity is permissible and shall not, in and of itself, constitute a conflict of interest or a breach of any duty owed by the Rights Agent under this Agreement or by the Trustee under the CVR Trust Agreement.

(b) Separation of Capacities. In the performance of its duties hereunder, the Rights Agent shall act solely in its capacity as Rights Agent and not in its capacity as Trustee, and the rights, duties, obligations, protections, indemnities and limitations on liability of the Rights Agent under this Agreement shall be determined solely by reference to this Agreement, and shall be separate and distinct from those of the Trustee under the CVR Trust Agreement. The Rights Agent shall not be charged with notice or knowledge of (A) any events or other information, or (B) any default under this Agreement or any other agreement solely by reason of any information held by it in its capacity as Trustee, except to the extent such information is communicated to the Rights Agent in writing through the procedures expressly contemplated by this Agreement and the CVR Trust Agreement. The

Rights Agent shall either be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Rights Agent. The Rights Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Agreement.

ARTICLE 4

Covenants

Section 4.1 List of Holders. Promptly following the Effective Time, HoldCo shall instruct the transfer agent to furnish, or cause to be furnished, to the Rights Agent a list of the initial Holders, including their addresses, email addresses, wire information and such other information as the Rights Agent may reasonably request, in such form and at such times as the Rights Agent may reasonably request, to the extent reasonably available, and copies of W-9s. After the Effective Time, the Manager shall cause the CVR Trust to furnish, or cause to be furnished, to the Rights Agent such additional information in the possession of the CVR Trust or the Manager as the Rights Agent may reasonably request in order to perform its duties hereunder.

Section 4.2 Acting Holder Consent Rights.

(a) Limited Scope of Acting Holder Consent. The parties acknowledge and agree that the Janssen Litigation, and all decisions concerning the prosecution, defense, settlement, monetization and other resolution thereof, shall be managed exclusively by XOMA Royalty LLC in accordance with the XOMA Royalty LLC Agreement, and that none of the Acting Holder(s), the Holders, the CVR Trust, the Trustee, HoldCo, the Rights Agent or Parent shall have any consent, approval, consultation, direction or other right with respect to the conduct or resolution of the Janssen Litigation. The consent and approval rights of the Acting Holder(s) hereunder are limited to the matters expressly set forth in this Section 4.2 and elsewhere in this Agreement, and relate solely to the protection of the Holders’ rights under, and the integrity of, this Agreement, the CVR Trust Agreement and the XOMA Royalty LLC Agreement, and shall not extend to the conduct of the Janssen Litigation.

(b) Acting Holder Consent Rights. Without limiting Section 4.2(a), and notwithstanding any other provision of this Agreement, none of HoldCo, the CVR Trust, the Manager or any of their respective Affiliates acting under this Agreement shall, without the prior written consent of the Acting Holder(s):

(i) amend, modify, supplement or waive any provision of this Agreement or the CVR Trust Agreement, or consent on behalf of the CVR Trust to any amendment, modification, supplement or waiver of the XOMA Royalty LLC Agreement or certificate of formation of XOMA Royalty LLC, in each case solely to the extent such action would (x) materially and adversely affect (I) the Holders’ right to receive their Pro Rata Share of amounts actually received by the CVR Trust in respect of the Contributed CLAIM Units and payable to Holders pursuant to this Agreement, or (II) the economic rights of the Contributed CLAIM Units held by the CVR Trust in a manner disproportionate to the effect on CLAIM Units not held by the CVR Trust, or (y) purport to, or result in, any change that (I) reduces, limits or delays any payment to which the Holders are entitled hereunder; (II) modifies the calculation, determination or distribution payment of any Net Litigation Proceeds Amount or CD Consideration; or (III) modifies this Section 4.2 or the definition of “Acting Holder”; provided that this clause (i) shall not apply to any amendment, modification, supplement or waiver permitted to be made without Holder or Acting Holder consent pursuant to Section 5.1(e), Section 5.1(f), Section 5.1(h) or Section 5.1(i);

(ii) terminate this Agreement (other than in accordance with Section 7.12) or the CVR Trust Agreement, in each case prior to the satisfaction in full of the obligations to the Holders hereunder, or consent on behalf of the CVR Trust to any termination of the XOMA Royalty LLC Agreement that would materially and adversely affect the economic rights of the Contributed CLAIM Units held by the CVR Trust in a manner disproportionate to the effect on CLAIM Units not held by the CVR Trust;

(iii) appoint a successor Trustee or successor Rights Agent (other than as specifically permitted in this Agreement and the CVR Trust Agreement), or remove the Trustee or the Rights Agent;

(iv) dissolve, liquidate, wind up or terminate the CVR Trust prior to the satisfaction in full of the CVR Trust’s obligations to the Holders hereunder; or

(v) take any other action that is expressly stated in this Agreement, the CVR Trust Agreement or the XOMA Royalty LLC Agreement to require the consent of the Acting Holder(s).

(c) Litigation Independence. For the avoidance of doubt, and without limiting Section 4.2(a), the consent rights of the Acting Holder(s) under this Section 4.2 shall not be construed to give the Acting Holder(s), the Holders, the CVR Trust, the Trustee, HoldCo or Parent any right of consent, approval, consultation, direction, oversight or veto over: (i) the prosecution, defense, settlement, license, assignment, abandonment, dismissal, release or other resolution of the Janssen Litigation; (ii) the selection, retention, replacement or compensation of litigation counsel or experts retained by XOMA Royalty LLC; (iii) the conduct of any phase of the Janssen Litigation, including pleadings, discovery, motions, trial, appeal, post-judgment proceedings, or any settlement discussions or negotiations; (iv) the timing, structure or terms of any monetization of the Janssen Litigation by XOMA Royalty LLC; or (v) any other matter relating to the conduct or resolution of the Janssen Litigation. All such matters are exclusively within the authority of the Board of Directors of XOMA Royalty LLC.

(d) Manner of Consent. Any consent of the Acting Holder(s) required under this Agreement shall be evidenced by a written instrument executed by Holders constituting the Acting Holder(s) at the time such consent is given (which may include beneficial Holders that have established beneficial ownership in accordance with Section 4.2(e)), and delivered the Rights Agent. The Rights Agent shall be entitled to rely conclusively, without independent verification, on any consent purporting to be given by the Acting Holder(s), and shall be fully protected in acting on such consent.

(e) Establishment of Beneficial Ownership. A Person claiming beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of CVRs sufficient to constitute (alone or together with other beneficial Holders for which it is acting) an Acting Holder may establish such beneficial ownership by delivering to the Rights Agent: (i) a written attestation of beneficial ownership and (ii) documentation reasonably satisfactory to the Rights Agent evidencing such beneficial ownership (which may include, without limitation, brokerage account statements, DTC participant statements, or custodian certifications). Upon receipt of such attestation and documentation, the Rights Agent shall promptly deliver written notice to the registered Holder(s) of record of the CVRs identified in the attestation (e.g., Cede & Co.). If no registered Holder delivers to the Rights Agent a written objection within ten Business Days after such notice, the Person delivering the attestation shall be entitled to be treated as a Holder for purposes of this Section 4.2 and Section 7.6 until such time as the Rights Agent receives notice that the beneficial ownership has terminated or no longer satisfies the threshold set forth in the definition of “Acting Holder.” The Rights Agent shall be entitled to rely conclusively on any attestation and documentation delivered under this Section 4.2(e), and on any registered Holder’s objection or non-objection thereto, and shall be fully protected in acting in reliance thereon. As a condition to delivery of any attestation, the Person delivering the attestation shall indemnify the Rights Agent against any liability, claim, loss or expense arising from the attestation or any action taken in reliance thereon.

Section 4.3 Backstop Financing Statement. HoldCo authorizes the Rights Agent (acting on behalf of the Holders) to file, and the Rights Agent (acting at the written direction of the Manager) may file from time to time, one or more financing statements and amendments thereto under the Uniform Commercial Code in effect in any applicable jurisdiction identifying HoldCo as debtor (or, if and to the extent the CVR Payment constitutes a sale of payment rights within the meaning of Section 9-109(a)(3) of the Uniform Commercial Code, as seller) and the Rights Agent, as representative of the Holders, as secured party (or buyer, as applicable), and identifying as collateral the Trust Distribution Right (as defined in the CVR Trust Agreement), including the right to receive Net Litigation Proceeds Amounts and other payments by the CVR Trust pursuant to the contractual obligation of the CVR Trust to make payments in respect of the CVR Trust’s 75% interest in the CLAIM Units, which Trust

Distribution Right was paid by HoldCo to the Persons entitled to receive CVRs pursuant to the Merger Agreement, and all proceeds thereof. The parties acknowledge that such filings are intended as backstop notice to creditors of HoldCo and other third parties that the right to receive such payments is the property of the Holders and not of HoldCo, and that the obligations of HoldCo and the CVR Trust hereunder are not secured obligations within the meaning of Article 9 of the Uniform Commercial Code. The Manager may prepare and file forms of financing statements, amendments, continuations and terminations, and the Rights Agent shall have no duty to file, continue, amend or terminate any such financing statement. If the consent of the Rights Agent is required to file, continue, amend or terminate any such financing statement the Rights Agent shall have no duty to so consent unless it has received written direction from the Manager, copies of the forms, and indemnity satisfactory to the Rights Agent. The Manager may be identified in any such filing as the filer or as a contact person for filing office or search purposes, but, unless the Manager determines after consultation with counsel that a different designation is necessary or advisable, the Manager shall not be identified as the secured party, buyer or owner of the Trust Distribution Right in its individual capacity.

Section 4.4 Intended Tax Treatment. The parties intend and agree that, for U.S. federal and other applicable income tax purposes, (a) the payment of the CVRs shall be treated as a portion of the Merger Consideration and as a redemption by HoldCo that qualifies as a sale or exchange under Section 302(b) of the Code and the principles set forth in Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954), (b) the CVRs shall be treated as trust interests in the CVR Trust, which shall be treated as a grantor trust and a disregarded entity, representing undivided beneficial ownership interests in the CLAIM Units, and (c) no Person other than the Holders shall be treated as owning any trust interests in the CVR Trust(collectively, the “Intended Tax Treatment”). The parties hereto shall not take any position on any tax return that is contrary to the Intended Tax Treatment unless otherwise required by a “determination” as defined in Section 1313(a) of the Code.

ARTICLE 5

Amendments

Section 5.1 Amendments Without Consent of Holders. The Manager, the CVR Trust and, to the extent its rights, duties, obligations, liabilities or immunities are affected, the Rights Agent may, at any time and from time to time, enter into one or more amendments to this Agreement for any of the following purposes, without the consent of any Holder or the Acting Holder(s); provided, that no amendment shall impose any additional duty, liability or obligation on HoldCo without HoldCo’s prior written consent; provided further, that the Rights Agent shall not be required to execute any amendment that adversely affects its own rights, duties, obligations, liabilities or immunities unless the Rights Agent consents thereto in writing:

(a) to evidence the appointment of another Person as a successor Rights Agent and the assumption by such successor Rights Agent of the covenants and obligations of the Rights Agent hereunder, in accordance with Article 3;

(b) subject to Article 6, to evidence the succession of another Person to the CVR Trust and the assumption by such successor of the covenants and obligations of the CVR Trust hereunder;

(c) to add to the covenants of the Manager or the CVR Trust such further covenants, restrictions, conditions or provisions for the protection or benefit of the Holders;

(d) to cure any ambiguity, to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

(e) to make any amendment that the Manager determines in good faith, after consultation with counsel if the Manager deems such consultation appropriate, is necessary or advisable to ensure, preserve or support the position that the CVRs or the direct contractual rights against the CVR Trust represented thereby are not subject to registration under the Securities Act or the Exchange Act, including Section 12(g) of the Exchange Act, or to conform this Agreement to the terms and conditions of any no-action relief, exemptive relief, comment, request, position, guidance or other communication from the staff of the Securities and Exchange Commission or any other governmental authority with respect to the structure contemplated hereby;

(f) as may be necessary or appropriate to ensure that the CVR Trust is not required to produce a prospectus or admission document in order to comply with applicable Law;

(g) to cancel CVRs (i) in the event that any Holder has abandoned its rights in accordance with Section 2.6 or (ii) following a Permitted Transfer of such CVRs to the CVR Trust or HoldCo without consideration;

(h) to make any amendment that the Manager determines in good faith, after consultation with counsel if the Manager deems such consultation appropriate, is necessary or advisable to ensure that the CVR Trust, HoldCo, XOMA Royalty LLC, Parent, the Rights Agent or any of their respective Affiliates complies with applicable Law, does not become subject to an Exchange Act Registration Requirement, or preserves the Intended Tax Treatment, including any amendment that restricts, suspends, conditions, narrows or eliminates one or more categories of Permitted Transfers, imposes additional certification, opinion, information or documentation requirements for Permitted Transfers, limits the number or type of Holders or beneficial owners, or modifies the procedures for registration of Transfers; or

(i) to effect any other amendment to this Agreement that does not adversely affect the legal rights of the Holders under this Agreement.

Promptly after the execution of any amendment pursuant to this Section 5.1, the CVR Trust shall notify the Rights Agent and shall (or shall cause the Rights Agent to) notify the Holders of such amendment in accordance with Section 7.2. For the avoidance of doubt, amendments made pursuant to Section 5.1(e), Section 5.1(f) or Section 5.1(h) may be made without the consent of any Holder or the Acting Holder(s), even if such amendment restricts, suspends, conditions, narrows or eliminates otherwise available Permitted Transfers, so long as such amendment does not reduce any amount that has become due and payable to any Holder prior to the effectiveness of such amendment or alter such Holder’s Pro Rata Share of any amount already received by the Rights Agent for distribution to such Holder.

Section 5.2 Amendments with Consent of Acting Holder(s). In addition to any amendments to this Agreement that may be made without the consent of any Holder pursuant to Section 5.1, with the consent of the Acting Holder(s), the Manager, the Rights Agent, the CVR Trust may enter into one or more amendments to this Agreement for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders; provided that, without the consent of each affected Holder, no amendment may reduce any CVR Consideration that has become due and payable to such Holder prior to the effectiveness of such amendment or alter such Holder’s Pro Rata Share of any amount already received by the Rights Agent for distribution to such Holder, except to the extent required by applicable Law. Promptly after the execution of any amendment pursuant to Section 5.2, the Manager shall direct the Rights Agent to notify the Holders of such amendment in accordance with Section 7.2 (which may be by email) and the Manager shall provide the Rights Agent with the copy of such notice to deliver. All fees, costs, and expenses (including reasonable attorney’s fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable by the CVR Trust.

Section 5.3 Effect of Amendments. Upon the execution of any amendment under this Article 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes, and every Holder of CVRs theretofore or thereafter issued and registered hereunder shall be bound thereby. Notwithstanding the foregoing or anything in this Agreement to the contrary, no Person shall be required to take, or agree to take, any action (whether by amendment or otherwise) that would: (a) pose a material risk that the CVRs or the direct contractual rights against the CVR Trust represented thereby would be subject to registration under the Securities Act or the Exchange Act, (b) otherwise cause the structure contemplated hereby to fail to comply with the conditions of any no-action relief or exemptive relief obtained from the staff of the Securities and Exchange Commission, or (c) cause the CVR Trust to fail to be classified as a grantor trust for U.S. federal income tax purposes; provided that this sentence shall not limit the ability to amend this Agreement pursuant to Section 5.1(e), Section 5.1(f) or Section 5.1(h).

Section 5.4 Removal of HoldCo as Party. As promptly as practicable following the completion of the obligations of HoldCo set forth in Section 2.1(a), Section 2.3(b), Section 2.3(e) and Section 4.1, HoldCo shall, without any further action of any party, automatically be removed as a party hereto, and the parties shall execute any amendments or ancillary documents as are reasonably requested by HoldCo to implement the foregoing; provided, that HoldCo shall continue to be entitled to the benefits, and deemed a third-party beneficiary, of Section 2.1(d), Section 3.2(d) and Section 7.14(d) following the removal of HoldCo as a party hereto.

ARTICLE 6

Consolidation, Merger, Sale or Conveyance

Section 6.1 CVR Trust May Not Consolidate, Etc. The CVR Trust shall not convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a) the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the CVR Trust, as applicable, substantially as an entirety (the “Surviving Person”) shall be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, and shall expressly assume, by an instrument in form reasonably satisfactory to the Acting Holder(s), the due and punctual performance of every covenant and obligation of the CVR Trust hereunder;

(b) immediately after giving effect to such transaction, no default or breach by the CVR Trust under this Agreement shall have occurred and be continuing;

(c) the CVR Trust has obtained the prior written consent of the Acting Holder(s); and

(d) the CVR Trust has delivered to the Rights Agent a Manager Certificate stating that such conveyance, transfer or lease complies with Article 6 and that all conditions precedent provided herein relating to such transaction have been satisfied.

Section 6.2 Successor Substituted. Upon any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 6.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the CVR Trust under this Agreement with the same effect as if the Surviving Person had been named as the CVR Trust herein. The CVR Trust (or any Surviving Person previously substituted for the CVR Trust hereunder) shall thereupon be released from all obligations hereunder, except as may otherwise be provided in the instrument of assumption.

ARTICLE 7

Miscellaneous

Section 7.1 Notices to Rights Agent and to HoldCo. All notices, requests and other communications (each, a “Notice”) to any party hereunder shall be in writing and delivered personally, by FedEx or other internationally recognized overnight courier service or, except with respect to any Notice to the Rights Agent (unless otherwise consented by the Rights Agent), by email. Such Notice shall be deemed given (a) on the date of delivery, if delivered in person or by email (upon confirmation of receipt) prior to 5:00 p.m. in the time zone of the receiving party or on the next Business Day, if delivered after 5:00 p.m. in the time zone of the receiving party, or (b) on the first Business Day following the date of dispatch, if delivered by FedEx or by other internationally recognized overnight courier service (upon proof of delivery), addressed as follows:

if to the Rights Agent, to:

if to HoldCo or the CVR Trust, to:

with a copy, which shall not constitute notice, to:

if to the Manager, to:

with a copy, which shall not constitute notice, to:

if to Parent (with respect to any matter that, by its terms, is to be addressed to Parent), to:

with a copy, which shall not constitute notice, to:

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 7.2 Notice to Holders. All Notices required to be given to the Holders will be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder at such Holder’s address as set forth in the CVR Register, or by electronic mail, posting to a customary investor portal or website, or other electronic method, in each case to the extent permitted by applicable Law and the Rights Agent’s procedures and as directed by the Manager, not later than the latest date, and not earlier than the earliest date, prescribed for the sending of such Notice, if any. Notices delivered by mail will be deemed given on the date of mailing, and notices delivered electronically will be deemed given when sent or posted in accordance with the applicable procedure. In any case where notice to the Holders is given by mail, electronic mail, investor portal, website or other electronic method, neither the failure to provide such Notice, nor any defect in any Notice so provided, to any particular Holder will affect the sufficiency of such Notice with respect to other Holders.

Section 7.3 Entire Agreement. As among the parties hereto, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; provided that this Agreement shall be read together with the CVR Trust Agreement, the Separation and Distribution Agreement, the Merger Agreement and the other Transaction Documents, and shall not be construed to amend, modify or supersede any provision thereof. In the event of any conflict between this Agreement and the CVR Trust Agreement with respect to the formation, existence or dissolution of the CVR Trust, the CVR Trust Agreement shall control.

Section 7.4 Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent may be converted or merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent is a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or substantially all of its assets, shall be the successor Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any party hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under Section 3.3(c). The Rights Agent shall give written notice of any such merger, consolidation or change of name to the CVR Trust and HoldCo, and the CVR Trust shall give prompt written notice thereof to the Holders.

Section 7.5 Successors and Assigns. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Holders, HoldCo, the CVR Trust, the Manager and the Rights Agent and their respective permitted successors, assigns, heirs, executors, administrators and other legal representatives. The CVR Trust may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect successor entities (each, an “Assignee”) in connection with a transaction permitted by Article 6, provided that any such Assignee agrees in writing to be bound by all of the terms of this Agreement applicable to the CVR Trust. Except as set forth in this Section 7.5 or in Article 6, neither HoldCo nor the CVR Trust may assign this Agreement (whether by operation of law or otherwise) without the prior written consent of the Acting Holder(s), and any attempted assignment in violation of this Section 7.5 shall be null and void.

Section 7.6 Benefits of Agreement; Action by Acting Holder(s). Nothing in this Agreement, express or implied, shall give to any Person (other than HoldCo, the CVR Trust, the Manager, the Rights Agent, the Holders and their respective permitted successors and assigns) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of HoldCo, the CVR Trust, the Manager, the Rights Agent, the Holders and their respective permitted successors and assigns. The rights of Holders under this Agreement may be enforced solely by the Acting Holder(s) on behalf of the Holders, in accordance with the procedures and consent thresholds set forth herein. No individual Holder, in such Person’s capacity as such, shall have any right to bring any action or proceeding to enforce this Agreement, except that an individual Holder may enforce such Holder’s right to receive CVR Consideration after such CVR Consideration has become due and payable to such Holder and any right of action expressly conferred on Holders individually by the express terms hereof.

Section 7.7 Governing Law. This Agreement and the CVRs shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any rule or principle that would result in the application of the laws of any other jurisdiction; provided that matters relating to the formation, internal affairs, existence, dissolution and administration of the CVR Trust shall be governed by the CVR Trust Agreement and the laws of the State of Delaware.

Section 7.8 Jurisdiction. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties hereto irrevocably (a) submits to the jurisdiction of the Commercial Division of the courts of the State of New York located in the County of New York and the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; (c) agrees not to assert that any such action or proceeding brought in any such court has been brought in an inconvenient forum; and (d) consents to service of process in any such action or proceeding in any manner permitted by the laws of the State of New York or by overnight courier to its address as provided in Section 7.1; provided that matters relating to the formation, internal affairs, existence, dissolution and administration of the CVR Trust shall be governed by the CVR Trust Agreement and the laws of the State of Delaware and the jurisdiction provided in this Section 7.8 shall be nonexclusive jurisdiction.

Section 7.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.10 Severability Clause. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, is for any reason determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected, and shall continue to be valid and enforceable to the fullest extent permitted by applicable Law.

Section 7.11 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts signed by all of the other parties. Delivery of an executed counterpart by electronic transmission (including in PDF format or by DocuSign or other electronic signature platform) shall be effective as delivery of an original.

Section 7.12 Termination. This Agreement will automatically terminate and be of no further force or effect, and except as provided in Section 3.2 and provisions that expressly survive termination, the parties hereto will have no further liability hereunder, and the CVRs will expire without any consideration or compensation therefor, on the date on which the Manager certifies to the Rights Agent in a Manager Certificate that (a) Final Resolution has occurred; (b) the CVR Trust has received all distributions, if any, payable to it in respect of the Contributed CLAIM Units; (c) all amounts actually received by the CVR Trust and payable to Holders under this Agreement have been distributed to the Rights Agent, retained as permitted reserves, cancelled pursuant to Section 2.6 or delivered to the applicable governmental authority under abandoned property, escheat or similar Law; and (d) no further Net Litigation Proceeds Amount or CD Consideration is or could become payable under this Agreement; provided that this Agreement shall remain in effect with respect to any future, deferred, contingent or installment payments payable to, or actually received by, the CVR Trust in respect of the Contributed CLAIM Units. The termination of this Agreement will not affect or limit the right of Holders to receive any CVR Consideration that became due and payable prior to the termination of this Agreement, and the provisions applicable thereto (other than as relate to the Rights Agent which shall have no further obligations hereunder upon receipt of the Manager Certificate) will survive the expiration or termination of this Agreement. The receipt by the Rights Agent of the Manager Certificate shall constitute written notice to the Rights Agent of termination of this Agreement.

Section 7.13 Force Majeure. Notwithstanding anything to the contrary contained herein, none of the Rights Agent, the CVR Trust or HoldCo (or any of their respective Affiliates) shall be liable for any delays or failures in performance resulting, directly or indirectly, from acts beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of utilities or computer (hardware or software) facilities, loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, accidents labor difficulties, war, civil or military disturbances, sabotage, riots, acts of civil or military authority or governmental action, the unavailability of the Federal Reserve Bank wire or telex or otherwise or communication facility, civil unrest, fire, floods, earthquakes, pandemics or epidemics, governmental actions or orders, or interruptions of telecommunications or internet services or network providers.

Section 7.14 Copies of CVR Records; Audit Rights.

(a) The Manager, on behalf of the CVR Trust, shall cause the CVR Trust to keep complete and accurate books and records as may be necessary for the purpose of calculating the CVR Consideration and the amount of any payments made or to be made to Holders pursuant to this Agreement, including all Net Litigation Proceeds Notices and supporting documentation reasonably necessary to demonstrate the calculation thereof; provided that neither the Manager nor the CVR Trust shall be required to disclose litigation work product, attorney-client privileged communications or other privileged or confidential information relating to the Janssen Litigation except as expressly required by applicable Law.

(b) The Acting Holder(s) shall have the right, at its own expense and not more frequently than once in each calendar year, to request in writing from the CVR Trust copies of (i) any Net Litigation Proceeds Notice delivered hereunder during such calendar year and (ii) such books and records of the CVR Trust as are reasonably necessary to verify the amount of any Net Litigation Proceeds Amount or CD Consideration distributed during such calendar year, provided that any such request, and any information delivered in response thereto, shall be subject to customary confidentiality undertakings, and shall not extend to litigation work product, attorney-client privileged communications, or other privileged or confidential information relating to the Janssen Litigation.

(c) The CVR Trust shall have the right, at any time but not more than once in each calendar month, to request in writing from the Rights Agent a copy of the then-current CVR Register. Promptly following such request, the Rights Agent shall furnish a copy of the CVR Register to the CVR Trust at the CVR Trust’s expense.

(d) HoldCo shall have the right, at any time but not more than once in each calendar quarter, to request in writing from the Rights Agent a copy of the then-current CVR Register. Promptly following such request, the Rights Agent shall furnish a copy of the CVR Register to HoldCo at HoldCo’s expense.

Section 7.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: singular terms shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d) Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, New York, unless otherwise specified. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 7.16 Limitation of Liability. It is expressly understood and agreed by the parties hereto that, with respect to the CVR Trust, (i) this Agreement is executed by Wilmington Trust, National Association, not individually or personally but solely as Trustee of the CVR Trust in the exercise of the powers and authority conferred and vested in it as Trustee, (ii) each of the representations, covenants, undertakings and agreements herein made on the part of the CVR Trust is made and intended not as personal representations, covenants, undertakings or agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the CVR Trust and the Trust Assets, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any agreement, undertaking or covenant, either express or implied, contained herein of the CVR Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust, National Association has not verified or made any investigation as to the accuracy or completeness of any representations and warranties, if any, made by the CVR Trust in this Agreement, and (v) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the CVR Trust under this Agreement or be liable for the breach or failure of any obligation, representation, undertaking, warranty or covenant made or undertaken by the CVR Trust under this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

XOMA CVR TRUST,

By: Wilmington Trust, National Association,

Not in its individual capacity but solely as Trustee for XOMA CVR Trust

By:

Name:	[●]
Title:	[●]

XOMA ROYALTY LLC, solely in its capacity as Manager

By:

Name:	[●]
Title:	[●]

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Rights Agent

By:

Name:	[●]
Title:	[●]

XOMA ROYALTY HOLDINGS CORPORATION, solely until its obligations set forth in Section 2.1(a), Section 2.3(b), Section 2.3(e), Section 4.1 have been completed

By:

Name:	[●]
Title:	[●]

EXHIBIT A

FORM OF NOTICE

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

OF MANAGER

Manager hereby designates each of the following persons as its Authorized Representative for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions under this Agreement to which this Exhibit B-2 is attached, on behalf of Manager.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all	Office: Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all	Office: Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all	Office: Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

COMPLETE BELOW TO UPDATE EXHIBIT B-1

If Manager wishes to change the names or details of any of its Authorized Representatives, Manager must complete, sign and send to Manager an updated copy of this Exhibit B-1 with such changes. Any updated Exhibit B-2 shall be effective once signed by Manager and Manager and shall entirely supersede and replace any prior Exhibit B-2 attached to this Agreement or submitted to Manager.

MANAGER

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:
Date:

Internal Use Only:

☐ Updated details of Authorized Representatives completed in full

☐ Signed by a representative of Manager per relevant board resolutions/certificate of incumbency on file (if relevant).

☐ Call-back performed to Manager to confirm authenticity of updated Exhibit B-2:

Person Called:           Date of Call:       Time of Call:    am/pm

Reviewed by (name):          Signature:           Date:

EXHIBIT C

Fees of Rights Agent

Acceptance Fee:	TBD

Initial Fees as they relate to Wilmington Trust, N.A. acting in the capacity of Rights Agent – includes review of the Agreement; acceptance of the Rights Agent appointment; setting up of account(s) and records; and coordination of receipt of funds. Acceptance Fee payable prior to, or within one business day after, the Agreement is executed by all parties.

Rights Agent Administration Fee:	TBD

For ordinary administrative services by Rights Agent – includes daily routine account management; cash transaction processing (including wire and check processing); disbursement of funds in accordance with the agreement; and delivery of statements as contemplated by the Agreement. This fee shall be payable [monthly/annually/other(fill in)].

Wilmington Trust, N.A.’s fees are based on the following assumptions:

•	Number of accounts to be established: One (1)

•	Estimated Term of Agreement: TBD

Out-of-Pocket Expenses:	Billed at Cost

XOMA ROYALTY CORPORATION
ATTN: MARICEL MONTANO
2200 POWELL STREET, SUITE 310
EMERYVILLE, CA 94608

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on July 10, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/XOMA2026SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on July 10, 2026 for shares held in a 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01222-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**XOMA ROYALTY CORPORATION**

**The Board of Directors recommends you vote FOR Proposals 1 through 4:**

**NOTE:** To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To Be Held On July 13, 2026:**
The Proxy Statement/Prospectus is available at www.proxyvote.com.

T01223-TBD

**XOMA ROYALTY CORPORATION**
**Special Meeting of Stockholders**
**July 13, 2026 9:00 AM PT**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Owen Hughes and Maricel Montano, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of XOMA ROYALTY CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/XOMA2026SM at 9:00 AM PT on July 13, 2026 or at any adjournments or postponements thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.**

**Continued and to be signed on reverse side**

Annex G

RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.303  “Advance notice statement” defined.  “Advance notice statement” when used in reference to a proposed corporate action creating dissenter’s rights that is taken or submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, means written notice of the proposed corporate action sent by the subject corporation to all stockholders of record entitled to assert dissenter’s rights if the corporate action is effectuated. Such notice must:

1.  Be sent not later than 20 days before the effective date of the proposed corporate action;

2.  Identify the proposed corporate action;

3.  Provide that a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must deliver a statement of intent to the subject corporation and set a date by which the subject corporation must receive the statement of intent, which may not be less than 15 days after the date the notice is sent, and state that the stockholder shall be deemed to have waived the right to assert dissenter’s rights with respect to the shares unless the statement of intent is received by the subject corporation by such specified date; and

4.  Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.

NRS 92A.315 “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.  Without discounting for lack of marketability or minority status.

NRS 92A.323  “Statement of intent” defined.  “Statement of intent” when used in reference to a proposed corporate action creating dissenter’s rights, means written notice of a stockholder’s intent to assert dissenter’s rights and demand payment for the stockholder’s shares if the corporate action is effectuated.

NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by this chapter or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not otherwise object to or challenge the corporate action creating the entitlement, except to the extent that:

(a) The domestic corporation did not obtain the vote or consent of the requisite voting power of the stockholders to approve the action as prescribed under this chapter and the articles of incorporation and bylaws of the domestic corporation; or

(b) The corporate action is the proximate result of actual fraud against the stockholder or the domestic corporation.

3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1.  There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.  The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if:

(1) There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(2) The corporate action is a merger described in NRS 92A.133.

3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6.  There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS 92A.410  Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2.  If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

(a) May send an advance notice statement with respect to the proposed corporate action; and

(b) If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

(b) Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

2.  If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

(b) Must not consent to or approve the proposed corporate action with respect to such class or series.

3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460  Payment for shares: General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

GENERAL PROVISIONS

NRS 92A.005  Definitions.  As used in this chapter, unless the context otherwise requires, the words and terms defined in NRS 92A.007 to 92A.092, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.007  “Approval” and “vote” defined.  “Approval” and “vote” as describing action by directors or stockholders mean the vote by directors in person or by written consent, or action of stockholders in person, by proxy or by written consent.

NRS 92A.0075  “Articles,” “articles of incorporation” and “certificate of incorporation” defined.  “Articles,” “articles of incorporation” and “certificate of incorporation” are synonymous terms and, unless the context otherwise requires, include all certificates filed pursuant to NRS 78.030, 78.1955, 78.209, 78.380, 78.385 and 78.390 and any articles of merger, conversion, exchange or domestication filed pursuant to NRS 92A.200 to 92A.240, inclusive, or 92A.270. Unless the context otherwise requires, these terms include restated articles and certificates of incorporation.

NRS 92A.015  “Constituent entity” defined.  “Constituent entity” means:

1.  With respect to a merger, each merging or surviving entity;

2.  With respect to an exchange, each entity whose owner’s interests will be acquired or each entity acquiring those interests; and

3.  With respect to the conversion of an entity or a general partnership, the entity or general partnership that will be converted into another entity.

NRS 92A.020  “Domestic” defined.  “Domestic” as applied to an entity means one organized and existing under the laws of this State.

NRS 92A.025  “Domestic corporation” defined.  “Domestic corporation” means a corporation organized and existing under chapter 78, 78A, 78B or 89 of NRS.

NRS 92A.030  “Domestic limited-liability company” defined.  “Domestic limited-liability company” means a limited-liability company organized and existing under chapter 86 of NRS.

NRS 92A.035  “Domestic limited partnership” defined.  “Domestic limited partnership” means a limited partnership organized and existing under chapter 87A or 88 of NRS.

NRS 92A.040  “Domestic nonprofit corporation” defined.  “Domestic nonprofit corporation” means a corporation organized or existing under chapter 82 of NRS, including those listed in NRS 82.051.

NRS 92A.045  “Entity” defined.  “Entity” means a foreign or domestic:

1.  Corporation, whether or not for profit;

2.  Limited-liability company;

3.  Limited partnership; or

4.  Business trust.

NRS 92A.050  “Exchange” defined.  “Exchange” means the acquisition by one or more foreign or domestic entities of all an owner’s interests or one or more classes or series of an owner’s interests of one or more foreign or domestic entities.

NRS 92A.055  “Foreign” defined.  “Foreign” as applied to an entity means one not organized or existing under the laws of this State.

NRS 92A.060  “Limited partner” defined.  “Limited partner” means a person who has been admitted to a limited partnership as a limited partner in accordance with the partnership agreement.

NRS 92A.070  “Member” defined.  “Member” means:

1. A	member of a limited-liability company, as defined in NRS 86.081; or

2. A	member of a nonprofit corporation which has members.

NRS 92A.075  “Owner” defined.  “Owner” means the holder of an interest described in NRS 92A.080 or a noneconomic member of a limited-liability company described in NRS 86.095.

NRS 92A.080  “Owner’s interest” defined.  “Owner’s interest” means shares of stock in a corporation, membership in a nonprofit corporation, the interest of a member of a limited-liability company or a beneficial owner of a business trust, or the partnership interest of a general or limited partner of a limited partnership.

NRS 92A.083  “Principal office” defined.  “Principal office” has the meaning ascribed to it in NRS 78.010.

NRS 92A.090  “Resulting entity” defined.  “Resulting entity” means, with respect to a conversion, the entity that results from conversion of the constituent entity.

NRS 92A.098  Notice and other communications.  Any notice or other communication sent pursuant to any provision of this chapter may be delivered by electronic transmission pursuant to NRS 75.150.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) 78.7502(1) provides that a corporation may indemnify, pursuant to the provisions of that subsection, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) further provides that a corporation may indemnify, pursuant to the provisions of that subsection, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent to the extent that such person has been successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorneys’ fees. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification pursuant to NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that any discretionary indemnification pursuant to the statutory provisions of NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, or if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that unless otherwise restricted by the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, unless otherwise provided in the articles of incorporation or pursuant to certain statutory exceptions, the Registrant’s directors and officers will not be individually liable to the Registrant or its stockholders or creditors for any damages as a result of any act or failure to act in their capacity as a director or officer, unless the statutory presumption of Nevada’s business judgment rule (i.e., that such person acted in good faith, on an informed basis and with a view to the best interests of the corporation) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. The Registrant’s bylaws provide for indemnification of its officers, directors and employees to the fullest extent permitted under the NRS. This includes the indemnification of, and advancement of expenses to, any of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer or, while one of the Registrant’s directors or officers, is or was serving at the Registrant’s request as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, subject to certain express limitations and conditions. The Registrant has also entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancement of expenses by the Registrant in connection with actions or proceedings arising out of such persons’ service as directors or officers or service to other entities at the Registrant’s request, on the terms and subject to the conditions set forth therein. The Registrant believes that these provisions in its bylaws, and these indemnification agreements, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Nevada law.

The A&R 2010 Plan provides that no member of the committee administering the plan, and no officer or employee of the Registrant acting on behalf of such committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the A&R 2010 Plan, and all members of such committee and any officer or employee of the Registrant acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Registrant with respect to any such action, determination, or interpretation.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description of Exhibit
2.1(a)+	Agreement and Plan of Merger, dated as of April 27, 2026, by and among XOMA Royalty Corporation, Ligand Pharmaceuticals Incorporated and Flex Merger Sub, Inc. (included as Annex A to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

2.1(b)+	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 16, 2026, by and among XOMA Royalty Corporation, Ligand Pharmaceuticals Incorporated, Flex Merger Sub, Inc. and XOMA Royalty Holdings Corporation (included as Annex A to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

2.2+	Form of Agreement and Plan of Merger, to be entered into by and among XOMA Royalty Corporation, XOMA Royalty Holdings Corporation and XRH Merger Sub, Corp. (included as Annex B to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

3.1	Articles of Incorporation of XOMA Royalty Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on May 30, 2025).

3.2	Certificate of Designation of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form 10-Q filed with the SEC on August 13, 2025).

3.3	Certificate of Designation of 8.625% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to the Form 10-Q filed with the SEC on August 13, 2025).

3.4(a)	Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.4 to the Form 10-Q filed with the SEC on August 13, 2025).

3.4(b)	Certificate of Correction, dated September 23, 2025, to the Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on September 26, 2025).

3.5	Bylaws of XOMA Royalty Corporation (incorporated by reference to Exhibit 3.2 to the Form 8-K filed with the SEC on May 30, 2025).

3.6	Amendments to Bylaws of XOMA Royalty Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on May 22, 2026).

3.7	Articles of Incorporation of XOMA Royalty Holdings Corporation.

3.8	Bylaws of XOMA Royalty Holdings Corporation.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP regarding the legality of the securities being registered.

10.1	Form of Support Agreement, dated as of April 27, 2026, entered into by Ligand Pharmaceuticals Incorporated, Flex Merger Sub, Inc. and the Supporting Stockholders (included as Annex C to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

10.2	Form of Contingent Value Rights Agreement, to be entered into by and among XOMA Royalty Holdings Corporation, XOMA CVR Trust, by Wilmington Trust, National Association, as trustee, XOMA Royalty LLC, as manager, and Wilmington Trust, National Association, as initial Rights Agent (included as Annex E to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.3	Consent of Leerink Partners.

Exhibit Number	Description of Exhibit

99.1	Form of Proxy Card (included as Annex F to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

107.1	Filing Fee Table.

+

Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any omitted exhibits and schedules to the SEC upon its request; provided, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

Item 22. Undertakings.

(a)

The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(f)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(h)

The undersigned registrant undertakes that every proxy statement/prospectus: (i) that is filed pursuant to the paragraph immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 8th day of June, 2026.

XOMA ROYALTY HOLDINGS CORPORATION

By:	/s/ Owen Hughes
Owen Hughes
President, Secretary and Treasurer

Signature	Title	Date

/s/ Owen Hughes Owen Hughes	President, Secretary, Treasurer and Director (Principal Executive Officer)	June 8, 2026

/s/ Jeffrey Trigilio Jeffrey Trigilio	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 8, 2026